AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2007

                                                     REGISTRATION NO. __________
________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                   __________

                           DYNAMIC LEISURE CORPORATION
                     (FORMERLY KNOWN AS DYNECO CORPORATION)
              (Exact name of small business issuer in its charter)

           MINNESOTA                4700 (FORMERLY 8711)         41-1508703
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)    Classification Number)    Identification No.)

                             5680A W. CYPRESS STREET
                                 TAMPA, FL 33607
                                 (813) 877-6300
          (Address and Telephone Number of Principal Executive Offices)
                                   __________

                          DANIEL G. BRANDANO, PRESIDENT
                             5680A W. CYPRESS STREET
                                 TAMPA, FL 33607
                                 (813) 877-6300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
________________________________________________________________________________

                                   COPIES TO:

                               CRONE ROZYNKO, LLP
                        101 MONTGOMERY STREET, SUITE 1950
                             SAN FRANCISCO, CA 94104
                                   __________

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

================================================================================

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

_________________________________________________________________________________________________________

                                      CALCULATION OF REGISTRATION FEE
_________________________________________________________________________________________________________
                                                             PROPOSED          PROPOSED
                                             AMOUNT TO       MAXIMUM           MAXIMUM        AMOUNT OF
          TITLE OF EACH CLASS OF                BE        OFFERING PRICE      AGGREGATE      REGISTRATION
       SECURITIES TO BE REGISTERED         REGISTERED(1)   PER UNIT (2)   OFFERING PRICE(2)      FEE
-----------------------------------------  -------------  --------------  -----------------  ------------
Common Stock, par value $.01 per share,
  underlying warrants....................  3,000,000 (3)      $ 0.15          $ 450,000        $ 48.15

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a).

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended based on the higher of the average of the bid and asked price of the Company's common stock as reported on Over-The-Counter Bulletin Board on September 18, 2007, for purposes of determining the conversion price of the notes at 80% of the closing price five days immediately prior to this date.

(3) The number of shares of our Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Common Stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of our Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                           DYNAMIC LEISURE CORPORATION
                     (FORMERLY KNOWN AS DYNECO CORPORATION)

                             SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 3,000,000 shares of our Common Stock, all of which are issuable upon conversion of outstanding convertible promissory notes.

The selling security holder listed on page 21 may sell these shares from time to time. We are not selling any shares of common stock in this offering and therefore we will not receive any proceeds from this offering.

The shares included in this prospectus may be offered and resold directly by the selling stockholder in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which the selling stockholder decides to resell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available. See page 23, "Plan of Distribution."

We will pay all expenses in connection with the registration of the shares under the Securities Act of 1933, as amended, including the preparation of this prospectus. See page 23, "Plan of Distribution."

Our common stock is traded on the over-the-counter bulletin board under the symbol "DYLI." On September 18, 2007, the closing price of our common stock was $0.17 per share.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is _______, 2007

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

About this Prospectus.......................................................   3

Forward-Looking Statements..................................................   3

Summary Information and Risk Factors........................................   3

Use of Proceeds.............................................................  20

Selling Security Holders....................................................  21

Plan of Distribution........................................................  23

Legal Proceedings...........................................................  25

Directors, Executive Officers, Promoters and Control Persons................  26

Security Ownership of Certain Beneficial Owners and Management..............  29

Description of Securities...................................................  32

Interest of Named Experts and Counsel.......................................  36

Business....................................................................  37

Management's Discussion and Analysis or Plan of Operation...................  44

Description of Property.....................................................  58

Certain Relationships and Related Transactions..............................  59

Market for Common Equity and Related Stockholder Matters....................  60

Executive Compensation......................................................  62

Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure...................................................  62

Financial Statements........................................................ F-1

                              ABOUT THIS PROSPECTUS

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Our business, financial condition, results of operations and prospectus may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

This prospectus, including the Management's Discussion and Analysis or Plan of Operation, contains forward-looking statements. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "project," "contemplate," "would," "should," "could," or "may."

With respect to any forward-looking statement that includes a statement of its underlying assumptions or bases, we believe such assumptions or bases to be reasonable and have formed them in good faith. Assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, we express an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished. All subsequent written and oral forward-looking statements attributable to us, or anyone acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We do not undertake any obligations to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect unanticipated events that may occur.

Factors that may cause our actual results to differ materially from those described in forward-looking statements include the risks discussed elsewhere in this prospectus under the caption "Risk Factors".

                      SUMMARY INFORMATION AND RISK FACTORS

You should read the following summary together with the more detailed information regarding us and the securities being offered for sale contained in this prospectus and our financial statements and notes to those statements appearing elsewhere in this prospectus. This summary highlights information contained elsewhere in this prospectus.

All information contained in this prospectus is adjusted to reflect a 1-for-30 reverse split of our common stock effected in March 2006.

In this prospectus, unless the context requires otherwise, references to the "Company", "Dynamic", "we", "us" and "our" are to Dynamic Leisure Corporation, formerly known as DynEco Corporation, and its wholly owned subsidiaries, DynEco International, Inc., Dynamic Leisure Group North America, Inc., Dynamic Leisure Europe Limited (currently inactive), Dynamic Leisure Technologies, Inc. (currently inactive), Changes in L'Attitudes, Inc., Island Resort Tours, Inc., and International Travel and Resorts, Inc.

COMPANY OVERVIEW

Dynamic Leisure Corporation is engaged in the business of marketing, selling and distributing a variety of vacation packages, cruises, domestic and international airline tickets, car rental services and accommodation products and services on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers. For the year ended December 31, 2006 and through the six months ended June 30, 2007, substantially all of the Company's travel products were for destinations in the Caribbean and Mexico.

Through our websites, www.Changes.com and www.eCasual.com, consumers can search for and price cruises and vacation packages. Through our website www.IslandResortTours.com, travel agencies and other travel resellers can search for and price vacation packages for their clients. We have eight travel consultants and customer service representatives headquartered in our 10,000 square foot facility in Tampa, Florida and six travel consultants and customer service representatives in our New York office with whom both our wholesale and retail customers may contact via toll-free telephone or email to purchase vacation packages.

On February 8, 2006, the Company acquired Changes in L'Attitudes, Inc., a Largo, Florida online leisure travel company. On March 6, 2006, the Company acquired Island Resort Tours, Inc. and International Travel and Resorts, Inc., two New York-based wholesale tour operators.

The Company intends to grow by continuing to focus on the leisure travel markets of the Caribbean, Mexico, Florida and Europe by expanding its travel products for destinations in Las Vegas, Hawaii, and Central and Southern America, and by developing a more prominent Internet presence.

We are a Minnesota corporation with our principal executive offices located at 5680A W. Cypress Street Tampa, Florida 33607. Our telephone number is (813) 877-6300.

The report of our independent registered public accounting firm with respect to our consolidated financial statements for the year ended December 31, 2006 and the period from inception (May 16, 2005) to December 31, 2005 includes an explanatory paragraph wherein the auditors expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of these uncertainties. For the year ended December 31, 2006, the Company had revenues of $5,817,252, a net loss of $11,009,388 and used net cash in operations of $2,720,651. At December 31, 2006, the Company had a working capital deficiency and stockholders' deficit of $12,095,860 and $6,264,853, respectively. As of June 30, 2007, the Company had a working capital deficiency of $19,066,504, and a stockholders' deficiency of $11,669,984. In addition, as of June 20, 2007, the Company was in default on convertible promissory notes totaling $1,482,500.

These matters raise substantial doubt about our ability to continue as a going concern. Because the Company has not yet achieved or acquired sufficient operating capital and given its financial results and its expected cash requirements in 2007, additional capital investment will be necessary to develop and sustain the Company's operations.

As of June 30, 2007, the Company had $5,355,792 in outstanding Convertible Notes payable to third parties (including the notes in default as described above), which are convertible into 6,109,372 shares of the Company's common stock. In addition, convertible notes to Trafalgar Capital totaling $1,310,000 were issued from July 11 to August 18, 2007. While the Company expects substantially all of these note holders to convert the Notes into shares of the Company's common stock, there is no guarantee that this will occur. As of June 30, 2007, the Company did not have adequate working capital to meet these obligations with cash payments.

Corporate History of Reverse Merger

Prior to January 2006, the Company was a development-stage company in the business of developing high-efficiency compressors and pumps with potential commercial applications. In 2005, the Company defaulted on certain loans, had no revenue from existing operations, had limited financial resources, and was in danger of ceasing operations.

On January 13, 2006, the Company entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. ("DLG") pursuant to which we acquired all of the outstanding capital stock of DLG and DLG became a wholly owned subsidiary of the Company (the "Stock Exchange"). Upon the closing of the Stock Exchange, the former shareholders of DLG became the holders of approximately 83% of the outstanding shares of the Company and the Company changed its name to Dynamic Leisure Corporation.

On October 5, 2006, the Company entered into an agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in its compressor and pump technologies. The consummation of this transaction was subject to the approval of Technology Research Development Authority of the State of Florida ("TRDA") which was subsequently received.

Because the shareholders of DLG became the controlling shareholders of the Company after the Stock Exchange, DLG was treated as the acquirer for accounting purposes, and therefore the transaction was accounted for as a reverse merger.

Accordingly, for accounting purposes, the historical financial statements presented are those of DLG. Additionally, the prior operating results of the Company are not indicative of our future operations.

THE OFFERING

Common Stock Offered:         Up to an aggregate of 3,000,000 shares of common
                              stock(1)

Common stock outstanding:     14,744,495 (2)

Use of Proceeds:              We will not receive any proceeds from the sale of
                              the 3,000,000 shares of common stock subject to sale by the selling stockholder under this prospectus. See "Use of Proceeds."

Risk Factors:                 See "Risk Factors" beginning on page 7 and other
                              information set forth in this prospectus for a discussion of factors that you should carefully consider before deciding to invest in the shares of our common stock.

Plan of Distribution:         The shares of common stock offered for sale may be
                              sold by the selling security holder pursuant to this prospectus in the manner described under "Plan of Distribution" on page 23.

OTC Bulletin Board Symbol:    DYLI

(1) Includes: (a) 3,000,000 shares issued upon conversion of outstanding callable secured convertible notes in the aggregate principal amount of $1,310,000 issued by us to Trafalgar which is currently convertible into an aggregate of approximately 9,097,222 shares of our common stock (includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments).

(2) Does not include (a) approximately 1,050,000 shares of our common stock issuable upon the exercise of outstanding options; (b) up to approximately 24.7 million shares of our common stock issuable upon conversion of outstanding convertible promissory notes; and (c) up to approximately 20.4 million shares of our common stock issuable upon exercise of outstanding warrants.

BACKGROUND OF THE TRANSACTIONS WITH THE SELLING STOCKHOLDERS

The Company entered into a Securities Purchase Agreement (the "agreement") with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") with respect to the purchase by Trafalgar of up to $2,400,000 of secured convertible debentures to be funded in three tranches. On July 11, 2007, the Company closed on the first portion of the funding and issued a two-year $700,000 convertible debenture to Trafalgar. On August 18, 2007, the Company closed on the remaining funding, issuing two-year convertible debentures aggregating $610,000 to Trafalgar. The debentures bear interest at 12% per annum, compounded monthly (9.5% after effectiveness of a Registration Statement required under the agreement - see below), and is convertible into common stock at the lesser of
(a) an amount equal to 100% of the Volume Weighted Average Price ("VWAP") as quoted by Bloomberg L.P. as of June 29, 2007 (the "Fixed Conversion Price"), or
(b) an amount equal to 80% of the lowest daily closing bid price of the Company's common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately prior to conversion. The Company has the right to redeem the debentures at 120% of principal and accrued and unpaid interest. In connection with the offering, the Company issued an aggregate of 3,000,000 warrants to purchase common stock at a price of 85% of the Fixed Conversion Price component of the convertible debentures, per share. The warrants are exercisable for a period of five years. The number of shares subject to the warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of common stock for no consideration or for a consideration per share less than warrant price in effect immediately prior to such issuance. In connection with the agreement, the Company entered into a registration rights agreement requiring the Company to register the securities underlying the convertible debentures and warrants. The Company must file within 55 days of June 29, 2007 and the registration statement must be effective within 90 days of June 29, 2007. If the filing or effectiveness dates are not complied with, or maintenance of effectiveness or other defaults occur, as defined in the Registration Rights Agreement, the Company will incur liquidated damages of 2% of the outstanding debenture value for each 30 days the default remains uncured.

On August 1, 2007, the Company entered into an Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement with Trafalgar under which (i) the exercise price of the Warrants issued to Trafalgar pursuant to the convertible debt financing which closed on July 11, 2007 (the "Financing") was reduced to $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trade above $0.75 per share for 30 consecutive trading days, the exercise price of the Warrants will be increased to $0.50 per share;
(ii) the Company agreed to issue to Trafalgar a warrant exercisable for an additional 5 million shares at $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the exercise price of this Warrant will be increased to $0.646 per share and the number of shares exercisable pursuant to the Warrant will be reduced to 2 million; and (iii) the Fixed Price component of the variable conversion price of the Convertible Debenture was reduced to $0.23, provided, however, that if after registration of the shares issuable upon conversion of the debentures, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the fixed conversion price component of the variable conversion price of this Warrant will be increased to $0.646 per share.

SELECTED FINANCIAL DATA

The following is a summary of our financial information for (i) the year ended December 31, 2006 for the Company and the period from May 16, 2005 (Inception) to December 31, 2005 for Dynamic Leisure Group, Inc., the accounting acquirer and, effectively, the registrant and (ii) for the six months ended June 30, 2007 and 2006. This summary financial information has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus.

                              Dynamic Leisure Corporation            Dynamic
                                    and subsidiaries                 Leisure
                       ----------------------------------------    Group, Inc.
                            Six Months Ended                       May 16, 2005
                                June 30,            Year Ended    (Inception) to
                       -------------------------   December 31,    December 31,
                           2007          2006          2006            2005
                       -----------   -----------   ------------   --------------
Revenues ............  $ 4,015,195   $ 2,997,045   $  5,817,252     $        0
Operating expenses ..  $ 3,781,601   $ 2,365,901   $  7,040,989     $  455,954
Net Income (loss) ...  $(7,484,259)  $(4,693,304)  $(11,009,388)    $ (485,314)
Net Income (loss)
  per share:
    Basic ...........  $     (0.57)  $     (0.53)  $      (1.08)    $    (0.47)
    Diluted .........  $     (0.57)  $     (0.53)  $      (1.08)    $    (0.47)

                                          Dynamic Leisure
                                            Corporation              Dynamic
                                          and subsidiaries           Leisure
                                               as of               Group, Inc.
                                     --------------------------       as of
                                       June 30,    December 31,    December 31,
                                         2007          2006            2005
                                     -----------   ------------   --------------
Working capital deficit ..........   $19,066,504   $ 12,095,860     $1,126,287
Current liabilities ..............   $20,508,345   $ 13,160,185     $1,164,986
Total liabilities ................   $21,209,004   $ 15,809,305     $1,164,986
Stockholders' deficit ............   $11,669,984   $  6,264,853     $  477,814


                                  RISK FACTORS

An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. The following factors are believed by the Company to be material risks that should be carefully considered by investors before purchasing our shares.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR CONTINUED EXISTENCE AS A GOING CONCERN.

We have incurred substantial operating and net losses, as well as negative operating cash flow, since our inception. As a result, we continue to have significant working capital and stockholders' deficits including a substantial accumulated deficits at June 30, 2007 and December 31, 2006. In recognition of such, our independent registered public accounting firm has included an explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2006 and for the period from May 16, 2005 (Inception) to December 31, 2005 that expressed substantial doubt regarding our ability to continue as a going concern.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

For the year ended December 31, 2006 and from May 16, 2005 (Inception) through December 31, 2005, the Company experienced net losses of $11,009,388 and $485,314, respectively. In addition, at June 30, 2007, the Company had a stockholders' deficit of $11,669,984. Our operating results for future periods will include significant expenses, including new product development expenses, potential marketing costs, professional fees and administrative expenses, and will be subject to numerous uncertainties. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

WE HAVE A WORKING CAPITAL DEFICIT AND SIGNIFICANT CAPITAL REQUIREMENTS. SINCE WE WILL CONTINUE TO INCUR LOSSES UNTIL WE ARE ABLE TO GENERATE SUFFICIENT REVENUES TO OFFSET OUR EXPENSES, INVESTORS MAY BE UNABLE TO SELL OUR SHARES AT A PROFIT OR AT ALL.

The Company has a net loss of $11,009,388 for the year ended December 31, 2006 and net cash used in operations of $2,720,651 for the same period. The Company had a working capital deficiency of $19,066,504 and a stockholders' deficiency of $11,669,984 at June 30, 2007. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2007, additional capital investment will be necessary to develop and sustain the Company's operations.

WE HAVE HISTORICALLY BEEN UNSUCCESSFUL IN OUR ATTEMPTS TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS. IF WE ARE UNABLE TO DO SO, WE MAY CEASE OPERATIONS.

Historically, we have funded our operations through limited revenues and debt and equity financing. Although we were successful in obtaining a $2,000,000 financing in January 2006, sold common stock for cash of approximately $983,000 for the year ended December 31, 2006 and obtained bridge financing of approximately $3,960,000 from September 2006 through August 2007, we have been unsuccessful in attracting significant additional private funding for our business. We continue to incur operating expenses, including executive and staff salaries, lease obligations and acquisition costs, but we have not yet integrated our acquired businesses and technologies, acquired target companies according to our business model, obtained sufficient financing to carry out our plans, or received sufficient operating revenues to support our human and equipment infrastructures. Until such time, if ever, that we are successful in obtaining additional financing to carry out our strategy, there is significant risk that we may be required to cease operations.

THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no significant active trading market for our shares and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

   o Investors may have difficulty buying and selling our shares or obtaining market quotations;

   o  Market visibility for our common stock may be limited; and

   o A lack of visibility for our common stock may depress the market price for our shares.

IN THE EVENT THAT WE ISSUE ADDITIONAL SHARES, CONVERTIBLE PROMISSORY NOTES, WARRANTS AND OPTIONS, THE MARKET PRICE FOR OUR SHARES MAY BE ADVERSELY AFFECTED.

As of September 18, 2007, we have executed convertible promissory notes, granted options, issued warrants to the same promissory note holders and others and reserved options to be granted upon formation of a stock option plan to purchase an aggregate of 46,209,652 shares of our common stock. The options are exercisable at prices ranging from $0.485 per share to $11.40 per share, and the warrants are exercisable ranging from $0.68 per share to $11.25 per share. In addition, we have granted common stock in the past to financiers and consultants, and as we procure additional financing and acquire additional business assets, we shall undoubtedly grant additional shares, as well as warrants and options, to the financiers and shareholders of target companies. To the extent that additional shares are issued, notes are converted, and options and warrants are exercised, the shares that are issued may result in an oversupply of shares and an undersupply of purchasers, thereby diluting the market for our shares. The existence of options and options that are exercisable at below market may have a depressive effect on the market price for our common stock.

THIS PROSPECTUS PERMITS SELLING SECURITY HOLDERS TO SELL THEIR SHARES. IF THEY DO SO, THE MARKET PRICE FOR OUR SHARES MAY FALL, AND PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM.

This prospectus includes 3,000,000 shares issuable upon the conversion of outstanding promissory notes. To the extent that these shares are sold into the market, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all. The existence of warrants and notes that are exercisable or convertible at below market may have a depressive effect on the market price for our shares.

In the event that the warrants and notes are exercised and converted at a price per share that is below the market price for our shares, the issuance of shares upon exercise may be dilutive to existing stockholders.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2006. We are evaluating our internal control systems in order to allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our reports for the fiscal year ended December 31, 2007 and December 31, 2008, respectively. While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event that we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements, and our ability to obtain equity or debt financing could suffer.

EVOLVING GOVERNMENT REGULATION COULD IMPOSE TAXES OR OTHER BURDENS ON OUR BUSINESS, WHICH COULD INCREASE OUR COSTS OR DECREASE DEMAND FOR OUR PRODUCTS.

We must comply with laws and regulations applicable to online commerce. Increased regulation of the Internet or different application of existing laws might slow the growth in the use of the Internet and commercial online services, which could decrease demand for our products, increase the cost of doing business or otherwise reduce our sales and revenues. The statutes and case law governing online commerce are still evolving, and new laws, regulations or judicial decisions may impose on us additional risks and costs of operations. In addition, new regulations, domestic and/or international, regarding the privacy of our users' personally identifiable information may impose on us additional costs and operational constraints.

BECAUSE THE TRAVEL MARKET IS SEASONAL, OUR QUARTERLY RESULTS MAY FLUCTUATE.

Our business experiences seasonal fluctuations, reflecting seasonal trends for the products offered by our websites, as well as Internet services generally. For example, traditional leisure travel bookings in America are higher in the first two calendar quarters of the year in anticipation of spring and summer vacations and holiday periods, but online travel reservations may decline with reduced Internet usage during the summer months. In the last two quarters of the calendar year, demand for travel products generally declines, and the number of bookings flattens. Although we are endeavoring to expand our markets to customers who book travel in other times of the year, travel booking tendencies could cause our revenues to fluctuate from quarter to quarter. Our results may also be affected by seasonal fluctuations in the inventory made available to us by travel suppliers.

WE OPERATE IN THE HIGHLY COMPETITIVE TRAVEL MARKET, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The market for travel product is intensely competitive. We compete with a variety of companies with respect to each product or service we offer.

   o We compete with online travel retailers including Expedia, Orbitz, Travelocity, and many smaller companies in providing online travel products.

   o We compete with airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to our websites.

   o We compete with local, regional, national and international traditional travel agencies.

   o We compete with consolidators and wholesalers of airline tickets, lodging and other travel products, including Cheaptickets.com, Priceline.com, Hotwire, Hotels.com, and TravelWeb.

   o We compete with operators of global distribution systems (GDS), which are third party information platforms (software and data) that distribute airline data to the Company and to our competitors, including price and flight availability, and permit flight reservations and ticketing.

   o  We compete with operators of travel industry reservation databases.

Our competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly greater financial, marketing and other resources than we have. Some of our competitors also benefit from vertical integration with GDS's, such that a competitor's ownership of a GDS allows the competitor reduced or eliminated transaction costs, guaranteed continued utilization of the GDS, and more efficient interface with the GDS. Consequently, we may not be able to compete effectively in the market.

IF WE FAIL TO CREATE AND INCREASE OUR BRAND RECOGNITION AMONG CONSUMERS, WE MAY NOT BE ABLE TO ATTRACT AND EXPAND ONLINE TRAVEL SALES.

We believe that creating, maintaining and enhancing our brands are critical aspects of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services increases the importance of creating brand recognition of the new "Dynamic Leisure" and "eCasual" brands , and maintaining and enhancing brand recognition of Changes in L'Attitudes, Island Resort Tours, International Travel and Resorts, and any other brands that we may acquire through future acquisitions. Currently, our Changes.com website enjoys favorable organic placement with respect to "Caribbean vacations" in Google and other search engines. For example, throughout 2006 such a search consistently resulted in returning Changes.com as one of the first five (5) relevant websites, without any marketing expenditure on our part. Although we do not control how search results are achieved in various search engines, we believe that this kind of search result provides a material advantage in terms of sales opportunities. We hold dozens of other URL's, but these sites do not have similar search priority. Promotion of our brands will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. We may be required to spend substantial amounts on marketing and advertising in order to expand our brand recognition and to attract and retain online users and to respond to competitive pressures. However, the Company currently does not and may never have the available resources for marketing and advertising that may be required. Furthermore, even if the Company is able to spend additional amounts on marketing and advertising, we cannot assure you that these expenditures will be effective in promoting our brands or that our marketing efforts will achieve our goals.

THE SUCCESS OF OUR BUSINESS DEPENDS ON CONTINUED GROWTH OF ONLINE TRAVEL
COMMERCE.

Our sales and revenues will not grow as we plan if consumers do not purchase significantly more travel products online than they currently do and if the use of the Internet as a medium of commerce for travel products does not continue to grow or grows more slowly than expected. Consumers have traditionally relied on travel agents and travel suppliers and are accustomed to a high degree of human interaction in purchasing travel products. The success of our business is dependent on significant increase in the number of consumers who use the Internet to purchase travel products.

OUR BUSINESS IS EXPOSED TO RISKS ASSOCIATED WITH ONLINE COMMERCE SECURITY AND CREDIT CARD FRAUD.

Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers and those of our service providers may be vulnerable to viruses or other harmful code or activity transmitted over the Internet. While we proactively check for intrusions into our infrastructure, a virus or other harmful activity could cause a service disruption. In addition, we bear financial risk from reservations placed with fraudulent credit card data. Although we have implemented anti-fraud measures, a failure to control fraudulent credit card transactions adequately could adversely affect our business. Because of our limited operation history, we cannot assure you that our anti-fraud measures are sufficient to prevent material financial loss.

WE DEPEND ON OUR RELATIONSHIPS WITH TRAVEL SUPPLIERS AND COMPUTER RESERVATION SYSTEMS, AND CHANGES IN THESE RELATIONSHIPS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

Our business relies on relationships with travel suppliers, and it would be negatively affected by adverse changes in these relationships. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. Consistent with industry practices, we currently have few agreements with our travel suppliers obligating them to sell services or products through our websites. Our travel suppliers generally can cancel or modify their agreements with us upon no or relatively short notice. It is possible that travel suppliers may choose not to make their inventory of services and products available through online distribution. Travel suppliers could elect to sell exclusively through other sales and distribution channels or to restrict our access to their inventory, either of which could significantly decrease the amount or breadth of our inventory of available travel offerings. Adverse changes in any of these relationships could reduce the amount of inventory that we are able to offer through our websites. In addition, any decline in the quality of travel products and services provided by these suppliers, or a perception by travelers of such a decline, could adversely affect our reputation.

OUR BUSINESS BENEFITS FROM FAVORABLE "NET" OR "BULK" CONTRACTS, AND CANCELLATION OR LIMITATION ON USE OF THESE CONTRACTS COULD ADVERSELY AFFECT OUR BUSINESS.

Our Company holds "net" or "bulk" air contracts with American Airlines, British Airways, Delta, Air France, US Air, Alitalia, Continental, SAS, Air Jamaica, SwissAir, Iberia, Air Canada; Air Italia and Lan Chile. These contracts permit the Company to create and sell air and bundled travel packages that are less expensive to consumers and more profitable for the Company than packages based upon "scheduled" airfare. In Spring 2006, one major airline informed us that it recently cancelled wholesale bulk contracts with many of our competitors. This airline is our primary airline supplier. Although no airline has cancelled or limited our bulk contracts, the contracts are terminable and modifiable at the will of the airlines, in which case our business could be adversely affected.

INTERRUPTION IN SERVICE FROM THIRD PARTIES COULD IMPAIR THE QUALITY OF OUR SERVICE.

We rely on third-party computer systems and third-party providers, including the computerized central reservation systems of the airline, hotel and car rental industries, to make airline ticket, hotel room and car rental reservations and credit card verifications and confirmations. Currently, a majority of our transactions are processed through Sabre, Inc., a market-dominant global distribution system (GDS) that distributes airline data to the Company and to many of our competitors, including price and flight availability, and permits flight reservations and ticketing. Any interruption or deterioration in these third-party services or deterioration in their performance could impair the quality of our service. If our arrangement with any of these third parties is terminated, or if airlines limit their fare availability offered through Sabre, we may not find an alternate source of systems support on a timely basis or on commercially reasonable terms. In particular, any migration from the Sabre system could require a substantial commitment of time and resources and hurt our business.

OUR SUCCESS DEPENDS UPON IMPLEMENTING AND INTEGRATING OUR TOURSCAPE TECHNOLOGY.

During 2006, our Company acquired three wholesale travel companies, Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc., and plans to acquire several more wholesale travel companies, both in the U.S.A. and in Europe, as soon as practicable. As part of our business model, the implementation and integration of the TourScape dynamic packaging technology is vital to increasing these companies' efficiencies and thus increasing overall revenues. TourScape is a technology platform designed to market and sell domestic and international leisure travel products, both retail and wholesale. TourScape permits user-friendly interface on the Internet and allows us to update product information for our reservation agents quickly. We have installed TourScape into our servers and computers and interfaced it with our websites. Because employees of the Company helped design and refine the TourScape program, we believe that we can expand TourScape as our needs develop. However, if we cannot succeed in expanding our TourScape technology, our profitability may not increase as planned, or at all.

OUR NEW TECHNOLOGY MAY NOT BE SUCCESSFULLY DEVELOPED, INSTALLED OR IMPLEMENTED WITHOUT DISRUPTING OUR BUSINESS.

We are currently replacing many of our existing computer systems with systems designed to operate with our websites. There can be no assurance that these new systems will be successfully developed, installed according to the expected timeframe or within the anticipated budget, implemented without any disruption to our business, or result in the intended operational benefits and cost efficiencies.

RAPID TECHNOLOGICAL CHANGES MAY RENDER OUR TECHNOLOGY OBSOLETE OR DECREASE THE ATTRACTIVENESS OF OUR PRODUCTS TO CONSUMERS.

To remain competitive in the online travel industry, we must continue to enhance and improve the functionality of and features of our websites. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures and new business models. If competitors introduce new products embodying new technologies, or if new industry standards and practices emerge, our existing websites, technology and systems may become obsolete. Our future success will depend on our ability to do the following:

   o  enhance our existing products;

   o develop and license new products and technologies which are third party owned software platforms that allow us to connect directly with our product suppliers to view and import product information into our systems; and

   o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

Developing our website and other technology entails significant technical and business risks. We may use new technologies ineffectively, or we may fail to adapt our website, transaction processing systems and network infrastructure to consumer requirements or emerging industry standards. For instance, our website functionality that allows searches and displays of ticket pricing and travel itineraries is a critical part of our service, and it may become out-of-date or insufficient from our customers' perspective and in comparison to the search and display functionality of our competitors' websites. If we face material delays in introducing new services, products and enhancements, our customers may forego the use of our products and use those of our competitors. The technology and methodologies to attract customers to specific websites is constantly changing. Customer preferences on which websites to use and the comfort level regarding reliability, safety of personal information, and ease of use continues to evolve. If we are unable to attract customers to our website or to achieve follow-through purchases, our revenues will be adversely affected and we may not be able to achieve profitability, which could negatively affect our stock price.

OUR COMPUTER SYSTEMS MAY SUFFER FAILURES, CAPACITY CONSTRAINTS AND BUSINESS INTERRUPTIONS THAT COULD INCREASE OUR OPERATION COSTS AND CAUSE US TO LOSE CUSTOMERS.

In order to be successful, we must continue to provide reliable, real-time access to our systems for our customers and suppliers. As our operations continue to grow in both size and scope, domestically and internationally, we shall need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition. Our operations face the risk of systems failures. Our systems and operations are vulnerable to damage or interruption from fire, flood, windstorms, sinkholes, power loss, telecommunications failure, computer hacking break-ins, earthquake, terrorism and similar events. The occurrence of natural disaster or unanticipated problems at our facilities in Tampa Bay, New York or at the locations of key vendors such as Sabre could cause interruptions or delays in our business, loss of data or render us unable to process reservations. In addition, the failure of our computer and communications systems to provide the data communications capacity required by us, as a result of human error, natural disaster of other occurrence of any or all of these events could adversely affect our reputation, brand and business. In these circumstances, our redundant systems or disaster recovery plans may not be adequate. Business interruption insurance may not adequately compensate us for losses that may occur. Similarly, although many of our contracts with our service providers require them to have disaster recovery plans, we cannot be certain that these will be adequate or implemented properly. In addition, our business interruption insurance may not adequately compensate us for losses that may occur.

WE HAVE ACQUIRED THREE BUSINESSES AND PLAN TO ACQUIRE OTHER BUSINESSES AND PRODUCTS; IF WE DO, WE MAY BE UNABLE TO INTEGRATE THEM WITH OUR BUSINESS, OR WE MAY IMPAIR OUR FINANCIAL PERFORMANCE.

If appropriate opportunities present themselves, we may acquire businesses, products or technologies that we believe are strategic. We do not currently have any finalized understanding, commitments or agreements with respect to any acquisition. We may not be able to identify, negotiate or finance any future acquisition successfully. Even if we do succeed in acquiring a business, product or technology, we have only limited experience in integrating an acquisition into our business; the process of integration may produce unforeseen operating difficulties and expenditures and may absorb significant attention of our management that would otherwise be available for the ongoing development of our business. If we complete future acquisitions, we undoubtedly will issue shares of stock that dilute other stockholders, expend cash, incur debt, assume contingent liabilities or create additional expenses related to amortizing other intangible assets with estimable useful lives, any of which might harm our business, financial condition or results of operations.

OUR PLANNED GROWTH INVOLVES A NUMBER OF RISKS THAT COULD HAVE A NEGATIVE IMPACT ON OPERATIONS.

Our management group has been assembled only recently and, as a result, our management group may be unable to manage effectively our organization and/or implement our Internet-business based strategy. In addition, the ongoing transition of our current business to an Internet-based model has placed, and will continue to place, additional strain on our personnel, accounting, management information, technology and corporate support systems. Any inadequacy in these systems to manage the increased size and scope of operations resulting from our transition and any future growth, or our inability to integrate successfully any future acquisition, could materially adversely affect our business, financial condition and results of operations.

WE MAY BE UNABLE TO MAKE ATTRACTIVE ACQUISITIONS OR INTEGRATE ACQUIRED COMPANIES, WHICH COULD SEVERELY DISRUPT OUR OPERATIONS AND ONGOING BUSINESS.

We plan to acquire or make investments in complementary businesses, products, services or technologies. However, we cannot assure you that we shall be able to identify suitable acquisition or investment candidates. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions or investments on commercially acceptable terms. If we buy a business, we could have difficulty in assimilating that company's personnel, operations, products, services or technologies into our operations. We have experienced such difficulties in the past. If we encounter these difficulties in the future, there will be disruptions in our ongoing business, distractions to our management and employees, and increases in our expenses, all of which will adversely affect our results of operations.

ANY FUTURE ACQUISITIONS WE MAKE MAY NOT BE PROFITABLE.

Part of our Internet business strategy is to identify and acquire travel-related Internet organizations in the travel services industry. Future acquisitions may involve a number of risks that could adversely affect our business, results of operations and financial condition. These could include adverse short-term effects on our reported operating results such as those caused by severance payments to employees of acquired companies, difficulties in eliminating duplicative costs, restructuring charges associated with the acquisitions and other expenses associated with the change of control, as well as non-recurring acquisition costs. Acquisitions may also divert management's attention, create difficulties with retention, hiring and training of key personnel, raise risks associated with unanticipated problems or legal liabilities, and require non-cash accounting charges associated with the amortization of acquired intangible assets. Furthermore, although we conduct due diligence and generally require representations, warranties and indemnification from the former owners of acquired companies, those former owners may not accurately represent the financial and operating conditions of their companies and may not have the means to satisfy their indemnification obligations. If an acquired company's financial or operating results were misrepresented, the acquisition could have a material adverse affect on our business, financial condition and results of operations.

FINANCING OF FUTURE ACQUISITIONS WILL DILUTE EXISTING STOCKHOLDER OWNERSHIP.

We intend to finance future acquisitions by using shares of our common stock or preferred stock for a substantial portion of the consideration to be paid. This reliance upon the use of common stock or preferred stock as consideration will dilute shareholders' interests in the Company.

OUR SUCCESS DEPENDS ON MAINTAINING THE INTEGRITY OF OUR SYSTEMS AND INFRASTRUCTURE.

In order to be successful, we must continue to provide reliable, real-time access to our systems for our customers and suppliers. As our operations continue to grow in both size and scope, domestically and internationally, we shall need to improve and upgrade our systems and infrastructure to offer an increasing number of customers and travel suppliers enhanced products, services, features and functionality. The expansion of our systems and infrastructure will require us to commit substantial financial, operational and technical resources before the volume of business will increase. Consumers and suppliers will not tolerate a service hampered by slow delivery times, unreliable service levels or insufficient capacity, any of which could have a material adverse effect on our business, operating results and financial condition.

THE SUCCESS OF OUR BUSINESS DEPENDS UPON THE CONTINUING CONTRIBUTION OF OUR KEY PERSONNEL, INCLUDING MR. DANIEL BRANDANO, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, WHOSE KNOWLEDGE OF OUR BUSINESS WOULD BE DIFFICULT TO REPLACE IN THE EVENT WE LOSE HIS SERVICES.

Our operations are dependent on the efforts and relationships of Daniel Brandano and the other executive officers as well as the senior management of our organization. We will likely be dependent on the senior management of our organization for the foreseeable future. If any of these individuals becomes unable to continue in their role, our business or prospects could be adversely affected. For example, the loss of Mr. Brandano could inhibit the development and enhancement of our websites, could damage customer relations and our brand, and could restrict our ability to raise additional working capital if and when needed. Although we have entered into an employment agreement with Mr. Brandano, there can be no assurance that he will continue in his present capacity for any particular period of time.

THE TRAVEL INDUSTRY IS SUBJECT TO NUMEROUS AND UNIQUE RISKS THAT MAY ALSO AFFECT OUR BUSINESS, FINANCIAL CONDITION, AND OPERATIONS.

Our results of operations will depend upon factors affecting the vacation industry in general. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and the level of car rentals and hotel reservations. A number of factors could result in a temporary or long-term overall decline and demand for packaged vacations, including the following examples:

   o International Terrorism: The September 11, 2001 attacks against the United States halted airline travel and changed forever the government's security measures and consumers' views concerning travel safety. The July 2005 bombings in the London Underground similarly heightened safety awareness in Europe.

   o Extreme Weather Conditions: In August 2007, Hurricane Dean caused flash floods and significant property damage in the Caribbean and Mexico. In March 2006, 41 days of rain on the Hawaiian islands caused flash floods, landslides, mudslides, and a dam break on the island of Kauai. In August 2005, Hurricane Katrina laid waste to substantial portions of the United States, including New Orleans, Louisiana, Biloxi and Gulfport, Mississippi, and Mobile, Alabama. Hurricanes Emily and Wilma both caused significant damage to Cozumel, Mexico, in July and October 2005. In December 2004, a tsunami in the Indian Ocean devastated areas of India, Indonesia, Kenya, Malaysia, the Maldives, Myanmar, the Seychelles, Somalia, Sri Lanka, Thailand, and the United Republic of Tanzania. For the nine months ended September 30, 2006, substantially all of the Company's travel products were for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

   o Political Instability, Security Issues, and Labor Disturbances: In 2006, rioting in France led to street clashes with police, the shutdown of major tourist attractions, and labor strikes. In May 2005, the disappearance of Natalee Holloway in Aruba, and the follow-up criminal investigation, cast concerns over the safety of travelers in Aruba. The United States State Department issues travel warnings recommending that Americans avoid certain countries. As of April 9, 2006, warnings were issued for Uzbekistan, Pakistan, Bosnia Herzegovina, Liberia, the Ivory Coast, Israel, Nigeria, Algeria, Sudan, Colombia, Afghanistan, Kenya, Iran, Iraq, Saudi Arabia, Nepal, Indonesia, Zimbabwe, Lebanon, Yemen, Burundi, Somalia, the Central African Republic, and the Philippines.

   o Illnesses: The Avian Influenza (Bird Flu) currently causes significant concern in Asia and Europe. The Severe Acute Respiratory Syndrome (SARS) was first reported in Asia in 2003, but spread to more than two dozen countries in North America, South America, Europe, and Asia before the global outbreak was contained. In November 2003, a stomach illness struck dozens of passengers and crew members aboard a cruise ship. Nearly every month illnesses are reported on multiple cruise ships.

   o Air and Sea Disasters: Cruise ships have reported missing passengers, presumably lost overboard, as follows: four lost through early April 2006; thirteen lost in 2005; eleven lost in 2004; and nine lost in 2003. In addition, cruise ships often strike land or run aground, often with fatal results. In March 2006, a fatal fire broke out on a cruise ship in the Caribbean. In December 2005, two fatal commercial air crashes occurred, in Miami and Nigeria. In November 2005, pirates attempted to overtake a cruise ship in Somalia. In October 2005, another fatal aircraft crash occurred near Lissa, Nigeria. In September 2005, a commercial aircraft crashed in Medan, Indonesia. In August 2005, fatal air crashes occurred in Peru, Venezuela, Greece and Italy.

WE MAY BE SUED OR BECOME A PARTY TO LITIGATION, WHICH COULD REQUIRE SIGNIFICANT MANAGEMENT TIME AND ATTENTION AND RESULT IN SIGNIFICANT LEGAL EXPENSES AND MAY RESULT IN AN UNFAVORABLE OUTCOME WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS.

We may be subject to a number of lawsuits from time to time arising in the ordinary course of our business. For example, On March 2, 2007, the Company named Stephen Hicks as a principle party to proceedings seeking recovery of damages or alternative relief arising from breach of a contract under which the Company acquired IRT/ITR. The complaint alleges non-compliance with certain terms and conditions providing for integration of the companies. On March 5, 2007, counsel for Stephen Hicks notified the registrant that it was allegedly in breach of a convertible debenture payable under the March 6, 2006 Purchase Agreement between the registrant and Mr. Hicks that provided for the registrant's acquisition of IRT/ITR. The Purchase Agreement calls for payment of a convertible debenture in the amount of $1,450,000 as of March 6, 2007. The expense of defending this and other litigation may be significant. The amount of time to resolve these lawsuits is unpredictable and defending ourselves may divert management's attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows. In addition, an unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

RISKS RELATED TO HOLDING OUR SECURITIES

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of September 18, 2007, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 24,743,177 shares of our common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 20,416,713 shares of our common stock. In addition, the number of shares of our common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default. The sale of these shares may adversely affect the market price of our common stock.

IF THERE IS AN EVENT OF DEFAULT, THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES BECOME APPLICABLE, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

Upon an event of default, certain callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of
(i) 140% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the Mandatory Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) the Default Sum; or (ii) the Parity Value of the Default Sum to be repaid. The significant downward pressure on the price of our common stock as the selling stockholder converts and sells material amounts could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of certain callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

On January 13, 2006, we issued a convertible promissory note in the amount of $2,000,000. This note bears simple interest at the rate of 8% per annum and was due and payable with interest on January 13, 2007 and was subsequently extended to March 5, 2008. In February and March 2006, we issued convertible promissory notes related to our acquisitions of CIL and IRT/ITR in the aggregate principal amount of $2,050,000. These notes bear interest at the rate of 9% and were due and payable with interest in February and March 2007. On September 20, 2006, the Company modified its $2,000,000 convertible promissory note, pursuant to which the principal of the note was increased by $250,000 to $2,250,000. On November 9, 2006, we entered into a Security Purchase Agreement involving the sale of an aggregate of $1,000,000 principal amount of callable secured convertible notes issuable in two tranches of $600,000 and $400,000 each and stock purchase warrants to buy 5,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. The entire $1,000,000 was outstanding on March 31, 2007.

On March 5, 2007, the Company modified its $2,250,000 convertible note to extend the maturity date to March 5, 2008 and granted the note holders a warrant to purchase 3,000,000 shares of our common stock at $1.50 per share.

From July 11, 2007 to August 18, 2007, the Company issued secured convertible debentures to Trafalgar aggregating $1,310,000 with interest at 12% per annum, compounded monthly (9.5% after effectiveness of a Registration Statement required under the agreement - see below), and are convertible into common stock at the lesser of $0.23 (the "Fixed Conversion Price"), or (b) an amount equal to 80% of the lowest daily closing bid price of the Company's common stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately prior to conversion. The Company also granted Trafalgar warrants to purchase 8,000,000 shares of the Company's common stock at an exercise price of $0.23 per share, provided, however, that (i) if after registration of 3,000,000 shares issuable upon exercise of the Warrants, shares of the Company's common stock trade above $0.75 per share for 30 consecutive trading days, the exercise price of the warrants will be increased to $0.50 per share; (ii) if after registration of 5,000,000 the shares issuable upon exercise of the Warrants, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the exercise price of these warrants to to purchase shares of common stock will be increased to $0.646 per share and the number of shares exercisable pursuant to the Warrant will be reduced to 2,000,000; and (iii) that if after registration of the shares issuable upon conversion of the debentures, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the fixed conversion price component of the variable conversion price of this Warrant will be increased to $0.646 per share.

The Company was in default for non-payment of its promissory notes aggregating $1,482,500 as of September 18, 2007, along with certain other promissory notes totaling $156,434. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

On March 5, 2007, counsel for Stephen Hicks notified the registrant that it was allegedly in breach of a convertible debenture payable under the March 6, 2006 Purchase Agreement between the registrant and Hicks (the "Agreement") that provided for the registrant's acquisition of IRT/ITR. The agreement calls for payment of a convertible debenture in the amount of $1,450,000 as of March 6, 2007. If we are unable to resolve these matters, the note holders could proceed with these legal actions against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

WE HAVE THE RIGHT TO ISSUE UP TO 20,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OR OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.

We may issue up to 20,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our Board of Directors may determinate from time to time. To date, we have not issued any shares of preferred stock. Our Board of Directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

   o  variations in our quarterly operating results;

   o loss of a key relationship or failure to complete significant transactions;

   o  additions or departures of key personnel; and

   o  fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR SALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

Assuming all of the 3,000,000 shares of common stock issuable to the selling stockholder are sold, we would have 13,312,827 shares that are freely tradable without the requirement of registration under the Securities Act of 1933 (including 7,008,000 shares registered under separate registration statements of which 5,928,000 shares are unissued and relate to convertible notes and warrants). Currently, 10,359,668 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act of 1933 and 4,384,827 remaining shares are a part of the public float for a total of 14,744,495 shares. Of these shares, 3,277,777 are owned by our officers and directors. These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our Board of Directors deems relevant.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus.

                             SELLING SECURITY HOLDER

We agreed to register for sale shares of common stock by the selling stockholder listed below. The selling stockholder may from time to time offer and sell any or all of its shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholder in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholder named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholder and we have not independently verified this information. The selling stockholder is not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

Except as indicated below, the selling stockholder has not held any position or office with us, nor are any of the selling stockholder's associates or affiliates of any of our officers or directors. Except as indicated below, the selling stockholder is not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. The selling stockholder is not a registered broker-dealer or an affiliate of a broker-dealer.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by the selling security holder is based upon our records and information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holder identified in the table may sell some or all of the shares owned by it which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for sale hereby that will be held by the selling security holder upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holder will sell all of the shares owned by it that are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The shares of common stock being offered have been registered to permit public sales and the selling security holder may offer all or part of the shares for sale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

                                      Shares of
                                       Common       Shares Owned    % of Common   Shares Owned   % of Common
                                        Stock       Beneficially    Stock Prior   Beneficially   Stock Owned
                                    Included in     Prior to this     to this      After this       After
                    Name            Prospectus(1)    Offering(2)     Offering      Offering(3)    Offering
----------------------------------  -------------   -------------   -----------   ------------   -----------
Trafalgar Capital Specialized
  Investment Fund (4).............    3,000,000        747,227         4.99%             0              0%
                                      =========        =======         ====           ====           ====

------------------------------

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the callable secured convertible notes by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the callable secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Unless otherwise indicated, the selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder.

(3) Assumes all of the offered shares are sold.

(4) Trafalgar Capital Specialized Investment Fund is a private investment fund that is owned by its investors and managed by its board of directors of which Robert Press is the portfolio manager who has voting and investment control over the shares listed above owned by Trafalgar Capital Specialized Investment Fund.

                              PLAN OF DISTRIBUTION

The selling security holder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

The selling security holder may use any one or more of the following methods when selling shares:

   o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

   o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and sell a portion of the block as principal to facilitate the transaction;

   o purchases by a broker-dealer as principal and sale by the broker-dealer for its account;

   o an exchange distribution in accordance with the rules of the applicable exchange;

   o  privately negotiated transactions;

   o  settlement of short sales;

   o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

   o  a combination of any such methods of sale; and

   o  any other method permitted pursuant to applicable law.

To our knowledge, there are currently no plans, arrangements or understandings between the selling security holder and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling security holder. The selling security holder may decide not to sell all or a portion of the common stock offered by it pursuant to this prospectus. In addition, the selling security holder may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 or Rule 144A under the Act, or Regulation S under the Act, may be sold under Rule 144 or Rule 144A or Regulation S rather than pursuant to this prospectus.

The aggregate proceeds to the selling security holder from the sale of the common stock offered pursuant to this prospectus will be the purchase price of such common stock less discounts and commissions, if any. The selling security holder reserves the right to accept and, together with its agents from time to time, reject, in whole or part, any proposed purchase of common stock to be made directly or through its agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such sales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

The selling security holder may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors-in-interest as a selling security holder under this prospectus.

The selling security holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the sale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. The selling stockholder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholder.

                                LEGAL PROCEEDINGS

On November 13, 2006, the Company was named as a principal party to proceedings brought in the name of Raymon Valdes and in the name of Changes in L'Attitudes, Inc. in Hillsborough County, Florida, Circuit Court.

This matter was resolved on April 13, 2007 when the parties entered into a Settlement Agreement pursuant to which (i) Mr. Valdes agreed to convert the outstanding Six Hundred Thousand Dollar ($600,000.00) convertible promissory note issued by the Company pursuant to the acquisition by the Company of Changes in L'Attitudes, Inc. into Six Hundred Thousand (600,000) shares of the Company's common stock; (ii) the Company agreed to pay the remaining approximately $411,000 owed to Mr. Valdes in 52 weekly installments commencing on the earlier to occur of seventy-five (75) days from the settlement date or the receipt by the Company of outside financing in a minimum amount of $750,000; and (iii) the Company agreed to issue to Mr. Valdes an additional 170,000 shares of its common stock.

On November 22, 2006, the Company was named as a principal party to proceedings brought by MMA Capital, LLC in United States District Court for the Northern District of California. The matter was resolved on March 5, 2007 when the parties entered into a Settlement Agreement that provided for the issuance of a warrant to MMA, and MMA agreed to (i) extend the maturity date of the Company's outstanding promissory note payable to MMA to March 5, 2008; and (ii) dismiss its action against the Company.

The Company has been named as a principal party to proceedings brought by MBN Consulting, LLC in Hillsborough County, Florida, Circuit Court. The proceedings began on November 22, 2006. On June 30, 2007, this matter was resolved and the Company issued 50,000 shares of its common stock with a fair value on the date of grant of $38,000 or $0.76 per share in settlement of this dispute. The Company has previously accrued $29,333 related to this matter and charged an additional $8,667 to operations on June 30, 2007.

The Company filed a lawsuit in Hillsborough County, Florida, Circuit Court on March 2, 2007 against Stephen Hicks. The complaint seeks recovery of damages or alternative relief arising from breach of a contract under which the Company acquired IRT/ITR. The complaint alleges non-compliance with certain terms and conditions providing for integration of the companies.

On March 5, 2007, counsel for Stephen Hicks notified the registrant that it was allegedly in breach of a convertible debenture payable under the March 6, 2006 Purchase Agreement between the registrant and Hicks (the "Agreement") that provided for the registrant's acquisition of IRT/ITR. The Agreement calls for payment of a convertible debenture in the amount of $1,450,000 as of March 6, 2007. In the event of any failure to pay on the convertible debenture, the Agreement provides for a continuing obligation to pay interest at a nine percent annual rate. The Company has classified the convertible debenture as a current liability and has recorded accrued interest of $139,170 related to this obligation on its consolidated balance sheet as of March 31, 2007.

The Company is currently in discussions with Mr. Hicks regarding the settlement of the matters arising on March 2, 2007 and March 5, 2007.

We are not a party to any other pending legal proceeding, nor are we aware of any other legal proceedings being contemplated against us by any governmental authority. We are not aware of any other legal proceeding in which any of our officers, directors, affiliates or security holders is a party adverse to us or in which any of them have a material interest adverse to us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Board of Directors is presently composed of 3 members: Daniel Brandano, Eric
H. Winston, and David Shapiro. Mr. Brandano serves as Chairman of the Board of Directors. Mr. Ben J. Dyer resigned from the Company's Board effective September 19, 2007.

Set forth below is information regarding our officers and directors as of June 30, 2007:

      NAME             AGE               POSITION                 DIRECTOR SINCE
------------------     ---      ----------------------------      --------------
Daniel G. Brandano      58      President, Chief Executive
                                   Officer, acting Chief
                                   Financial Officer and
                                         Director                      2006

Eric H. Winston         60               Director                      2006

David Shapiro           37               Director                      2007

Nigel P. Osborne        57      Executive Vice President and
                                  Chief Operating Officer

Mark E. Crone           43              Secretary

Daniel G. Brandano has served as a Director and the Company's President and Chief Executive Officer since January 13, 2006, and as the Company's acting Chief Financial Officer since May 2006. From May 2005 until January 2006, he served as President, Chief Executive Officer, and Chairman of the Board of Directors of Dynamic Leisure Group North America, Inc. (formerly known as Dynamic Leisure Group, Inc.). From May 2003, Mr. Brandano has served as the Managing Director of Street Venture Partners, LLC, a consulting firm designed to identify opportunities in the travel and technology industry for mergers, acquisitions and alternative exit strategies. From 1998 through 2002, Mr. Brandano served as the Chief Executive Officer for Affinity International Travel Systems, Inc., based in St. Petersburg, Florida. Mr. Brandano received a B.S. in Business Administration and Marketing from the University of Massachusetts in Lowell, Massachusetts.

Eric H. Winston has been a Director of the Company since November 6, 2006. In 1985, Mr. Winston founded E. H. Winston & Associates, a management consultant in the areas of operational and financial restructuring, strategic validation and profitable business growth. Since 1999, Mr. Winston has also served as the President and Chief Executive Officer of Inisoft Corporation, a software development company. From 1997 through 1998, Mr. Winston was President and Chief Executive Officer of Microforum, Inc., an online enterprise solutions developer. From 1994 through 1996, Mr. Winston was President and Chief Operating Officer of Sound Source Interactive, Inc., an interactive CD-Rom publisher of entertainment content. Mr. Winston was President and Chief Executive Officer of Computer Data Information Systems, Inc., an enterprise software developer, from 1985 to 1991. Mr. Winston received a B.A. in Business Administration from Memphis State University, Memphis, Tennessee.

David Shapiro has been a Director of the Company since January 8, 2007. Mr. Shapiro is a member of the Academy of Television Arts and Sciences and since May 2006 has been the Senior Vice President, Business and Legal Affairs for DIC Entertainment, a publicly traded, global brand management company focused on the development, distribution and marketing of intellectual properties. From December 2002 until May 2006, Mr. Shapiro was the head of Corporate Projects and Initiatives at LRN, the leading provider of technology-enabled ethics and corporate governance solutions. From September 2000 until December 2002, Mr. Shapiro was a corporate attorney at Wilson Sonsini Goodrich and Rosati, where he specialized in venture capital financings and mergers and acquisitions for public and private technology companies. Earlier, he served as a prosecutor in the Manhattan District Attorney's Office. Mr. Shapiro graduated with honors from Harvard Law School and received a Master's degree in Public Policy from the Eagleton Institute of Politics and a Bachelor of Arts degree in Politics from Brandeis University, where he graduated Phi Beta Kappa.

Nigel P. Osborne, CTC has served as the Company's Executive Vice President and Chief Operations Officer since October 2006. From April 2002 to October 2005, Mr. Osborne was the President of Destination Europe, Package Division of Auto Europe LLC, a travel company specializing in European vacations, where he spearheaded the launch of a business-to-consumer website. From March 2000 to April 2002, Mr. Osborne was Vice President - Sales and Marketing for Holland America Line Westours where he led the company's expansion into Alaska. From 1995 to 2000, Mr. Osborne was President of Insight International Tours, a Boston-based tour company. Mr. Osborne received a degree in Hotel Management and Tourism from Oxford Polytechnic in Oxford, England.

Mark Crone has served as the Secretary of the Company since November 6, 2006. Mr. Crone has been a partner in the law firm of Crone Rozynko, LLP since July 1, 2004. From January 1, 2001 to June 30, 2004, Mr. Crone was the principal of The Crone Law Group. He has practiced corporate and securities law since 1995 and is admitted to practice law in California and Connecticut. Mr. Crone received a B.A. from Trinity College, Hartford, Connecticut, in 1992 and a J.D. from The University of Santa Clara School of Law in 1995.

All directors serve for one year or until their successors are duly elected and qualified. Directors do not presently receive monetary compensation for serving as directors but do receive equity compensation in the form of stock or stock options. On November 6, 2006, the Board granted Mr. Winston a one-time grant of 200,000 vested shares of common stock for his services as director. On January 8, 2007, the Board granted Mr. Shapiro an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.485 per share, the average trading price of the Company's common stock on the date of grant, for his services as a director. On December 1, 2006, the Board granted Mr. Dyer. a former director, 200,000 shares of common stock for his services as director. These shares are subject to a repurchase option in favor of the Company, which lapsed as to 25% of the shares on the date of grant and as to an additional 25% of the shares at the beginning of each quarter thereafter, subject to Mr. Dyer continuing to serve on the Company's Board of Directors. Mr. Dyer resigned from the Company's Board of Directors effective September 19, 2007. At the date of Mr. Dyer's resignation, the Company's repurchase right with respect to all of the shares granted to Mr. Dyer have lapsed.

Officers are appointed by the Board of Directors, and, subject to employment agreements, the officers serve at the discretion of the Board of Directors. There are no family relationships between any of our officers or directors.

Directors Compensation

Directors of the Company do not receive cash compensation for their services as members of the Board of Directors. From time to time the Company has granted non-employee directors equity compensation in the form of stock or stock options.

The following Director Compensation Table summarizes the compensation of our directors for services rendered to the Company during the year ended December 31, 2006:

                           Director Compensation Table

                              STOCK AWARDS        OPTION AWARDS           TOTAL
NAME                               ($)                                     ($)
(A)                              (B) (1)                                   (D)
---------------------         ------------        -------------         --------
Eric H. Winston (2) .           $ 58,333                   --           $ 58,333
Ben J. Dyer (3) .....           $ 36,667                   --           $ 36,667
David Shapiro (4) ...                 --                   --                 --
Mark E. Crone (5) ...                 --            $ 131,000                 --

(1) The amounts in column (b) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) of awards of stock. Assumptions used in the calculation of this amount are included in Note 9 of our audited financial statements for the fiscal year ended December 31, 2006 included in Part II, Item 7, Financial Statements of this Annual Report on Form 10-KSB.

(2) As of December 31, 2006, the Company granted Eric H. Winston 200,000 shares of common stock. The shares are subject to a repurchase right in favor of the Company, which right lapses as to 50,000 shares each quarter subject to Mr. Winston's service on the Company's Board of Directors. As of the date of this prospectus, the Company's repurchase right with respect to all of the shares granted to Mr. Winston has lapsed.

(3) As of December 31, 2006, the Company granted Ben J. Dyer 200,000 shares of common stock. The shares are subject to a repurchase right in favor of the Company, which right lapses as to 50,000 shares each quarter subject to Mr. Dyer's service on the Company's Board of Directors. Mr. Dyer resigned from the Company's Board of Directors effective September 19, 2007. At the date of Mr. Dyer's resignation, the Company's repurchase right with respect to all of the shares granted to Mr. Dyer have lapsed.

(4) On January 8, 2007, the Company granted Mr. Shapiro an option to purchase 200,000 shares of the Company's common stock at an exercise price of $.485 per share. 50,000 shares subject to the option vested immediately and 50,000 shares subject to the option vest each calendar quarter subject to Mr. Shapiro's service on the Company's Board of Directors.

(5) Mr. Crone stepped down from the Company's Board of Directors on January 8, 2007. The Company granted Mr. Crone an option exercisable for 200,000 shares of the Company's common stock. 50,000 shares subject to the option vested immediately and 50,000 shares subject to the option were to vest each calendar quarter subject to Mr. Crone's continuing service on the Company's Board of Directors. As of the date of Mr. Crone's resignation from the Company's Board of Directors, 50,000 shares subject to the option had vested.

Corporate Governance Matters

Audit Committee. The board of directors has not yet established an audit committee, and the functions of the audit committee are currently performed by our Chief Financial Officer, with assistance by expert independent accounting personnel and oversight by the entire board of directors. Given the limited scope of our operations to date, the Board of Directors believes that we do not currently need to have an audit committee. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee. We may establish an audit committee in the future if the board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Board of Directors Independence. Our board of directors currently consists of four members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

Audit Committee Financial Expert. The board of directors has not yet established an audit committee and, as a result, we have no "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
(c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company's financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions.

Code of Ethics

We adopted a Code of Business Conduct and Ethics on April 12, 2005 applicable to all of our Officers, Directors and Employees. The Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Ethics. The Code of Business Conduct and Ethics was filed with the SEC on April 22, 2005. We shall provide a copy, without charge, to any person desiring a copy of the Code of Ethics, by written request to us at our principal offices.

Nominating Committee

We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee. Compensation Committee. We have not yet established a nominating committee. Our board of directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us as of September 18, 2007, relating to the beneficial ownership of shares of our common stock by:

   o each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

   o  each director;

   o  each executive officer listed in the Summary Compensation Table; and

   o  all current executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Dynamic Leisure Corporation, 5680A W. Cypress Street, Tampa, Florida 33607.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them.

The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group has the right to acquire on or within 60 days after September 18, 2007 pursuant to the exercise of options or warrants. For this purpose as of September 18, 2007, 14,974,495 shares of our common stock were issued and outstanding.

                                                  NUMBER OF          PERCENT OF
                                                   SHARES              SHARES
                                                BENEFICIALLY        BENEFICIALLY
NAME OF BENEFICIAL OWNER                            OWNED               OWNED
------------------------                      -----------------     ------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Daniel G. Brandano ......................     2,677,777(1)              17.0%

David Shapiro ...........................       200,000(2)               1.3%

Eric H. Winston .........................       200,000(3)               1.3%

Ben J. Dyer .............................       200,000(3)               1.3%

Nigel P. Osborne ........................             -                    -

All Executive Officers and Directors as
 a Group (5 persons) ....................     3,277,777                 20.6%

5% HOLDERS:
MMA Capital, LLC(4)
456 Montgomery Street, Ste. 2200
San Francisco, CA 94104 .................     9,130,000                 40.6%

Diversified Acquisition Trust, LLC(5)
50 Braintree Hill Park, Ste. 108
Braintree, MA ...........................     1,839,506                 11.9%

Stephen A. Hicks(6)
300 East 40th Street
New York, NY 10016 ......................     1,666,667                 10.5%

Thomas W. Busch
11618 Tavernay Parkway
Charlotte, North Carolina ...............       866,667                  5.8%

Raymon Valdes(7)
3080 East Bay Drive
Largo, Florida 33771 ....................     1,110,000                  7.4%

AJW Partners, LLC
AJW Offshore, Ltd.
AJW Qualified Partners, LLC
New Millenium Capital Partners, II, LLC .       747,227(9)(10)           4.9%

Trafalgar Capital Specialized
Investment Fund,
4, rue Thomas Edison, L-1445
LUXEMBOURG-Strassen. ....................       747,227(11)(12)          4.9%

------------------

(1) Includes (a) 833,333 shares held by Mr. Brandano, (b) 1,066,666 shares of common stock held by Street Ventures Partners, LLC, a limited liability company in which Mr. Brandano shares equal ownership with his spouse, (c) 388,889 shares issuable upon exercise of the convertible feature of a note held by Street Venture Partners, LLC, and (d) 388,889 shares issuable upon exercise of currently exercisable warrants held by Street Venture Partners, LLC. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(2) Includes 50,000 shares subject to options that are currently exercisable or exercisable within 60 days of August 23, 2007, 2007.(2) Includes 50,000 shares subject to options that are currently exercisable or exercisable within 60 days of September 18, 2007.

(3) Mr. Dyer resigned from the Company's Board of Directors effective September 19, 2007.

(4) Consists of (a) 2,250,000 shares issuable upon exercise of the convertible feature of a note, (b) 5,250,000 shares issuable upon exercise of outstanding warrants, (c) 1,000,000 shares transferred to MMC Capital from Diversified Acquisition Trust, LLC related to a private transaction between the parties pursuant to the recapitalization of the Company on January 13, 2006, (d) 100,000 shares from a stock purchase agreement on June 29, 2006,
     (e) 400,000 shares from a stock purchase agreement on July 10, 2006, (f) 100,000 shares issued on August 16, 2006, pursuant to a Loan Modification and Amendment Agreement and (g) 30,000 shares issued August 21, 2006, pursuant to a consulting agreement with the Company. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(5) Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC. Consists of (a) 1,395,066 shares of common stock, and (b) 444,440 shares issuable upon exercise of currently exercisable warrants.

(6) Consists of (a) 700,000 shares of common stock and (b) 966,667 shares issuable upon exercise of the convertible feature of a note. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(7)  Consists of (a) 1,110,000 shares of common stock.

(8) Claudale Limited is a Gibraltar company which owns 693,333 shares of common stock. Claudale Limited also manages a family trust for Mr. Daniel Brandano. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any of the Company's shares owned by Claudale Limited.

(9) Consists of (a) 500,000 shares of common stock and (b) 247,227 shares issuable upon exercise of currently exercisable warrants. The stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.

(10) The investors have contractually agreed to restrict their ability exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The investors current hold warrants to purchase 5,000,000 shares of the Company's common stock.

(11) Consists of 747,227 shares issuable upon exercise of the convertible feature of notes. Does not include shares issuable upon conversion of accrued interest, which is convertible at the option of the holder.

(12) The investors have contractually agreed to restrict their ability to convert their convertible promissory notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. The investors currently hold warrants to purchase 8,000,000 shares of the Company's common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof and is qualified by reference to our Articles of Incorporation, copies of which may be obtained upon request. Our authorized capital currently consists of 300,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2007, 14,144,495 shares of common stock were issued and outstanding, including 100,000 shares held by directors subject to repurchase.

COMMON STOCK

Holders of shares of common stock are entitled to, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock. Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

PREFERRED STOCK

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.01 per share, having such designations, rights, preferences, powers and limitations as may be determined by the Board of Directors at the time of designation. As of the date of this filing, no shares of preferred stock are issued and outstanding.

COMMON STOCK PURCHASE WARRANTS

There are currently outstanding common stock purchase warrants to purchase an aggregate of 20,416,713 shares of our common stock. The warrants were issued in connection with various financing transactions, as well as to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders as compensation for services and/or to satisfy outstanding indebtedness to them. The warrants are exercisable at prices ranging from $0.23 per share to $11.25 per share and expire on various dates through June 15, 2010. We are entitled to call warrants to purchase 394,504 shares of common stock, on ten days' prior written notice in the event that our common stock (a) is included for quotation on the OTC Bulletin Board or any Nasdaq quotation system and (b) the closing bid price of our common stock is $8.10 or more for 20 consecutive trading days. Any callable warrants not exercised prior to expiration of the ten day period shall terminate and cease to be of any further force or effect. We may require holders of 100,000 warrants to exercise those warrants if the closing price for our common stock is $4.50 or more for 30 consecutive trading days, and average daily volume during such period is at least 8,333 shares. The exercise of warrants to purchase 13,259,000 shares are each subject to a 4.99% cap on the beneficial ownership that each holder may have at any point in time while any of the warrants (or the promissory notes in connection with which the warrants were issued) are outstanding.

CONVERTIBLE PROMISSORY NOTES

March 2005 Notes

In March 2005, we issued secured convertible promissory notes in the aggregate principal amount of $300,000 to Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation (the "Investors"). On January 13, 2006, the Company and the Investors modified the terms of these convertible promissory notes pursuant to a Modification and Waiver Agreement. On June 1, 2007, the Company and the Investors amended the convertible promissory notes again pursuant to a second Modification and Waiver Agreement. The Notes as modified bear interest at the rate of 5% per annum, commencing June 1, 2007. All outstanding principle and accrued interest is due on December 1, 2007. The notes are convertible at a fixed price of $0.75 per share, subject to certain adjustments. Provided an Event of Default has not occurred, the Company may prepay part or all of the outstanding principal amount of the promissory notes by paying a sum equal to 150% of the principal amount to be redeemed plus any accrued but unpaid interest.

Other 2005 Notes

From October to December 2005, the Company issued unsecured convertible promissory notes in the aggregate principal amount of $132,500. The notes bear interest at the rate of 10% per annum and are convertible into shares of the Company's common stock at the conversion price of $0.90 per share. These notes matured on June 30, 2006.

On January 3, 2006, the Company issued an unsecured convertible promissory note in the principal amount of $350,000 to Street Venture Partners, LLC, a related party in consideration for the purchase of the Casual Car General Service Agreement (GSA). The note earns interest at an annual rate of 10% and matures on July 18, 2008. As of June 30, 2007, the Note had an outstanding balance of $350,000.

MMA Capital Notes

On January 13, 2006, the Company issued a secured convertible promissory note to MMA Capital LLC, in the principal amount of $2,000,000. The note bears interest at the rate of 8% per annum, and is convertible into shares of the Company's common stock at a conversion price of $1.00 per share. On August 8, 2006, the Company entered into an agreement with MMA to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10%. On September 20, 2006, the parties amended this Note to increase the principal amount by $250,000 to a total of $2,250,000. On March 5, 2007, the maturity date was extended to March 5, 2008 and in consideration, the Company issued a warrant to MMA Capital, LLC to purchase up to 3,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrant is exercisable for a period of three years.

Changes in L'Attitudes

On February 8, 2006, the Company issued a secured convertible promissory note in the principal amount of $600,000 to Ramon Valdes in connection with the acquisition of Changes in L'Attitudes. The note bears interest at the rate of 9% per annum. On April 13, 2007, the Company settled a dispute with Raymond Valdes and issued a total of 770,000 shares of common stock on conversion of a convertible note aggregating $600,000, and accrued interest of $61,730. The additional stock consideration of 328,847 shares, after considering the original note conversion terms of $1.50 per share, was valued at $245,235 based on the $0.75 quoted trading price on the settlement date and resulted in a loss on settlement of $76,635. The aggregate value of this settlement was $908,365. See LEGAL PROCEEDINGS section.

Island Resort Tours

On March 6, 2006, the Company issued a secured convertible promissory note in the principal amount of $1,450,000 to Stephen A. Hicks in connection with the acquisition of Island Resort Tours, Inc. and International Travel and Resorts, Inc. The note bears interest at the rate of 9% per annum and is convertible at the option of the holder into up to 1,580,500 shares of the Company's common stock. The note was in default as of March 31, 2007 and continues to accrue interest at 9%. See LEGAL PROCEEDINGS secion.

November 2006 Notes

On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Pursuant to the Securities Purchase Agreement, the Company issued and sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,000,000. The $1,000,000 was funded in two tranches ($600,000 on November 9, 2006, and $400,000 upon the filing of a Registration Statement registering the sale of the shares underlying the Notes). On January 5, 2007, the Company entered into a Securities Purchase Agreement for the second tranche in an aggregate amount of $400,000. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20-trading-day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the sale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of common stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's common stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's common stock closes below $1.00. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of
Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 31, 2007, the Company entered into a settlement agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC, (collectively, the "Subscribers"). Pursuant to the settlement agreement, the Company agreed to pay $1,200,000 and to issue an aggregate of 500,000 shares of the Company's common stock to the Subscribers, in full satisfaction of all of the Company's obligations under the Securities Purchase Agreement, Security Agreement, Intellectual Property Security Agreement and Registration Rights Agreement dated November 9, 2006, by and between the Company and the Subscribers and secured convertible term notes in the aggregate principal amount of $1,000,000 issued by the Company in favor of the Subscribers. In addition, pursuant to the settlement agreement, the Company amended and restated the stock purchase warrants issued to the Subscribers pursuant to the warrant purchase agreement as follows: a) to remove the Company's obligation to secure the listing of the shares of common stock issuable upon the exercise of up to 5,000,000 warrants with a national securities exchange or automated quotation system upon which the Company common stock is then listed, b) to remove the antidilution provision c) to provide the holders of the warrants the right to receive securities or assets which may be issued or payable up a consolidation, merger or sale of the Company, d) to provide the holders of the warrants the right to receive distribution of assets of the Company, including cash and e) to remove the cashless exercise option. On August 18, 2007, Trafalgar Capital Specialized Investment Fund, Luxembourg acquired the notes held by the Subscribers rather than the Company repaying the notes directly to as agreed to on July 31, 2007.

April 2007 - Miller Note

On April 16, 2007, the Company issued unsecured convertible promissory notes in the principal amount totaling $150,000 to Miller Investments, LLC. The notes bear interest at 8% per annum and matured August 13, 2007. At the option of the holder, the notes are convertible at any time into shares of the Company's common stock at the lesser of (i) $1.00 per share or (ii) the price per share paid by investors in the Company's next financing transaction. The Holder is entitled to piggyback registration rights, subject to certain limitations as described in the notes. In addition, the Company has granted the holder the right to purchase additional notes from the Company in the principal amount of $150,000 on the same terms and conditions within thirty (30) days after the date of the notes.

June 2007 Pisani and SeaSide Capital Notes

On June 15, 2007, the Company issued unsecured convertible promissory notes in the principal amount totaling $50,000 and $150,000 to Michael Pisani and Seaside Capital II, LLC, respectively. The notes bear interest at 10% per annum and mature October 15, 2007. In the event the Company consummates prior to its maturity date, an equity or debt financing pursuant to which it sells shares of its common stock (or securities convertible into or exercisable for shares of its common stock) with a aggregate sales price of not less than $1,000,000, excluding these notes (a "Qualified Financing"), then the outstanding principal amount of and all accrued interest under these notes shall automatically convert into securities identical to and at the same price and on the same terms as the securities issued to in the Qualified Financing. If no Qualified Financing takes place prior to the maturity date, than all or a portion of the outstanding principal amount of and all accrued interest under these notes shall be converted at the option of the holders into that number of shares of the Company's common stock at a 50% discount to market, as defined.

July 2007 - Trafalgar Note

The Company entered into a Securities Purchase Agreement (the "Agreement") with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") with respect to the purchase by Trafalgar of up to $2,400,000 of secured convertible debentures to be funded in three tranches. On July 11, 2007, the Company closed on the first portion of the funding and issued a two-year $700,000 convertible debenture to Trafalgar. On August 18, 2007, the Company closed on the remaining funding, issued two-year convertible debentures aggregating $610,000 to Trafalgar and Trafalgar acquired the secured convertible debentures formerly held by AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC,. The debentures bear interest at 12% per annum, compounded monthly (9.5% after effectiveness of a Registration Statement required under the agreement-see below), and is convertible into common stock at the lesser of (a) an amount equal to 100% of the Volume Weighted Average Price ("VWAP") as quoted by Bloomberg L.P. as of June 29, 2007 (the "Fixed Conversion Price"), or (b) an amount equal to 80% of the lowest daily closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP, for he five (5) trading days immediately prior to conversion. The Company has the right to redeem the debenture at 120% of principal and accrued and unpaid interest. The funding is subject to customary commitment and other fees approximating an aggregate 10% of the funded amount, as defined in the agreement. In connection with the offering, the Company issued an aggregate of 3,000,000 warrants to purchase common stock at a price of 85% of the Fixed Conversion Price component of the convertible debentures, per share. The warrants are exercisable for a period of five years. The number of shares subject to the warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share less than warrant price in effect immediately prior to such issuance. In connection with the agreement, the Company entered into a registration rights agreement requiring the Company to register the securities underlying the convertible debentures and warrants. The Company must file within 55 days of June 29, 2007 and the registration statement must be effective within 90 days of June 29, 2007. If the filing or effectiveness dates are not complied with, or maintenance of effectiveness or other defaults occur, as defined in the Registration Rights Agreement, the Company will incur liquidated damages of 2% of the outstanding debenture value for each 30 days the default remains uncured.

On August 1, 2007, the Company entered into an Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") under which (i) the exercise price of the Warrants issued to Trafalgar pursuant to the convertible debt financing which closed on July 11, 2007 (the "Financing") was reduced to $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trade above $0.75 per share for 30 consecutive trading days, the exercise price of the Warrants will be increased to $0.50 per share; (ii) the Company agreed to issue to Trafalgar a warrant exercisable for an additional 5 million shares at $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the exercise price of this Warrant will be increased to $0.646 per share and the number of shares exercisable pursuant to the Warrant will be reduced to 2 million; and
(iii) the Fixed Price component of the variable conversion price discussed above of the Convertible Debenture was reduced to $0.23, provided, however, that if after registration of the shares issuable upon conversion of the debentures, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the fixed conversion price component of the variable conversion price of this Warrant will be increased to $0.646 per share

REGISTRATION RIGHTS

The holders of approximately 24.8 million shares of our common stock issuable upon exercise of warrants and conversion of convertible promissory notes are entitled to registration rights with respect to their shares.

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

Under the terms of a private placement that we completed on November 9, 2006, we are required to register certain shares of our common stock that may be issued in the future upon exercise of the warrants and conversion of outstanding promissory notes that were acquired by the investors in this offering. We are required to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of
(i) the date on which all of the shares covered by the registration statement have been sold and (ii) the date on which the shares (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act, except that we will be permitted to suspend the use of the registration statement during certain periods under certain circumstances. We will bear all registration expenses, other than underwriting discounts and commissions.

Under the terms of a private placement that we completed on July 11, 2007, we are required to register certain shares of our common stock that may be issued in the future upon exercise of the warrants and conversion of outstanding promissory notes that were acquired by the investors in this offering. We are required to use our best efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of
(i) the date on which all of the shares covered by the registration statement have been sold and (ii) the date on which the shares (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act. We will bear all registration expenses, other than underwriting discounts and commissions.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Stock Trans, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003. Our transfer agent may be reached by telephone at (610) 649-7300.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Mark E. Crone, a former director of the registrant, is a partner of Crone Rozynko, LLP, which has given an opinion as to the validity of the securities being registered by this Registration Statement. As of the date hereof, partners and employees of Crone Rozynko, LLP, have received options exercisable for an aggregate of 850,000 shares of the Company's common stock. The Company's Independent Registered Public Accounting Firms, Salberg & Company, P.A. of Boca Raton, Florida or Pender Newkirk & Company, LLP of Tampa, Florida (which performed audits of Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc.), has no interest in the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Articles of Incorporation contain a provision eliminating the liability of a director to us and our stockholders for monetary damages for breaches of fiduciary duty as a director, to the fullest extent permitted by law.

Our Amended and Restated Bylaws also authorize the Company to indemnify any director, officer or agent of the Company, or any other person, to the full extent permitted by law. This indemnification may include the right to be paid the expenses incurred in defending any action, suit or proceeding in advance of its final disposition. Our Amended and Restated Bylaws require the Company to indemnify directors, officers or employees in connection with certain actions, suits or proceedings, subject to certain limitations.

Any repeal or modification of our Amended and Restated Articles of Incorporation shall be prospective only and shall not adversely affect any right or protection of our directors or officers existing at the time of a repeal or modification for any breach covered by the Amended and Restated Articles of Incorporation which occurred prior to such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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

                                    BUSINESS

COMPANY HISTORY

We were incorporated under the laws of the State of Minnesota in December 1984, under the name TERTM, Inc. In 1989, we changed our name to TERTM Technology Corporation and, in December 1993, again changed our name to DynEco Corporation. Most recently, in March 2006, we again changed our name to Dynamic Leisure Corporation.

Prior to 1991, we engaged in the design, development, manufacture and marketing of certain proprietary products using a proprietary production process known as the Thermal Expansion Resin Transfer Molding Process. We also marketed and licensed a design engineering and contract manufacturing capability of products using the TERTM process to third parties. We discontinued these operations in 1991 and, until the acquisition of the compressor assets and business of DynEco International, Inc. ("DynEco International") in March 1994, we only engaged in licensing the TERTM process and providing application engineering consulting with respect to those licenses. We ceased all TERTM-related activities in March 1994.

In January 1993, we were introduced to DynEco International, a development-stage company engaged in the development of proprietary compressor technology intended to be commercially exploited primarily through licensing to third parties. While DynEco International expressed interest in being acquired by us, due to our financial obligations, DynEco International was unwilling to consummate a business combination with us until we restructured our obligations. In order to do so, on July 12, 1993, we filed a Plan of Reorganization and a Disclosure Statement under Chapter 11 of the Federal Bankruptcy laws with the United States Bankruptcy Court for the District of Minnesota. The Plan of Reorganization was subsequently confirmed by the Order of the Bankruptcy Court on December 17, 1993. The Chapter 11 case was closed by the Order of the Bankruptcy Court in June 1994.

On March 31, 1994, we consummated the acquisition of all of the issued and outstanding shares of capital stock of DynEco International. From the time of our acquisition of DynEco International until May 2003, we engaged in the development and commercialization of the patented technologies licensed to us by our then-Chief Executive Officer, Thomas C. Edwards, Ph.D. However, we were unable to successfully develop these products on a commercial basis due to our limited financial resources, the lack of public acceptance of fuel cells as an alternative energy source and our inability to attract manufacturers willing to devote resources to altering their manufacturing processes to accommodate the production of our products. In May 2003, we entered into an exclusive license agreement with Parker-Hannifin Corporation granting them exclusive worldwide rights to develop, manufacture, sell and use our UniVane air compressors and hydrogen circulators, as well as the technology and patents incorporated in our products. In consideration for the license grant, Parker-Hannifin agreed to pay us a royalty for each air compressor and hydrogen circulator incorporating our UniVane technology and sold by Parker-Hannifin. With the exception of an immaterial number of sales of prototype units, no sales of licensed products have been made to date, and we cannot predict whether Parker-Hannifin will successfully sell licensed products incorporating this technology. Consequently, the Company's then-directors sought a business partner to save the Company from ceasing operations, which ultimately required that the Company change its business plan.

In January 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc., a privately held Florida corporation now known as Dynamic Leisure Group North America, Inc., under which the Company acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly owned subsidiary of the Company. Dynamic Leisure Group, North America, Inc was founded in May 2005 for the purpose of consolidating leisure-based travel products, such as airfares, hotels, car rentals, excursions, and tours, using proprietary dynamic packaging software. Currently, we operate in the wholesale and retail travel industries. For further information on the Stock Exchange Agreement with Dynamic Leisure Group, Inc. and the corporate name change, see Exhibit 10.22. For audited financial statements of Dynamic Leisure Group Inc., see the Company's 8-K/A filed with the SEC on March 29, 2006 and such financial statements are also included in this SB-2.

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

On October 5, 2006, the Company entered into an Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the Exclusive Worldwide License Agreement between the Company and Parker Hannifin Corporation dated May 1, 2003, and Buccaneer Exploration agreed to assume all of the Company's obligations under the License Agreement, including repayment of any amounts the Company expended in association with the License Agreement. The consummation of this transaction was subject to the approval of TRDA, which was subsequently received.

On October 5, 2006, the Company entered into a second Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the TRDA Funding Agreement dated November 20, 2002 with the Technology Research Development Authority of the State of Florida ("TRDA"), and Buccaneer Exploration has agreed to assume all of the Company's obligations under the Funding Agreement, including payment of the Company's TRDA loan payable - TRDA. The consummation of this transaction is subject to the approval of TRDA, which has not yet been granted by TRDA as of the date of this filing. On October 5, 2006, the Company entered into a third Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the Exclusive Patent and Know-How License Agreement dated January 12, 2006, by and between DynEco Corporation (n/k/a Dynamic) and Dr. Thomas C. Edwards, and Buccaneer Exploration agreed to assume all of the Company's obligations under the Edwards Patent Agreement.

CURRENT OPERATIONS

The Company is engaged in the business of marketing, selling and distributing a variety of travel products and services either as bundled vacation packages or as stand-alone products. The Company markets and sells its products and services on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers.

Through our websites and customer service center, customers can search for, inquire about, price and purchase vacation packages and other travel-related products. We have experienced travel consultants and customer service representatives available to both our wholesale and retail customers via toll-free telephone or e-mail to assist customers in selecting and purchasing vacation packages and stand-along travel related products. We added four customer service representatives at the end of 2006 and expect to add an additional ten customer services representatives by the end of 2007.

We have established relationships with leading hotels, car rental agencies and cruise lines that enable us to offer competitive rates at thousands of hotel properties, including but not limited to hoteliers such as Hilton, Marriott, Leading Hotels, Starwood, Accor (Sofitel, Novotel, Mercure and Ibis), Best Western and hundreds of individual hotels, and numerous car rental companies and cruise lines. In addition, we have entered into agreements with a number of leading airlines such as American Airlines, British Airways, Delta, Air France, US Air, Alitalia, Continental, SAS, AirJamaica, SwissAir, Iberia, and Air Canada Air Canada; Air Italia and Lan Chile. Many of these contracts are "net" or "bulk" contracts, which allow us to offer competitive pricing with reasonable margins. In Spring 2006, one major airline informed us that it recently cancelled wholesale bulk contracts with many of our competitors. This airline is our primary airline supplier. However, no airline has cancelled or limited the Company's access to or use of our wholesale bulk contracts. However, these contracts are not exclusive to us and may be modified or cancelled in the airline's discretion.

In addition, as a result of our long standing relationships with our suppliers, we have been able to negotiate a number of bulk contracts with these suppliers.

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

STRATEGY

Our objective is to become a leading distributor of bundled travel products. The key elements of our strategy include the following:

Implement Innovative Technology Platform. In 2005 we acquired the rights to TourScape, a dynamic packaging reservation and purchasing software system developed by the SABRE group. TourScape provides our customers greater flexibility and advanced functionality in searching for, pricing and purchasing bundled vacation packages online. TourScape also provides faster information flow to our reservation agents, and can be integrated into our accounting and other business systems. It also supports multiple product lines, multiple currencies, unlimited packaging capabilities, numerous pricing and costing methods and various commission levels. We believe that TourScape will improve our productivity, efficiency, record-keeping and business tracking, and reduce operator training and booking time. We completed the implementation of TourScape in March 2007.

Increase Sales of Bundled Vacation Packages. We believe that in order to become profitable we must increase sales of our bundled vacation packages, which have higher margins than stand-alone travel related products. We intend to achieve this objective by:

   o  Offering attractive prices on personalized vacation packages and tours;

   o Expanding our product offerings by developing relationships with suppliers in new destinations;

   o Increasing awareness of our travel products by travel agencies and travel resellers through developing and distributing printed and online marketing materials, attending trade shows and networking with existing industry contracts.

Expand our Customer Base. Our goal is to increase our customer base by acquiring new customers in a cost-effective manner and increasing our market share in the rapidly growing online travel industry. We intend to achieve this objective by:

   o  Emphasizing online advertising and other targeted marketing strategies;

   o Cost-effectively building our brand through traditional broadcast and print channels;

   o Generating increased transactions from frequent customers using direct mail recognition programs and encouraging infrequent bookers to purchase more travel from us using supplier incentives;

   o Implementing strategies to drive traffic to our websites. We currently own over one hundred (100) uniform resource locators (URL's), most of which have been operating for at least five years. These URL's direct visitors to one of 30 websites and are currently registering monthly traffic ranging from 400 to 140,000 unique visitors per month. We are in the process of updating our existing websites and developing new websites to attract new customers based in the United States, Europe, Asia and Latin America.

   o  Increasing brand awareness of our websites and travel products.

   o Target International Customers. We believe Europe represents a large market for vacation packages to U.S. destinations. We intend to target international customers through our wholly owned subsidiary Dynamic Leisure Europe Limited located in London, England.

Expand Relationships With Suppliers. As a result of our long-established relationships with travel industry vendors, we have been able to secure bulk contracts with a number of our suppliers, which permits us to price our products competitively while maintaining our gross margins. Our goal is to leverage these relationships and our reputation as an established wholesale travel supplier to increase the number of relationships we have with travel suppliers with the goal of increasing the number of bulk contracts that we have with our suppliers.

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

Improve Cross-Selling and Marketing Techniques. We have increased and intend to continue to increase cross-selling of lodging and car rental products by presenting air customers at the point of sale with an improved matrix display of lodging and car rental choices, based on their selected air travel itinerary. We are also increasing consumer awareness of our non-air travel offerings through targeted direct marketing of these products to our registered user base and other potential customers. A portion of our recent broadcast advertising has focused on our hotel initiatives and we expect to continue this targeted advertising.

Retain Customers by Providing a Superior Experience. Our goal is to offer consumers the broadest selection of travel options, the largest selection of low fares generally available to the public and a wide array of competitive rates on other travel products. We believe these factors will generate a high degree of customer loyalty and result in high customer retention rates. Key initiatives to promote higher customer retention include:

   o Continue to maintain strong supplier relationships to ensure the largest selection of low fares generally available to the public and a wide array of competitive rates on other travel products;

   o  Have specialized vacation package inventory available to consumers;

   o Utilize online tools that help facilitate complex leisure travel purchases; and

   o Provide the customer service, both online and off, that is necessary to make the customer feel comfortable booking our bundled leisure travel packages online.

Pursue New Business Opportunities. We plan to use our innovative technology and our relationships with travel suppliers to expand into new business opportunities that enhance our growth prospects.

In order to pursue these business opportunities and our other growth initiatives, we may make strategic acquisitions of other businesses, products and technologies. The discussion of our strategy in this section reflects our current view of the ways we intend to develop our business in the future. Many of the initiatives we describe above are at an early stage, and we continue to review them in light of changing business conditions. We may change our plans, and future developments could differ from those we intend or expect to occur.

Foster Strategic Partnerships And Private Label Programs. We believe that one of the most important aspects of developing a successful online travel website is the process of creating and managing the requisite strategic partnerships and alliances. Strategic partnerships with web portals, e-commerce companies and content providers have the potential to generate revenue from transactions and advertisements, and also place the brand in front of Internet users. We intend to pursue these types of strategic online partnerships as a means to generate traffic, customer acquisition and revenue. We are also looking for opportunities to supply travel services to other companies under their brand. Under these private label programs, we would provide travel packages and fulfillment services to companies who would market these packages and services as their own.

Establish A Dynamic Affiliate Program. Thousands of websites are currently utilizing the affiliate (also known as associate or referral) programs of online vendors to offer their visitors the opportunity to buy everything from books to sporting goods to cars. These programs allow any website owner to create banner links that transport visitors to the affiliate e-commerce website in the hope they will make a purchase, thereby entitling the website owner to a commission. By establishing and promoting an affiliate program, we believe we will create an opportunity to sell travel products in appropriate contextual settings on complementary we sites. We are currently identifying e-commerce companies to establish our affiliate program. At this time we have not yet established an affiliate program, although as of September 18, 2007 we had begun the process of implementing affiliate links.

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

SALES AND MARKETING

We use various forms of marketing, including traditional advertising such as print publications and Internet advertising, placement on search engine websites such as Google and targeted online marketing efforts. For example, in June 2006, the Company initiated a targeted email marketing campaign to existing customers and individuals selected based on demographics and travel history. We expect to continue to use online advertising as our primary marketing vehicle. A smaller portion of our marketing budget is dedicated to traditional advertising such as print publications.

In addition, we participate in industry trade shows such as American Society of Travel Agents and the National Association of Commissioned Travel Agents to introduce our products and brands to the industry.

Creating our brands is a critical aspect of developing our business model and resulting sales. We intend to continue to utilize a combination of advertising strategies to market our brands, including the use of targeted e-mail campaigns, promotions, special offers, and newsletters.

To date, the amount that we have spent on marketing and advertising has not been significant, and we do not expect to be able to increase the amount we spend on sales and marketing significantly in 2007.

COMPETITION

Our competitors in the online travel industry include travel suppliers and travel agencies. Each of these types of competitors and factors upon which we compete are described below. Many of our competitors have greater experience, brand name recognition and/or financial resources than we do. We may be unable to compete successfully and our failure to compete successfully may have a material adverse effect on our business, financial condition and results of operation.

Suppliers

Suppliers primarily encompass airlines, hotels, car rental agencies and cruise lines. Advantages of suppliers over their agency counterparts include, among others,

   o  Well-established brands and consumer confidence in those brands;

   o  Customer loyalty;

   o  Existing operational infrastructure and fulfillment of capabilities;

   o  Access to additional inventories and pricing incentives;

   o  Other incentives such as frequent flyer miles programs; and

   o Availability of extensive financial resources to invest in Internet initiatives.

Travel Agencies. Travel agencies with an online presence are comprised of both online companies and established brick-and mortar operations. According to reports available in the public domain of online travel by such companies and/or publications as PhoCuswright, Inc., Jupiter Research and Research Works, some of the leaders in online travel include, among others:

   o  Orbitz

   o  Travelocity

   o  Expedia

   o  GetThere.com

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

   o  Travel Network

   o  Uniglobe Travel

   o  Lowestfare.com

All of the leaders mentioned above offer price and availability search capabilities for air, hotel and car rental and allow the user to book directly online without human intervention. Most of the agencies also offer special deals and discounted offerings. Some provide destination content. One of the areas some agencies are endeavoring to enhance is their offering of tour packages and cruises.

INTELLECTUAL PROPERTY

We regard the protection of our intellectual property as important to our future success and rely on a combination of copyright, trademark, service mark and trade secret laws, license agreements and contractual restrictions to establish and protect intellectual property rights in our website architecture and technology, products, content and services. We plan to enter into confidentiality and invention assignment agreements with our employees and contractors in order to limit disclosure of our confidential information and to protect our ownership interest in our website architecture and technology. We cannot assure you that these contractual arrangements or the other steps taken by us to protect our intellectual property will prove sufficient to prevent misappropriation of our technology or deter independent third-party development of similar technologies.

REGULATORY ENVIRONMENT

The services we provide are subject to various federal, state and local regulations. For example, our travel service is subject to laws governing the offer and/or sale of travel services as well as laws requiring us to register as a "seller of travel." In addition, our services may be subject to various state and local taxing regulations.

In addition, our business is indirectly affected by regulatory and legal uncertainties affecting travel suppliers and global distribution systems. In 2004, the Department of Transportation (the "DOT") published a Final Rule, abolishing the rules governing global distribution systems. As a part of the Final Rule, the DOT rejected proposals to regulate online travel service providers' fare displays. However, the DOT deferred consideration of a proposal to amend its policies regarding advertising of air tickets, to require that agency service fees be stated separately from the price being charged by the airlines. Our current service fee disclosure practices differ from those proposed by the DOT. If the DOT were to resume consideration of and adopt the service fee proposal, we may have less flexibility regarding merchandising air travel on our websites.

We are subject to federal, state and international laws that require protection of user privacy and user data. In our processing of travel transactions, we receive and store a large volume of personally identifiable data. This data is increasingly subject to legislation and regulations in numerous jurisdictions around the world, including the Commission of the European Union through its Data Protection Directive and variations of that directive in the member states of the European Union. Such government action is typically intended to protect the privacy of personal data that is collected, processed and transmitted in or from the governing jurisdiction. We are currently developing a privacy policy that is being designed to ensure the protection of the privacy of our customers and that we intend to be in compliance with the federal, state and international laws applicable to the Company. We also intend to take the necessary measures to ensure that our websites comply with industry standards relating to user privacy.

All of our services are subject to federal and state consumer protection laws and regulations prohibiting unfair and deceptive trade practices.

We are also subject to regulations applicable to businesses conducting online commerce. Today there are relatively few laws specifically directed toward online services. However, due to the increasing popularity and use of the Internet and online services, it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is developing, but any such new legislation could have significant implications on how we conduct online business. In addition, some states may require us to qualify in that state to do business as a foreign corporation because our service is available in that state over the Internet. Recently telephone carriers have requested the Federal Communications Commission to regulate Internet service providers and online service providers and impose access fees on those providers. If the FCC imposes access fees, the costs of using the Internet could increase dramatically. These regulations, if promulgated, could result in the reduced use of the Internet as a medium for commerce, which could have a material adverse effect on our business, financial condition and results of operations.

RECENT ACQUISITIONS AND RECAPITALIZATION

Casual Car General Service Agreement

On January 3, 2006, Street Venture Partners, LLC, sold the U.S. rights to the Casual Car General Service Agreement (GSA) to Dynamic Leisure Group, Inc. for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of the Company's common stock at a fixed price of $0.90 per share. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car (Skycars), Middlesex, United Kingdom. The Company plans to utilize its rights under the Casual Car GSA to market and sell car rental services direct to the final consumer via the Internet under the Casual Car rental brand website and to bundle car rental services with packages on the Company's other Internet sites. Skycars is currently paying us $6,000 per month to processes these booking. As the volume grows the agreement calls for Skycars to pay 35% of the gross margin of a booking. The number of bookings processed to date have not been significant. We believe the volume of rental cars provided under the GSA will increase when the Company adds air and hotel travel products to the Casual Car rental website in the first quarter of 2008.

Stock Exchange Agreement

On January 13, 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. now known as Dynamic Leisure Group North America, Inc., a privately held Florida corporation, under which we acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly owned subsidiary of the Company. As consideration for its acquisition of the outstanding capital stock of Dynamic, the Company issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic, which converted into 6,566,667 shares of common stock in February 2006. See Exhibit 10.19. This transaction was treated as a recapitalization of Dynamic Leisure Group, North America, Inc. for accounting purposes.

Acquisition Of Changes in L'Attitudes, Inc.

On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CIL"), for a purchase price of $2,090,680. The purchase price consisted of a combination of $640,000 in cash, a one-year secured convertible promissory note in the principal amount of $600,000 and 340,000 shares of our common stock. The acquisition of CIL is expected to provide the Company with a direct-to-consumer selling channel via the Internet to the strategically desirable Caribbean leisure market. Revenue from the date of acquisition through December 31, 2006 from this business was $4,224,799. See Exhibit 10.26.

Acquisition Of Island Resort Tours, Inc. And International Travel And Resorts, Inc.

On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,000. The purchase price consisted of a combination of $1,500,000 in cash, a one-year secured convertible promissory note in the principal amount of $1,450,000, and 700,000 shares of the Company's common stock. The acquisition of IRT and ITR is expected to increase the Company's presence in the desired Caribbean leisure travel market, provide access to key travel industry products, including air travel, and add to the expertise of the Company's management team. Revenue from the date of acquisition through December 31, 2006 from this business was $1,499,004. See Exhibit 10.28.

EMPLOYEES

As of the date of this Prospectus, the Company employed 38 full-time and 4 part-time employees. No employee is a party to a collective bargaining agreement.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following analysis of our consolidated financial condition and results of operations for the three and six months ended June 30, 2007 and 2006, year ended December 31, 2006 and for the period from May 16, 2005 (Inception) to December 31, 2005 should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this Prospectus. However, as our business plan changed significantly in January 2006, investors should review the Company's quarterly financial statements for the first three quarters of 2006, as well as the audited financial statements of Changes in L'Attitudes, Inc., International Travel and Resorts, Inc., and Island Resort Tours, Inc.

GENERAL

         On January 13, 2006, we entered into a Stock Exchange Agreement with the former shareholders of Dynamic Leisure Group, Inc. ("Dynamic"), a privately held Florida corporation, under which we acquired all of the outstanding capital stock of Dynamic, and Dynamic became a wholly-owned subsidiary of the Company formerly known as DynEco Corporation ("DynEco"), in a transaction for accounting purposes that was treated as a recapitalization. As part of the Stock Exchange Agreement, we issued 6,566,667 shares of our common stock (after taking into account the 1 for 30 reverse split of the Company's common stock affected on March 3, 2006).

         Dynamic Leisure Group (DLG) was formed in Tampa, Florida on May 16, 2005, with the intention of entering the wholesale leisure travel industry. Our primary strategy was to align ourselves with established businesses with products in key leisure travel destinations through acquisition, mergers, or strategic alliances, then grow revenues through product offerings selling directly to consumers, primarily over the Internet as well as through the brick and mortar travel agencies and other third parties and improved service delivered by Company's personnel from its customer service support center. From May 16, 2005 (inception) through January 13, 2006 DLG had limited operations and related financial results.

         Following the recapitalization, the Company changed the focus of its business strategy to pursue opportunities in the leisure travel market, primarily as a wholesaler of bundled travel packages to frequently traveled destinations such as Florida, Las Vegas, California, Hawaii, the Caribbean, Mexico, Central and South America, and the United Kingdom and Europe.

         On February 8, 2006, the Company acquired Changes in L-Attitudes, Inc. ("CIL") a Florida-based direct-to-consumer online seller of vacation packages primarily to the Caribbean and Mexico. On March 6, 2006, the Company acquired Island Resort Tours, Inc. and International Travel and Resorts, Inc. (collectively "IRT/ITR"), two New York-based wholesale tour operators. CIL and IRT/ITR were primarily focused on leisure travel in the Caribbean and Mexico.

         Our strategy now is focused primarily on the acquisition and integration of key assets in the leisure travel industry to provide an ongoing business base, including the implementation of our proprietary dynamic packaging travel software, TourScape. We expect our revenues to grow via opportunities in the leisure travel market, including developing a more prominent Internet presence.

         Our executive offices are located at 5680A Cypress Street Tampa, Florida 33607, and our telephone number there is (813) 877-6300.


CRITICAL ACCOUNTING ESTIMATES

Stock-Based Compensation Plans

         On January 13, 2006, in conjunction with the recapitalization, the Company assumed DynEco's obligations under one active and two expired stock-based non-qualified compensation plans. The Board of Directors administers these plans. There were no grants under these plans during 2007. Terms and prices are determined by the compensation committee or the board. At June 30, 2007, options exercisable for 99,762 shares of common stock were outstanding pursuant to these plans.

         In May 2007, the Company's Board of Directors approved the 2007 Stock Option/Stock Issuance Plan and reserved a total of 5,500,000 shares of common stock for issuance under this plan. On May 23, 2007, the Company filed a Registration Statement on Form S-8 with the Securities and Exchange Commission to register the shares issuable under this plan. The plan allows the issuance of stock options and outright grants of common stock, from time-to-time, to its officers, directors, employees and independent contractors who provide services to the Company. As of June 30, 2007, a total of 600,000 shares of common stock have been granted to independent contractors/consultants and accounted for as described in Note 9 to the unaudited consolidated financial statements.

         On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.

         Beginning January 1, 2006 all employee stock compensation is recorded at fair value using the Black-Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires the Company to account for all new stock compensation granted to employees at its fair value. For any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company shall recognize the compensation cost for that portion of the award for which the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant date. As of the date of the recapitalization, there was no further service obligations related to outstanding options. There was no cumulative effect of applying SFAS 123(R) at January 1, 2006.

Goodwill and Other Intangibles

         The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review for all of its reporting units during the fourth quarter of the calendar year.

Impairment of Other Long-Lived Assets

         The Company reviews other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. No impairment was recognized on the carry value of these assets.

Revenue Recognition

         The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

         The Company records merchant sales transactions at the gross purchase price generally on the date of travel. The Company considers a transaction to be a "merchant sales transaction" where the Company is the primary obligor to the customer and the Company acts as the merchant of record in the package transaction, which consists of several products from different vendors. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at the net purchase price where the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or, for certain products, when the service is completed. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

         The Company is not required to buy a specific number of lodging occupancies but has pre-purchased lodging occupancies, creating inventory risk, over the past several years. The Company is not expressly required to buy a specific number of bulk airline tickets, although the Company's primary airline supplier eliminated approximately 80% of bulk rate contracts, which creates an implied minimum of ticket sales requirement.

Accounting for Derivatives

         The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

         The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an "other income or expense." Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification.

Warrant and Option Liability and Embedded Conversion Option Liability

         During our efforts to raise capital from external investments, we have issued secured and unsecured convertible promissory notes that include provisions requiring us to register related shares of common stock and one issuance of convertible debt contains a variable conversion price. Per SFAS 133 and EITF 00-19 we are required to record the fair value of all outstanding warrants and-non employee options and the fair value of the embedded conversion option as liabilities.

         The valuation of these liabilities is based on a Black-Scholes model and will vary, potentially significantly, based on factors such as the remaining time left to exercise the warrants, recent volatility in the price of the Company common stock, and the market price of our common stock. Changes in the valuation of the warrant and option liability and the embedded conversion option liability are recorded as other income or expense in the period of the change. The valuation of the warrant and option liability and embedded conversion option liability are non-cash income or expense items to the Company.

         The change in volatility is a result of the change in the expected term of outstanding warrants and options due to the passage of time, which results in a change in the time frame from which the stock price data points to compute volatility were selected. Since volatility has been computed based on historical volatility of the corporation, less data points are selected from the beginning of the period and more data points are selected from the end of the period being measured.


RESULTS OF OPERATIONS

Overview

         From January 1, 2006 to the acquisition of CIL on February 8, 2006 the Company had limited operations and no revenues. Revenues for the three months ended March 31, 2006 were derived from DLG, CIL and IRT/ITR as we began to expand in the leisure travel market through acquisitions. Operating expenses for the three and six months ended June 30, 2007, are a combination of the operating expenses of DLG, CIL and IRT/ITR and expenses incurred to establish the corporate infrastructure, technology, and operational functions of the Company as a whole to support the planned growth of the business.

Three-Month Periods Ended June 30, 2007 and 2006 (second quarter)
-----------------------------------------------------------------

REVENUE

         Revenues increased for the quarter ended June 30, 2007, compared to the quarter ended June 30, 2006 as follows:

                                                Percent                Percent
                                                  of                     of
                                      2007      Revenue      2006      Revenue   Change
                                   ----------   -------   ----------   -------   ------
Vacation packages ..............   $1,797,653      88%    $1,533,740      80%      17%
Airline tickets and related fees      246,149      12%       352,827      19%     (30%)
General service agreement fees .            -       -%        17,980       1%       -%
                                   ----------   -------   ----------   -------   ------
Total ..........................   $2,043,802     100%    $1,904,547     100%       7%
                                   ==========   =======   ==========   =======   ======

         Our revenue was primarily derived from the sale of vacation packages, the sale of airline tickets, recorded on a net revenue basis.


COST OF REVENUE

         Cost of revenues increased for the quarter ended June 30, 2007, compared to the quarter ended June 30, 2006 as follows:


                                                Percent                 Percent
                                                  of                      of
                                                Related                 Related
                                      2007      Revenue       2006      Revenue
                                   ----------   -------    ----------   -------

Vacation packages ..............   $1,794,967     100%     $1,236,073     81%
Airline tickets and related fees      (28,528)   (12)%        104,175     29%
                                   ----------   -------    ----------   -------
Total ..........................   $1,766,439      86%     $1,340,248     70%
                                   ==========   =======    ==========   =======


         Cost of revenues related to the sale of vacation packages includes the cost of hotel room, airline tickets, rental cars, transfers and other related fees bundled into a single travel product purchased by our customers. Cost of revenues related to the sale of airline tickets and related fee revenue reported on a net basis consists of commissions payable to independent travel agents and certain third-party processing fees. The cost of revenues increased for the three months ended June 30, 2007 as compared to the corresponding period of 2006, and the percentage of cost of revenues to revenues increased 16% between periods. The increase in the percentage of cost of revenue to revenue is the result of certain vacation packages sold at or below cost stemming from employee training issues causing late procurement of certain vacation package components thus increasing product costs to the Company. The Company believes it has resolved these training issues and expects cost of revenues as a percentage of revenues to return to its historical percentages.

         The Company expects its cost of revenues related to vacation packages to decrease as a percentage of revenues in the future through improved utilization of its wholesale bulk air contracts, expanded product offerings and the full utilization of its TourScape software system.


GROSS PROFIT

         Gross profit decreased for the quarter ended June 30, 2007, compared to the quarter ended June 30, 2006 as follows:

                                                Percent                Percent
                                                  of                     of
                                                Related                Related
                                      2007      Revenue      2006      Revenue   Change
                                   ----------   -------   ----------   -------   -------
Vacation packages ..............   $    2,686       -%    $  297,667      19%      (99%)
Airline tickets and related fees      274,677     112%       248,652      70%       10%
General service agreement fees .            -       -%        17,980     100%        -%
                                   ----------   -------   ----------   -------   -------
Total ..........................   $  277,363      14%    $  564,299      30%      (51%)
                                   ==========   =======   ==========   =======   =======

         Our gross profit decreased for the three months ended June 30, 2007 as compared to the corresponding period of 2006 and the percentage of gross profit to revenues decreased. The decrease in gross profit is the result of certain vacation packages sold at or below cost stemming from employee training issues causing late procurement of certain vacation package components thus increasing product costs to the Company. The Company believes it has resolved these training issues and expects the gross profit percentage to return to its historical percentages.

OPERATING EXPENSES

         Our operating expenses increased throughout the Company for the quarter ended June 30, 2007, compared to the quarter ended June 30, 2006 as follows:

                                                2007                              2006
                                   -------------------------------  ----------------------------
                                                           Stock-                         Stock-
                                                Percent    Based                Percent    Based
                                                  of      Compen-                  of     Compen-
                                      Total     Revenue    sation      Total    Revenue   sation
                                   ----------   -------   --------  ----------  -------   -------
Employee compensation ..........   $  518,965     25%     $      -  $  625,778    33%     $     -
Financial consulting ...........      280,237     13%      270,316      57,036     3%      26,538
Legal expense ..................       64,375      3%            -      10,513     1%           -
Depreciation & amortization ....      255,716     12%            -      80,048     4%           -
Internal accounting and external
 auditing expense ..............       95,500      5%            -     215,492    11%           -
Director fees ..................       62,500      3%       62,500           -     -            -
Investor relations .............      182,338      9%      156,700       4,000     -            -
Other G&A expenses .............      434,665     21%            -     542,006    29%           -
                                   ----------   -------   --------  ----------  -------   -------
Total ..........................   $1,894,296     93%     $489,516  $1,534,873    81%     $26,538
                                   ==========   =======   ========  ==========  =======   =======

         Operating expenses for the quarter ended June 30, 2007 were $1,894,296 compared to $1,534,873 for the corresponding period for 2006. As a result, our total operating expenses as a percentage of revenues was 93% for the three months ended June 30, 2007 as compared to 81% for the corresponding period of 2006. Financial consulting expense increased as result of amortization of consulting agreements entered into in the current and prior quarters. Internal accounting and external auditing expense decreased as the 2006 auditing expense included additional accounting and auditing services related to the CIL and IRT/ITR acquisitions. Director fees increased as a result of the vesting of securities granted to directors during the period. Investor relations expense increased as a result of the amortization of service agreements entered into in 2006 and cash-based expense incurred in 2007. Other general and administrative expenses decreased as a result of a cost reduction effort by management. As we increase the volume of our business, enter into additional contracts with suppliers, and sell more products directly to customers over the Internet, we anticipate general and administrative expenses as a percentage of revenue to decrease.

         The Company has utilized its securities as consideration to purchase certain services from business and financial consultants, investor relation firms, attorneys and directors. As a result, operating expenses for the second quarter of 2007 included $489,516 in stock-based compensation representing the fair value of grants to common stock, warrants and options to these parties as compared to $26,538 in the corresponding period in 2006. The Company expects to continue to use its securities to purchase services in the future as the board of directors deems appropriate. Should this occur, the Company will recognize stock-based compensation expense based on the fair value of securities issued for services.


OTHER INCOME / EXPENSE

         Our interest expense decreased for the quarter ended June 30, 2007, compared to the quarter ended June 30, 2006 as follows:

                                                            2007         2006
                                                            ----         ----

Regular interest expense .............................   $  317,305   $   59,473
Amortization of debt discount on convertible debt ....      474,498      942,976
                                                         ----------   ----------
Total ................................................   $  791,803   $1,002,449
                                                         ==========   ==========

         Interest expense decreased between periods as a result of a reduction in debt discount amortization partly offset by an increase in accrued interest on outstanding debt obligations. The decrease in debt discount amortization is a result of debt discounts recognized on financing that occurred in 2006 that were fully amortized during but prior to the end of the second quarter of 2007. The increase in accrued interest on outstanding debt obligations is a result of greater borrowing levels during the quarter ended June 30, 2007 as compared to the corresponding period of the prior year.

         The Company recorded a non-cash loss on extinguishment of debt of $76,635 during the first six months of 2007. The 2007 loss of $76,635 represented the value of shares of common stock issued to a convertible note pursuant to an April 13, 2007 settlement.

         The fair value adjustment for outstanding warrants and options as of June 30, 2007 resulted in the recognition of non-cash expense of $5,236,120 for the three months ended June 30, 2007 as compared to a non-cash income for the corresponding period of the prior year of $1,441,491. The fair value of outstanding warrants and options recorded as liabilities and the related increase or decrease in warrant and option valuation income (expense) is directly related to the number of potentially dilutive securities being valued, the trading price of the Company's common stock at the balance sheet date and the Company's common stock volatility factor. At June 30, 2007 and June 30, 2006, the Company had 12,416,713 and 2,304,500 options and warrants subject of liability treatment, the trading value of the Company's common stock was $0.76 and $1.25 per share and the volatility factor was 218% and 271%, respectively.

         The embedded conversion option valuation for the quarter ended June 30, 2007 resulted in expense of $567,904. This expense is the result of the change in value of conversion option associated with the issuance of convertible notes totaling $1,200,000 with a conversion price at a 45% to 50% discount off the trading price of the Company's common stock. The valuation of the embedded conversion option is a non-cash expense to the Company.


NET INCOME (LOSS)

         The Company had a net loss during the quarter ended June 30, 2007 of $8,288,612 as compared to a net loss of $532,995 in the corresponding period in 2006. The net loss for the quarter ended June 30, 2007 includes non-cash expense from warrant and option liability revaluation of $5,236,120, non-cash general and administrative expenses of $489,516 from stock-based compensation, depreciation and amortization expense of $225,716, non-cash loss on extinguishment of debt of $76,635 and non-cash interest expense of $474,498 attributed to the issuance of securities and related amortization of the resulting debt discount.

         The net loss for the quarter ended June 30, 2006, of $532,995 includes non-cash general and administrative expenses of $26,538 from stock-based compensation, depreciation and amortization expense of $80,048, and non-cash interest expense of $942,976 attributed to the issuance of securities and related amortization of the resulting debt discount.

Six-Month Periods Ended June 30, 2007 and 2006 (six months)
-----------------------------------------------------------

REVENUE

         Revenues increased for the six months ended June 30, 2007, compared to the corresponding period ended June 30, 2006 as follows:

                                                Percent                Percent
                                                  of                     of
                                      2007      Revenue      2006      Revenue   Change
                                   ----------   -------   ----------   -------   ------
Vacation packages ..............   $3,553,208      88%    $2,503,146      84%      42%
Airline tickets and related fees      461,987      12%       457,919      15%       1%
General service agreement fees .            -       -%        35,980       1%       -%
                                   ----------   -------   ----------   -------   ------
Total ..........................   $4,015,195     100%    $2,997,045     100%      34%
                                   ==========   =======   ==========   =======   ======

         Our revenue was primarily derived from the sale of vacation packages, the sale of airline tickets, recorded on a net revenue basis. Our increase in revenues is the result of our having a full six months of operation in 2007 as compared to revenues that commenced on February 8, 2006 and March 6, 2006 related to our acquisitions of CIL and IRT/ITR, respectively.


COST OF REVENUE

         Cost of revenues increased for the six months ended June 30, 2007, compared to the corresponding period ended June 30, 2006 as follows:


                                                Percent                Percent
                                                  of                     of
                                                Related                Related
                                      2007      Revenue      2006      Revenue
                                   ----------   -------   ----------   -------

Vacation packages ..............   $3,219,218     91%     $2,023,336     81%
Airline tickets and related fees       22,655      5%        134,236     29%
                                   ----------   -------   ----------   -------
Total ..........................   $3,241,873     81%     $2,157,572     72%
                                   ==========   =======   ==========   =======


         Cost of revenues related to the sale of vacation packages include the cost of hotel room, airline tickets, rental cars, transfers and other related fees bundled into a single travel product purchased by our customers. Cost of revenues related to the sale of airline tickets and related fee revenue reported on a net basis consists of commissions payable to independent travel agents and certain third-party processing fees. The cost of revenues increased for the six months ended June 30, 2007 as compared to the corresponding period of 2006 and the percentage of cost of revenues to revenues increased. The increase in cost of revenues is the result of our having a full six months of operations in 2007 as compared to revenues that commenced on February 8, 2006 and March 6, 2006 related to our acquisitions CIL and IRT/ITR, respectively. The increase in the percentage of cost of revenue to revenue is the result of certain vacation packages sold at or below cost stemming from employee training issues causing late procurement of certain vacation package components thus increasing product costs to the Company. The Company believes it has resolved these training issues and expects cost of revenues as a percentage of revenues to return to its historical percentages.

         The Company expects its cost of revenues related to vacation packages to decrease as a percentage of revenues in the future through improved utilization of its wholesale bulk air contracts, expanded product offerings and the full deployment of its TourScape software system.


GROSS PROFIT

         Gross profit decreased for the six months ended June 30, 2007, compared to the corresponding period ended June 30, 2006 as follows:

                                                Percent                Percent
                                                  of                     of
                                                Related                Related
                                      2007      Revenue      2006      Revenue   Change
                                   ----------   -------   ----------   -------   ------
Vacation packages ..............   $  333,990       9%    $  479,810      19%     (30%)
Airline tickets and related fees      439,332      95%       323,683      71%      36%
General service agreement fees .            -       -%        35,980     100%       -%
                                   ----------   -------   ----------   -------   ------
Total ..........................   $  773,322      19%    $  839,473      28%      (8%)
                                   ==========   =======   ==========   =======   ======

         Our gross profit decreased for the six months ended June 30, 2007 as compared to the corresponding period of 2006 and the percentage of gross profit to revenues decreased. The decrease in gross profit between periods is the result certain vacation packages sold at or below cost stemming from employee training issues causing late procurement of certain vacation package components thus increasing product costs to the Company. The Company believes it has resolved these training issues and expects the gross profit percentage to return to its historical


OPERATING EXPENSES

         Our operating expenses increased throughout the Company for the six months ended June 30, 2007, compared to the corresponding period ended June 30, 2006 as follows:

                                                2007                             2006
                                   -------------------------------   ----------------------------
                                                           Stock-                         Stock-
                                                Percent    Based                Percent    Based
                                                  of      Compen-                  of     Compen-
                                      Total     Revenue    sation     Total     Revenue   sation
                                   ----------   -------   --------  ----------  -------   -------
Employee compensation ..........   $1,079,194     27%     $      -  $1,023,078    34%     $     -
Financial consulting ...........      471,164     12%      303,266     102,505     3%      42,036
Legal expense ..................      104,459      3%            -      25,911     1%           -
Depreciation & amortization ....      467,948     12%            -      84,561     3%           -
Internal accounting and external
 auditing expense ..............      207,850      5%            -     346,787    12%           -
Director fees ..................      197,348      5%      173,232           -     -            -
Investor relations .............      385,892      9%      313,800      26,000     1%           -
Other G&A expenses .............      867,746     21%            -     757,059    25%           -
                                   ----------   -------   --------  ----------  -------   -------
Total ..........................   $3,781,601     94%     $790,298  $2,365,901    79%     $42,036
                                   ==========   =======   ========  ==========  =======   =======

         Operating expenses for the six months ended June 30, 2007 were $3,781,601 compared to $2,365,901 for the corresponding period for 2006. This increase is the result of having a full six months of operation in 2007 as compared to revenues subsequent to our acquisitions in 2006 of CIL and IRT/ITR on February 8, 2006 and March 6, 2006, respectively, and the addition of corporate expenses to execute our business plan. As a result, our total operating expenses as a percentage of revenues was 94% for the six months ended June 30, 2007 as compared to 79% for the corresponding period of 2006. This increase is the result of increased employee head count in the areas of marketing/product development, supplier contract administration and executive management. Legal expense increased as result of the Company's Securities and Exchange Commission filing requirements and the handling of various legal matters. Internal accounting and external auditing expense decreased as the 2006 auditing expense included additional accounting and auditing services related to the CIL and IRT/ITR acquisitions. Director fees increased as a result of the vesting of securities granted to directors during the period. Investor relations expense increased as a result of the amortization of service agreements entered into in 2006 and cash-based expense incurred in 2007. Other general and administrative expenses increased as a result of having a full six months of operations with all the acquired companies. As we increase the volume of our business, enter into additional contracts with suppliers, and sell more products directly to customers over the Internet, we anticipate general and administrative expenses as a percentage of revenue to decrease.

         The Company has utilized its securities as consideration to purchase certain services from business and financial consultants, investor relation firms, attorneys and directors. As a result, operating expenses for the six months ended June 30, 2007 included $790,298 in stock-based compensation representing the fair value of grants to common stock, warrants and options to these parties as compared to $42,036 in the corresponding period in 2006. The Company expects to continue to use its securities to purchase services in the future as the board of directors deems appropriate. Should this occur, the Company will recognize stock-based compensation expense based on the fair value of securities issued for services.

OTHER INCOME / EXPENSE

         Our interest expense decreased for the six months ended June 30, 2007, compared to the quarter ended June 30, 2006 as follows:

                                                            2007         2006
                                                            ----         ----

Regular interest expense .............................   $  516,794   $  165,149
Amortization of debt discount on convertible debt ....    1,038,891    2,019,746
                                                         ----------   ----------
Total ................................................   $1,555,685   $2,184,895
                                                         ==========   ==========

         Interest expense decreased between periods as a result of a reduction in debt discount amortization partly offset by an increase in accrued interest on outstanding debt obligations. The decrease in debt discount amortization is a result of debt discounts recognized on financing that occurred in 2006 that were fully amortized during but prior to the end of the first six months of 2007. The increase in accrued interest on outstanding debt obligations is a result of greater borrowing levels during the six months ended June 30, 2007 as compared to the corresponding period of the prior year.

         The Company recorded a non-cash loss on extinguishment of debt of $76,635 during the first six months of 2007. The 2007 loss of $76,635 represented the value of shares of common stock issued to a convertible note holder pursuant to an April 13, 2007 settlement. The 2006 loss included $180,000 representing the value of 200,000 shares of common stock issued to convertible note holders pursuant to the January 13, 2006 Modification and Waiver Agreement and $28,442 representing the value of additional warrants issued to the convertible note holders and the write off of certain deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants valued at $233,227 on the modification date.

         The fair value adjustment for outstanding warrants and options as of June 30, 2007 resulted in the recognition of non-cash expense of $2,262,115 for the six months ended June 30, 2007 as compared to a non-cash expense for the corresponding period of the prior year of $778,551. The fair value of outstanding warrants and options recorded as liabilities and the related increase or decrease in warrant and option valuation income (expense) is directly related to the number of potentially dilutive securities being valued, the trading price of the Company's common stock at the balance sheet date and the Company's common stock volatility factor. At June 30, 2007 and June 30, 2006, the Company had 12,416,713 and 2,304,500 options and warrants subject of liability treatment, the trading value of the Company's common stock was $0.76 and $1.25 per share and the volatility factor was 218% and 271%, respectively.

         The embedded conversion option valuation for the six months ended June 30, 2007 resulted in expense of $583,183. This expense is the result of the change in value of conversion option associated with the issuance of convertible notes totaling $1,200,000 with a conversion price at a 45% to 50% discount off the trading price of the Company's common stock. The valuation of the embedded conversion option is a non-cash expense to the Company.


NET INCOME (LOSS)

         The Company had a net loss during the six months ended June 30, 2007 of $7,484,259 as compared to a net loss of $4,693,304 in the corresponding period in 2006. The net loss for the six months ended June 30, 2007 includes non-cash expense from warrant and option liability revaluation of $2,262,115, non-cash general and administrative expenses of $790,298 from stock-based compensation, depreciation and amortization expense of $467,948, and non-cash interest expense of $1,038,891 attributed to the issuance of securities and related amortization of the resulting debt discount.

         The net loss for the quarter ended June 30, 2006 includes non-cash expense from warrant and option liability revaluation of $778,551, non-cash general and administrative expenses of $42,036 from stock-based compensation, depreciation and amortization expense of $84,561, non-cash loss on extinguishment of debt of $208,452 and non-cash interest expense of $2,019,746 attributed to the issuance of securities and related amortization of the resulting debt discount.

Year Ended December 31, 2006 Compared To Period From May 16, 2005 (Inception) to December 31, 2005

         As a result of the recapitalization on January 13, 2006, Dynamic Leisure Group, Inc., now known as Dynamic Leisure Group North America, Inc., became the accounting acquirer of DynEco Corporation. DynEco then changed its name to Dynamic Leisure Corporation. Therefore, the discussion below is focused on the Dynamic Leisure Group North America, Inc. (the operating subsidiary) in 2005 and Dynamic Leisure Corporation in 2006.

Period From May 16, 2005 (Inception) to December 31, 2005

         During the period from May 16, 2005, to December 31, 2005, Dynamic Leisure Group North America did not produce any revenue or have any cost of product. The Company was focused on the identification of acquisition targets, the purchase of the TourScape system, the identification and securing of short term and long term financing and implementing a corporate structure. In the pursuit of these activities the Company incurred $455,954 of expenses, including salaries of $276,233, professional fees of $78,114 and travel of $59,218.

         In addition, the Company incurred $29,360 in interest expense related to outstanding promissory notes resulting in a loss of $485,314 or $0.47 per share.

Period From January 1, 2006 to December 31, 2006

         Because Dynamic Leisure Group was founded in May 2005, there existed limited operating activity in 2005. The comparable 2005 results begin at our inception date of May 16, 2005.


REVENUE

         Revenues for 2006 were derived from DLG, CIL and IRT/ITR as we began to expand in the leisure travel market. Operating expenses for the fiscal year ended December 31, 2006, are a combination of the operating expenses of DLG, CIL and IRT/ITR and expenses incurred to establish the corporate infrastructure, technology, and operational functions of the Company as a whole to support the planned growth of the business.

         Revenues for the fiscal year ended December 31, 2006 were $5,817,252. Our revenue was derived primarily from the sale of vacation packages, the sale of airline tickets, recorded on a net revenue basis, and certain fees or commissions earned. Revenues from the sale of vacation packages was $4,850,334 and revenues from the sale of airline tickets and other fees and commissions earned was $894,937. Revenues also include fees of $71,981 generated during 2006 from the Company's General Service Agreement acquired by the Company on January 3, 2006.


COST OF REVENUE

         Cost of revenues for the fiscal year ended December 31, 2006 was $4,336,889, including $4,098,660 for vacation packages revenues or 81.7% of related revenues and $238,229 for the sale of airline tickets, recorded on a net revenue basis, consisting of commissions payable to independent travel agents and certain third party processing fees or 26.6% of related revenues. The Company expects its cost of revenues related to vacation packages to decrease as a percentage of revenues in the future through improved utilization of its wholesale bulk air contracts, expanded product offerings and the full deployment of its TourScape software system.

GROSS PROFIT

         Gross profit for fiscal year 2006 was $1,480,363. Gross profit from the sale of vacation packages totaled $751,674 or 18.3% of related revenues. Gross profit from the sale of airline tickets, recorded on a net revenue basis, and certain fees and commissions totaled $656,708 or 275% of related revenue, with costs of revenue consisting of commissions payable to independent travel agents and certain third-party processing fees. The remaining gross profit of $71,981 is from revenues generated from our General Service Agreement.


OPERATING EXPENSES

         Operating expenses for the fiscal year ended December 31, 2006 were $7,040,989 compared to $455,954 for the fiscal year ended December 31, 2005. These expenses increased as a result of the Company's acquisition of two businesses, costs of integrating these acquisitions, hiring of new employees, establishment of a corporate infrastructure required to execute our business plan, efforts toward implementing our TourScape software system, the conversion from three privately held companies to a single fully reporting, publicly held enterprise, recruitment of independent Board members, efforts to raise capital and establishment of a market for our common stock. The Company utilized its securities as consideration to purchase certain services from business and financial consultants, investor relation firms, attorneys and directors. As a result, operating expenses for 2006 included $2,028,976 in stock-based compensation representing the fair value of grants to common stock, warrants and options to these parties as compared to $7,500 in stock-based compensation granted to consultants in 2005.

         During the year ended December 31, 2006, the Company's operating expenses included employee compensation of $1,362,290 as compared to $255,780 in 2005; business and financial consulting fees of $798,042 including $694,776 in stock-based compensation as compared to $72,500 in 2005 including $7,500 in stock-based compensation; legal expense of $719,951 including $524,000 in stock-based compensation; depreciation of $51,966; intangible asset amortization of $444,409; debt issuance cost amortization of $208,351; outsourced internal accounting expenses and audit fees aggregating $613,588; director fees of $496,000 consisting of $496,000 in stock-based compensation and investor relations services of $314,200 consisting of $314,200 in stock-based compensation. The Company expects to continue to use its securities to purchase services in the future as the Board of Directors deems appropriate. Should this occur, the Company will recognize stock-based compensation expense based on the fair value of securities issued for services.

         Other general and administrative expenses for the year ended December 31, 2006 were $2,032,192 as compared to $114,560 for the prior year. In 2005, the Company was in the development stage and its expenses were limited primarily to fund raising and business acquisition activities. The Company exited the development stage and commenced operations in Tampa, Florida and New York City marketing, selling and distributing vacation packages on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers and certain stand-alone travel products on an agency basis with it business acquisitions that occurred in February and March 2006. We expect our other general and administrative expenses to increase as a result of having a full year of operations in 2007.

         As we increase the volume of our business, enter into additional contracts with suppliers, and sell more products directly to customers over the Internet, we anticipate general and administrative expenses as a percentage of revenue to decrease.

OTHER INCOME / EXPENSE

         Interest expense for the fiscal year ended December 31, 2006 was $5,034,861. This amount consists of interest expense accrued on outstanding loans of $693,874 and interest recorded on acquisitions purchase price payables of $147,551 plus non-cash interest expense items consisting of the amortization of debt discount of $3,888,418 and common stock valued at $305,018 and issued as consideration for the modification of debt agreements.

         During the year ended December 31, 2006, the Company sold its interest in a technology funding agreement as well as other related agreements. In exchange, the buyer assumed our obligation under a related royalty agreement. The assumption of this liability of $235,138 resulted in the recognition of a gain on sale of assets of $235,138. This gain was partly offset by a loss on disposal of other assets of $42,667.

         The Company recorded a non-cash loss on extinguishment of debt of $208,442 during 2006. The loss included $180,000 representing the value of 200,000 shares of common stock issued to convertible note holders pursuant to the January 13, 2006 Modification and Waiver Agreement and $28,442 representing the value of additional warrants issued to the convertible note holders and the write off of certain deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants valuated at $233,227 on the modification date.

         The warrant and option valuation for the fiscal year ended December 31, 2006 resulted in income of $249,662 due to the reduction of the trading value of the Company's common stock and its related volatility. On September 30, 2006, the Company determined that the period for measuring the volatility of the Company's stock should be revised to begin on January 13, 2006, the recapitalization date. Formerly, the measurement period included years prior to the recapitalization. As a result, volatility was reduced from 271% as of June 30, 2006 to 142% as of September 30, 2006. This remeasurement has been recorded as a change in estimate during 2006. The volatility percentage of the Company's common stock at December 31, 2006 was 166%. The valuation of the warrant and option liability is a non-cash income or expense to the Company.

         The embedded conversion option valuation for the fiscal year ended December 31, 2006 resulted in expense of $667,076. This expense is the result primarily of the initial recognition of the embedded conversion option liability associated with the issuance of convertible notes totaling $600,000 with a conversion price at a 45% discount off the trading price of the Company's common stock. The valuation of the embedded conversion option is a non-cash expense to the Company.

NET LOSS

         Net loss in the fiscal year ended December 31, 2006 was $11,009,388 as compared to $485,314 in the fiscal year ended December 31, 2005. The net loss includes non-cash general and administrative expenses of $2,028,976 from stock-based compensation, depreciation and amortization expense of $704,726, and non-cash loss on extinguishment of debt of $208,452 and non-cash interest expense of $4,196,436 attributed to the issuance of securities and related amortization of the resulting debt discount.

LIQUIDITY AND CAPITAL RESOURCES

         Our capital requirements consist of general working capital needs, scheduled principal payments on our debt obligations and capital leases, planned capital expenditures and, currently, the funding of deficit operations. Our capital resources consist of cash generated from operations, short-term borrowings under promissory notes payable and the sale of our common stock. Our capital resources are impacted by our deficit operations and changes in the volume of advance payments from customers and the timing of related payments to suppliers. Our financial condition relies on continuing debt and equity investment until the Company is able to achieve profitability in our wholesale leisure travel business.

Period from January 1, 2007 to June 30, 2007

         At June 30, 2007, we had cash of $289,224. The following table reflects the cash flow activities during the first six months of 2007 and 2006:

                                                       2007             2006
                                                       ----             ----

Cash used by operating activities .............    $  (601,046)     $(1,728,848)
Cash provided by (used in) investing activities            745          (65,762)
Cash provided by financing activities .........        685,614        1,895,687
                                                   -----------      -----------
Increase (decrease) in cash ...................    $    85,313      $   101,077
                                                   ===========      ===========

Operating activities

         For the six months ended June 30, 2007, the Company used cash in operating activities of $601,046. Cash was used to fund the Company's loss from operations of $3,781,601 offset by non-cash expenses consisting of general and administrative expenses of $790,298 from stock-based compensation and depreciation and amortization expense of $467,948. Cash used for operations included an increase in accounts receivable of $127,454 and prepaid customer travel costs of $208,467 and a decrease in deferred revenues of $562,256. Cash was generated from operations by decreasing other assets by $38,540 and increasing current liabilities by $2,545,232.

Investing activities

         For the six months ended June 30, 2007, the Company provided cash from investing activities of $745 by converting investments to cash.

Financing activities

         For the six months ended June 30, 2007, the Company provided cash from financing activities of $685,614. Cash was received from the proceeds of a $750,000 convertible promissory note, $22,500 from the issuance of common stock from the exercise of a warrant and $60,000 advanced from an employee. The Company used cash for the payment of debt issuance costs of $85,000, $46,664 repayment of an acquisition payable and principal payments on capital leases of $15,222.

Primary source of liquidity

         As of June 30, 2007, our primary source of liquidity was $289,224 of cash and $262,342 of accounts receivable. At June 30, 2007, the Company had a working capital deficit of $19,066,504, primarily due to warrant and option liability of $8,910,751, embedded conversion option liability of $1,850,259, acquisitions payable of $1,393,336, and convertible notes payable of $4,355,792 partially offset by debt discount of $1,011,115. The convertible notes payable consists of promissory notes convertible into approximately 6,500,000 shares of the Company's common stock as of June 30, 2007. While we expect these notes to be converted into the Company's common stock, thereby reducing liabilities, there is no assurance this will occur. As of June 30, 2007, the Company has outstanding warrants, non-plan and plan options to purchase 12,416,713, 950,000 and 99,762 shares of the Company's common stock with weighted average exercise prices of $1.25, $0.66 and $7.25 per share, respectively. Exercise of any of these securities would provide cash to the Company without additional financing fees. There is no assurance that any of these securities will be exercised.

         At June 30, 2007, the Company had total assets of $9,539,020, of which non-current assets consisted of $8,097,179, goodwill of $2,902,196, intangible assets of $3,936,850, deposits of $99,735, debt issue cost of $144,198 and $1,014,200 of property and equipment, including $920,097 relating to the purchase and implementation of our TourScape software. Total liabilities were $21,209,004, including long-term liabilities of $700,659. Total shareholders' deficit was $11,669,984. On June 30, 2007, we were in default on $1,482,500 in notes payable. We anticipate settling the balance owing on these notes payable through issuance of common stock also; however, as of August 14, 2007, this had not yet occurred nor is there any assurance that this will take place.

         We have limited historical results, and only a limited time of combined operations with Dynamic, DLG, CIL, and IRT/ITR. We have relied upon convertible debt and equity financing in order to fund operations. During 2006 and year to date in 2007, there were limited activities or resources to provide cash flow in excess of immediately needed funding. Our inability to generate cash flow in excess of immediately needed funds has created a situation where we will require additional capital from external sources. There is no guarantee that we will be able to obtain any necessary financing on terms favorable to us, if at all.

         As of June 30, 2007, our sources of internal and external financing are limited. Additionally, as part of the acquisitions of IRT/ITR, we issued 700,000 shares of the Company's common stock, agreed to pay up to $1,000,000 in additional cash, and issued a $1,450,000 secured Convertible Note Payable. While we anticipate that all of our Convertible Note Payables will convert to shares of the Company's common stock, which would reduce our potential cash payment for the notes, the issuance of additional shares of our common stock would further dilute our existing shareholders' holdings. It is not expected that the internal sources of liquidity will improve until net cash is provided from operating activities and, until such time, we will rely upon external sources of liquidity, including additional private placements of the Company's common stock and exercise of various outstanding stock warrants and stock options. We are hopeful that the continued listing of our shares on the OTC Bulletin Board and expansion of our business opportunities in the leisure travel market will help increase the Company's market capitalization, encourage the exercise of outstanding warrants and attract new sources of financing. We have no understandings or commitments from anyone with respect to external financing, and we cannot predict whether we will be able to secure necessary funding when needed, or at all. As we continue to expand our business and deploy our technology in our leisure travel business, our current monthly cash flow requirements will exceed our near-term cash flow from operations. Even if we are not required to meet our financing and interest payment needs from cash, and instead our investors convert their outstanding convertible notes to common stock, our available cash resources and anticipated cash flow from operations are insufficient to satisfy our anticipated costs associated with new product development and expansion into new markets in the near future. There can be no assurance that we will be able to generate sufficient cash from operations in future periods to satisfy our capital requirements; therefore, we will have to continue to rely on external financing activities, including the sale of our equity securities, to satisfy our capital requirements for the foreseeable future. Due, in part, to our lack of historical earnings, our prior success in attracting additional funding has been limited to transactions in which our equity is used as currency. In light of the availability of this type of financing, and the lack of alternative proposals, our board of directors has determined that the continued use of our equity for these purposes may be necessary if we are to sustain operations. Equity financings of the type we have been required to pursue are dilutive to our stockholders and may adversely impact the market price for our shares. However, we have no commitments for borrowings or additional sales of equity, the precise terms upon which we may be able to attract additional funding is not known at this time, and there can be no assurance that we will be successful in consummating any such future financing transactions on terms satisfactory to us, or at all.

OFF BALANCE SHEET ARRANGEMENTS

The Company has no off balance sheet arrangements.

                             DESCRIPTION OF PROPERTY

Our principal executive offices are in Tampa, Florida, where we lease approximately 10,000 square feet under a lease scheduled to expire on June 30, 2011, with monthly rental payments of approximately $13,700.

We also lease approximately 5,000 square feet in New York City under a lease scheduled to expire in April 2008, with monthly rental payments of approximately $11,500.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 3, 2006, DLG issued a Convertible Promissory Note to Street Venture Partners, LLC in the amount of $350,000. The Note bears interest at the rate of ten percent (10%) per annum and is due and payable on January 3, 2007. The Note is convertible into shares of the Company's common stock at the rate of $0.90 per share. In connection with this transaction, the Company issued Street Venture Partners a warrant exercisable for up to 388,500 shares of the Company's common stock at an exercise price $0.90 per share. The offer and sale of the Note and warrant were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering. Street Ventures Partners, LLC, is a limited liability company owned by Mr. Brandano and his spouse.

On September 1, 2006, the Company issued 200,000 shares of its common stock to Leonard Sculler, a former director, valued at $270,000 or $1.35 per share (the closing market price of the Company's common stock on the day of issuance).

On November 6, 2006, the Company issued Eric H. Winston, a newly appointed member of the Board of Directors, 200,000 shares of common stock valued at $140,000 or $0.70 per share (based on the closing price of the Company's common stock on the date of issuance). The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant.

On November 6, 2006, the Company issued Mark E. Crone, as a newly appointed member of the Board of Directors, an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant. Mr. Crone resigned from the Board effective January 8, 2007. As of the date of his resignation, 50,000 shares underlying the option were vested.

On November 6, 2006, the Company issued Mark E. Crone an option to purchase 400,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant as compensation for professional fees.

During fiscal year 2006, the law firm of Crone Rozynko, LLP acted as principal outside legal counsel to the Company. Mark E. Crone, a director of the Company, is a partner in Crone Rozynko, LLP. Aggregate fees billed to us by Crone Rozynko, LLP for legal services rendered and billed, including general corporate counseling, litigation services and acquisition related services, during fiscal year 2006 and 2007 year to date were $1,665,867 and $121,627, respectively. We believe that the services rendered to us by Crone Rozynko, LLP were on terms no more or less favorable than those with unrelated parties.

On December 1, 2006, the Company issued Ben J. Dyer, a newly appointed member of the Board of Directors, 200,000 shares of common stock valued at $110,000 or $0.55 per share (based on the closing price of the Company's common stock on the date of grant). The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant.

On January 8, 2007, the Company issued David Shapiro, as a newly appointed member of the Board of Directors, an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.485 per share, the closing price of the Company's common stock on the date of grant. The shares underlying the option are exercisable at the rate of 50,000 shares each quarter beginning on the date of grant.

The Company entered into a consulting agreement with Innovations Publishing, LLC, pursuant to which the Company paid consulting fees of $17,500 in 2006. Mr. Dyer, a member of the Company's Board of Directors, owns 75% of Innovations Publishing.

On November 3, 2006, the Company entered into a consulting agreement with E. H. Winston & Associates pursuant to which Mr. Winston provides the Company with general business consulting services and advice. The initial term of the consulting agreement was three months. On February 5, 2007, the parties extended the agreement until June 5, 2007. The Company paid E. H. Winston & Associates a consulting fee of $10,000 per month plus reimbursement of all reasonable out-of-pocket expenses. The Company has recorded $60,000 in professional fees related to this agreement during fiscal year 2007.

On November 17, 2006, the Company entered into a Consulting Services Agreement with E. H. Winston & Associates pursuant to which Mr. Winston agreed to identify and introduce the Company to prospective investors and assist the Company in preparing introductory materials in connection therewith. The term of this Consulting Services Agreement was six months unless earlier terminated by either party. The Company had the right to terminate this agreement for any reason on 14 days prior written notice. The Company paid E. H. Winston & Associates a consulting fee of $10,000 per month plus reimbursement of all reasonable out-of-pocket expenses. In addition, the Company agreed that if it should enter into a financial commitment with any prospective investor introduced by E. H. Winston & Associates, the Company would pay an additional fee of $8,000 for each $100,000 of financial commitment or part thereof. In addition, if the Company issues warrants in connection with such financial commitment, the Company will issue to E. H. Winston & Associates a warrant exercisable for a number of shares equal to 10% of the warrants issued by the Company in connection with such financial commitment. The Company has recorded $50,000 in expenses related to this agreement during fiscal year 2007.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTC Bulletin Board over-the-counter market under the symbol "DYLI." Prior to January 13, 2006, our common stock was listed on the OTC Bulletin Board over-the-counter market under the symbol "DYCO." The following table sets forth the high and low bid prices for our common stock on the over-the-counter bulletin board from January 25, 2005 to June 30, 2007. The source of this information is Capital IQ, a division of Standard and Poor's. The bid prices are inter-dealer prices, without retail markup, markdown or commission, and may not reflect actual transactions.

                  QUARTER ENDING                  HIGH BID    LOW BID
----------------------------------------------    --------    -------

                                      2007
June 30, 2007 ................................    $  0.95     $  0.35
March 31, 2007 ...............................    $  1.06     $  0.30

                                      2006
December 31, 2006 ............................    $  1.25     $  0.55
September 30, 2006 ...........................    $  1.65     $  1.00
June 30, 2006 ................................    $  2.60     $  1.22
March 31, 2006 ...............................    $  4.00     $  0.81

                                      2005
December 31, 2005 ............................    $  2.25     $  0.30
September 30, 2005 ...........................    $  3.30     $  1.35
June 30, 2005 ................................    $  4.20     $  2.46
March 31, 2005 ...............................    $  6.00     $  2.43

SHAREHOLDERS OF RECORD

As of September 18, 2007, there were approximately 679 holders of record of our common stock, not including holders who hold their shares in street name.

DIVIDENDS

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors. Our retained earnings deficit currently limits our ability to pay dividends.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plans as of June 30, 2007:

                                                                            AVAILABLE FOR
                                                                                FUTURE
                                                                            ISSUANCE UNDER
                                         NUMBER OF                              EQUITY
                                     SECURITIES TO BE    WEIGHTED-AVERAGE    COMPENSATION
                                        ISSUED UPON       EXERCISE PRICE        PLANS
                                        EXERCISE OF       OF OUTSTANDING      (EXCLUDING
                                        OUTSTANDING          OPTIONS,         SECURITIES
                                     OPTIONS, WARRANTS    WARRANTS AND       REFLECTED IN
                                        AND RIGHTS            RIGHTS          COLUMN A)
----------------------------------   -----------------   ----------------   --------------
EQUITY COMPENSATION PLANS
APPROVED BY SECURITY HOLDERS:
2001 Equity Incentive Plan........          22,278             $3.00            11,055
1993 Corporate Stock Option Plan..          70,817             $3.00               -*
1993 Advisors Stock Option Plan...           6,667             $3.60               -

EQUITY COMPENSATION PLANS NOT
APPROVED BY SECURITY HOLDERS:
2007 Stock Option/Stock Issuance
 Plan.............................               -                 -               -
Non-plan Options..................       1,050,000             $0.70               -
Options...........................       1,050,000             $0.70               -
Warrants..........................         200,000             $1.25               -
Total.............................       1,250,000             $0.83               -

* The 1993 Corporate Stock Option and 1993 Advisors Stock Option Plans have expired.

On January 13, 2006, in conjunction with the recapitalization, the Company assumed DynEco's obligations under the 2001 Equity Incentive Plan, the 1993 Corporate Stock Option Plan and the 1993 Advisors Stock Option Plan. No grants were made under these plans in 2006 or year to date 2007.

Former Dyneco 2001 Equity Incentive Plan

Under the 2001 Equity Incentive Plan, the Company reserved a total of 33,333 shares of our common stock for issuance upon exercise of incentive and non-qualified stock options, stock bonuses and rights to purchase awarded from time-to-time, to our officers, directors, employees and consultants.

Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options or as restricted stock awards will be subject to restrictions on sale or transfer. As of the date of this prospectus, options to purchase 22,278 shares have been granted under the 2001 Equity Incentive Plan.

Former Dyneco 1993 Corporate Stock Option Plan

Under the 1993 Corporate Stock Option Plan, DynEco reserved a total of 25,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our officers, directors, and employees. This Corporate Stock Option Plan has expired.

Former Dyneco 1993 Advisors Stock Option Plan

Under the 1993 Advisors Stock Option Plan, DynEco reserved a total of 6,667 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our advisors and consultants. This plan has expired.

Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options are subject to restrictions on sale or transfer. As of the date of this report, options to purchase 6,667 shares had been granted and are outstanding under the 1993 Advisors Stock Option Plan. The 1993 Advisors Stock Option Plan has terminated and no further awards may be made thereunder, however, outstanding awards of 6,667 shares remain effective until their termination date on December 31, 2008.

Other Plans

Other plans include equity compensation plans not approved by shareholders. These plans are comprised of options granted and/or warrants issued to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them.

2007 Stock Option/Stock Issuance Plan

In May, 2007, the Company's Board of Directors approved the 2007 Stock Option/Stock Issuance Plan and reserved a total of 5,500,000 shares of our common stock for issuance under this plan. On May 23, 2007, the Company filed a Form S8 registering the shares issuable under this plan with the Securities and Exchange Commission. The plan allows the issuance of stock options and outright grants of common stock, from time-to-time, to our officers, directors, employees and independent contractors who provide services to the Company. As of September 18, 2007, a total of 800,000 shares of common stock have been granted to independent contractors/consultants and accounted for as described in Note 9 of the June 30, 2007 consolidate financial statements set forth below. No grants of options have been made from the Plan as of September 18, 2007.

Non-Plan Options

From time to time the Company has granted options to purchase shares of the Company's common stock at a purchase price equal to the closing price of the Company's common stock on the date of grant. The Board of Directors establishes the life of the security and vesting period, if any, at the grant date.

Warrants

From time to time the Company has granted warrants to purchase shares of the Company's common stock as compensation for services rendered in connection with financing transactions. The exercise prices of these warrants are equal to the exercise prices of warrants issued in such financings. The Board of Directors establishes the life of the security and vesting period, if any, at the grant date.

As of August 23, 2007, the Company had no other plans.

The grants of other options are approved on a case-by-case basis by the Board of Directors, and are within the limits of the number of shares that we are authorized to issue. The grant of other options and warrants are not authorized by our shareholders. We may, in the future, authorize the grant of additional options and/or issuance of additional warrants for the foregoing purposes and other valid corporate purposes.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information relating to all compensation awarded to, earned by or paid by us during the fiscal year ended December 31, 2006 to:
(a) our chief executive officer; and (b) each of our executive officers who was awarded, earned or we paid more than $100,000 for the fiscal year ended December 31, 2006:

                           SUMMARY COMPENSATION TABLE

The following table sets forth certain information relating to all compensation of our named executive officers for services rendered in all capacities to the Company during the fiscal year ended December 31, 2006:

NAME AND PRINCIPAL POSITION                       YEAR      SALARY $     TOTAL $
---------------------------                       ----      --------     -------
Daniel G. Brandano, President and
 Chief Executive Officer ...................      2006      203,365      203,365
Nigel Osborne, Executive Vice President ....      2006      115,153      115,153
Steve Hicks ................................      2006      115,788      115,788

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes to or disagreements with our accountants that are required to be disclosed.

                              FINANCIAL STATEMENTS

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES

              INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE FISCAL QUARTER ENDED JUNE 30, 2007


                                                                            PAGE
                                                                            ----

Consolidated Balance Sheet as of June 30, 2007 (Unaudited) ................. F-2

Consolidated Statements of Operations
  for the three and six months ended June 30, 2007 (Unaudited) ............. F-3

Consolidated Statement of Changes in Stockholders' Deficit
  for the six months ended June 30, 2007 (Unaudited) ....................... F-4

Consolidated Statements of Cash Flows
  for the six months ended June 30, 2007 (Unaudited) ....................... F-5

Notes to Consolidated Financial Statements (Unaudited) ..................... F-6

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                       JUNE 30,    DECEMBER 31,
                                                        2007           2006
                                                     (UNAUDITED)
                                                    ------------   ------------
Current Assets
  Cash ...........................................  $    289,224   $    203,911
  Investments, restricted ........................       127,097        127,842
  Accounts receivable, net of an
    allowance of $9,984 and $5,551 ...............       262,342        139,321
  Prepaid travel .................................       723,528        515,061
  Other current assets ...........................        39,650         78,190
                                                    ------------   ------------
    Total Current Assets .........................     1,441,841      1,064,325
                                                    ------------   ------------

Property and equipment, net ......................     1,014,200      1,076,669
                                                    ------------   ------------
Other Assets
  Goodwill .......................................     2,902,196      2,902,196
  Intangible assets, net .........................     3,936,850      4,307,505
  Deposits .......................................        99,735         99,735
  Debt issue costs, net ..........................       144,198         94,022
                                                    ------------   ------------
    Total Other Assets ...........................     7,082,979      7,403,458
                                                    ------------   ------------

    Total Assets .................................  $  9,539,020   $  9,544,452
                                                    ============   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Convertible promissory notes, net of
    discount of $1,011,115 and $266,471 ..........  $  3,344,677   $  2,046,187
  Notes payable, current portion .................       386,245        386,245
  Acquisition payable ............................     1,393,336      1,440,000
  Accounts payable ...............................     1,407,135        752,152
  Accounts payable to related parties ............       282,017         65,930
  Accrued compensation ...........................        32,010         74,707
  Accrued interest ...............................       633,256        652,823
  Other accrued liabilities ......................       838,187        294,271
  Capital lease obligation .......................        34,804         34,152
  Deferred revenue ...............................       111,680        673,936
  Customer deposits ..............................     1,173,988        602,977
  Due to employee ................................       110,000         50,000
  Warrant and option liability ...................     8,910,751      5,419,729
  Embedded conversion option liability ...........     1,850,259        667,076
                                                    ------------   ------------

    Total Current Liabilities ....................    20,508,345     13,160,185
                                                    ------------   ------------
Long-Term Liabilities
  Convertible promissory notes, net of
    current portion, net of discount
    of $707,258 and $624,671 .....................       292,742      2,225,329
  Convertible promissory note to related party ...       350,000        350,000
  Notes payable, net of current portion ..........           343            343
  Capital lease obligation, net of current portion        57,574         73,448
                                                    ------------   ------------
    Total Long-Term Liabilities ..................       700,659      2,649,120
                                                    ------------   ------------

    Total Liabilities ............................  $ 21,209,004   $ 15,809,305
                                                    ------------   ------------
Commitments and Contingencies (Note 13)

Stockholders' Deficit
  Preferred stock, $0.01 par value,
    20,000,000 shares authorized,
    none issued and outstanding ..................  $          -   $          -
 Common stock, $0.01 par value, 300,000,000
    shares authorized, 14,044,495 and 12,101,195
    issued and outstanding .......................       140,445        121,012
 Common stock issuable, at par value
    (130,000 shares) .............................         1,300          1,300
 Additional paid-in capital, net of
    deferred consulting fees of $106,000 .........     7,167,232      5,107,537

 Accumulated deficit .............................   (18,978,961)   (11,494,702)
                                                    ------------   ------------
    Total Stockholders' Deficit ..................   (11,669,984)    (6,264,853)
                                                    ------------   ------------

    Total Liabilities and Stockholders' Deficit ..  $  9,539,020   $  9,544,452
                                                    ============   ============

   See accompanying notes to the unaudited consolidated financial statements.

                               DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                                (UNAUDITED)
                                                 FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                          JUNE 30,                      JUNE 30,
                                                ---------------------------   ---------------------------
                                                    2007           2006           2007           2006
                                                 (unaudited)    (unaudited)    (unaudited)    (unaudited)
                                                ------------   ------------   ------------   ------------
Total revenues ...............................  $  2,043,802   $  1,904,547   $  4,015,195   $  2,997,045

Cost of revenues .............................     1,766,439      1,340,248      3,241,873      2,157,572
                                                ------------   ------------   ------------   ------------

  Gross Profit ...............................       277,363        564,299        773,322        839,473

Operating Expenses
  Employee Compensation ......................       518,965        625,778      1,079,194      1,023,078
  Financial consulting, includes $270,316,
    $26,538, $303,266 and $42,036
    stock-based compensation .................       280,237         57,036        471,164        102,505
  Legal expense ..............................        64,375         10,513        104,459         25,911
  Depreciation and amortization expense ......       255,716         80,048        467,948         84,561
  Internal accounting and external auditing
    expense ..................................        95,500        215,492        207,850        346,787
  Director fees, includes $62,500, $0,
    $173,232 and $0 stock-based compensation .        62,500              -        197,348              -
  Investor relations, includes $156,700, $0,
    $313,800 and $0 stock-based compensation .       182,338          4,000        385,892         26,000
  Other general and administrative expenses ..       434,665        542,006        867,746        757,059
                                                ------------   ------------   ------------   ------------

    Total Operating Expenses .................     1,894,296      1,534,873      3,781,601      2,365,901
                                                ------------   ------------   ------------   ------------

    Loss from Operations .....................    (1,616,933)      (970,574)    (3,008,279)    (1,526,428)

Other Income (Expense)
  Interest income ............................           645          6,557          1,500         13,042
  Interest expense, includes $564,393 and
    $1,076,770 in debt discount amortization .      (791,803)    (1,002,449)    (1,555,685)    (2,184,895)
  Loss on extinguishment of debt .............       (76,635)             -        (76,635)      (208,452)
  Warrant and option valuation expense .......    (5,236,120)     1,441,491     (2,262,115)      (778,551)
  Embedded conversion option valuation expense      (567,904)             -       (583,183)             -
  Other income (expense) .....................           138         (8,020)           138         (8,020)
                                                ------------   ------------   ------------   ------------

    Total Other Income (Expense), net ........    (6,671,679)      (437,579)  $ (4,475,980)  $ (3,166,876)
                                                ------------   ------------   ------------   ------------

    Net Loss .................................  $ (8,288,612)  $   (532,995)  $ (7,484,259)  $ (4,693,304)
                                                ============   ============   ============   ============

Net Income (Loss) per Share:
  Basic ......................................  $      (0.60)  $      (0.06)  $      (0.57)  $      (0.53)
                                                ============   ============   ============   ============
  Diluted ....................................  $      (0.60)  $      (0.06)  $      (0.57)  $      (0.53)
                                                ============   ============   ============   ============

Weighted average number of shares outstanding
  during the period:
      Basic ..................................    13,738,891      9,601,630     13,016,735      8,841,327
                                                ============   ============   ============   ============
      Diluted ................................    13,738,891      9,601,630     13,016,735      8,841,327
                                                ============   ============   ============   ============

                See accompanying notes to the unaudited consolidated financial statements.

                                                    F-3

                               DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                  For the Six Months Ended June 30, 2007
                                                (UNAUDITED)
                                                                 Additional
                                                Common Stock       Paid In     Accumulated      Total
                           Common Stock           Issuable         Capital       Deficit     Stockholders'
                      ---------------------   ----------------   ----------   ------------      Equity
                        Shares      Amount    Shares    Amount     Amount        Amount       (Deficit)
                      ----------   --------   -------   ------   ----------   ------------   -------------
BALANCE AT
  DECEMBER 31, 2006   12,101,195   $121,012   130,000   $1,300   $5,107,537   $(11,494,702)  $ (6,264,853)

Common stock
  issued in
  promissory note
  conversion ......    1,090,000     10,900         -        -    1,167,465              -      1,178,365

Common stock
  issued in warrant
  exercise ........       33,300        333         -        -       22,167              -         22,500

Common stock
  issued for
  services ........      820,000      8,200         -        -      760,500              -        768,700

Value of options
  issued for
  services ........            -          -         -        -       24,116              -         24,116

Reclassification
  from warrant
  and option
  liability .......            -          -         -        -       85,447              -         85,447


Net Income (Loss) .            -          -         -        -            -     (7,484,259)    (7,484,259)
                      ----------   --------   -------   ------   ----------   ------------   ------------

BALANCE AT
  JUNE 30, 2007 ...   14,044,495   $140,445   130,000   $1,300   $7,167,232   $(18,978,961)  $(11,669,984)
                      ==========   ========   =======   ======   ==========   ============   ============

                See accompanying notes to the unaudited consolidated financial statements.

                                                    F-4

                        DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (UNAUDITED)
                                                                FOR THE SIX     FOR THE SIX
                                                                MONTHS ENDED    MONTHS ENDED
                                                               JUNE 30, 2007   JUNE 30, 2006
                                                               -------------   -------------
                                                                (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ........................................    $(7,484,259)    $(4,693,304)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Change in accounts receivable allowance ..............          4,433               -
      Depreciation .........................................         62,469          18,594
      Amortization of intangible assets ....................        370,655          65,968
      Amortization of debt issue costs .....................         34,824          81,141
      Loss on extinguishment of debt .......................              -         208,452
      Amortization of debt discount to interest expense ....      1,038,891       2,019,746
      Common stock and warrants for services ...............        841,048          42,035
      Embedded conversion option valuation expense .........        583,183               -
      Warrant and option valuation expense (income) ........      2,262,115         778,551
    (Increase) decrease in assets and liabilities:
      Accounts receivable ..................................       (127,454)        196,703
      Prepaid assets .......................................       (208,467)        (16,558)
      Other assets .........................................         38,540        (105,125)
      Accounts payable .....................................        871,070          80,700
      Accrued expenses .....................................      1,103,151          55,813
      Deferred revenue .....................................       (562,256)        (77,476)
      Customer deposit .....................................        571,011        (384,088)
                                                                -----------     -----------
      Net Cash Used in Operating Activities ................       (601,046)    $(1,728,848)
                                                                -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Change in investments ....................................            745               -
  Acquisition of property and equipment ....................              -         (24,685)
  Acquisition of business ..................................              -         (41,077)
                                                                -----------     -----------
      Net Cash Used in Investing Activities ................            745         (65,762)
                                                                -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible promissory notes ...............        750,000       2,060,000
  Repayment of convertible promissory notes ................              -        (344,632)
  Proceeds from overdraft ..................................              -          63,337
  Proceeds from line of credit .............................              -          10,000
  Proceeds from employee advances ..........................         60,000               -
  Debt issue costs .........................................        (85,000)       (176,223)
  Repayment of acquisition payable .........................        (46,664)              -
  Repayment of capital leases ..............................        (15,222)         (2,600)
  Proceeds from common stock issuance ......................         22,500         285,805
                                                                -----------     -----------
      Net Cash Provided by Financing Activities ............        685,614       1,895,687
                                                                -----------     -----------

Net Increase (Decrease) in Cash ............................         85,313         101,077

Cash at Beginning of Period ................................        203,911          38,699
                                                                -----------     -----------
Cash at End of Period ......................................    $   289,224     $   139,776
                                                                ===========     ===========

Supplemental disclosure of cash flow information:

  Cash paid during the period for income taxes .............    $         -     $         -
                                                                ===========     ===========
  Cash paid during the period for interest .................    $    91,943     $    91,943
                                                                ===========     ===========

Supplemental Disclosure of non-cash investing and financing activities:

  Debt and stock issue in acquisitions .....................    $         -     $ 6,173,980
                                                                ===========     ===========
  Assets received on capital lease .........................    $         -     $   116,540
                                                                ===========     ===========
  Discount on promissory notes .............................    $ 1,266,122     $ 2,000,000
                                                                ===========     ===========
  Conversion option liability related to promissory note ...    $   600,000     $ 1,793,382
                                                                ===========     ===========
  Reclassification of FV of warrants and options from equity    $    85,447     $         -
                                                                ===========     ===========

  Promissory notes converted to common stock ...............    $   825,000     $         -
                                                                ===========     ===========

  Accrued interest converted to promissory note principal ..    $   268,134     $         -
                                                                ===========     ===========

         See accompanying notes to the unaudited consolidated financial statements.

                                             F-5

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
              UNAUDITED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  June 30, 2007
                                   (UNAUDITED)

NOTE 1   NATURE OF OPERATIONS

Nature of Business

         The Company is engaged in the business of marketing, selling and distributing vacation packages that include cruises, domestic and international airline tickets, car rental services and accommodation products and services on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers. The Company also sells certain stand-alone travel products on an agency basis. For the quarter and six months ended June 30, 2007, substantially all of the Company's travel products were for destinations in the Caribbean and Mexico.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

         The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim consolidated financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of consolidated financial position and results of operations.

         It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         All share and per share data in the accompanying consolidated financial statements have been adjusted retroactively for the effect of a recapitalization transaction between Dynamic Leisure Corporation ("Dynamic," "we," "us," "our")(formerly, DynEco Corporation), and Dynamic Leisure Group, Inc. ("DLG") in January 2006 and a subsequent one-for-thirty reverse stock split (see Note 12).

         For further information, refer to the Form 10-KSB for Dynamic Leisure Corporation for the year ended December 31, 2006.

Principles of Consolidation

         The consolidated financial statements include the accounts of Dynamic and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

         Certain amounts in the 2006 financial statements have been reclassified to conform with the 2007 presentation.

Use of Estimates

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made.

         These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates in 2007 and 2006 include the valuation of accounts receivable, valuation of goodwill, valuation and amortization of intangible assets, valuation of stock based transactions, valuation of derivatives, estimates of allowances for customer refunds and the estimate of the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

         For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. In addition, receivables from merchant banks for credit card transactions are included as cash equivalents as they are considered deposits in transit. Credit card receivables included in cash and cash equivalents at June 30, 2007, and December 31, 2006 were $32,227 and $20,769, respectively. The Company places its cash with a financial institution and, at times, such deposits may be in excess of the FDIC insurance limit. The Company has not experienced any losses on such accounts.

Accounts Receivable

         Accounts Receivable result from either the sale of travel products or agreements with various hotels, including co-op advertising support. The Company evaluates the collectibility of accounts receivable while working with its individual customers and vendors. A majority of the accounts receivable for travel products are collected prior to travel departure.

Prepaid Travel

         The Company is required to pay for certain travel (mainly hotels) in advance. Payments made to these vendors in advance are recorded as an asset in the prepaid travel account. The Company recognizes the expense when the associated revenue is recognized.

Property and Equipment

         Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets which ranges from three to seven years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

Goodwill and Other Intangibles

         The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review during the fourth quarter of the calendar year. No impairment was recognized during the six months ended June 30, 2007.

Letters of Credit and Restricted Investments

         At June 30, 2007, the Company had two outstanding letters of credit totaling approximately $112,100 payable to the Airlines Reporting Corporation
(ARC), which allows the Company to purchase airline tickets through ARC's computerized ticket system. The terms of the letter of credit agreements require the Company to maintain certificates of deposit with the issuer of the letters of credit in the amount of the letters of credit. These certificates of deposit are reflected as short-term investments, restricted, on the accompanying balance sheet. Short-term investments at June 30, 2007, also includes $10,000 restricted to cover a letter of credit for a seller of travel license.

Deferred Revenue

         Deferred revenue primarily represents money received from customers as either a deposit on, or full payment for, trips not yet traveled or services not yet earned.

Revenue Recognition

         The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

         The Company records merchant sales transactions at the gross purchase price generally on the date of travel. The Company considers a transaction to be a "merchant sales transaction" where the Company is the primary obligor to the customer and the Company acts as the merchant of record in the package transaction, which consists of several products from different vendors. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at the net purchase price where the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or, for certain products, when the service is completed. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

Advertising Costs

         The Company expenses advertising costs as incurred. During the six months ended June 30, 2007 and 2006, the Company's advertising expense totaled $19,585 and $17,275, respectively.

Accounting for Derivatives

         The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

         The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. If the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and its fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

Stock-Based Compensation

         On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company had no unvested stock option awards on January 1, 2006. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires us to account for all new stock compensation to employees using fair value. There was no cumulative effect of applying SFAS 123(R) at January 1, 2006.

Concentration of Credit Risk and Other Concentrations

         Nearly all of the Company's travel products sold year-to-date in 2007 and in 2006 were for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

         The Company has a diverse US customer base, including consumers purchasing products through travel agencies and purchasing directly via the Internet.

         The Company has very little credit risk since the vast majority of its travel products are paid for in advance.

         The Company has negotiated contracts with airlines that allow the Company to price certain products more favorably than its competitors. The loss of such contracts could have a negative effect on the Company.

Income Taxes

         The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

Basic and Diluted Net Income (Loss) Per Share

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted
EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. Diluted loss per share for the three and six months ended June 30, 2007 and 2006, does not include potential common shares as their effect would be anti-dilutive.

Potential shares excluded from the weighted average share
calculations due to  their anti-dilutive effect include:
---------------------------------------------------------
  Upon exercise of plan options ....................................      99,762
  Upon exercise of non-plan options ................................     950,000
  Upon exercise of warrants ........................................  12,416,713
  Upon conversion of convertible promissory notes ..................   6,109,372
  Upon conversion of convertible promissory notes - related party ..     388,889

Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, notes payable and capital leases. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable and capital leases are not readily available, but the carrying values are believed to approximate fair value.

Recent Accounting Pronouncements

         FASB Statement No. 156, "Accounting for Servicing of Financial Assets -- an amendment of FASB Statement No. 140" ("FASB Statement No. 156"): In March 2006, the FASB issued Statement No. 156 which amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. FASB Statement No. 156 was effective for years beginning after September 15, 2006. The adoption of SFAS 156 has not had a material effect on the Company's financial position or results of operations.

         FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -- an Interpretation of FASB Statement No. 109" ("FIN 48"): In June 2006, the FASB issued this statement which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48, which was effective for fiscal years beginning after December 15, 2006, also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 has not had a material effect on the Company's financial position or results of operations.

         FASB Statement No. 157, "Fair Value Measurements" ("FASB Statement No. 157"): In September 2006, the FASB issued FASB Statement No. 157 which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FASB Statement No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

         Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"): In September 2006, the Securities and Exchange Commission issued SAB 108 which provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our consolidated financial statements.

         FASB Staff Position EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"): In December 2006, the FASB issued FSP EITF 00-19-2 which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies." A registration payment arrangement is defined in FSP EITF 00-19-2 as an arrangement with both of the following characteristics: (1) the arrangement specifies that the issuer will endeavor (a) to file a registration statement for the resale of specified financial instruments and/or for the resale of equity shares that are issuable upon exercise or conversion of specified financial instruments and for that registration statement to be declared effective by the US SEC within a specified grace period, and/or (b) to maintain the effectiveness of the registration statement for a specified period of time (or in perpetuity); and (2) the arrangement requires the issuer to transfer consideration to the counterparty if the registration statement for the resale of the financial instrument or instruments subject to the arrangement is not declared effective or if effectiveness of the registration statement is not maintained. FSP EITF 00-19-2 was effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The adoption of FSP EITF 00-19-2 has not had a material impact on our consolidated financial statements.

         SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"): In February 2007, the FASB issued SFAS 159 which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. The adoption of SFAS 159 is not expected to have a material effect on the Company's financial statements.


NOTE 3   GOING CONCERN

         For the six months ended June 30, 2007, the Company had a loss from operations of $3,008,279, used net cash in operations of $601,046, a working capital deficiency of $19,066,504, and a stockholders' deficiency of $11,669,984. In addition, the Company is in default on convertible promissory notes totaling $1,482,500 as of June 30, 2007. These matters raise substantial doubt about our ability to continue as a going concern. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2007, additional capital investment will be necessary to develop and sustain the Company's operations.

         As of June 30, 2007, the Company had $5,355,792 in outstanding Convertible Notes payable to third parties (including the notes in default as described above), which are convertible into 6,109,372 shares of the Company's common stock. While the Company expects substantially all of these note holders to convert the Notes into shares of the Company's common stock, there is no guarantee that this will occur. As of June 30, 2007, the Company did not have adequate working capital to meet these obligations with cash payments.

         Management believes that its plans to raise additional capital will allow for adequate funding of the Company's cash requirements through December 31, 2007, although there is no assurance regarding this belief or that the Company will be successful in these efforts. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following:

                                       Estimated
                                      Useful Life      June 30,     December 31,
                                       in Years          2007           2006
                                      -----------    -----------    ------------
Office furniture and equipment ...        3-5        $   165,770    $   165,770
Software .........................        5-7            957,850         37,753
Software in development ..........                             -        920,097
                                                     -----------    -----------
Total property and equipment .....                   $ 1,123,620    $ 1,123,620
Less accumulated depreciation ....                      (109,420)       (46,951)
                                                     -----------    -----------
Property and equipment, net ......                   $ 1,014,200    $ 1,076,669
                                                     ===========    ===========

         Depreciation expense was $62,469 for the six months ended June 30, 2007.

         Software in Development consists of the purchase of worldwide rights and source code to TourScape, proprietary software for use in the wholesale travel industry, for $500,000 and the purchase of third party database software and related implementation costs of $420,097. The software was fully operational upon purchase and accordingly is capitalizable as internal use software pursuant to Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The Company completed its implementation of the software and placed it in service on March 31, 2007. The Company amortizes this software over seven years.

         If the Company determines at a future date to sell or license the software, proceeds received from the license of the software, net of direct incremental costs of marketing, will be applied against the carrying value of the software in accordance with SOP 98-1.


NOTE 5   INTANGIBLE ASSETS

         Intangible assets at June 30, 2007, are as follows:

                                                      Accumulated     Net Book
                                Life        Cost      Amortization      Value
--------------------------    --------   ----------   ------------   ----------
Airline contracts ........      7 yrs.   $2,820,000     $443,491     $2,376,509
Hotel contracts ..........      7 yrs.      422,500       49,884        372,616
URLs .....................     10 yrs.    1,011,000      108,369        902,631
Mailing list .............      3 yrs.      150,000       12,054        137,946
General service agreement     2.5 yrs.      348,413      201,265        147,148
                                          ---------     --------     ----------
                                         $4,751,913     $815,063     $3,936,850
                                         ==========     ========     ==========

         Amortization expense for the six months ended June 30, 2007 totaled $370,655. Amortization of intangible assets in future years is expected to be as follows:

         2007          $   746,496   (includes $370,655 recognized
                                     for six months ended 6/30/07)
         2008          $   607,132
         2009          $   607,132
         2010          $   607,132
         2011          $   607,132
         Thereafter    $ 1,132,481

NOTE 6 CONVERTIBLE NOTES PAYABLE WITH WARRANTS, NOTES PAYABLE, LOANS PAYABLE AND CAPITAL LEASES PAYABLE

Convertible Promissory Notes
----------------------------

         Convertible notes consisted of the following at June 30, 2007:

                                                               Original Debt Discount Components
                                                              ------------------------------------    Cumulative
                                                              Beneficial                             Amortization
Interest    Balance       Notes                   Balance     Conversion    Warrant                     As Of
  Rate     12/31/2006   Converted   Borrowings   6/30/2007     Feature     Liability      Total        6/30/2007
--------   ----------   ---------   ----------   ----------   ----------   ----------   ----------   ------------
 9%  (S)   $1,450,000   $       -   $        -   $1,450,000   $1,208,332   $        -   $1,208,332   $  1,208,332
 9%  (S)      600,000    (600,000)           -            -      480,000            -      480,000        480,000
10%  (S)    2,250,000           -            -    2,250,000      206,618    3,296,324    3,502,942      2,658,860
 5%  (U)      155,158    (150,000)     268,134      273,292       77,372      232,944      310,316        310,316
10%  (U)       10,000           -            -       10,000            -            -            -              -
10%  (U)       75,000     (75,000)           -            -            -            -            -              -
10%  (U)       10,000           -            -       10,000       50,000            -       50,000         50,000
10%  (U)       12,500           -            -       12,500            -            -            -              -
 6%  (S)      600,000           -      400,000    1,000,000      400,000      600,000    1,000,000        292,742
 8%  (U)            -           -      150,000      150,000            -            -            -              -
10%  (U)            -           -       50,000       50,000       50,000            -       50,000          8,242
10%  (U)            -           -      150,000      150,000      150,000            -      150,000         24,725
           ----------   ---------   ----------   ----------   ----------   ----------   ----------   ------------
           $5,162,658   $(825,000)  $1,018,134   $5,355,792   $2,622,322   $4,129,268   $6,751,590   $  5,033,217
           ==========   =========   ==========   ==========   ==========   ==========   ==========   ============

(S) - Secured
(U) - Unsecured

                                                   Unamortized         Net Book
                                  Principal          Discount           Value
                                 -----------       -----------       -----------
Current maturities .......       $ 4,355,792       $ 1,011,115       $ 3,344,677
Long-term portion ........         1,000,000           707,258           292,742
                                 -----------       -----------       -----------
Total ....................       $ 5,355,792       $ 1,718,373       $ 3,637,419
                                 ===========       ===========       ===========

         Terms and Original Debt Discount Assumptions:

                                                                                Original Warrant and Option Liability
                    Convertible Promissory Notes                                 Black-Scholes Valuation Assumptions
----------------------------------------------------------------------   ---------------------------------------------------
Interest     Balance    Unamortized   Maturity              Conversion               Exercise   Expected   Vola-    Discount
  Rate      6/30/2007     Discount      Date     Payments      Price      Shares      Price     Life(Yr)   tility     Rate
--------   ----------   -----------   --------   --------   ----------   ---------   --------   --------   ------   --------
9%   (S)   $1,450,000   $         -     3/6/07      (A)        $1.50             -    $   -         -         -          -
10%  (S)    2,250,000       844,082     3/5/08      (C)         1.00     2,000,000     1.00       3.0       271%      5.07%
 -    -          -                -          -      (D)         1.00       250,000     1.00       2.25      142%      5.03%
 -    -          -                -          -      (E)         1.00     3,000,000     1.50       3.0       190%      4.60%
 5%  (U)      273,292             -    12/4/07      (F)         0.75       304,000     0.90       3.0       354%      3.96%
10%  (U)       10,000             -    6/30/06      (G)         0.90             -        -         -         -          -
10%  (U)       10,000             -    6/30/06      (G)         0.90             -        -         -         -          -
10%  (U)       12,500             -    6/30/06      (G)         0.90             -        -         -         -          -
 6%  (S)    1,000,000       707,258   10/25/09      (H)          (H)     5,000,000    $1.50       3.0       154%      4.58%
 8%  (U)      150,000             -    8/13/07      (I)         1.00             -        -         -         -          -
10%  (U)       50,000        41,758   10/15/07      (J)          (J)       132,979    $0.376      0.3       218%      4.94%
10%  (U)      150,000       125,275   10/15/07      (J)          (J)       398,936    $0.376      0.3       218%      4.94%
           ----------   -----------
           $5,355,792   $ 1,718,373
           ==========   ===========

(A)   - This note went into default for nonpayment on its maturity date.

(B)   - Not used.

(C)   - Maturity date of note was extended on March 5, 2007 to March 5, 2008.

(D) - Relates to $250,000 additional borrowings from MMA on 9/20/2006 and part of the original $2,000,000 convertible note payable.

(E) - Relates to Note Modification Agreement for issuance of warrants to purchase 3,000,000 shares of the Company's common stock.

(F) - This note was modified on June 4, 2007, whereby the note's maturity date was extended to December 4, 2007, interest rate reduced to 5% per annum, all accrued interest was added to the principal balance and $150,000 of the note balance was converted into 200,000 shares of common stock.

(G) - Balance is past due and loan is in default. The Company is in negotiations to extend the maturity date or have the note converted.

(H) - Balance is due on the maturity date plus all accrued interest. The debt is convertible at a 45% discount to market or $0.44 per share as of June 30, 2007.

(I) - Balance is past due as of August 13, 2007, and the loan is in default. The Company is in negotiations to extend the maturity date or have the note converted.

(J) - Balance is due on the maturity date plus all accrued interest. The debt is convertible at the same rate or price established based upon the Company's next financing in excess of $1,000,000.

         All debt discounts are amortized over the terms of the respective Notes. The amortization of the debt discount was $1,038,891 and $2,019,746 for the six months ended June 30, 2007 and 2006, respectively, and was included in interest expense in the accompanying consolidated financial statements.

         In total as of August 14, 2007, the Company was in default on third-party convertible promissory notes of $1,482,500.

         On April 16, 2007, the Company issued unsecured convertible promissory notes in the principal amount totaling $150,000 to Miller Investments, LLC. The notes bear interest at 8% per annum and mature August 13, 2007. At the option of the holder, the notes are convertible at any time into shares of the Company's common stock at the lesser of (i) $1.00 per share or (ii) the price per share paid by investors in the Company's next financing transaction. The Holder is entitled to piggyback registration rights, subject to certain limitations as described in the notes. In addition, the Company has granted the holder the right to purchase additional notes from the Company in the principal amount of $150,000 on the same terms and conditions within thirty (30) days after the date of the notes.

         On June 15, 2007, the Company issued unsecured convertible promissory notes in the principal amount totaling $50,000 and $150,000 to Michael Pisani and Seaside Capital II, LLC, respectively. The notes bear interest at 10% per annum and mature October 15, 2007. In the event the Company consummates prior to its maturity date, an equity or debt financing pursuant to which it sells shares of its common stock (or securities convertible into or exercisable for shares of its common stock) with a aggregate sales price of not less than $1,000,000, excluding these notes (a "Qualified Financing"), then the outstanding principal amount of and all accrued interest under these notes shall automatically convert into securities identical to and at the same price and on the same terms as the securities issued to in the Qualified Financing. If no Qualified Financing takes place prior to the maturity date, than all or a portion of the outstanding principal amount of and all accrued interest under these notes shall be converted at the option of the holders into that number of shares of the Company's common stock at a 50% discount to market, as defined.

MMA Capital, LLC Convertible Debt
---------------------------------

         On January 13, 2006, the Company issued a Secured Convertible Promissory Note with the principal balance of $2,000,000 to MMA Capital, LLC ("MMA"). As described below, on September 20, 2006, the parties amended this Note to increase the principal amount by $250,000 to a total of $2,250,000.

         On August 16, 2006, the Company entered into an agreement with MMA to defer interest payments due on the Note each quarter until January 11, 2007, the maturity date of the loan. On March 5, 2007, the maturity date of this note was extended to March 5, 2008.

         In consideration for this August 16, 2006 deferral, the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's common stock. In accordance with EITF 96-19, this transaction was treated as a modification of debt since the extra consideration given in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. As a result, the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification.

         At the option of the holder, the outstanding principal amount of the Note and accrued but unpaid interest may be converted into shares of the Company's common stock at the conversion rate of $1.00 per share, subject to adjustment in the event the Company issues shares for a consideration less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganizations or certain other corporate events. In connection with this transaction, the Company agreed to file a registration statement under the Securities Act of 1933, as amended, (the "Act") to register the shares issuable upon conversion of the Note. It constitutes an event of default under the Note and subjects the Company to liquidated damages if the Company does not complete an effective registration statement within 180 days of the effective date of the execution of a common stock subscription agreement, which would be executed when the lender provides notice of conversion of all or a portion of the debt, and if the Company does not maintain that effective registration statement for at least 90 days. For each week of non-compliance, liquidated damages are 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. The Company's obligations under the promissory note are collateralized by a security interest in substantially all of the Company's assets.

         In connection with the transaction, the Company issued to MMA a warrant to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrant is exercisable for a period of three years and the number of warrant shares and the exercise price are subject to adjustment in the event the Company issues shares for a consideration less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganizations or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering the sale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

         A finder's fee equal to 8% of the proceeds ($160,000) was paid in cash to Forte Capital Partners LLC, in connection with the transaction. The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) as a transaction by an issuer not involving any public offering. The $160,000 was recorded as a deferred debt issuance cost asset and is being amortized over the debt term.

         On September 20, 2006, the Company and MMA entered into a Second Modification of Secured Convertible Promissory Note, pursuant to which the principal of the Note was increased by $250,000 to $2,250,000. Further, on September 20, 2006, the Company and MMA entered into a Modification of Warrant to Purchase Shares of Common Stock, pursuant to which the number of warrant shares was increased by 250,000 shares to 2,250,000 shares.

         On March 5, 2007, the Company entered into a Settlement Agreement with MMA pursuant to which in consideration for the Company's issuance to MMA of a warrant exercisable for 3,000,000 shares of the Company's Common Stock with an exercise price of $1.50 per share (the "MMA Warrant"), MMA agreed to (i) extend the maturity date of the Company's outstanding promissory note payable to MMA to March 5, 2008; and (ii) to dismiss its action against the Company filed on November 22, 2006 in the United States District Court for the Northern District of California entitled MMA Capital, LLC v. Dynamic Leisure Corporation, Case No. C 06 7263 CRB (the "Action") with prejudice and to fully and finally waive all contract breaches alleged in the Action. The fair value of the warrant to purchase 3,000,000 shares of the Company's common stock of $1,266,122 was recorded as debt discount and warrant liability on the Company's consolidated balance sheet and the debt discount is being amortized over the remaining term of the promissory note.

         In addition, with respect to the registration statement on Form SB-2 filed with the Commission on December 18, 2006 (Commission File No. 333-139438) (the "MMA Registration Statement"), the Company agreed to use its commercially reasonable efforts to respond to any comments issued by the Staff of the Commission within ten (10) business days and to file any required amendments within five business days of receiving notice from the Commission that the Post-Effective Amendment to Registration Statement on Form SB-2 (Commission File No. 333-124283) is effective. In addition, the Company agreed not to withdraw the MMA Registration Statement without first obtaining written approval from MMA, to use commercially reasonable efforts to cause the MMA Registration Statement to become effective, and to maintain the effectiveness of the MMA Registration Statement, subject to certain exceptions, until the earlier of (i) one year; (ii) the date on which all securities covered by the MMA Registration Statement as amended from time to time, have been sold; or (iii) the date on which all the securities covered by the MMA Registration Statement as amended from time to time, can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

         The Company's failure to comply with the provisions of Settlement Agreement shall be deemed to be an event of default, which if not cured within fifteen (15) days after receipt of written notice of such event of default, entitles MMA to nominate one person to the Company's Board of Directors (the "First MMA Nominee") and the Company is required to appoint MMA's nominee to its Board of Directors within two days thereafter. MMA is entitled to nominate one additional person to the Company's Board of Directors and the Company is required to appoint such nominee to its Board of Directors within two days thereafter, if an event of default is not cured by the Company within fifteen
(15) days of the date the First MMA Nominee is nominated. The maximum number of nominees that MMA is entitled to under this provision is two.

         The MMA Warrant is exercisable for a term of three years for up to 3,000,000 shares of the Company's Common Stock at an initial exercise price of $1.50 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") are subject to adjustment for stock splits, stock combinations and certain reorganizations. The Warrant exercise price, but not the number of Warrant Shares is subject to a "full-ratchet" adjustment upon the issuance by the Company of shares of Common Stock for no consideration or for a consideration per share less than the Warrant exercise price, subject to certain enumerated exceptions. The Company has agreed to register the sale of the Warrant Shares on a registration statement pursuant to the Securities Act. The MMA Warrant was issued in a private placement transaction, exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

         Per SFAS 133 and EITF 00-19 and related interpretations, the convertible note at the January 13, 2006 issuance date was classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrant was classified as a liability ("warrant liability") (see
Note 7) due to the liquidated damages provision in the registration rights agreement at its initial fair value with a corresponding charge to debt discount. The beneficial conversion value associated with the convertible debt is recorded as a debt discount and additional paid in capital.

         In accordance with SFAS 133, the warrants underlying the warrant liability were and are revalued quarterly based on assumptions in effect on that date using the Black-Scholes model. See Note 7 for the assumptions related to the revaluation and the related effect on the warrant liability and warrant valuation income (expense) during the period.

         In December 2006, the FASB issued FSP EITF 00-19-2, "Accounting for Registration Payments" which was effective immediately. This FSP amends EITF 00-19 to require potential registration payment arrangements be treated as a contingency pursuant to FASB Statement 5 rather than at fair value. We considered the effect of this standard on the above warrant classification as a liability and determined that the accounting may have changed as a result of this standard; however, due to the new financing that occurred on November 9, 2006 as discussed below, the warrants must remain classified as a liability at June 30, 2007; therefore, there was no effect of implementing this standard.

DynEco March 2, 2005 Convertible Notes and Modification and Waiver Agreements
-----------------------------------------------------------------------------

         On January 13, 2006, and June 4, 2007, the Company and Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation entered into Modification and Waiver Agreements pursuant to which Convertible Promissory Notes issued by the Company to these parties in the aggregate principal balance of $327,000 on March 2, 2005. Pursuant to the January 13, 2006 Modification and Waiver Agreement, interest on these Notes at the rate of 5% per annum was to be paid quarterly, commencing March 31, 2006, and monthly principal amortization payments of approximately $29,700 were to commence on June 1, 2006.

         The Company was in default of the terms of this Modification and Waiver Agreement for nonpayment of its quarterly interest payments. Accordingly, the Company began accruing default interest at the rate of 10% from the date of default of June 1, 2006.

         As consideration for the January 13, 2006, Modification and Waiver Agreement, the Company paid these noteholders a total of $232,210, consisting of $154,632 in principal payments and a premium in the amount of $77,578. The Company recorded the premium as additional expense in the fourth quarter of 2005. The notes are convertible at the conversion rate of $0.75 per share, subject to adjustments, including anti-dilution adjustments and an adjustment if the Company issues common stock or rights to purchase common stock at a price below $0.75 per share. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets.

         As additional consideration to induce the note holders to enter into the January 13, 2006, Modification and Waiver Agreement, the Company issued the investors an aggregate of 200,000 shares of its common stock. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants were eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of the Company's common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable for three years from January 23, 2006 and
(c) the number of shares issuable upon exercise of these warrants cannot be reduced to less than 300,000 shares, resulting in an issuance of 45,000 additional warrants. Under the Modification and Waiver Agreement, under certain circumstances, the Company may require the investors to exercise the warrants in full. The Company may prepay the remaining principal balance of the notes at 150% of the principle, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

         During the first quarter of 2006, the Company recorded a non-cash loss relating to (i) the extinguishment of debt of $208,442, (ii) the value of the 200,000 shares of common stock issued (valued at $0.90 per share on the date of the Modification and Waiver Agreement, based on the closing price of common stock), (iii) issuance of additional warrants, and (iv) the write-off of deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants. The new warrants were valued at $232,944 at the modification date.

         In accordance with SFAS 133, the warrants underlying the warrant liability are revalued quarterly based on assumptions in effect on that date using the Black-Scholes model. See Note 7 for the assumptions related to the revaluation and the related effect on the warrant liability and warrant valuation income (expense) during the period.

         On January 13, 2006, the Company agreed to file an amendment to the existing registration statement covering the sale of the shares issuable upon conversion of these notes and exercise of the warrants. Such registration statement was required to be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or the Company would be subject to the payment of liquidated damages to the note holders. The registration statement was filed on April 12, 2006 and was required to become effective by June 13, 2006. In addition, the Company agreed to file a new registration statement covering the sale of the shares issuable pursuant to the Modification and Waiver Agreement the sale of which was not covered by the existing registration statement. Such additional registration statement was required to be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or the Company would be subject to the payment of liquidated damages. The registration statement was filed on May 12, 2006 and was required to become effective by July 13, 2006. A Form 8-K/A, including the audited financial statements of the Company was filed on March 29, 2006, prior to April 5, 2006 as required. The post-effective amended registration statement and the additional registration statement did not become effective in the required 60 days due to comments received from the SEC with respect to the registration statement. The January 13, 2006, Modification and Waiver Agreement provides for liquidated damages payable to the note holders of an amount equal to two percent (2%) of the Purchase Price of the Notes remaining unconverted for each thirty (30) days or part thereof, that a registration statement is not effective. The Modification and Waiver Agreement required the Company pay the liquidated damages in cash. The liquidated damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which liquidated damages are payable.

         On June 4, 2007, the Company entered into a second Modification and Waiver Agreement with the note holders that combined all accrued interest and penalties on these notes as of June 4, 2007, aggregating $268,134 with the outstanding principal amount of the Notes of $155,158 and provided that interest would accrue on the new principal amount at the rate of 5% per annum beginning June 4, 2007. Penalties of $142,236 were recorded as interest expense on the settlement date. Interest is payable on any conversion date or on the maturity dates of the Notes, which have been extended to December 4, 2007. All principal and accrued interest is convertible at any time into shares of the Company's common stock at a fixed conversion price of $0.75, subject to adjustment. As long as the Notes are outstanding, if the Company issues any Common Stock, other than for certain enumerated exceptions as set forth in the Modification and Waiver Agreement, prior to the complete conversion of the Notes for a consideration less than $0.485 per share, the conversion price shall be reduced to such other lower issue price. In addition, the purchase price of the warrants is subject to adjustment if the Company issues any Common Stock other than for certain enumerated exceptions set forth in the Modification and Waiver Agreement, for a consideration less than $0.485 per share. In connection with the June 4, 2007 Modification and Waiver Agreement, the investors agreed to convert an aggregate of $150,000 due and payable under the Notes into 200,000 shares of the Company's common stock effective as of June 4, 2007.

Convertible Promissory Notes with Variable Conversion Price
-----------------------------------------------------------

         On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers", whereby the Company sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). The $1,000,000 was funded in two tranches ($600,000 on November 9, 2006, and $400,000 on January 5, 2007). The offering was made pursuant to Section 4(2) of the Act, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Company's obligations under the Notes are collateralized by a security interest in substantially all of the Company's assets.

         The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the resale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's Common Stock closes below $1.00.

         The Company has an obligation to register shares of its common stock pursuant to the terms of a Registration Rights Agreement with the note holders. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

         Due to the variable conversion price, the secured convertible term notes were bifurcated and recorded as two liability instruments, a debt instrument and an embedded conversion option liability at fair value.

Convertible Promissory Note, Related Party
------------------------------------------

         On January 3, 2006, the Company issued a Convertible Promissory Note with an annual interest rate of 10% in the principal amount of $350,000 to Street Venture Partners, LLC, a related party, in conjunction with the purchase of the Casual Car General Service Agreement (GSA). The Note went into default for nonpayment on January 3, 2007, and the maturity date was extended on March 30, 2007 to July 1, 2008. As of June 30, 2007, the Note had an outstanding balance of $350,000.

Other Notes Payable
-------------------

         Notes payable consisted of the following:

                                                      JUNE 30,    DECEMBER 31,
                                                        2007          2006
                                                     ---------    ------------
         Notes Payable - Bearing interest at rates
          ranging from 5% to 15% unsecured and due
          at various dates through August 2007 ...   $ 156,434     $ 156,434

         Notes payable assumed from DynEco .......      20,154        20,154

         Line of credit - IRT/ITR ................     210,000       210,000
                                                     ---------     ---------
                                                     $ 386,588     $ 386,588
         Less current portion ....................    (386,245)     (386,245)
                                                     ---------     ---------
             Notes payable, net of current portion   $     343     $     343
                                                     =========     =========

         At June 30, 2007, the Company was in default of the repayment terms on certain 5% to 15% unsecured notes aggregating $35,000. This amount is included in notes payable, current portion on the accompanying consolidated balance sheet at June 30, 2007.

Capital Lease Obligation
------------------------

         The Company's capital leases consisted of the following:

                                                      JUNE 30,    DECEMBER 31,
                                                        2007          2006
                                                     ---------    ------------
         Total Capital Leases ....................   $  92,378     $ 107,600
         Less Current Capital Leases .............     (34,804)      (34,152)
                                                     ---------     ---------
            Long-term portion of Capital Leases ..   $  57,574     $  73,448
                                                     =========     =========

         Future maturities of capital lease obligations as of December 31, 2006, are as follows:

         2007         $34,619
         2008         $37,958
         2009         $20,998
         2010         $11,897
         2011         $ 2,128


NOTE 7   WARRANT AND OPTION LIABILITY

         The Company recorded a warrant liability related to Convertible Notes in connection with the Modification and Waiver Agreement of January 13, 2006 and the MMA Capital LLC financing due to the liquidated damages provision in the registration rights agreement requiring liability treatment under EITF 00-19 (see Note 6 and discussion within FSP EITF 00-19-2). The Company also recorded warrant and option liability related to the Convertible Notes with a variable conversion price issued on November 9, 2006. EITF 00-19 requires liability treatment for all outstanding warrants and non-employee options as a result of the variable conversion price provision contained in these Convertible Notes. As a result, warrants for 5,000,000 shares of common stock were recorded as warrant liability and warrants for 2,300,050 shares and non-employee options for 1,000,000 shares of the Company's common stock were reclassified from equity and recorded as liabilities on the Company's consolidated balance sheet on November 9, 2006, the issuance date of the convertible notes with the variable conversion price.

         During the six months ended June 30, 2007, the warrant and option liability was increased for the fair value of options to purchase 50,000 and 50,000 shares of the common stock that vested on January 5, 2007, and April 5, 2007, respectively, and warrants to purchase 3,000,000 shares of common stock granted on March 5, 2007 pursuant to the MMA Capital, LLC note modification agreement. During the same period, the fair value of warrants exercised and options forfeited was reclassified to equity.

         The remaining warrant and option liability will continue to be revalued until the expiration date of the debt or at such time EITF 00-19 and related interpretations provide for the reclassification of these financial instruments to equity, with any changes in valuation recorded as warrant and option valuation income or expense.

         The Company's warrant and option liability and related revaluation assumptions are as follows:

                                                      11/9/06                                      Warrant
                         3/2/05                      Variable       All Other        Total       and Option
                      Convertible                   Conversion      Warrants        Warrant       Valuation
                          Note           MMA           Price           and        and Option       (Income)
                        Holders        Capital         Notes         Options       Liability       Expense
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance 12/31/2006    $   148,287    $ 1,046,770    $ 2,498,578    $ 1,726,094    $ 5,419,729    $         -

Value of options
  granted for
  compensation ....             -              -              -         24,116         24,116              -

Value of warrants
  granted in Note
  Modification
  Agreement .......             -      1,266,122              -              -      1,266,122              -

Reclassification
  to equity value
  of exercised
  warrants and
  forfeited options             -              -              -        (85,447)       (85,447)             -

Change in Value ...       (71,203)      (938,953)    (1,172,922)      (790,927)    (2,974,005)    (2,974,005)
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance 3/31/2007     $    77,084    $ 1,373,939    $ 1,325,656    $   873,836    $ 3,650,515    $(2,974,005)

Value of options
  granted for
  compensation.....             -              -              -         24,116         24,116              -

Change in Value ...       114,922      2,012,665      1,945,304      1,163,229      5,236,120      5,236,120
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance 6/30/2007     $   192,006    $ 3,386,604    $ 3,270,960    $ 2,061,181    $ 8,910,751    $ 2,262,115
                      ===========    ===========    ===========    ===========    ===========    ===========
December 31, 2006
-----------------
  Warrants/options ....    304,500         2,250,000    5,000,000           3,300,050
  Exercise price ......      $1.00             $1.00        $1.50    $0.675 to $11.25
  Market price ........      $0.65             $0.65        $0.65               $0.65
  Expected life (years)       2.25               2.0          2.8           .5 to 4.9
  Volatility ..........       166%              166%         166%                166%
  Discount rate .......      4.78%             4.78%        4.78%               4.66%

March 5, 2007 - Note Modification Agreement
-------------------------------------------
  Warrants/options ....                    3,000,000
  Exercise price ......                        $1.50
  Market price ........                        $0.50
  Expected life (years)                          3.0
  Volatility ..........                         190%
  Discount rate .......                        4.60%

March 31, 2007
--------------
  Warrants/options ....    304,500         5,250,000    5,000,000           3,166,717
  Exercise price ......      $1.00    $1.00 to $1.50        $1.50    $0.485 to $11.25
  Market price ........      $0.65             $0.65        $0.65               $0.65
  Expected life (years)       2.25        1.7 to 2.9          2.5           .2 to 4.3
  Volatility ..........       190%              190%         190%                190%
  Discount rate .......      4.65%             4.67%        4.60%               4.90%

June 30, 2007
-------------
  Warrants/options ....    304,500         5,250,000    5,000,000           1,862,213
  Exercise price ......      $1.00    $1.00 to $1.50        $1.50    $0.485 to $11.25
  Market price ........      $0.76             $0.76        $0.76               $0.76
  Expected life (years)        2.0        1.4 to 2.6          2.2          1.2 to 4.0
  Volatility ..........     218.2%            218.2%       218.2%              218.2%
  Discount rate .......      4.65%             4.87%        4.89%               4.89%

NOTE 8   EMBEDDED CONVERSION OPTION LIABILITY

         The Company recorded an embedded conversion option liability related to Convertible Notes with variable conversion prices issued on November 9, 2006, and June 15, 2007. Such variable conversion prices require liability treatment for embedded conversion option consisting of conversion prices equal to a 45% to 50% discount to the market price of the Company's common stock as of the end of each accounting period. The remaining embedded conversion option liability will continue to be revalued until the expiration date of the debt with any changes in valuation recorded as conversion option valuation income or expense.

         The Company's embedded conversion option liability and related revaluation assumptions are as follows:

                              11/9/06       1/5/07        6/15/07       Total
                             Variable      Variable      Variable      Embedded     Conversion
                            Conversion    Conversion    Conversion    Conversion      Option
                              Price         Price         Option        Option       (Income)
                               Note          Note          Note        Liability      Expense
                            ----------    ----------    ----------    ----------    ----------
Balance at 1/1/2007 ....    $ 667,076     $       -     $       -     $  667,076    $       -

Debt issued 1/5/2007 ...            -       440,293             -        440,293       40,293

Change in Value ........      (13,926)      (11,088)            -        (25,014)     (25,014)
                            ---------     ---------     ---------     ----------    ---------
Balance at 3/31/2007 ...    $ 653,150     $ 429,205     $       -     $1,082,355    $  15,279

Debt issued 6/15/07 ....            -             -       349,792        349,792      149,792

Change in Value ........      305,316       220,413      (107,617)       418,112      418,112
                            ---------     ---------     ---------     ----------    ---------
Balance at 6/30/2007 ...    $ 958,466     $ 649,618     $ 242,175     $1,850,259    $ 583,183
                            =========     =========     =========     ==========    =========

December 31, 2006
-----------------
  Principal ............     $600,000
  Shares upon conversion    1,026,271
  Exercise price .......      $0.2925
  Market price .........        $0.65
  Expected life (years)           2.8
  Volatility ...........         166%
  Discount rate ........        4.79%

January 5, 2007 - Debt Issued
-----------------------------
  Principal ............                $400,000
  Shares upon conversion                 863,320
  Exercise price .......                 $0.2295
  Market price .........                   $0.51
  Expected life (years)                      3.0
  Volatility ...........                    166%
  Discount rate ........                   4.79%

March 31, 2007
--------------
  Principal ............     $600,000   $400,000
  Shares upon conversion    1,484,432    975,465
  Exercise price .......       $0.242     $0.242
  Market price .........        $0.44      $0.44
  Expected life (years)           2.5        2.8
  Volatility ...........         190%       190%
  Discount rate ........        4.60%      4.60%

June 15, 2007
-------------
  Principal ............                             $200,000
  Shares upon conversion                              531,915
  Exercise price .......                               $0.376
  Market price .........                                $0.94
  Expected life (years)                                   0.3
  Volatility ...........                               218.2%
  Discount rate ........                                4.94%

June 30, 2007
-------------
  Principal ............     $600,000   $400,000     $200,000
  Shares upon conversion      802,506    527,467      500,000
  Exercise price .......        $0.44      $0.44        $0.40
  Market price .........        $0.76      $0.76        $0.76
  Expected life (years)           2.2        2.5          0.3
  Volatility ...........       218.2%     218.2%       218.2%
  Discount rate ........        4.89%      4.89%        4.94%


NOTE 9   STOCKHOLDERS' DEFICIT
------------------------------

Common Stock Issued Pursuant to Warrant Exercise
------------------------------------------------

         On March 6, 2007, the Company issued 33,300 shares of its common stock pursuant to the exercise of common stock warrants at an exercise price of $0.675 per share for an aggregate exercise price of $22,500.

Common Stock Issued For Services
--------------------------------

         During 2006, the Company granted common stock to certain directors that vest at a rate of 25% every three months. During the six months ended June 30, 2007, a total of 200,000 shares of common stock vested and were recorded as issued and outstanding. The fair value of the shares of common stock on the grant dates are being recognized over the vesting period. During the six months ended June 30, 2007, a total of $125,000 was recorded as equity and charged to operations as an expense.

         During 2006, the Company has entered into agreements with third parties to provide various services including investor relation services, equity research about the Company and financial consulting services. Pursuant to these agreements, the Company issued vested shares of common stock. The fair value of the shares of common stock on the grant dates are being recognized over the terms to the agreements. During the six months ended June 30, 2007, a total of $376,200 was recorded as equity and charged to operations as an expense for shares issued in 2006. The remaining unamortized balance of $106,000 as of June 30, 2007, has been recorded as deferred consulting fees treated as a reduction in additional paid-in capital and will be expensed in future periods.

         On March 15, 2007, the Company entered into an agreement with Uptick Capital, LLC to provide financial consulting services pursuant to a consulting agreement with a 14-day advance notice termination provision. Shares to be granted under this agreement vested at the end of each 30-day period. On May 18, 2007, the Company gave written notice of its termination of the consulting agreement and the agreement terminated June 1, 2007. Pursuant to the terms of this agreement, the Company issued Uptick Capital 20,000 shares of vested common stock valued at $7,000 or $0.35 per share determined using the market stock price as of the date the shares became vested under this agreement. The fair value of these shares was charged to operations.

         On April 1, 2007, the Company entered into an agreement with Peter H. Clark to provide financial and management consulting services to the Company. Pursuant to this agreement, the Company issued Peter H. Clark 300,000 vested shares of the Company's common stock valued at $135,000 or $0.45 per share determined using the market stock price as of the date of the agreement. The agreement is for a term of three months and is renewable at the option of the Company. The fair value of $135,000 was amortized to operating expenses over the three-month term of the agreement.

         On April 1, 2007, the Company entered into an agreement with Brett Gold to provide financial and management consulting services to the Company. Pursuant to this agreement, the Company issued Brett Gold 100,000 vested shares of the Company's common stock valued at $45,000 or $0.45 per share determined using the market stock price as of the date of the agreement. The agreement is for a term of three months and is renewable at the option of the Company. The fair value of $45,000 was amortized to operating expenses over the three-month term of the agreement.

         On May 1, 2007, the Company entered into an agreement with Pro345, LLC to provide financial and management consulting services to the Company. Pursuant to this agreement, the Company issued Pro345, LLC 150,000 vested shares of the Company's common stock valued at $127,500 or $0.85 per share determined using the market stock price as of the date of the agreement. The agreement is for a term of six months and is renewable at the option of either party. The fair value of $42,500 will be amortized to operating expenses during the six months ended June 30, 2007.

         On June 6, 2007, the Company transferred 200,000 shares of the Company's common stock to an escrow account of Crone Rozynko, LLP. Pursuant to an Escrow Agreement, the shares are to remain in the escrow account until granted by the Company's Board of Directors to Crone Rozynko for payment of legal fees, and any unissued shares remaining in the escrow account on June 15, 2009, are to be returned to the Company. These shares are not considered issued and outstanding in the accompanying consolidated financial statements.

         On June 30, 2007, the Company issued 50,000 shares of its common stock from its 2007 Stock Option/Stock Issuance Plan with a fair value on the date of grant of $38,000 or $0.76 per share in settlement of a legal dispute with MBN Consulting, LLC. The Company has previously accrued $29,333 related to this matter and charged an additional $8,667 to operations on June 30, 2007.

Common Stock Issued Upon Conversion of Debt
-------------------------------------------

         On April 12, 2007, the Company issued a total of 120,000 shares of its common stock on conversion of a convertible promissory note aggregating $75,000, accrued interest of $10,870 and damages totaling $34,130, based on a conversion rate of $1.00 per share or total consideration of $120,000.

         On April 13, 2007, the Company settled a dispute with Raymond Valdes and issued a total of 770,000 shares of common stock on conversion of a convertible note aggregating $600,000, and accrued interest of $61,730. The additional stock consideration of 328,847 shares, after considering the original note conversion terms of $1.50 per share, was valued at $245,235 based on the $0.75 quoted trading price on the settlement date and resulted in a loss on settlement of $76,635. The aggregate value of this settlement was $908,365.

         On June 4, 2007, holders of 5% convertible promissory notes converted $150,000 of these notes into 200,000 shares the Company's common stock at a conversion rate of $0.75 per share.

Common Stock Warrants, Options and Valuation
--------------------------------------------

         The Company had outstanding warrants and options as follows:

                                          JUNE 30,
         Exercisable Securities             2007
         ----------------------         -----------
         Warrants .............         $12,416,713
         Options ..............           1,049,762

         The Company estimates the value of awards of share-based payments using the Black-Scholes option pricing method that uses assumptions in effect on the date of grant. The assumptions of volatility are based on historical volatility since the Company does not have traded options on which to base any estimate of implied volatility. The assumptions of expected term are based on the contractual term since the Company has no reliable history to measure the expected term. The risk-free rate for periods within the expected term of the option is based on the U.S. treasury yield curve in effect at the time of the grant.

Common Stock Warrants Issued to Non-Employees
---------------------------------------------

         The following is a summary of warrant activity:

                                                           Weighted
                                              Weighted     Average
                                              Average     Remaining    Aggregate
                                              Exercise   Contractual   Intrinsic
Non-Employee Warrants              Shares       Price       Term         Value
---------------------            ----------   --------   -----------   ---------

Outstanding at January 1, 2007      200,000    $ 1.25       5.00            -
Granted ......................            -    $    -          -            -
Exercised ....................            -    $    -          -            -
Forfeited or expired .........            -    $    -          -            -
                                 ----------    ------       ----         ----

Outstanding at June 30, 2007 .      200,000    $ 1.25       5.00            -
                                 ==========    ======       ====         ====
Exercisable at June 30, 2007 .      200,000    $ 1.25       5.00            -
                                 ==========    ======       ====         ====

Warrants Issued for Cash or Related to Debt
-------------------------------------------

         The following is a summary of warrant activity for warrants sold for cash or related to debt:

                                                          Weighted
                                              Weighted     Average
                                              Average     Remaining    Aggregate
                                              Exercise   Contractual   Intrinsic
Warrants Issued for Cash           Shares      Price        Term         Value
------------------------         ----------   --------   -----------   ---------
Outstanding at January 1, 2007    9,654,550    $ 1.00       3.22            -
Granted ......................    3,000,000    $ 1.50       3.00            -
Exercised ....................      (33,300)   $ 0.68          -            -
Forfeited or expired .........     (404,537)   $ 0.68          -            -
                                 ----------    ------       ----         ----

Outstanding at June 30, 2007 .   12,216,713    $ 1.38       3.05            -
                                 ==========    ======       ====         ====
Exercisable at June 30, 2007 .   12,216,713    $ 1.38       3.05            -
                                 ==========    ======       ====         ====

         The weighted average valuation assumptions for grants other than with the sale of common stock for cash during 2006 are as follows:

Expected volatility ..........    190%
Weighted average volatility ..    190%
Expected dividends ...........       0
Expected term (in years) .....       3
Risk-free rate ...............   4.60%

         On March 5, 2007, pursuant to the modification of the MMA Capital, LLC convertible promissory note, the Company issued warrants exercisable for 3,000,000 shares of its common stock at an exercise price of $1.50 per share. The warrant has an expiration date of March 5, 2010.

Non-Plan Common Stock Options to Non-Employees
----------------------------------------------

         At June 30, 2007, the Company had the following non-plan options outstanding and exercisable:

                          Outstanding Options              Exercisable Options
                   ----------------------------------    ----------------------
                                 Weighted    Weighted                  Weighted
   Range of                       Average     Average                   Average
   Exercise           Number     Remaining   Exercise       Number     Exercise
    Price          Outstanding     Life        Price     Exercisable    Price
---------------    -----------   ---------   --------    -----------   --------
$0.485 to $0.70     1,050,000    5.5 Years   $   0.66      950,000     $   0.66
                   ===========                           ===========

         A summary of the changes in non-plan stock options outstanding is presented below:

                                                                     Weighted
                                                                      Average
                                                       Shares     Exercise Price
                                                      ---------   --------------
Options outstanding as of January 1, 2007 .........   1,000,000      $   0.70
Options granted ...................................     200,000      $   0.48
Options exercised .................................           -      $      -
Options forfeited .................................    (150,000)     $   0.70
                                                      ---------      --------
Non-plan options outstanding at June 30, 2007 .....   1,050,000      $   0.66
                                                      =========      ========
Weighted average fair value of options granted
  during the six months ended June 30, 2007 .......                  $   0.48
                                                                     ========

         The weighted average valuation assumptions for grants during 2007 are as follows:

Expected volatility ..........    166%
Weighted average volatility ..    166%
Expected dividends ...........       0
Expected term (in years) .....       5
Risk-free rate ...............   4.75%

         The Company estimates the value of awards of share-based payments using the Black-Scholes option pricing method that uses assumptions in effect on the date of grant. The assumptions of volatility are based on historical volatility since the Company does not have traded options on which to base any estimate of implied volatility. The assumptions of expected term are based on the contractual term since the Company has no reliable history to measure the expected term. The risk free rate for periods within the expected term of the option are based on the U.S. treasury yield curve in effect at the time of the grant.

         On January 8, 2007, the Company's Board of Directors appointed David Shapiro as a Board member. The Company granted David Shapiro an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.485 per share, the average of the opening and closing price of the stock on the date of grant. 50,000 shares subject to the option vested immediately and an additional 50,000 shares subject to the option vest each quarter thereafter. The stock options have an expiration date of January 8, 2012. An expense for director fees of $96,464 was recognized 25% on January 8, 2007 with the balance recognized over the remaining vesting period based in a Black-Scholes option pricing model using the following assumptions: stock price $0.485, expected term five (5) years, volatility 166%, zero expected dividends and a 4.75% discount rate. Options to purchase a total of 100,000 shares were vested as of June 30, 2007.

Stock-Based Compensation Plans
------------------------------

         On January 13, 2006, in conjunction with the recapitalization, the Company assumed DynEco's obligations under DynEco's outstanding non-qualified option plans consisting of the 2001 Equity Incentive Plan and two expired plans, the 1993 Corporate Stock Option Plan and the 1993 Advisors Stock Option Plan. There were no grants under these plans during 2006 or year-to-date 2007. The Company does not anticipate issuing any options under the former DynEco non-qualified option plans.

         In May 2007, the Company's Board of Directors approved the 2007 Stock Option/Stock Issuance Plan. No grants of options have been made from this plan as of June 30, 2007.

         At June 30, 2007, the Company had the following plan options outstanding and exercisable:

                      Outstanding Options                 Exercisable Options
              ------------------------------------      -----------------------
                             Weighted     Weighted                     Weighted
Range of                     Average      Average                      Average
Exercise        Number       Remaining    Exercise         Number      Exercise
 Price        Outstanding      Life        Price        Exercisable     Price
--------      -----------    ---------    --------      -----------    --------
$   3.00         42,500      1.3 Years    $   3.00         42,500      $   3.00
$  11.40         50,595      1.9 Years    $  11.40         50,595      $  11.40
$   3.60          6,667      2.0 Years    $   3.60          6,667      $   3.60
                -------                                   -------
                 99,762                                    99,762
                =======                                   =======

         The following is a summary of the changes in plan options outstanding:

                                                                     Weighted
                                                                      Average
                                                       Shares     Exercise Price
                                                      ---------   --------------
Options outstanding at January 1, 2006 ............     101,206      $   7.25
Options exchanged in recapitalization .............           -      $      -
Options granted ...................................           -      $      -
Options exercised .................................           -      $      -
Options forfeited .................................      (1,444)     $   2.63
                                                      ---------      --------
Plan options outstanding at June 30, 2007 .........      99,762      $   7.30
                                                      =========      ========

Plan options exercisable at June 30, 2007 .........      99,762
                                                      =========

Weighted average fair value of options granted
  during the period ...............................                  $      -
                                                                     ========

Former DynEco 2001 Equity Incentive Plan

         Under the 2001 Equity Incentive Plan, DynEco reserved a total of 33,333 shares of our common stock for issuance upon exercise of incentive and non-qualified stock options, stock bonuses and rights to purchase awarded from time-to-time, to our officers, directors, employees and consultants. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options or as restricted stock awards will be subject to restrictions on sale or transfer. As of June 30, 2007, options to purchase 22,278 shares are outstanding under the 2001 Equity Incentive Plan.

Former DynEco 1993 Corporate Stock Option Plan

         Under the 1993 Corporate Stock Option Plan, DynEco reserved a total of 25,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our officers, directors, and employees. This Corporate Stock Option Plan has expired. As of June 30, 2007, options to purchase 70,817 shares are outstanding under the 2001 Equity Incentive Plan.

Former DynEco 1993 Advisors Stock Option Plan

         Under the 1993 Advisors Stock Option Plan, DynEco reserved a total of 6,667 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our advisors and consultants.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued under the above plans upon the exercise of options are subject to restrictions on sale or transfer. As of the date of this report, options to purchase 6,667 shares had been granted and are outstanding under the 1993 Advisors Stock Option Plan. The 1993 Advisors Stock Option Plan has terminated, and no further awards may be made thereunder; however, outstanding awards of 6,667 shares are outstanding under this plan until their termination date on December 31, 2008.

         In May 2007, the Company's Board of Directors approved the 2007 Stock Option/Stock Issuance Plan and reserved a total of 5,500,000 shares of common stock for issuance under this plan. On May 23, 2007, the Company filed a Form S8 registering the shares issuable under this plan with the Securities and Exchange Commission. The plan allows the issuance of stock options and outright grants of common stock, from time-to-time, to its officers, directors, employees and independent contractors who provide services to the Company. As of June 30, 2007, a total of 600,000 shares of common stock have been granted to independent contractors/consultants and accounted for as described in Note 9 above. No grants of options have been made from the Plan as of June 30, 2007.

Share-Based Compensation
------------------------

         For the six months ended June 30, 2007 and 2006, the Company recognized compensation costs for employees, directors, consultants and others totaling $790,298 and $42,036, respectively. These amounts increased the Company's operating expenses and equity during these periods.

         As of June 30, 2007, the Company has $106,000 in compensation costs related to nonvested share-based awards not yet recognized as expense, and the weighted average period the Company expects to recognize these costs is five (5) months. These costs included $54,116 related to director fees, and $106,000 related to consulting agreements. This additional compensation cost will increase the Company's operating expenses in future periods.


NOTE 10  INCOME TAXES

         For financial statement purposes, no tax expense or benefit has been reported as the Company has had cumulative net operating losses since inception, and realization of tax benefits on accumulated net operating losses is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset.

         The utilization of net operating loss carryforwards are dependent upon the Company's ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

NOTE 11  RELATED PARTIES AND SIGNIFICANT SHAREHOLDERS

Consulting Contracts with Directors
-----------------------------------

         The Company entered into a consulting agreement with Innovations Publishing, LLC, pursuant to which the Company has recognized consulting fee expense of $5,000 for the six months ended June 30, 2007. Mr. Dyer, a member of the Company's Board of Directors, owns 75% of Innovations Publishing.

         On November 3, 2006, the Company entered into a consulting agreement with E. H. Winston & Associates, pursuant to which Mr. Winston, a director of the Company, provides the Company with general business consulting services and advice. The initial term of the consulting agreement was three months. On February 5, 2007, the parties extended the agreement until June 5, 2007. The Company pays E. H. Winston & Associates a consulting fee of $10,000 per month plus reimbursement of all reasonable out-of-pocket expenses related to this November 3, 2006 agreement.

         On November 17, 2006, the Company entered into another consulting services agreement with E. H. Winston & Associates pursuant to which Mr. Winston would identify and introduce the Company to prospective investors and would assist the Company in preparing introductory materials in connection therewith. The term of this agreement is six months unless terminated earlier by either party. The Company may terminate this agreement for any reason on 14 days' prior written notice. The Company pays E. H. Winston & Associates a consulting fee of $10,000 per month plus reimbursement of all reasonable out-of-pocket expenses related to this November 17, 2006 agreement. In addition, if the Company enters into a financial commitment with any prospective investor introduced by E. H. Winston & Associates, the Company will pay an additional fee of $8,000 for each $100,000 of financial commitment or part thereof. In addition, if the Company issues warrants in connection with such financial commitment, the Company will issue to E. H. Winston & Associates a warrant exercisable for a number of shares equal to 10% of the warrants issued by the Company in connection with such financial commitment.

         The Company has recognized $60,000 in consulting fee expense under these two contracts with E.H. Winston & Associates for the six months ended June 30, 2007.

Street Venture Partners, LLC
----------------------------

         Street Venture Partners, LLC is a privately-held company owned equally by Daniel G. Brandano, the Company's CEO and Chairman, and his spouse. As of June 30, 2007, Street Venture Partners LLC owned 1,066,666 shares or approximately 7.5% of the Company's issued and outstanding common stock.

Claudale Ltd.
------------

         Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

         At June 30, 2007, Claudale Ltd. owned 693,333 shares or approximately 4.9% of the Company's issued and outstanding common stock.

Brian J. Brandano
-----------------

         At June 30, 2007, Brian J. Brandano owned 333,333 shares or approximately 2.3% of the Company's issued and outstanding common stock. Brian
J. Brandano is the son of Daniel G. Brandano, the Company's CEO and Chairman and was employed by the Company until July 2006.

Payable to Employee (Stephen A. Hicks)
--------------------------------------

         At June 30, 2007, the Company owed $110,000 to Stephen A. Hicks, the former 100% shareholder of IRT/ITR, for advances made to IRT/ITR prior to its acquisition by the Company. There is currently no interest being charged for the use of the advance, nor is any interest anticipated to be paid.


NOTE 12  RECAPITALIZATION OF DYNAMIC LEISURE GROUP

         On January 13, 2006, DynEco entered into an agreement with the former shareholders of DLG, pursuant to which DynEco acquired all of the outstanding capital stock of DLG, and DLG became a wholly-owned subsidiary of DynEco.

         As consideration for its acquisition of the outstanding capital stock of DLG, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of DLG.

         Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of DLG pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of DLG acquired approximately 83% of the currently outstanding voting securities of DynEco, and (b) the designees of the former shareholders of DLG were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of common stock of the Company when the Company's Articles of Incorporation were amended to increase the number of authorized shares of the Company's common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of DLG would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post-reverse shares of common stock of DynEco, and that the then-outstanding convertible promissory notes of DLG would become convertible into 1,386,111 post-reverse shares of common stock of DynEco (after taking into account the Company's 1 for 30 reverse stock split affected on January 13, 2006).

         The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         The transaction is treated as a recapitalization of DLG. Accordingly, the financial statements of the Company subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of DLG, and the operations of DynEco from the recapitalization date.


NOTE 13  COMMITMENTS AND CONTINGENCIES

         Neither the Company nor its subsidiaries have material commitments or contingencies for purchasing goods or services that are not reported in the Company's consolidated financial statements, notes, or other disclosures at June 30, 2007.

Operating Leases
---------------

         The Company currently leases office space in its Tampa, Florida, and New York City locations. Monthly rent expense under the Tampa, Florida lease is approximately $13,700 per month, and the lease expires June 2011. Monthly rent expense under the New York City lease is approximately $11,500 per month, and the lease expires April 2008. Rent expense for the six months ending June 30, 2007 and 2006 was $159,585 and $101,833, respectively.

         Future lease obligations are as follows as of December 31, 2006:

         2007 .....   $302,304
         2008 .....   $210,270
         2009 .....   $163,798
         2010 .....   $163,798
         2011 .....   $ 95,549

Legal Proceedings
-----------------

         The Company was named as a principal party to proceedings brought by Raymon Valdes and Changes in L'Attitudes, Inc. in Hillsborough County, Florida, Circuit Court. The proceedings began on November 13, 2006. This matter was resolved on April 13, 2007 when the parties entered into a Settlement Agreement pursuant to which (i) Mr. Valdes agreed to convert the outstanding $600,000 convertible promissory note issued by the Company pursuant to the acquisition by the Company of Changes in L'Attitudes, Inc. into 600,000 shares of the Company's common stock; (ii) the Company agreed to pay the remaining approximately $411,000 owed to Mr. Valdes in 52 weekly installments commencing on the earlier to occur of 75 days from the settlement date or the receipt by the Company of outside financing in a minimum amount of $750,000; and (iii) the Company agreed to issue to Mr. Valdes an additional 170,000 shares of its common stock. On April 13, 2007, the Company issued 770,000 shares of common stock for the conversion of the $600,000 promissory note and settlement of all accrued interest.

         The Company was named as a principal party to proceedings brought by MMA Capital, LLC in United States District Court for the Northern District of California. The proceedings began on November 22, 2006. The matter was resolved on March 5, 2007 when the parties entered into a Settlement Agreement that provided for the issuance of a warrant to MMA and MMA agreed to (i) extend the maturity date of the Company's outstanding promissory note payable to MMA to March 5, 2008; and (ii) to dismiss its action against the Company. Note 6 further describes the terms of settlement.

         The Company was named as a principal party to proceedings brought by MBN Consulting, LLC in Hillsborough County, Florida, Circuit Court. The proceedings began on November 22, 2006. On June 30, 2007, this matter was resolved and the Company issued 50,000 shares of its common stock with a fair value on the date of grant of $38,000 or $0.76 per share in settlement of this dispute. The Company has previously accrued $29,333 related to this matter and charged an additional $8,667 to operations on June 30, 2007.

         The Company filed a lawsuit in Hillsborough County, Florida, Circuit Court on March 2, 2007 against Stephen Hicks. The complaint seeks recovery of damages or alternative relief arising from breach of a contract under which the Company acquired IRT/ITR. The complaint alleges non-compliance with certain terms and conditions providing for integration of the companies.

         On March 5, 2007, counsel for Stephen Hicks notified the registrant that it was allegedly in breach of a convertible debenture payable under the March 6, 2006 Purchase Agreement between the registrant and Hicks (the "Agreement") that provided for the registrant's acquisition of IRT/ITR. The Agreement calls for payment of a convertible debenture in the amount of $1,450,000 as of March 6, 2007. In the event of any failure to pay on the convertible debenture, the Agreement provides for a continuing obligation to pay interest at a nine percent annual rate. The Company has classified the convertible debenture as a current liability and has recorded accrued interest of $171,795 related to this obligation on its consolidated balance sheet as of June 30, 2007.

         The Company is currently in discussions with Mr. Hicks regarding the settlement of the matters arising on March 2, 2007 and March 5, 2007.

         From time to time, we may become subject to proceedings, lawsuits and unasserted claims in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. As of the date of this report, we do not believe that any of these matters would be material to the Company's financial condition or operation.

NOTE 14  SUBSEQUENT EVENTS AND CONTINGENCIES

         The Company entered into a Securities Purchase Agreement (the "agreement")with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") with respect to the purchase by Trafalgar of up to $2,400,000 of secured convertible debentures to be funded in three tranches. On July 11, 2007, the Company closed on the first portion of the funding and issued a two-year $700,000 convertible debenture to Trafalgar. The debenture bears interest at 12% per annum, compounded monthly (9.5% after effectiveness of a Registration Statement required under the agreement-see below), and is convertible into common stock at the lesser of (a) an amount equal to 100% of the Volume Weighted Average Price ("VWAP") as quoted by Bloomberg L.P. as of June 29, 2007 (the "Fixed Conversion Price"), or (b) an amount equal to 80% of the lowest daily closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately prior to conversion. The Company has the right to redeem the debenture at 120% of principal and accrued and unpaid interest. The funding is subject to customary commitment and other fees approximating an aggregate 10% of the funded amount, as defined in the agreement. In addition, the second and third tranches are contingent upon the Company obtaining additional investments of $600,000 and transfer of a senior lien to Tragalger on substantially all assets of the Company, pursuant to a Security Agreement. In connection with the offering, the Company issued an aggregate of 3,000,000 warrants to purchase common stock at a price of 85% of the Fixed Conversion Price component of the convertible debentures, per share. The warrants are exercisable for a period of five years. The number of shares subject to the warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share less than warrant price in effect immediately prior to such issuance. In connection with the agreement, the Company entered into a registration rights agreement requiring the Company to register the securities underlying the convertible debentures and warrants. The Company must file within 55 days of June 29, 2007 and the registration statement must be effective within 90 days of June 29, 2007. If the filing or effectiveness dates are not complied with, or maintenance of effectiveness or other defaults occur, as defined in the Registration Rights Agreement, the Company will incur liquidated damages of 2% of the outstanding debenture value for each 30 days the default remains uncured.

         On August 1, 2007, the Company entered into an Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") under which (i) the exercise price of the Warrants issued to Trafalgar pursuant to the convertible debt financing which closed on July 11, 2007 (the "Financing") was reduced to $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trade above $0.75 per share for 30 consecutive trading days, the exercise price of the Warrants will be increased to $0.50 per share; (ii) the Company agreed to issue to Trafalgar a warrant exercisable for an additional 5,000,000 shares at $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the exercise price of this Warrant will be increased to $0.646 per share and the number of shares exercisable pursuant to the Warrant will be reduced to 2 million; and
(iii) the Fixed Price component of the variable conversion price discussed above of the Convertible Debenture was reduced to $0.23, provided, however, that if after registration of the shares issuable upon conversion of the debentures, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the fixed conversion price component of the variable conversion price of this Warrant will be increased to $0.646 per share.

         Due to the variable conversion price, the secured convertible term note will be bifurcated and recorded as two liability instruments, a debt instrument and an embedded conversion option liability at fair value.

         On July 1, 2007, the Company entered into an agreement with Brett Gold to provide financial and management consulting services to the Company. Pursuant to this agreement, the Company issued Brett Gold 100,000 vested shares of the Company's common stock valued at $80,000 or $0.80 per share determined using the market stock price as of the date of the agreement. The agreement is for a term of six months and is renewable at the option of the Company. The fair value of $80,000 will be amortized to operating expenses over the six-month term of the agreement.

         On July 1, 2007, the Company entered into an agreement with Dana Salvo to provide financial and management consulting services to the Company. Pursuant to this agreement, the Company issued Dana Salvo 100,000 vested shares of the Company's common stock valued at $80,000 or $0.80 per share determined using the market stock price as of the date of the agreement. The agreement is for a term of six months and is renewable at the option of the Company. The fair value of $80,000 will be amortized to operating expenses over the six-month term of the agreement.

         On July 31, 2007, the Company entered into a settlement agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC, (collectively, the "Subscribers"). Pursuant to the settlement agreement, the Company agreed to pay $1,200,000 and to issue an aggregate of 500,000 shares of the Company's common stock to the Subscribers, in full satisfaction of all of the Company's obligations under the Securities Purchase Agreement, Security Agreement, Intellectual Property Security Agreement and Registration Rights Agreement dated November 9, 2006, by and between the Company and the Subscribers and secured convertible term notes in the aggregate principal amount of $1,000,000 issued by the Company in favor of the Subscribers. In addition, pursuant to the settlement agreement, the Company amended and restated the stock purchase warrants issued to the Subscribers pursuant to the warrant purchase agreement as follows: a) to remove the Company's obligation to secure the listing of the shares of common stock issuable upon the exercise of up to 5,000,000 warrants with a national securities exchange or automated quotation system upon which the Company common stock is then listed, b) to remove the antidilution provision c) to provide the holders of the warrants the right to receive securities or assets which may be issued or payable up a consolidation, merger or sale of the Company, d) to provide the holders of the warrants the right to receive distribution of assets of the Company, including cash and e) to remove the cashless exercise option. Closing on this transaction had not occurred as of August 14, 2007.

                              FINANCIAL STATEMENTS

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2006 AND 2005

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm ....................F-35

Consolidated Balance Sheet - December 31, 2006 .............................F-36

Consolidated Statement of Operations - For the Year Ended
  December 31, 2006 and For the Period From May 16, 2005
  (Inception) to December 31, 2005 .........................................F-37

Consolidated Statement of Changes in Stockholders' Deficit -
  For the Year Ended December 31, 2006 and For the Period From
  May 16, 2005 (Inception) to December 31, 2005 ............................F-38

Consolidated Statement of Cash Flows - For the Year Ended
  December 31, 2006 and For the Period From May 16, 2005
  (Inception) to December 31, 2005 .........................................F-39

Notes to Consolidated Financial Statements .................................F-40

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of:
   Dynamic Leisure Corporation

We have audited the accompanying consolidated balance sheet of Dynamic Leisure Corporation and subsidiaries as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2006, and for the period from May 16, 2005 (Inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Dynamic Leisure Corporation and subsidiaries as of December 31, 2006, and the results of its consolidated operations, changes in stockholders' deficit and cash flows for the year ended December 31, 2006 and for the period from May 16, 2005 (Inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has a net loss of $11,009,388, net cash used in operations of $2,720,651 for the year ended December 31, 2006, and a working capital deficiency and stockholders deficit of $12,095,860 and $6,264,853, respectively, at December 31, 2006. In addition, the Company is in default on convertible promissory notes totaling $107,500 at December 31, 2006, and $2,157,500 as of March 6, 2007. These matters raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 30, 2007

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             As of December 31, 2006

                                     ASSETS
Current Assets
  Cash ..........................................................  $    203,911
  Investments, restricted .......................................       127,842
  Accounts receivable, net of an allowance of $5,551 ............       139,321
  Prepaid travel ................................................       515,061
  Other current assets ..........................................        78,190
                                                                   ------------
    Total Current Assets ........................................     1,064,325
                                                                   ------------

Property and equipment, net .....................................     1,076,669
                                                                   ------------
Other Assets
  Goodwill ......................................................     2,902,196
  Intangible assets, net ........................................     4,307,505
  Deposits ......................................................        99,735
  Debt issue costs, net .........................................        94,022
                                                                   ------------
    Total Other Assets ..........................................     7,403,458
                                                                   ------------

    Total Assets ................................................  $  9,544,452
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
  Convertible promissory notes, net of discount of $266,471 .....  $  2,046,187
  Notes payable, current portion ................................       386,245
  Acquisition payable ...........................................     1,440,000
  Accounts payable ..............................................       752,152
  Accounts payable to related parties ...........................        65,930
  Accrued compensation ..........................................        74,707
  Accrued interest ..............................................       652,823
  Other accrued liabilities .....................................       294,271
  Capital lease obligation ......................................        34,152
  Deferred revenue ..............................................       673,936
  Customer deposit ..............................................       602,977
  Due to employee ...............................................        50,000
  Warrant and option liability ..................................     5,419,729
  Embedded conversion option liability ..........................       667,076
                                                                   ------------

    Total Current Liabilities ...................................    13,160,185
                                                                   ------------
Long-Term Liabilities
  Convertible promissory notes, net of current portion,
    net of discount of $624,671 .................................     2,225,329
  Convertible promissory note to related party ..................       350,000
  Notes payable, net of current portion .........................           343
  Capital lease obligation, net of current portion ..............        73,448
                                                                   ------------
    Total Long-Term Liabilities .................................     2,649,120
                                                                   ------------

    Total Liabilities ...........................................  $ 15,809,305
                                                                   ------------
Commitments and Contingencies (Note 15)

Stockholders' Deficit
  Preferred stock, $0.01 par value, 20,000,000 shares authorized,
    none issued and outstanding .................................  $          -
 Common stock, $0.01 par value, 300,000,000 shares authorized,
    12,101,195 issued and outstanding ...........................       121,012
 Common stock issuable, at par value (130,000 shares) ...........         1,300
 Additional paid-in capital, net of deferred consulting fees
    of $397,200 .................................................     5,107,537

 Accumulated deficit ............................................   (11,494,702)
                                                                   ------------
    Total Stockholders' Deficit .................................    (6,264,853)
                                                                   ------------

    Total Liabilities and Stockholders' Deficit .................  $  9,544,452
                                                                   ============

         See accompanying notes to the consolidated financial statements

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       FROM
                                                     FOR THE       MAY 16, 2005
                                                    YEAR ENDED    (Inception) to
                                                   DECEMBER 31,    DECEMBER 31,
                                                       2006            2005
                                                   ------------   --------------

Total revenues .................................   $  5,817,252    $          -

Cost of revenues ...............................      4,336,889               -
                                                   ------------    ------------

  Gross Profit .................................      1,480,363               -

Operating Expenses
  Employee Compensation ........................      1,362,290         255,780
  Financial consulting, includes $694,776 stock
    based compensation .........................        798,042          72,500
  Legal expense, includes $524,000 stock based
    compensation ...............................        719,951               -
  Depreciation and amortization expense ........        704,726               -
  Internal accounting and external auditing
    expense ....................................        613,588               -
  Director fees, includes $496,000 stock based
    compensation ...............................        496,000               -
  Investor relations, includes $314,200 stock
    based compensation .........................        314,200               -
  Other general and administrative expenses ....      2,032,192         114,560
                                                   ------------    ------------

    Total Operating Expenses ...................      7,040,989         455,954
                                                   ------------    ------------

    Loss from Operations .......................     (5,560,626)       (455,954)

Other Income (Expense)
  Interest income ..............................         19,494               -
  Interest expense .............................     (5,034,861)        (29,360)
  Gain on disposal of assets, net ..............        192,471               -
  Loss on extinguishment of debt ...............       (208,452)              -
  Warrant and option valuation income ..........        249,662               -
  Embedded conversion option valuation expense .       (667,076)              -
                                                   ------------    ------------

    Total Other Expense, net ...................     (5,448,762)        (29,360)
                                                   ------------    ------------

    Net Loss ...................................   $(11,009,388)       (485,314)
                                                   ============    ============

Net Loss Per Share - Basic and Diluted .........   $      (1.08)   $      (0.47)
                                                   ============    ============

Weighted average number of shares outstanding
  during the period - basic and diluted ........     10,154,497       1,033,625
                                                   ============    ============

         See accompanying notes to the consolidated financial statements

                                       DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                               For the Period May 16, 2005 (Inception) to December 31, 2005
                                           and the Year Ended December 31, 2006
                                                                  Common
                                                                  Stock         Additional
                                               Common Stock     Subscription     Paid In      Accumulated      Total
                          Common Stock           Issuable        Receivable      Capital        Deficit     Stockholders'
                     ---------------------   ----------------   ------------   -----------   ------------      Equity
                       Shares      Amount    Shares    Amount      Amount         Amount        Amount       (Deficit)
                     ----------   --------   -------   ------   ------------   -----------   ------------   -------------
Balance at
  MAY 16, 2005 ....           -   $      -         -   $    -      $    -      $         -   $          -   $          -

Common stock issued
  to founders .....   5,966,667     59,666         -        -        (537)         (59,129)             -              -

Common stock issued
  for services ....     600,000      6,000         -        -           -            1,500              -          7,500

Net loss,
  December 31, 2005           -          -         -        -           -                -       (485,314)      (485,314)
                     ----------   --------   -------   ------      ------      -----------   ------------   ------------

BALANCE AT
  DECEMBER 31, 2005   6,566,667   $ 65,666         -   $    -      $ (537)     $   (57,629)  $   (485,314)  $   (477,814)

Deemed issuance
  for prior
  shareholders of
  DynEco ..........   1,157,951     11,580         -        -           -         (944,862)             -       (933,282)

Common stock
  issued in
  acquisitions ....   1,040,000     10,400         -        -           -        2,673,580              -      2,683,980

Common stock
  issued in note
  payable
  modification and
  waiver agreement      300,000      3,000         -        -           -          302,018              -        305,018

Common stock
  issued for cash .     855,000      8,550    50,000      500         537          837,150              -        846,737

Common stock
  issued in warrant
  exercise ........     199,932      1,999         -        -           -          134,400              -        136,399

Common stock
  issued in
  conversion of
  notes payable ...     901,645      9,017         -        -           -          803,834              -        812,851

Common stock
  issued for
  services ........   1,080,000     10,800    80,000      800           -        1,051,400              -      1,063,000

Value of options
  issued for
  services ........           -          -         -        -           -          655,000              -        655,000

Value of warrants
  issued to
  consultants .....           -          -         -        -           -          185,976              -        185,976

Beneficial
  conversion
  feature .........           -          -         -        -           -        2,032,323              -      2,032,323

Reclassification of
  warrant liability
  due to debt
  extinguishment ..           -          -         -        -           -          240,592              -        240,592

Reclassification
  of financial
  instruments to
  liabilities .....           -          -         -        -           -       (2,806,245)             -     (2,806,245)

Net Loss .........            -          -         -        -           -                -    (11,009,388)   (11,009,388)
                     ----------   --------   -------   ------      ------      -----------   ------------   ------------

BALANCE AT
  DECEMBER 31, 2006  12,101,195   $121,012   130,000   $1,300      $    -      $ 5,107,537   $(11,494,702)  $ (6,264,853)
                     ==========   ========   =======   ======      ======      ===========   ============   ============

                             See accompanying notes to the consolidated financial statements

                                                           F-38

                                 DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                    FROM
                                                                               FOR THE          MAY 16, 2005
                                                                              YEAR ENDED       (Inception) to
                                                                             DECEMBER 31,       DECEMBER 31,
                                                                                 2006               2005
                                                                             ------------      --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss ............................................................      $(11,009,388)      $   (485,314)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Change in accounts receivable allowance .........................             5,551                  -
      Depreciation ....................................................            51,966                774
      Amortization of intangible assets ...............................           444,408                  -
      Amortization of debt issue costs ................................           208,351                  -
      Loss on extinguishment of debt ..................................           208,452                  -
      Amortization of debt discount to interest expense ...............         4,358,733                  -
      Common stock and warrants for services ..........................         1,903,976              7,500
      Embedded conversion option valuation expense ....................           667,076                  -
      Warrant and option valuation expense (income) ...................          (249,662)                 -
      Loss (gain) on disposal of assets ...............................          (192,471)                 -
    (Increase) decrease in assets and liabilities:
      Accounts receivable .............................................           318,106                  -
      Prepaid assets ..................................................          (275,933)           (19,136)
      Other  assets ...................................................           (73,508)            (1,760)
      Accounts payable ................................................           250,747             81,347
      Accrued expenses ................................................           719,113             96,139
      Deferred revenue ................................................           (13,203)                 -
      Customer deposit ................................................           (42,965)                 -
                                                                             ------------       ------------
      Net Cash Used In Operating Activities ...........................        (2,720,651)          (320,450)
                                                                             ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Change in investments ...............................................            25,348                  -
  Acquisition of property and equipment ...............................          (325,937)          (647,487)
  Acquisition of business .............................................           (41,077)                 -
                                                                             ------------       ------------
      Net Cash Used In Investing Activities ...........................          (341,666)          (647,487)
                                                                             ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible promissory notes ..........................         2,910,000            987,500
  Repayment of convertible promissory notes ...........................          (345,158)                 -
  Proceeds from notes payable and line of credit ......................            10,000                  -
  Debt issue costs ....................................................          (302,373)                 -
  Repayment of capital leases .........................................            (8,940)                 -
  Proceeds from common stock issuance .................................           983,136                  -
                                                                             ------------       ------------
      Net Cash Provided By Financing Activities .......................         3,246,665            987,500
                                                                             ------------       ------------

Net Increase in Cash ..................................................           184,348             19,563

Cash at Beginning of Period ...........................................            19,563                  -
                                                                             ------------       ------------
Cash at End of Period .................................................      $    203,911       $     19,563
                                                                             ============       ============

Supplemental disclosure of cash flow information:

  Cash paid during the period for income taxes ........................      $          -       $          -
                                                                             ============       ============
  Cash paid during the period for interest ............................      $     91,943       $          -
                                                                             ============       ============

Supplemental Disclosure of non-cash investing and financing activities:

  Debt and stock issue in acquisitions ................................      $  6,173,980       $          -
                                                                             ============       ============
  Notes payable and accrued interest converted to common stock ........      $    812,851       $          -
                                                                             ============       ============
  Assets purchased under Capital Lease ................................      $    116,540       $          -
                                                                             ============       ============
  Purchase of GSA agreement and deposits for note payable .............      $    350,000       $          -
                                                                             ============       ============
  Discount on promissory notes ........................................      $  2,630,202       $          -
                                                                             ============       ============
  Conversion liability related to promissory note .....................      $  1,954,950       $          -
                                                                             ============       ============

                       See accompanying notes to the consolidated financial statements

                                                     F-39

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 1   NATURE OF OPERATIONS

Nature of Business

         The Company is engaged in the business of marketing, selling and distributing vacation packages that include cruises, domestic and international airline tickets, car rental services and accommodation products and services on a wholesale basis to travel agencies and other travel resellers and on a retail basis directly to consumers. The Company also sells certain stand-alone travel products on an agency basis. For the fiscal year ended December 31, 2006, substantially all of the Company's travel products were for destinations in the Caribbean and Mexico.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

         All share and per share data in the accompanying consolidated financial statements have been adjusted retroactively for the effect of a recapitalization transaction between Dynamic Leisure Corporation ("Dynamic," "we," "us," "our")(formerly, DynEco Corporation), and Dynamic Leisure Group, Inc. ("DLG") in January 2006 and a subsequent one-for-thirty reverse stock split (see Note 12).

         In 2005, DLG was a development-stage company, with its focus on establishing a corporate structure, researching and identifying companies and businesses to acquire and obtaining financing to consummate such acquisitions. During February and March 2006, the Company acquired operating companies with revenue and is no longer a development-stage company.

Principles of Consolidation

         The consolidated financial statements include the accounts of Dynamic and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Reclassifications

         Certain amounts in the 2005 financial statements have been reclassified to conform with the 2006 presentation.

Use of Estimates

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made.

         These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates in 2006 include the valuation of accounts receivable, valuation of goodwill, valuation and amortization of intangible assets, valuation of stock based transactions, valuation of derivatives, estimates of allowances for customer refunds and the estimate of the valuation allowance on deferred tax assets.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Cash and Cash Equivalents

         For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. In addition, receivables from merchant banks for credit card transactions are included as a cash equivalent as they are considered deposits in transit. Credit card receivables included in cash and cash equivalents at December 31, 2006 were $20,769. The Company places its cash with a financial institution and, at times, such deposits may be in excess of the FDIC insurance limit. The Company has not experienced any losses on such accounts.

Accounts Receivable

         Accounts Receivable result from either the sale of travel products or agreements with various hotels, including co-op advertising support. The Company evaluates the collectibility of accounts receivable while working with its individual customers and vendors. A majority of the accounts receivable for travel products are collected prior to travel departure.

Prepaid Travel

         The Company is required to pay for certain travel (mainly hotels) in advance. Payments made to these vendors in advance are recorded as an asset in the prepaid travel account. The Company recognizes the expense when the associated revenue is recognized.

Property and Equipment

         Property and equipment is stated at cost. Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets which ranges from three to seven years. Expenditures for additions and improvements are capitalized, while repairs and maintenance are expensed as incurred.

Goodwill and Other Intangibles

         The Company accounts for goodwill in a purchase business combination as the excess of the cost over the fair value of net assets acquired. Business combinations can also result in other intangible assets being recognized. Amortization of intangible assets, if applicable, occurs over their estimated useful lives. Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") requires testing goodwill for impairment on an annual basis (or interim basis if an event occurs that might reduce the fair value of a reporting unit below its carrying value). The Company conducts the annual review during the fourth quarter of the calendar year. No impairment was recognized during the year ended December 31, 2006.

Impairment of Other Long-Lived Assets

         The Company reviews other long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. No impairment was recognized during the year ended December 31, 2006.

Surety Bond and Restricted Investments

         At December 31, 2006, the Company had outstanding a surety bond for approximately $75,000 in favor of the Airlines Reporting Corporation (ARC), which allows the Company to purchase airline tickets through the ARC's computerized ticket system. The terms of the surety bond agreement with the ARC requires the Company to maintain a collateral deposit of $22,500 with the ARC. The deposit is included in Other Assets--Deposits on the accompanying consolidated balance sheet. The Company also maintains restricted investments at December 31, 2006 of $127,842 related to its ARC agreement.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Letters of Credit

         At December 31, 2006, the Company had two outstanding letters of credit totaling approximately $112,000 payable to the ARC to allow the Company to purchase airline tickets through the ARC's computerized ticket system. The terms of the letter of credit agreements require the Company to maintain certificates of deposit with the issuer of the letters of credit in the amount of the letters of credit. These certificates of deposit are reflected as short-term investments, restricted, on the accompanying balance sheet.

Deferred Revenue

         Deferred revenue primarily represents money received from customers as either a deposit on, or full payment for, trips not yet traveled or services not yet earned.

Revenue Recognition

         The Company follows the criteria for the United States Securities and Exchange Commission Staff Accounting Bulletin 104 and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent" for revenue recognition. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of product has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

         The Company records merchant sales transactions at the gross purchase price generally on the date of travel. The Company considers a transaction to be a "merchant sales transaction" where the Company is the primary obligor to the customer and the Company acts as the merchant of record in the package transaction, which consists of several products from different vendors. In these transactions the Company also controls selling prices, and is solely responsible for making payments to vendors. The Company records transactions at the net purchase price where the Company is not the merchant of record or the product is not sold as a package. The Company records revenue and related costs of products when travel occurs or, for certain products, when the service is completed. It is the Company's policy to be paid by the customer in advance, with monies received in advance of travel recorded as a deferred revenue liability. The Company may receive cash or hotel room credits in exchange for providing cooperative advertising for its vendors. The Company records accounts receivable for these amounts and offsets the applicable advertising expense. Once the advertising expense is reduced to zero, any excess cooperative advertising fees are recorded as revenue.

Advertising Costs

         The Company expenses advertising costs as incurred. During the year ended December 31, 2006, the Company's advertising expense totaled $36,917.

Accounting for Derivatives

         The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 "Accounting for Derivative Instruments and Hedging Activities" and related interpretations including EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock".

         The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. If the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and its fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Stock-Based Compensation

         On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) ("SFAS 123(R)"), "Share-Based Payment" which replaced SFAS 123 "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25 "Accounting for Stock Issued to Employees." SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company had no unvested stock option awards on January 1, 2006. In adopting SFAS 123(R), the Company used the modified prospective application ("MPA"). MPA requires us to account for all new stock compensation to employees using fair value. There was no cumulative effect of applying SFAS 123(R) at January 1, 2006.

Concentration of Credit Risk and Other Concentrations

         Nearly all of the Company's travel products sold during 2006 were for destinations in the Caribbean and Mexico. This concentration potentially exposes us to both political and weather risks of this region.

         The Company has a diverse US customer base, including consumers purchasing products through travel agencies and purchasing directly via the Internet.

         The Company has very little credit risk since the vast majority of its travel products are paid for in advance.

         The Company has negotiated contracts with airlines that allow the Company to price certain products more favorably than its competitors. The loss of such contracts could have a negative effect on the Company.

Income Taxes

         The Company accounts for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

Basic and Diluted Net Income (Loss) Per Share

         Basic net income (loss) per common share (Basic EPS) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income per share (Diluted
EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. At December 31, 2006, there were outstanding warrants, options, third-party debt and related-party debt convertible into 9,854,550, 1,101,206, 5,124,806 and 388,889 common shares, respectively, which may dilute future earnings per share. There is no calculation of fully diluted earnings per share for the periods ending December 31, 2006 and 2005 due to the Company reporting a net loss and the exercise or conversion of common stock equivalents would have been anti-dilutive.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

         The Company's financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, notes payable and capital leases. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments. Fair values for notes payable and capital leases are not readily available, but the carrying values are believed to approximate fair value.

Recent Accounting Pronouncements

         SFAS No. 153, "Exchanges of Nonmonetary Assets" ("SFAS 153"): In December 2004, the FASB issued this Statement which addresses the measurement of exchanges of nonmonetary assets and is effective for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The adoption of SFAS 153 has not had a material effect on the Company's financial position or results of operations.

         FASB Statement No. 156, "Accounting for Servicing of Financial Assets -- an amendment of FASB Statement No. 140" ("FASB Statement No. 156"): In March 2006, the FASB issued Statement No. 156 which amends FASB Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," with respect to the accounting for separately recognized servicing assets and servicing liabilities. FASB Statement No. 156 was effective for years beginning after September 15, 2006. The Company does not believe FASB Statement No. 156 will have a material effect on the Company's financial statements.

         FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes -- an Interpretation of FASB Statement No. 109" ("FIN 48"): In June 2006, the FASB issued this statement which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes." FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48, which was effective for fiscal years beginning after December 15, 2006, also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company plans on reviewing in detail its tax situation to determine whether there are any uncertain tax positions, but presently believes there are no material matters.

         FASB Statement No. 157, "Fair Value Measurements" ("FASB Statement No. 157"): In September 2006, the FASB issued FASB Statement No. 157 which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FASB Statement No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

         Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"): In September 2006, the Securities and Exchange Commission issued SAB 108 which provides guidance on consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 was effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on our consolidated financial statements.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         FASB Staff Position EITF 00-19-2, "Accounting for Registration Payment Arrangements" ("FSP EITF 00-19-2"): In December 2006, the FASB issued FSP EITF 00-19-2 which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies." A registration payment arrangement is defined in FSP EITF 00-19-2 as an arrangement with both of the following characteristics: (1) the arrangement specifies that the issuer will endeavor (a) to file a registration statement for the resale of specified financial instruments and/or for the resale of equity shares that are issuable upon exercise or conversion of specified financial instruments and for that registration statement to be declared effective by the US SEC within a specified grace period, and/or (b) to maintain the effectiveness of the registration statement for a specified period of time (or in perpetuity); and (2) the arrangement requires the issuer to transfer consideration to the counterparty if the registration statement for the resale of the financial instrument or instruments subject to the arrangement is not declared effective or if effectiveness of the registration statement is not maintained. FSP EITF 00-19-2 was effective for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 21, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of FSP EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. We do not expect the adoption of FSP EITF 00-19-2 to have a material impact on our consolidated financial statements.

         SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"): In February 2007, the FASB issued SFAS 159 which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. SFAS 159 will be effective for us on January 1, 2008. We are currently evaluating the impact of adopting SFAS 159 on our financial position, cash flows, and results of operations.


NOTE 3   GOING CONCERN

         For the year ended December 31, 2006, the Company had a net loss of $11,009,388, used net cash in operations of $2,720,651, a working capital deficiency of $12,095,860, and a stockholders' deficiency of $6,264,853. In addition, the Company is in default on convertible promissory notes totaling $107,500 at December 31,2006, and $2,157,500 as of March 6, 2007. These matters raise substantial doubt about its ability to continue as a going concern. Because the Company has not yet achieved or acquired sufficient operating capital and given these financial results along with the Company's expected cash requirements in 2007, additional capital investment will be necessary to develop and sustain the Company's operations.

         As of December 31, 2006, the Company had $5,162,658 in outstanding Convertible Notes payable to third parties (including the notes in default as described above), which are convertible into 5,124,806 shares of the Company's common stock. While the Company expects substantially all of these note holders to convert the Notes into shares of the Company's common stock, there is no guarantee that this will occur. As of December 31, 2006 the Company did not have adequate working capital to meet these obligations with cash payments.

         Management believes that its plans to raise additional capital will allow for adequate funding of the Company's cash requirements through December 31, 2007, although there is no assurance regarding this belief or that the Company will be successful in these efforts. The financial statements do not contain any adjustments, which might be necessary if the Company is unable to continue as a going concern. Subsequent to December 31, 2006, the Company received proceeds from the issuance of a $400,000 convertible promissory note and extended the January 11, 2007 maturity date on its $2,250,000 convertible promissory note to March 5, 2008.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31, 2006:

                                                                   Estimated
                                                 December 31,     Useful Life
                                                     2006          in Years
                                                 ------------     -----------
         Office furniture and equipment ....     $   165,770          3-5
         Software ..........................          37,753            5
         Software in Development ...........         920,097
                                                 -----------
         Total property and equipment ......     $ 1,123,620
         Less accumulated depreciation .....         (46,951)
                                                 -----------
         Property and equipment, net .......     $ 1,076,669
                                                 ===========

         During 2006, the Company entered into $116,540 of capital lease commitments for computer and telephone equipment. Depreciation expense was $51,966 for 2006.

         Software in Development consists of the purchase of worldwide rights and source code to Tourscape, proprietary software for use in the wholesale travel industry, for $500,000 and the purchase of third party database software and related implementation costs of $420,097. The software was fully operational upon purchase and accordingly is capitalizable as internal use software pursuant to Statement of Position 98-1 "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). The Company completed its implementation of the software and placed it in service in March 2007.

         Per the terms of the purchase agreement for the Tourscape software, the Company agreed not to sell or license the Tourscape software to any unaffiliated third party until approximately June 30, 2006 without the prior written consent of the seller. If the Company determines at a future date to sell or license the software, proceeds received from the license of the software, net of direct incremental costs of marketing, will be applied against the carrying value of the software in accordance with SOP 98-1.


NOTE 5   INTANGIBLE ASSETS

         Intangible assets at December 31, 2006, are as follows:

                                                       Accumulated     Net Book
                                Life        Cost       Amortization     Value
--------------------------    --------   ----------   -------------   ----------
Airline contracts ........      7 yrs.   $2,820,000     $ 233,797     $2,586,203
Hotel contracts ..........      7 yrs.      422,500        16,628        405,872
URLs .....................     10 yrs.    1,011,000        55,789        955,211
Mailing list .............      3 yrs.      150,000         4,018        145,982
General service agreement     2.5 yrs.      348,413       134,176        214,237
                                          ---------     ---------     ----------
                                         $4,751,913     $ 444,408     $4,307,505
                                         ==========     =========     ==========

         Amortization expense for the year ended December 31, 2006 totaled $444,408. Amortization of intangible assets in future years is expected to be as follows:

         2007          $   746,496
         2008          $   607,132
         2009          $   607,132
         2010          $   607,132
         2011          $   607,132
         Thereafter    $ 1,132,481

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 6 CONVERTIBLE NOTES PAYABLE WITH WARRANTS, NOTES PAYABLE, LOANS PAYABLE AND CAPITAL LEASES PAYABLE

Convertible Promissory Notes
----------------------------

         Convertible notes consisted of the following at December 31, 2006:

                                                                Original Debt Discount Components
                                                               ------------------------------------    Cumulative
                                                               Beneficial                             Amortization
Interest    Original      Notes        Note        Balance     Conversion    Warrant                     As Of
 Rate      Principal    Converted   Repayments   12/31/2006     Feature     Liability      Total       12/31/2006
--------   ----------   ---------   ----------   -----------   ----------   ----------   ----------   ------------
 9%  (S)   $1,450,000   $       -   $       -    $ 1,450,000   $1,208,332            -   $1,208,332   $   993,149
 9%  (S)      600,000           -           -        600,000      480,000            -      480,000       428,712
10%  (S)    2,250,000           -           -      2,250,000      206,618    2,030,202    2,236,820     2,169,409
10%  (U)      310,316           -    (155,158)       155,158       77,372      232,944      310,316       310,316
10%  (U)       50,000     (50,000)          -              -       50,000            -       50,000        50,000
10%  (U)       10,000           -           -         10,000            -            -            -             -
10%  (U)      100,000    (100,000)          -              -            -            -            -             -
 5%  (U)       50,000           -     (50,000)             -            -            -            -             -
10%  (U)       75,000     (75,000)          -              -            -            -            -             -
10%  (U)       25,000     (25,000)          -              -            -            -            -             -
10%  (U)       25,000     (25,000)          -              -            -            -            -             -
10%  (U)       50,000     (50,000)          -              -            -            -            -             -
10%  (U)       25,000     (25,000)          -              -       10,000            -       10,000        10,000
10%  (U)       75,000           -           -         75,000            -            -            -             -
10%  (U)       10,000           -           -         10,000            -            -            -             -
10%  (U)       30,000           -     (30,000)             -            -            -            -             -
10%  (U)       50,000           -     (50,000)             -            -            -            -             -
10%  (U)       12,500           -           -         12,500            -            -            -             -
10%  (U)       25,000           -     (25,000)             -            -            -            -             -
10%  (U)       10,000           -     (10,000)             -            -            -            -             -
10%  (U)       25,000           -     (25,000)             -            -            -            -             -
 6%  (S)      600,000           -           -        600,000            -      600,000      600,000        42,740
           ----------   ---------   ---------    -----------   ----------   ----------   ----------   -----------
           $5,857,816   $(350,000)  $(345,158)   $ 5,162,658   $2,032,322   $2,863,146   $4,895,468   $ 4,004,326
           ==========   =========   =========    ===========   ==========   ==========   ==========   ===========
(S) - Secured
(U) - Unsecured

                                                   Unamortized         Net Book
                                  Principal          Discount           Value
                                 -----------       -----------       -----------
Current maturities .......       $ 2,312,658       $   266,471       $ 2,046,187
Long-term portion ........         2,850,000           624,671         2,225,329
                                 -----------       -----------       -----------
Total ....................       $ 5,162,658       $   891,142       $ 4,271,516
                                 ===========       ===========       ===========

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         Terms and Original Debt Discount Assumptions:

                                                                                Original Warrant and Option Liability
                    Convertible Promissory Notes                                 Black-Scholes Valuation Assumptions
----------------------------------------------------------------------   ---------------------------------------------------
Interest    Balance     Unamortized   Maturity              Conversion               Exercise   Expected   Vola-    Discount
  Rate     12/31/2006     Discount      Date     Payments      Price      Shares      Price     Life(Yr)   tility     Rate
--------   ----------   -----------   --------   --------   ----------   ---------   --------   --------   ------   --------
9%  (S)    $1,450,000    $215,183       3/6/07      (A)        $1.50             -        -         -         -          -
9%  (S)       600,000      51,288       2/8/07      (B)         1.50             -        -         -         -          -
10% (S)     2,250,000      67,411       3/5/08      (C)         1.00     2,000,000     1.00       3.0       271%      5.07%
 -   -           -              -                   (D)         1.00       250,000     1.00       2.25      142%      5.03%
10% (U)       155,158           -      6/30/07      (E)          .75       304,000      .90       3.0       354%      3.96%
10% (U)        10,000           -      6/30/06      (F)          .90             -        -         -         -          -
10% (U)        75,000           -      6/30/06      (F)          .90             -        -         -         -          -
10% (U)        10,000           -      6/30/06      (F)          .90             -        -         -         -          -
10% (U)        12,500           -      6/30/06      (F)          .90             -        -         -         -          -
 6% (S)       600,000     557,260     10/25/09      (G)          (G)     5,000,000     1.50       3.0       154%      4.58%
           ----------    --------
           $5,162,658    $891,142
           ==========    ========

(A) - This note went into default for nonpayment on its maturity date.

(B) - This note went into default for nonpayment on its maturity date. A second cash payment representing down payment was due 6/6/2006 totaling $440,000. No payment was made on the $440,000 (see Note 16).

(C) - Maturity date of note was extended on March 5, 2007 to March 5, 2008.

(D) - Relates to $250,000 additional borrowings from MMA on 9/20/2006 and part of the original $2,000,000 convertible note payable.

(E) - Monthly principal payments of $29,700 were to commence 6/1/2006. No payments have been made and the loan is in default.

(F) - Balance is past due and loan is in default. The Company is in negotiations to extend the maturity date or have the note converted.

(G) - Balance is due on the maturity date plus all accrued interest. The debt is convertible at a 45% discount to market or $.3575 per share at December 31, 2006.

         All debt discounts are amortized over the terms of the respective Notes. The amortization of the debt discount was $3,888,418 for the year ended December 31, 2006 and was included in interest expense in the accompanying consolidated financial statements.

         In total as of December 31, 2006 and as of March 6, 2007, the Company was in default on third-party convertible promissory notes of $107,500 and $2,157,500, respectively.

Convertible Promissory Note, Related Party
------------------------------------------

         On January 3, 2006, the Company issued a Convertible Promissory Note with an annual interest rate of 10% in the principal amount of $350,000 to Street Venture Partners, LLC, a related party, in conjunction with the purchase of the Casual Car General Service Agreement (GSA). The Note went into default for nonpayment on January 3, 2007, and the maturity date was extended on March 30, 2007 to July 1, 2008. As of December 31, 2006, the Note had an outstanding balance of $350,000 (see Note 11 and 13).

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Loan Payable - TRDA
-------------------

Technological Research and Development Authority Funding Agreement:

         In November 2002, the Company entered into an agreement with the Florida Technological Research and Development Authority (TRDA), which provides for up to $150,000 in funding for the development and commercialization of DynEco's UniVane(R) compressors and hydrogen circulators for fuel cell applications. The terms of the agreement require the Company to make royalty payments to TRDA equal to five percent of future UniVane(R)-related sales up to an amount equal to three times the amount DynEco receives from TRDA.

         During 2003, the Company received the entire $150,000 funding commitment. The agreement expires in November 2012. Pursuant to EITF No. 88-18 "Sale of Future Revenues", the Company recorded the funding as a current liability and in connection with APB No. 21 "Interest on Receivables and Payables," accretes interest to the maximum value of $450,000 through the November 2012 expiration date. The accreted balance due as of September 30, 2006 was $235,138. This loan was assumed by Buccaneer Exploration, Inc. on October 5, 2006 as part of an Assignment and Assumption Agreement, a transaction subsequently approved by TRDA. A gain on sale of assets was recorded in 2006 totaling $235,138 as a result of this transaction and is included in gain on disposal of assets in the consolidated statement of operations.

Other Notes Payable
-------------------

         Notes payable consisted of the following as of December 31, 2006:

         Notes Payable - Bearing interest at rates ranging
          from 5% to 15% unsecured and due at various dates
          through August 2007 .............................   $ 156,434

         Notes payable assumed from DynEco ................      20,154

         Line of credit - IRT/ITR .........................     210,000
                                                              ---------
                                                              $ 386,588
         Less current portion .............................    (386,245)
                                                              ---------
             Notes payable, net of current portion ........   $     343
                                                              =========

         At December 31, 2006, the Company was in default of the repayment terms on certain 5% to 15% unsecured notes aggregating $35,000. This amount is included in notes payable, current portion on the accompanying consolidated balance sheet at December 31, 2006.

Capital Lease Obligation
------------------------

         During 2006, the Company entered into capital equipment leases with an aggregate gross value of $116,540. The terms of the leases range from three to five years, with interest rates ranging from 4.99% to 11.44%.

         As of December 31, 2006 the Company's capital leases consisted of the following:

         Total Capital Leases ..........................     $ 107,600
         Less Current Capital Leases ...................       (34,152)
                                                             ---------
            Long-term portion of Capital Leases ........     $  73,448
                                                             =========

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         Future maturities of capital lease obligations are as follows:

              2007         $34,619
              2008         $37,958
              2009         $20,998
              2010         $11,897
              2011         $ 2,128

MMA Capital, LLC Financings
---------------------------

         On January 13, 2006, the Company issued a Secured Convertible Promissory Note with the principal balance of $2,000,000 to MMA Capital, LLC ("MMA"). As described below, on September 20, 2006, the parties amended this Note to increase the principal amount by $250,000 to a total of $2,250,000.

         On August 16, 2006, the Company entered into an agreement with MMA to defer interest payments due on the Note each quarter until January 11, 2007, the maturity date of the loan. On March 5, 2007, the maturity date of this note was extended to March 5, 2008.

         In consideration for this August 16, 2006 deferral, the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's common stock. In accordance with EITF 96-19, this transaction was treated as a modification of debt since the extra consideration given in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. As a result, the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification.

         At the option of the holder, the outstanding principal amount of the Note and accrued but unpaid interest may be converted into shares of the Company's common stock at the conversion rate of $1.00 per share, subject to adjustment in the event the Company issues shares for a consideration less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganizations or certain other corporate events. In connection with this transaction, the Company agreed to file a registration statement under the Securities Act of 1933, as amended, (the "Act") to register the shares issuable upon conversion of the Note. It constitutes an event of default under the Note and subjects the Company to liquidated damages if the Company does not complete an effective registration statement within 180 days of the effective date of the execution of a common stock subscription agreement, which would be executed when the lender provides notice of conversion of all or a portion of the debt, and if the Company does not maintain that effective registration statement for at least 90 days. For each week of non-compliance, liquidated damages are 2% of the product of (a) the sum of the holder's shares of stock not registered on a timely basis and (b) the weekly average closing price of the shares of the Company's common stock. The Company's obligations under the promissory note are collateralized by a security interest in substantially all of the Company's assets.

         In connection with the transaction, the Company issued to MMA a warrant to purchase up to 2,000,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrant is exercisable for a period of three years and the number of warrant shares and the exercise price are subject to adjustment in the event the Company issues shares for a consideration less than $1.00 per share and to reflect the occurrence of forward or reverse stock splits, corporate reorganizations or certain other corporate events. If, at the time of exercise, there is not an effective registration statement covering the sale of the shares issuable upon exercise of the warrant, the warrant holder may exercise the warrant on a cashless basis, whereby the holder surrenders a portion of the warrants in lieu of paying the exercise price in cash.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         A finder's fee equal to 8% of the proceeds ($160,000) was paid in cash to Forte Capital Partners LLC, in connection with the transaction. The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) as a transaction by an issuer not involving any public offering. The $160,000 was recorded as a deferred debt issuance cost asset and is being amortized over the debt term.

         On September 20, 2006, the Company and MMA entered into a Second Modification of Secured Convertible Promissory Note, pursuant to which the principal of the Note was increased by $250,000 to $2,250,000. Further, on September 20, 2006, the Company and MMA entered into a Modification of Warrant to Purchase Shares of Common Stock, pursuant to which the number of warrant shares was increased by 250,000 shares to 2,250,000 shares.

         On March 5, 2007, the Company entered into a Settlement Agreement with MMA pursuant to which in consideration for the Company's issuance to MMA of a warrant exercisable for 3,000,000 shares of the Company's Common Stock with an exercise price of $1.50 per share (the "MMA Warrant"), MMA agreed to (i) extend the maturity date of the Company's outstanding promissory note payable to MMA to March 5, 2008; and (ii) to dismiss its action against the Company filed on November 22, 2006 in the United States District Court for the Northern District of California entitled MMA Capital, LLC v. Dynamic Leisure Corporation, Case No. C 06 7263 CRB (the "Action") with prejudice and to fully and finally waive all contract breaches alleged in the Action.

         In addition, with respect to the registration statement on Form SB-2 filed with the Commission on December 18, 2006 (Commission File No. 333-139438) (the "MMA Registration Statement"), the Company agreed to use its commercially reasonable efforts to respond to any comments issued by the Staff of the Commission within ten (10) business days and to file any required amendments within five business days of receiving notice from the Commission that the Post-Effective Amendment to Registration Statement on Form SB-2 (Commission File No. 333-124283) is effective. In addition, the Company agreed not to withdraw the MMA Registration Statement without first obtaining written approval from MMA, to use commercially reasonable efforts to cause the MMA Registration Statement to become effective, and to maintain the effectiveness of the MMA Registration Statement, subject to certain exceptions, until the earlier of (i) one year; (ii) the date on which all securities covered by the MMA Registration Statement as amended from time to time, have been sold; or (iii) the date on which all the securities covered by the MMA Registration Statement as amended from time to time, can be sold in any three-month period without registration in compliance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

         The Company's failure to comply with the provisions of Settlement Agreement shall be deemed to be an event of default, which if not cured within fifteen (15) days after receipt of written notice of such event of default, entitles MMA to nominate one person to the Company's Board of Directors (the "First MMA Nominee") and the Company is required to appoint MMA's nominee to its Board of Directors within two days thereafter. MMA is entitled to nominate one additional person to the Company's Board of Directors and the Company is required to appoint such nominee to its Board of Directors within two days thereafter, if an event of default is not cured by the Company within fifteen
(15) days of the date the First MMA Nominee is nominated. The maximum number of nominees that MMA is entitled to under this provision is two.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The MMA Warrant is exercisable for a term of three years for up to 3,000,000 shares of the Company's Common Stock at an initial exercise price of $1.50 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") are subject to adjustment for stock splits, stock combinations and certain reorganizations. The Warrant exercise price, but not the number of Warrant Shares is subject to a "full-ratchet" adjustment upon the issuance by the Company of shares of Common Stock for no consideration or for a consideration per share less than the Warrant exercise price, subject to certain enumerated exceptions. The Company has agreed to register the sale of the Warrant Shares on a registration statement pursuant to the Securities Act. The MMA Warrant was issued in a private placement transaction, exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

         Per SFAS 133 and EITF 00-19 and related interpretations, the convertible note at the January 13, 2006 issuance date was classified as one financial instrument as it is considered conventional convertible debt. In addition, the warrant was classified as a liability ("warrant liability") (see
Note 7) due to the liquidated damages provision in the registration rights agreement at its initial fair value with a corresponding charge to debt discount. The beneficial conversion value associated with the convertible debt is recorded as a debt discount and additional paid in capital.

         In accordance with SFAS 133, the warrants underlying the warrant liability were and are revalued quarterly based on assumptions in effect on that date using the Black-Scholes model. See Note 7 for the assumptions related to the revaluation and the related effect on the warrant liability and warrant valuation income (expense) during the period.

         In December 2006, the FASB issued FSP EITF 00-19-2, "Accounting for Registration Payments" which was effective immediately. This FSP amends EITF 00-19 to require potential registration payment arrangements be treated as a contingency pursuant to FASB Statement 5 rather than at fair value. We considered the effect of this standard on the above warrant classification as a liability and determined that the accounting may have changed as a result of this standard; however, due to the new financing that occurred on November 9, 2006 as discussed below, the warrants must remain classified as a liability at December 31, 2006. Therefore, there was no effect of implementing this standard.

DynEco March 2, 2005 Convertible Notes and Modification and Waiver Agreement
----------------------------------------------------------------------------

         On January 13, 2006, the Company and Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RG Prager Corporation entered into a Modification and Waiver Agreement pursuant to which Convertible Promissory Notes issued by the Company to these parties in the aggregate principal balance of $327,000 on March 2, 2005 were amended to provide that interest on these Notes at the rate of 5% per annum would be paid quarterly, commencing March 31, 2006. Monthly principal amortization payments of approximately $29,700 were to commence on June 1, 2006. As of December 31, 2006, the Company is in default of the terms of the Modification and Waiver Agreement. Accordingly, the Company has accrued default interest at the rate of 10% from the date of default of June 1, 2006.

         As consideration for the Modification and Waiver Agreement, the Company paid these noteholders a total of $232,210, consisting of $154,632 in principal payments and a premium in the amount of $77,578. The Company recorded the premium as additional expense in the fourth quarter of 2005. The notes are convertible at the conversion rate of $0.75 per share, subject to adjustments, including anti-dilution adjustments and an adjustment if the Company issues common stock or rights to purchase common stock at a price below $0.75 per share. As part of the terms of the Financing Transaction, the note holders released their security interest in the Company's assets. As of December 31, 2006, there was $155,158 in outstanding principal remaining on these notes.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         As additional consideration to induce the note holders to enter into the Modification and Waiver Agreement, the Company issued the investors an aggregate of 200,000 shares of its common stock. Pursuant to the terms of the Modification and Waiver Agreement (a) those provisions of the transaction documents dated March 2, 2005 providing exceptions to the adjustment provisions of the notes and warrants were eliminated, (b) the exercise price of the warrants to purchase up to 259,000 shares of the Company's common stock issued under the March 2, 2005 transaction documents was changed to $1.00 per share and the warrants are exercisable for three years from January 23, 2006 and (c) the number of shares issuable upon exercise of these warrants cannot be reduced to less than 300,000 shares, resulting in an issuance of 45,000 additional warrants. Under the Modification and Waiver Agreement, under certain circumstances, the Company may require the investors to exercise the warrants in full. The Company may prepay the remaining principal balance of the notes at 150% of the principle, plus interests and other amounts due, through the redemption date but only if an effective registration statement exists.

         The Company agreed to file an amendment to the existing registration statement covering the sale of the shares issuable upon conversion of these notes and exercise of the warrants. Such registration statement was required to be filed on or before April 13, 2006 and become effective not later than 60 days after the date of filing, or the Company would be subject to the payment of liquidated damages to the note holders. The registration statement was filed on April 12, 2006 and was required to become effective by June 13, 2006. In addition, the Company agreed to file a new registration statement covering the sale of the shares issuable pursuant to the Modification and Waiver Agreement the sale of which was not covered by the existing registration statement. Such additional registration statement was required to be filed by May 13, 2006 and become effective not later than 60 days after the date of filing, or the Company would be subject to the payment of liquidated damages. The registration statement was filed on May 12, 2006 and was required to become effective by July 13, 2006. A Form 8-K/A, including the audited financial statements of the Company was filed on March 29, 2006, prior to April 5, 2006 as required. The post-effective amended registration statement and the additional registration statement did not become effective in the required 60 days due to comments received from the SEC with respect to the registration statement. The Modification and Waiver Agreement provides for liquidated damages payable to the note holders of an amount equal to two percent (2%) of the Purchase Price of the Notes remaining unconverted for each thirty (30) days or part thereof, that a registration statement is not effective. The Company must pay the liquidated damages in cash. The liquidated damages must be paid within ten (10) days after the end of each thirty (30) day period or shorter part thereof for which liquidated damages are payable. As of this filing, the note holders have not taken any action on this deficiency and the Company has accrued $41,012 as of December 31, 2006, in liquidated damages recorded as an operating expense.

         During the first quarter of 2006, the Company recorded a non-cash loss relating to (i) the extinguishment of debt of $208,442, (ii) the value of the 200,000 shares of common stock issued (valued at $.90 per share on the date of the Modification and Waiver Agreement, based on the closing price of common stock), (iii) issuance of additional warrants, and (iv) the write-off of deferred debt issue costs. The Company treated the modification as a cancellation of warrants (which resulted in a reclassification of $240,592 of warrant liability to equity) and issuance of new warrants. The new warrants were valued at $232,944 at the modification date.

         In accordance with SFAS 133, the warrants underlying the warrant liability are revalued quarterly based on assumptions in effect on that date using the Black-Scholes model. See Note 7 for the assumptions related to the revaluation and the related effect on the warrant liability and warrant valuation income (expense) during the period.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Convertible Promissory Notes with Variable Conversion Price
-----------------------------------------------------------

         On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers", whereby the Company sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). The $1,000,000 was to be funded in two tranches ($600,000 on November 9, 2006, and $400,000 upon the filing of a Registration Statement registering the sale of the shares underlying the Notes). The offering was made pursuant to Section 4(2) of the Act, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Company's obligations under the Notes are collateralized by a security interest in substantially all of the Company's assets.

         The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the resale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's Common Stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's Common Stock closes below $1.00.

         The Company has an obligation to register shares of its common stock pursuant to the terms of a Registration Rights Agreement with the note holders. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

         Due to the variable conversion price, the secured convertible term notes were bifurcated and recorded as two liability instruments, a debt instrument and an embedded conversion option liability at fair value.

         On January 5, 2007, the Company entered into a Securities Purchase Agreement for the second tranche in an aggregate amount of $400,000 (see Note
16).

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 7   WARRANT AND OPTION LIABILITY

         The Company recorded a warrant liability related to Convertible Notes in connection with the Modification and Waiver Agreement of January 13, 2006 and the MMA Capital LLC financing due to the liquidated damages provision in the registration rights agreement requiring liability treatment under EITF 00-19 (see Note 6 and discussion within FSP EITF 00-19-2). The Company also recorded warrant and option liability related to the Convertible Notes with a variable conversion price issued on November 9, 2006. EITF 00-19 requires liability treatment for all outstanding warrants and non-employee options as a result of the variable conversion price provision contained in these Convertible Notes. As a result, warrants for 5,000,000 shares of common stock were recorded as warrant liability and warrants for 2,300,050 shares and non-employee options for 1,000,000 shares of the Company's common stock were reclassified from equity and recorded as liabilities on the Company's consolidated balance sheet on November 9, 2006, the issuance date of the convertible notes with the variable conversion price.

         The remaining warrant and option liability will continue to be revalued until the expiration date of the debt or at such time EITF 00-19 and related interpretations provide for the reclassification of these financial instruments to equity, with any changes in valuation recorded as warrant and option valuation income or expense.

         The Company's warrant and option liability and related revaluation assumptions are as follows:

                                                      11/9/06                                      Warrant
                         3/2/05                      Variable       All Other        Total       and Option
                      Convertible                   Conversion      Warrants        Warrant       Valuation
                         Note            MMA           Price           and        and Option       (Income)
                        Holders        Capital         Notes         Options       Liability       Expense
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance 12/31/2005    $   232,944    $         -    $         -    $         -    $   232,944    $         -

MMA transaction ...             -      1,793,382              -              -      1,793,382              -
Change in value ...       337,851      1,882,191              -              -      2,220,042      2,220,042
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance 3/31/06 ...       570,795      3,675,573              -              -      4,246,368      2,220,042

Change in value ...      (198,044)    (1,243,447)             -              -     (1,441,491)    (1,441,491)
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance at 6/30/06        372,751      2,432,126              -              -      2,804,877        778,551

MMA transaction ...             -        236,820              -              -        236,820              -
Change in value ...      (100,248)      (716,853)             -              -       (817,101)      (817,101)
                      -----------    -----------    -----------    -----------    -----------    -----------
Balance at 9/30/06        272,503      1,952,093              -              -      2,224,596        (38,550)

Variable Conversion
 Price Notes ......             -              -      4,756,496              -      4,756,496     (4,156,496)

Reclassification
 from Equity ......             -              -              -      2,806,245      2,806,245              -

Change in Value ...      (124,216)      (905,323)    (2,257,918)    (1,080,151)    (4,367,608)     4,367,608
                      -----------    -----------    -----------    -----------    -----------    -----------
                      $   148,287    $ 1,046,770    $ 2,498,578    $ 1,726,094    $ 5,419,729    $  (249,662)
                      ===========    ===========    ===========    ===========    ===========    ===========

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

March 31, 2006
--------------
     Warrants ............    304,500    2,000,000
     Exercise price ......       $.90        $1.00
     Market price ........      $1.85        $1.85
     Expected life (years)        3.0         2.75
     Volatility ..........       354%         354%
     Discount rate .......       4.29         4.29

June 30, 2006
-------------
     Warrants ............    304,500    2,000,000
     Exercise price ......       $.90        $1.00
     Market price ........      $1.25        $1.25
     Expected life (years)       2.75          2.5
     Volatility ..........       271%         271%
     Discount rate .......       5.07         5.07

September 30, 2006
------------------
     Warrants ............    304,500    2,250,000
     Exercise price ......       $.90        $1.00
     Market price ........      $1.16        $1.16
     Expected life (years)        2.5         2.25
     Volatility ..........       142%         142%
     Discount rate .......       5.03         5.03

December 31, 2006
-----------------
     Warrants/options ....    304,500    3,000,000   5,000,000         3,300,050
     Exercise price ......       $.90        $1.00       $1.50   $.675 to $11.25
     Market price ........       $.65         $.65        $.65              $.65
     Expected life (years)       2.25          2.0         2.8         .5 to 4.9
     Volatility ..........       166%         166%        166%              166%
     Discount rate .......       4.78         4.78        4.78              4.66

         On September 30, 2006, the Company determined that the period for measuring the volatility of the Company's stock should be revised to begin on January 13, 2006, the recapitalization date. Formerly, the measurement period included years prior to the recapitalization. As a result, volatility was reduced from 271% as of June 30, 2006 to 142% as of September 30, 2006. As of December 31, 2006, volatility was 166%. Any change in the warranty and option liability as a result of the change in the period used to measure volatility was recorded as a change in estimate and charged to earnings in the third quarter of 2006.


NOTE 8   EMBEDDED CONVERSION OPTION LIABILITY

         The Company recorded an embedded conversion option liability related to Convertible Notes with variable conversion prices issued on November 9, 2006. Such variable conversion prices require liability treatment for embedded conversion option consisting of a conversion price equal to a 45% discount to the market price of the Company's common stock as of December 31, 2006. The remaining embedded conversion option liability will continue to be revalued until the expiration date of the debt with any changes in valuation recorded as conversion option valuation income or expense.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The Company's embedded conversion option liability and related revaluation assumptions are as follows:

                                      11/9/06          Total
                                     Variable        Embedded         Conversion
                                    Conversion       Conversion         Option
                                      Price            Option          (Income)
                                      Notes          Liability         Expense
                                    ---------        ----------       ----------
Debt issued 11/9/2006 .......       $ 679,426        $ 679,426        $ 679,426

Change in Value .............         (12,350)         (12,350)         (12,350)
                                    ---------        ---------        ---------
Balance at  12/31/2006 ......       $ 667,076        $ 667,076        $ 667,076
                                    =========        =========        =========

November 9, 2006
----------------
     Principal ...........        $600,000
     Shares upon conversion        566,188
     Exercise price ......            $.60
     Market price ........           $1.20
     Expected life (years)             3.0
     Volatility ..........            154%
     Discount rate .......            4.58

December 31, 2006
-----------------
     Principal ...........        $600,000
     Shares upon conversion      1,026,271
     Exercise price ......          $.2925
     Market price ........            $.65
     Expected life (years)             2.8
     Volatility ..........            166%
     Discount rate .......            4.79


NOTE 9   STOCKHOLDERS' DEFICIT
------------------------------

Common Stock Issued Pursuant to Recapitalization
------------------------------------------------

         The Company is deemed to have issued 1,157,951 shares of common stock to the shareholders of DynEco and warrants and options to purchase 859,337 and 124,539 shares of the Company's common stock to holders of DynEco warrants and DynEco non-qualified plan options, respectively, as part of the Stock Exchange Agreement. In addition, the Company assumed liabilities of $933,282 (see Note
12).

Common Stock Issued in Acquisitions
-----------------------------------

         On March 6, 2006, the Company issued 340,000 shares of its common stock to Raymon Valdes, pursuant to the acquisition of Changes in L'Attitudes, Inc. The shares were valued at $2.50 per share (the average closing price of the Company's stock on the 5 days before and 5 days after the acquisition period) for an aggregate value of $850,680.

         On March 6, 2006, the Company issued 700,000 shares of its common stock to Stephen A. Hicks, pursuant to the acquisition of IRT/ITR. The shares were valued at $2.62 per share (the average closing price of the Company's stock on the 5 days before and 5 days after the acquisition period) for an aggregate value of $1,833,300.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Modification and Waiver Agreement
---------------------------------

         On January 13, 2006, the Company issued 200,000 shares of its common stock to convertible note holders pursuant to the Modification and Waiver Agreement (see Note 6). The shares were valued at $.90 per share for an aggregate value of $180,018 based on contemporaneous cash sales of Company common stock.

         On August 8, 2006, the Company entered into an agreement with MMA to defer interest payments due each quarter until January 11, 2007, the maturity date of the Notes. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of its common stock. The stock was valued at $1.25 per share for an aggregate value of $125,000 based on contemporaneous cash sales of Company common stock. In accordance with EITF 96-19, this transaction was treated as a modification of debt since the consideration given in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. As a result, the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification. The value of the shares was recognized immediately as a modification expense. The retroactive portion of the increase in interest of $22,685 was also recognized immediately.

Common Stock Issued for Cash
----------------------------

         On April 25, 2006, the Company issued and sold 50,000 shares of its common stock for $1.00 per share and issued a warrant to purchase an additional 50,000 shares of the Company's common stock at an exercise price of $1.00 per share.

         On May 31, 2006, the Company issued and sold 10,000 shares of its common stock for $1.00 per share and issued a warrant to purchase an additional 10,000 shares of the Company's common stock at an exercise price of $1.00 per share.

         On June 29, 2006, the Company issued 100,000 shares of its common stock for $1.00 per share to MMA Capital. In connection with this transaction, the Company paid a finder's fee of $9,800 in cash and 80,000 shares of its common stock to Forte Capital. The 80,000 shares were valued at $82,000 or $1.16 per share determined using the market stock price as of issuance, recorded as common stock issuable at the common stock's par value and charged to operations as consulting expense.

         On June 29, 2006, the Company issued and sold 15,000 shares of its common stock for $1.00 per share and issued a warrant to purchase an additional 15,000 shares of the Company's common stock at an exercise price of $1.00 per share. The warrants are exercisable for a period of five (5) years from the date of issuance.

         On July 10, 2006, the Company issued and sold 400,000 shares of its common stock for $1.00 per share to MMA Capital. In connection with this transaction, the Company paid a finder's fee of $49,000 in cash to Forte Capital, LLC. In connection with this transaction, the Company agreed to file a new registration statement covering the sale of these shares on or before October 2, 2006, or within thirty (30) days of the effective date of the Company's pending post-effective amendment(s), whichever comes first, and to cause the registration statement to become effective within sixty (60) days of its filing with the SEC. The Company is subject to liquidated damages if the registration statement is not timely filed or should the registration statement

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

not be declared effective within the above-stated time period, of two percent (2%) of the committed capital investment, in cash or common stock of the Company at current market price, at the Purchaser's discretion, for each one (1) calendar month of delay in either filing or effectiveness, or both. This late-filing/late-effectiveness provision also applies to the Common Stock Purchase Agreement between MMA Capital and the Company dated June 29, 2006 as set forth in the Company's Current Report on Form 8-K filed with the SEC on July 6, 2006. As of November 17, 2006, the Company has not filed a registration statement to register these shares, and all liquidated damages were subsequently waived by MMA.

         On July 28, 2006, the Company issued and sold 250,000 shares of its common stock to Miller Investments, LLC for $1.00 per share and warrants to purchase 250,000 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable for a period of five (5) years from the date of issuance.

         On August 9, 2006, the Company issued and sold 20,000 shares of its common stock for $1.00 per share and warrants to purchase an additional 10,000 shares at an exercise price of $1.00 per share.

         On October 12, 2006, the Company sold 10,000 shares of common stock for $10,000 or $1.00 per share.

         On October 25, 2006, the Company received proceeds of $50,000 towards the purchase of 50,000 shares of the Company's common stock for $1.00 per share. These shares are recorded as issuable common stock at December 31, 2006.

Common Stock Issued Pursuant to Warrant Exercise
------------------------------------------------

         On March 15, 2006, the Company issued 133,332 shares of its common stock pursuant to the exercise of common stock warrants at an exercise price of $0.675 per share for an aggregate exercise price of $90,000.

         On April 14, 2006, the Company issued 66,600 shares of its common stock pursuant to the exercise of common stock warrants at an exercise price of $0.675 per share for an aggregate exercise price of $45,000.

Common Stock Issued in Conversion of Convertible Notes Payable
--------------------------------------------------------------

         For the year ended December 31, 2006 the Company issued a total of 413,245 shares of its common stock pursuant to the conversion of six convertible promissory notes in the aggregate principal amount of $350,000 plus accrued interest of $23,291, at a conversion rate of $.90 per share. The Company expensed any remaining unamortized debt discount related to these notes upon conversion.

         On September 5, 2006, the Company issued 488,400 shares of its common stock pursuant to the conversion of a related party convertible promissory note in the principal amount of $400,000 plus accrued interest of $39,560, at a conversion rate of $.90 per share.

Common Stock Issued For Services
--------------------------------

         On July 1, 2006, the Company entered into an agreement with Redwood Consultants LLC to provide investor relation services to the Company. Pursuant to this agreement, the Company issued Redwood Consultants 400,000 vested shares of the Company's common stock valued at $500,000 or $1.25 per share determined using the market stock price as of the date of the agreement. The fair value of $500,000 will be amortized over the one year term of the agreement. The amortized value of $250,000 of this agreement at December 31, 2006 has been charged to operations as an expense and the remaining balance recorded as deferred consulting fees treated as a reduction in additional paid-in capital.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         On July 11, 2006, the Company entered into an agreement with The Research Works, LLC to provide equity research about the Company. Pursuant to the Agreement, the Company issued The Research Works 80,000 vested shares of the Company's common stock valued at $128,000 or $1.60 per share determined using the market stock price as of the date of the agreement. The fair value of $128,000 will be amortized over the term of the agreement from July 11, 2006 to August 1, 2007. The amortized value of $64,200 of this agreement at December 31, 2006 has been charged to operations as an expense and the remaining balance recorded as deferred consulting fees treated as a reduction in additional paid-in capital.

         On August 21, 2006, the Company issued 30,000 shares of its common stock to MMA Capital as payment for consulting services valued at $36,900 or $1.23 per share determined using the market stock price as of issuance. The value of these shares was expensed upon issuance.

         On August 29, 2006, the Company issued 170,000 shares of its common stock to Forte Capital as payment for consulting services valued at $212,500 or $1.25 per share determined using the market stock price as of issuance. The value of these shares was expensed upon issuance.

         On September 1, 2006, the Company issued 200,000 shares of its common stock to Len Sculler, a former director of the Company valued at $270,000 or $1.35 per share determined using the market stock price as of issuance. The value of these shares was expensed as director fees upon issuance.

         On September 20, 2006, the Company issued 100,000 shares of its common stock to IMS-GA, LLC, an entity affiliated through common management with MMA, as payment for consulting services valued at $125,000 or $1.25 per share determined using the market stock price as of issuance. The fair value of the $125,000 will be amortized over the one year term of the agreement. The amortized value of this agreement of $41,600 as of December 31, 2006 has been recorded as equity and charged to operations as an expense and the remaining balance recorded as deferred consulting fees treated as a reduction in additional paid-in capital.

         On November 6, 2006, the Company's Board of Directors appointed Eric H. Winston as a Board member. The Company granted Eric H. Winston 200,000 shares of common stock valued at $140,000 or $.70 per share (based on the closing price of the Company's common stock on the date of issuance). The shares vest 25% upon issuance and 25% every quarter thereafter. As of December 31, 2006, 50,000 shares had vested and were recorded as issued and outstanding. The fair value of $140,000 will be recognized pro rata over the vesting period, and as of December 31, 2006, $58,333 has been recorded as equity and charged to operations as an expense.

         On December 1, 2006, the Company's Board of Directors appointed Ben J. Dyer as a Board member. The Company granted Ben J. Dyer 200,000 shares of common stock valued at $110,000 or $.55 per share (based on the closing price of the Company's common stock on the date of issuance). The shares vest 25% upon issuance and 25% every quarter thereafter. As of December 31, 2006, 50,000 shares had vested and were recorded as issued and outstanding. The fair value of $140,000 will be recognized pro rata over the vesting period, and as of December 31, 2006, $36,667 has been recorded as equity and charged to operations as an expense.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Common Stock Warrants, Options and Valuation
--------------------------------------------

         As of December 31, 2006, the Company had outstanding warrants and options exercisable for a total of 9,854,550 and 1,101,206 shares of common stock, respectively.

         The Company estimates the value of awards of share-based payments using the Black-Scholes option pricing method that uses assumptions in effect on the date of grant. The assumptions of volatility are based on historical volatility since the Company does not have traded options on which to base any estimate of implied volatility. The assumptions of expected term are based on the contractual term since the Company has no reliable history to measure the expected term. The risk-free rate for periods within the expected term of the option is based on the U.S. treasury yield curve in effect at the time of the grant. From January 13, 2006, the merger date, to June 30, 2006, the Company used pre-merger and post merger stock prices for estimating volatility. Beginning in the quarter ended September 30, 2006, the Company calculated volatility by excluding stock prices prior to the merger date as the Company believes the post merger period of January 13, 2006 to the period end is now a representative period for measuring post merger volatility.

Common Stock Warrants Issued to Non-Employees
---------------------------------------------

         The following is a summary of warrant activity:

                                                          Weighted
                                              Weighted     Average
                                              Average     Remaining    Aggregate
                                              Exercise   Contractual   Intrinsic
Non-Employee Warrants               Shares     Price        Term         Value
---------------------               -------   --------   -----------   ---------
Outstanding at January 1, 2006 ..         0     0.00        0.00           -
Granted .........................   200,000     1.25        5.00           -
Exercised .......................         0     0.00           -           -
Forfeited or expired ............         0        -           -           -
Outstanding at December 31, 2006    200,000     1.25        5.00           -
Exercisable at December 31, 2006    200,000     1.25        5.00           -

         The weighted-average grant-date fair value of warrants granted to non-employees during the year ended December 31, 2006 was $185,976.

         Effective January 16, 2006, the Company granted warrants exercisable for 200,000 shares of its common stock valued at $185,976 to MBN Consulting, LLC as payment for consulting services. The consulting agreement had a term of two years and contained termination provisions, including the Company's right to terminate the agreement upon 60 days written notice. The value of the warrants were determined based on the following assumptions: an exercise price of $1.25, an expected term equal to the warrant exercise period of 5 years, an expected volatility of 335%, no expected dividends and a risk free rate of 4.07. The value of the warrants of $185,976 was being amortized over the two year life of the consulting agreement. On July 18, 2006, the Company issued a written notice of termination and the consulting agreement was terminated on September 17, 2006. The remaining unamortized consulting fee was charged to operations upon termination.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Warrants Issued for Cash
------------------------

         The following is a summary of warrant activity for warrants sold for cash:

                                                          Weighted
                                              Weighted     Average
                                              Average     Remaining    Aggregate
                                              Exercise   Contractual   Intrinsic
Warrants Issued for Cash            Shares     Price        Term         Value
------------------------           ---------  --------   -----------   ---------
May 15, 2005 (Inception) ........          -       -           -            -
Granted .........................  1,104,923    0.68        4.00            -
Exercised .......................          -       -           -            -
Forfeited or expired ............          -       -           -            -
                                   ---------    ----        ----         ----

Outstanding at January 1, 2006 ..  1,104,923    0.70        3.74            -
Granted .........................  8,069,389    0.59        3.66            -
Issued in recapitalization ......    859,337    4.95        2.81            -
Exercised .......................   (199,932)   0.68           -            -
Forfeited or expired ............   (179,167)   4.64           -            -
                                   ---------    ----        ----         ----

Outstanding at December 31, 2006   9,654,550    1.00        3.22            -
                                   =========    ====        ====         ====
Exercisable at December 31, 2006   9,654,550    1.00        3.22            -
                                   =========    ====        ====         ====

         The weighted average valuation assumptions for grants other than with the sale of common stock for cash during 2006 are as follows:

Expected volatility .............     191%
Weighted average volatility .....     191%
Expected dividends ..............        0
Expected term (in years) ........        3
Risk-free rate ..................    4.71%

         On January 3, 2006, pursuant to the agreement with Street Venture Partners, LLC, a related party (see Note 13), the Company issued warrants exercisable for 388,889 shares of its common stock, at an exercise price of $0.90 per share.

         On January 13, 2006, the Company issued warrants exercisable for 859,337 shares of its common stock at exercise prices ranging from $3.00 to $11.25 per share to the original shareholders of DynEco Corporation as part of the Company's recapitalization.

         On January 13, 2006, pursuant to the Modification and Waiver Agreement, the Company issued warrants to purchase an aggregate of 45,500 shares of common stock at $1.00 per share. The warrants are exercisable for a period of three (3) years from the date of issuance (see Note 6).

         On January 13, 2006 and September 20, 2006, pursuant to the Company's agreements with MMA Capital, the Company issued warrants exercisable for 2,000,000 and 250,000 shares of its common stock, respectively, at the exercise price of $1.00 per share (see Note 6). The value of the warrants was recorded as debt discount and is being amortized over the remaining term of the MMA convertible notes payable (see Notes 6 and 7).

         On July 28, 2006, pursuant to the Company's agreement with Miller Investments, LLC, the Company issued warrants exercisable for 250,000 shares of its common stock at an exercise price of $1.00 per share issued. The warrants are exercisable for a period of five (5) years from the date of issuance.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         On July 15, 2006, pursuant to the sale of shares of its common stock, the Company issued warrants exercisable for 15,000 shares of its common stock at an exercise price of $1.00 per share. The warrants are exercisable for a period of five (5) years from the date of issuance.

         On November 9, 2006, pursuant to the sale of convertible promissory notes with variable conversion prices aggregating $600,000, the Company issued warrants to purchase an aggregate of 5,000,000 shares of the Company's common stock at $1.50 per share. The warrants are exercisable for a period of seven (7) years from the date of issuance (see Note 6).

         During the year ended December 31, 2006, pursuant to the conversion of outstanding promissory notes, the Company issued warrants exercisable for 120,000 shares of its common stock at exercise prices ranging from $.75 to $1.00 per share.

Non-Plan Common Stock Options to Non-Employees
----------------------------------------------

         At December 31, 2006, the Company had the following non-plan options outstanding and exercisable:

                     Outstanding Options                 Exercisable Options
           ---------------------------------------    --------------------------
               Number         Weighted    Weighted        Number        Weighted
Range of   Outstanding at     Average     Average     Exercisable at    Average
Exercise    December 31,     Remaining    Exercise     December 31,     Exercise
 Price          2006            Life       Price           2006          Price
--------   --------------    ---------    --------    --------------    --------
 $ .70       1,000,000       4.8 Years     $ .70         1,000,000       $ .70
             =========                                   =========

         A summary of the changes in non-plan stock options outstanding during 2006 is presented below:
                                                                 2006
                                                      --------------------------
                                                                     Weighted
                                                                     Average
                                                       Shares     Exercise Price
                                                      ---------   --------------
Options outstanding at the beginning of the year ..           -      $       -
Options granted ...................................   1,000,000      $     .70
Options exercised .................................           -      $       -
Options forfeited .................................           -      $       -
                                                      ---------      ---------
Non-plan options outstanding at end of the year ...   1,000,000      $     .70
                                                      =========      =========
Weighted average fair value of options granted
  during the year .................................                  $ 655,000
                                                                     =========

         The weighted average valuation assumptions for grants during 2006 are as follows:

Expected volatility .............     161%
Weighted average volatility .....     161%
Expected dividends ..............        0
Expected term (in years) ........        5
Risk-free rate ..................    4.82%

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The Company estimates the value of awards of share-based payments using the Black-Scholes option pricing method that uses assumptions in effect on the date of grant. The assumptions of volatility are based on historical volatility since the Company does not have traded options on which to base any estimate of implied volatility. The assumptions of expected term are based on the contractual term since the Company has no reliable history to measure the expected term. The risk free rate for periods within the expected term of the option are based on the U.S. treasury yield curve in effect at the time of the grant.

         On November 6, 2006, the Company granted Mark E. Crone, a then Director of the Company, an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant and an expiration date of November 6, 2011. An expense for director fees of $131,000 was recognized based in a Black-Scholes option pricing model using the following assumptions: stock price $.70, expected term five years, volatility 161%, zero expected dividends and a 4.82% discount rate.

         On November 6, 2006, the Company granted options to purchase 800,000 shares of its common stock at an exercise price of $0.70 per share, the closing price of the Company's common stock on the date of grant and an expiration date of November 6, 2011 to its attorneys as compensation for professional fees. An expense of $524,000 was recognized based in a Black-Scholes option pricing model using the following assumptions: stock price $.70, expected term five years, volatility 161%, zero expected dividends and a 4.82% discount rate.

Stock-Based Compensation Plans
------------------------------

         On January 13, 2006, in conjunction with the recapitalization, the Company assumed DynEco's obligations under DynEco's outstanding non-qualified option plans consisting of the 2001 Equity Incentive Plan and two expired plans, the 1993 Corporate Stock Option Plan and the 1993 Advisors Stock Option Plan. There were no grants under these plans during 2006. The Company does not anticipate issuing any options under the former DynEco non-qualified option plans and the Company has not adopted any plans during 2006.

         At December 31, 2006, the Company had the following plan options outstanding and exercisable:

                     Outstanding Options                  Exercisable Options
           ---------------------------------------    --------------------------
               Number         Weighted    Weighted        Number        Weighted
Range of   Outstanding at     Average     Average     Exercisable at    Average
Exercise    December 31,     Remaining    Exercise     December 31,     Exercise
 Price          2006            Life       Price           2006          Price
--------   --------------    ---------    --------    --------------    --------
$   1.50        1,111        0.5 Years    $   1.50         1,111        $   1.50
$  11.40          333        0.4 Years    $  11.40           333        $  11.40
$   3.00       42,500        1.3 Years    $   3.00        42,500        $   3.00
$  11.40       50,595        1.9 Years    $  11.40        50,595        $  11.40
$   3.60        6,667        2.0 Years    $   3.60         6,667        $   3.60
              -------                                    -------
              101,206                                    101,206
              =======                                    =======

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The following is a summary of the changes in plan options outstanding:

                                                                2006
                                                      --------------------------
                                                                     Weighted
                                                                     Average
                                                       Shares     Exercise Price
                                                      ---------   --------------
Options outstanding at December 31, 2005 ..........           -      $       -
Options exchanged in recapitalization .............     124,539      $    7.11
Options granted ...................................           -      $       -
Options exercised .................................           -      $       -
Options forfeited .................................     (23,333)     $    3.00
                                                      ---------      ---------
Plan options outstanding at December 31, 2006 .....     101,206      $    7.25
                                                      =========      =========

Plan options exercisable at December 31, 2006 .....     101,206
                                                      =========

Weighted average fair value of options granted
  during the year .................................                  $       -
                                                                     =========

Former DynEco 2001 Equity Incentive Plan

         Under the 2001 Equity Incentive Plan, DynEco reserved a total of 33,333 shares of our common stock for issuance upon exercise of incentive and non-qualified stock options, stock bonuses and rights to purchase awarded from time-to-time, to our officers, directors, employees and consultants. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options or as restricted stock awards will be subject to restrictions on sale or transfer. As of December 31, 2006, options to purchase 22,278 shares have been granted under the 2001 Equity Incentive Plan.

Former DynEco 1993 Corporate Stock Option Plan

         Under the 1993 Corporate Stock Option Plan, DynEco reserved a total of 25,000 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our officers, directors, and employees. This Corporate Stock Option Plan has expired.

Former DynEco 1993 Advisors Stock Option Plan

         Under the 1993 Advisors Stock Option Plan, DynEco reserved a total of 6,667 shares of our common stock for issuance upon exercise of stock options granted, from time-to-time, to our advisors and consultants.

         Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption therefrom, shares of common stock issued upon the exercise of options are subject to restrictions on sale or transfer. As of the date of this report, options to purchase 6,667 shares had been granted and are outstanding under the 1993 Advisors Stock Option Plan. The 1993 Advisors Stock Option Plan has terminated, and no further awards may be made thereunder; however, outstanding awards of 6,667 shares remain effective until their termination date on December 31, 2008.

Share-Based Compensation
------------------------

         For the year ended December 31, 2006 and from May 16, 2005 (Inception) through December 31, 2005, the Company recognized compensation costs for employees, directors, consultants and others totaling $1,903,976 and $7,500, respectively. These amounts increased the Company's net operating loss during these periods.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         As of December 31, 2006, the Company has $155,000 in compensation costs related to nonvested share-based awards not yet recognized as expense and the weighted average period the Company expects to recognize these costs is nine (9) months. This additional compensation cost will increase the Company's net operating loss or its taxable income for this period.


NOTE 10  INCOME TAXES

         The effective tax rate varies from the maximum federal statutory rate as a result of the following items:

                                                           2006        2005
                                                           ----        ----
         Tax benefit computed at the maximum
           federal statutory rate ...................     (34.0%)     (34.0%)
         State taxes, net of federal tax benefit ....      (3.6)       (3.6)
         Non-deductible items .......................       0.2          -
         Net (increase) due to various basis
           differences in assets and liabilities: ...       0.0         0.0
             Intangible assets ......................       1.6          -
             Convertible debt discount ..............      14.0          -
             Warrant and option liability ...........      (0.9)         -
             Embedded conversion option liability ...       2.3          -
         Change in valuation allowance ..............      20.3        37.6
                                                           ----        ----

         Income tax provision .......................        -%          -%
                                                           ====        ====

         The tax effect of temporary differences at December 31 were as follows:

                                                       2006           2005
                                                       ----           ----
         Asset:
           Accounts receivable .................   $     3,800    $         -
           Net operating loss ..................     2,394,700        165,007
                                                   -----------    -----------
                                                     2,398,500        165,007
                                                   -----------    -----------

         Net deferred tax asset before valuation
           allowance ...........................   $ 2,398,500    $   165,007
         Less valuation allowance ..............    (2,398,500)      (165,007)
                                                   -----------    -----------

         Net deferred tax asset ................   $         -    $         -
                                                   ===========    ===========

         For financial statement purposes, no tax benefit has been reported in 2006 or 2005 as the Company has had a net operating loss since inception and realization of the tax benefits is uncertain. Accordingly, a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $2,233,493 and $165,007 in 2006 and 2005, respectively. At December 31, 2006, the Company has net operating losses to offset future taxable income through the following years:

         2025 ......     $485,314
         2026 ......   $5,883,600

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 11  RELATED PARTIES AND SIGNIFICANT SHAREHOLDERS

Consulting Contracts with Directors
-----------------------------------

         The Company entered into a consulting agreement with Innovations Publishing, LLC, pursuant to which the Company paid consulting fees of $17,500 in 2006. Mr. Dyer, a member of the Company's Board of Directors, owns 75% of Innovations Publishing.

         On November 3, 2006, the Company entered into a consulting agreement with E. H. Winston & Associates, pursuant to which Mr. Winston, a director of the Company, provides the Company with general business consulting services and advice. The initial term of the consulting agreement was three months. On February 5, 2007, the parties extended the agreement until June 5, 2007. The Company pays E. H. Winston & Associates a consulting fee of $10,000 per month plus reimbursement of all reasonable out-of-pocket expenses related to this November 3, 2006 agreement.

         On November 17, 2006, the Company entered into another consulting services agreement with E. H. Winston & Associates pursuant to which Mr. Winston would identify and introduce the Company to prospective investors and would assist the Company in preparing introductory materials in connection therewith. The term of this agreement is six months unless terminated earlier by either party. The Company may terminate this agreement for any reason on 14 days' prior written notice. The Company pays E. H. Winston & Associates a consulting fee of $10,000 per month plus reimbursement of all reasonable out-of-pocket expenses related to this November 17, 2006 agreement. In addition, if the Company enters into a financial commitment with any prospective investor introduced by E. H. Winston & Associates, the Company will pay an additional fee of $8,000 for each $100,000 of financial commitment or part thereof. In addition, if the Company issues warrants in connection with such financial commitment, the Company will issue to E. H. Winston & Associates a warrant exercisable for a number of shares equal to 10% of the warrants issued by the Company in connection with such financial commitment.

Diversified Acquisition Trust, LLC
----------------------------------

         Geoffrey J. Eiten is the sole beneficial owner of Diversified Acquisition Trust, LLC ("DAT"). Mr. Eiten, through the Trustee, exercises sole investment and voting powers over the Trust. On September 5, 2005, the Company issued the Trust a convertible promissory note in the principal amount of $400,000. The Note bears interest at 10% per annum and is convertible into shares of the Company's common stock at a conversion rate of $0.68 per share. In connection with this transaction, the Company also issued a warrant exercisable for shares of its common stock at the exercise price of $0.68 per share. On September 5, 2006, the convertible promissory note and all accrued interest were converted into 488,400 shares of the Company's common stock.

         DAT also held unsecured promissory notes in the amounts of $10,000, $30,000, and $25,000 all with a maturity date of February 28, 2006, and bearing an annual interest rate of 10.0%. The loans were repaid during the first quarter of 2006.

         DAT owns 1,395,066 shares or approximately 12% of the Company's issued and outstanding common stock as of December 31, 2006.

         Mr. Eiten was not employed by the Company at any time through December 31, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

Street Venture Partners, LLC
----------------------------

         Street Venture Partners, LLC is a privately-held company owned equally by Daniel G. Brandano, the Company's CEO and Chairman, and his spouse. As of December 31, 2006, Street Venture Partners LLC owned 1,066,666 shares or approximately 9% of the Company's issued and outstanding common stock.

         See Note 13 for purchase of asset from this related party.

Claudale Ltd.
------------

         Claudale Limited is a Gibraltar-based company that manages a family trust (which owns no shares of the Company's common stock) for Mr. Daniel G. Brandano, the Company's CEO and Chairman. Mr. Brandano has no ownership interest in Claudale Limited and disclaims beneficial ownership or control of any shares of the Company's common stock owned by Claudale Limited.

         At December 31, 2006, Claudale Ltd. owned 693,333 shares or approximately 5.8% of the Company's issued and outstanding common stock.

Brian J. Brandano
-----------------

         At December 31, 2006, Brian J. Brandano owned 333,333 shares or approximately 2.8% of the Company's issued and outstanding common stock. Brian
J. Brandano is the son of Daniel G. Brandano, the Company's CEO and Chairman and was employed by the Company until July 2006.

Payable to Employee (Stephen A. Hicks)
--------------------------------------

         At December 31, 2006, the Company owed $50,000 to Stephen A. Hicks, the former 100% shareholder of IRT/ITR, for advances made to IRT/ITR prior to its acquisition by the Company. There is currently no interest being charged for the use of the advance, nor is any interest anticipated to be paid.


NOTE 12  RECAPITALIZATION OF DYNAMIC LEISURE GROUP

         On January 13, 2006, DynEco entered into an agreement with the former shareholders of DLG, pursuant to which DynEco acquired all of the outstanding capital stock of DLG, and DLG became a wholly-owned subsidiary of DynEco.

         As consideration for its acquisition of the outstanding capital stock of DLG, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of DLG.

         Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of DLG pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of DLG acquired approximately 83% of the currently outstanding voting securities of DynEco, and (b) the designees of the former shareholders of DLG were appointed as the executive officers and a majority of the board of directors of DynEco. The Series A Preferred Stock converted into 6,566,667 shares of common stock of the Company when the Company's Articles of Incorporation were amended to increase the number of authorized shares of the Company's common stock sufficient to permit full conversion of the Series A Preferred Stock. DynEco also agreed that the currently outstanding options and warrants of DLG would be exchanged for options and warrants to purchase an aggregate of 1,493,887 post-reverse shares of common stock of DynEco, and that the then-outstanding convertible promissory notes of DLG would become convertible into 1,386,111 post-reverse shares of common stock of DynEco (after taking into account the Company's 1 for 30 reverse stock split effected on January 13, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The transaction was exempt from the registration requirements of the Act by reason of Section 4(2) thereunder as a transaction by an issuer not involving any public offering.

         The transaction is treated as a recapitalization of DLG. Accordingly, the financial statements of the Company subsequent to the recapitalization consists of the balance sheets of both companies at historical cost, the historical operations of DLG, and the operations of DynEco from the recapitalization date.


NOTE 13  BUSINESS ACQUISITIONS AND ACQUISITION LIABILITIES

Casual Car General Service Agreement
------------------------------------

         On January 3, 2006, Street Venture Partners, LLC (see Note 9), sold the U.S. rights to the Casual Car General Service Agreement ("GSA") to DLG for an unsecured convertible Promissory Note in the amount of $350,000, and a warrant to purchase 388,889 shares of common stock at a fixed price of $.90 per share. The Promissory Note is convertible into the Company's common stock at $.90 per share and bears interest at 10% per annum. The agreement was recorded as an Intangible Asset at a value of $348,413, and a short term deposit of $1,587 and will be amortized over 2.5 years when it is placed in service. The GSA allows the Company to sell car rental products to leisure travelers primarily in Europe and the United Kingdom, through Skycars International Rent a Car, Middlesex, United Kingdom.

         The Company plans to continue with the Casual Car GSA, selling direct to the final consumer via the Internet, under the Casual Car rental brand. The Casual Car GSA allows the Company to establish a foundation in certain desired leisure travel markets with multiple product offerings.

Changes in L'Attitudes, Inc.
----------------------------

         On February 8, 2006, the Company consummated the purchase of all of the issued and outstanding capital stock of Changes in L'Attitudes, Inc. ("CIL"), for a purchase price of $2,090,680. The purchase price included the acquisition of intangible assets and goodwill related to CIL's position in the travel industry as a specialist in providing resort destination travel packages to the Caribbean and Eastern Mexico, its web based assets consisting of CIL's websites, URL's, and search engine optimization abilities that drive inquiries to the Company, and its management team and trained workforce. Almost all of its business originates via the Internet. CIL is located in Largo, Florida. It has since been integrated into the Company's corporate headquarters in Tampa, Florida. The purchase price consisted of a combination of cash ($640,000), 340,000 shares of the Company's common stock, valued at $2.50 per share (the average closing price of the Company's common stock during the acquisition period ($850,680)), and a one-year secured Convertible Promissory Note in the principal amount of $600,000 convertible into shares of the Company's common stock at $1.50 per share. The cash portion of the purchase price was payable in two tranches, $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CIL for the years ended December 31, 2004, and December 31, 2005. As of December 31, 2006, the remaining cash portion of the purchase price has not been paid.

         Additional shares of common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic's common stock at a rate of less than $1.50 per share. The issuance of any additional shares will not result in a change to the recorded value of this acquisition because the issuance of additional shares is contingent upon a change in security price. The Company agreed to include the sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The Convertible Promissory Note bears interest at the rate of 9% per annum, and matures on February 7, 2007. The Note is convertible into shares of the Company's common stock, on or before the maturity date, at the conversion rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Note may be required. The Company has agreed to include the sale of the shares issued, and those issuable upon conversion of the Note in the next registration statement filed by the Company. The Note is secured by a lien on the assets of CIL. A beneficial conversion value of $480,000 was calculated by multiplying the expected number of shares to be issued upon conversion of the debt by the difference between the conversion price of $1.50 per share and the market value of the common stock on the debt issuance date of $2.70 per share. The debt discount is being amortized over the term of the debt.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition as adjusted for the final purchase allocation as of December 31, 2006:

                                                    February 8, 2006
                                                    ----------------
         Current assets .......................        $  836,330
         Other assets .........................            53,011
         Intangible assets.....................         1,486,000
         Goodwill .............................           714,336
                                                       ----------
         Total assets .........................         3,089,677
         Current liabilities ..................           998,997
                                                       ----------
         Net assets acquired ..................        $2,090,680
                                                       ==========

         The Company's acquisition of CIL provided Dynamic with a quick entrance to the travel market, access to a trained workforce in place, a critical mass of existing business allowing the Company to pursue hotel contracts not already held by CIL and a distribution channel to sell packaged airline tickets purchased under wholesale bulk airline contracts expected to be secured through the IRT/ITR acquisition. These factors contributed to the Company's agreement to a purchase price that resulted in recognition of goodwill. Goodwill was recognized in an amount greater than originally anticipated because the trading price of the Company's common stock increased between the date the number of shares to be exchanged was agreed upon by the parties and the acquisition date. Intangible assets acquired included hotel contracts with a history of renewal, web-based assets consisting of CIL's internet presence through its URLs, websites and search engine optimization abilities that drive inquiries to the Company and a mailing list created through opt-in features on CIL's websites.

         The allocation of the purchase price was refined during 2006 with adjustments being made at June 30, 2006 and December 31, 2006. The final purchase price allocation involved the reallocation of costs from goodwill to identifiable intangible assets totaling $896,000. The resulting change in amortization was treated as a change in accounting estimate as of October 1, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

The allocated cost and the estimated amortizable life of intangible assets acquired are as follows:

                                            Amortization         Allocated
         Classification:                        Life                Cost
         ---------------                    ------------         ----------
         Hotel contracts ..............         7 years          $  325,000
         URLs and web-based assets ....        10 years          $1,011,000
         Mailing list .................         3 years          $  150,000
         Total ........................                          $1,486,000
         Weighted average life ........       8.6 years

         Hotel contracts were valued based upon replacement cost including labor, travel and administrative costs that would have otherwise been required to obtain the contracts. These contracts are generally renewable annually in the ordinary course of business. CIL has a history of renewing its contracts and therefore a seven (7) year amortization life was established for this asset. The Company acquired over 100 URLs and related websites and these assets were valued using two methods. The first method determined the present value of advertising costs the Company would expect to incur if it was required to purchase search engine page placements being achieved by CIL. The second method determined the present value of historical gross profits earned by CIL projected into the future, less the value assigned to hotel contracts. The Company's URLs are renewable annually at its option for a nominal cost and, as a result, a ten (10) year amortization life has been established for the related intangible asset. The mailing list acquired was valued based upon estimated replacement cost of an opt-in mailing list targeted at pre-qualified customers. The useful life of this mailing list was estimated at three (3) years.

         Goodwill of $714,336 is expected to be deductible over 15 years for tax purposes.

         The results of CIL operations are included in the consolidated financial statements beginning with the date of acquisition.

Island Resort Tours, Inc. and International Travel and Resorts, Inc.
--------------------------------------------------------------------

         On March 6, 2006, the Company purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. ("IRT") and International Travel and Resorts, Inc. ("ITR"), for a purchase price of $4,783,300. The purchase price included the acquisition of intangible assets and goodwill. IRT and ITR are both located in New York, New York.

         The purchase price consisted of a combination of cash ($1,500,000), 700,000 shares of the Company's common stock valued at $2.62 per share (the average closing price of the Company's common stock during the acquisition period ($1,833,300)), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion of the purchase price is payable in two tranches, $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of IRT and ITR for the years ended December 31, 2004 and 2005. The Company is currently in discussion with the former owner of IRT/ITR to reduce the cash portion of the payment. The agreed upon amount will be paid when an agreement is reached and the reduction in the amount payable, if any, would result in a reduction in goodwill recognized in this transaction.

         Additional shares of the Company's common stock may be issued if the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues shares of its common stock at a rate less than $1.50 per share. The issuance of any additional shares will not result in a change to the recorded value of this acquisition because the issuance of additional shares is contingent upon a change in security price. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of the Company's common stock could be issued as a result of this adjustment provision.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The Convertible Promissory Note bears interest at the rate of 9% per annum and matures on March 6, 2007. The Note is convertible into shares of the Company's common stock on or before the maturity date at a rate of $1.50 per share. The conversion rate may be adjusted downward if the Company, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. A beneficial value of $1,208,334 was calculated by multiplying the expected number of shares to be issued upon conversion of the debt by the difference between the conversion price of $1.50 per share and the market value of the common stock on the debt issuance date of $2.70 per share. The debt discount is being amortized over the term of the Note.

         Subsequent to the Closing Date, if the Company obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required. If the Company receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required. The Company agreed to include the sale of the shares issued and those issuable upon conversion of the Note in the next registration statement filed by the Company. That registration statement was filed with the SEC on May 12, 2006.

         The Note is secured by a lien on assets of IRT and ITR.

         The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition as adjusted for the final purchase price allocation as of December 31, 2006:

                                                           March 6, 2006
                                                           -------------
         Current assets ............................         $  708,167
         Other assets ..............................             80,236
         Intangible ................................          2,917,500
         Goodwill ..................................          2,187,860
                                                             ----------
         Total assets ..............................          5,893,763
         Current liabilities .......................          1,110,463
                                                             ----------
         Net assets acquired .......................         $4,783,300
                                                             ==========

         The Company's acquisition of IRT/ITR provided Dynamic further access to the travel market, access to a trained workforce in place, access to wholesale bulk airline contracts not previously available to CIL and a critical mass of existing business, therefore allowing the Company to pursue wholesale bulk airline contracts with other national and international carriers. These factors contributed to the Company's agreement to a purchase price that resulted in recognition of goodwill. Goodwill was recognized in an amount greater than originally anticipated because the trading price of the Company's common stock increased between the date the number of shares to be exchanged was agreed upon by the parties and the actual acquisition date. Intangible assets acquired included airline and hotel contracts with a history of renewal.

         The allocation of the purchase price was refined during 2006 with adjustments being made at June 30, 2006 and December 31, 2006. The final purchase price allocation involved the reallocation of costs from goodwill to identifiable intangible assets totaling $1,317,500. The resulting change in amortization was treated as a change in accounting estimate as of October 1, 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The allocated cost and the estimated amortizable life of intangible assets acquired are as follows:

                                            Amortization         Allocated
         Classification:                        Life                Cost
         ---------------                    ------------         ----------
         Airline contracts ............        7 years           $2,820,000
         Hotel contracts ..............        7 years           $   97,500
         Total ........................                          $2,917,500
         Weighted average life ........        7 years

         Airline contracts were valued based upon the present value of the estimated incremental increase in gross profit from purchasing airline tickets under wholesale bulk airline contracts as compared to published fares. Airline contracts are renewable annually in the ordinary course of business. IRT/ITR had an 18+ year history of renewing its main airline contract and an eight (8) year history of renewing its other airline contracts and, therefore, a seven (7) year amortization life was established for this asset. Hotel contracts were valued based on replacement cost, including labor, travel and administrative costs that would have otherwise been required to obtain the contracts, after eliminating any hotel contracts that were duplicates of those held by CIL. These contracts are generally renewable annually in the ordinary course of business. IRT/ITR has a history of renewing its contracts and, therefore, a seven (7) year amortization life was established for this asset.

         Goodwill of $2,187,860 is expected to be deductible over 15 years.

         The results of IRT/ITR operations are included in the consolidated financial statements beginning with the date of acquisition.

Unaudited Pro Forma Financial Information
-----------------------------------------

         The table below summarizes the unaudited pro forma financial information of the consolidated results of operations for the years ended December 31, 2006 and 2005 as though the CIL and IRT/ITR business combinations had been completed as of the beginning of the period reported on:

                                          2006                2005
                                          ----                ----
         Revenues .............       $  6,732,351        $  8,317,049
         Cost of Revenue ......         (4,871,009)         (6,220,089)
         Gross Profit .........          1,861,342           2,096,960
         Operating Expenses ...         (7,738,000)         (4,111,148)
         Operating Loss .......         (5,876,658)         (2,014,188)
         Other Expenses .......         (4,484,010)         (1,492,667)
         Net Loss .............        (10,360,668)         (3,506,855)
         Net Loss per share ...       $      (1.02)       $      (0.40)

         The main difference in the net loss between 2006 and 2005 is due to the fact that in 2005 DLG was a development-stage company with minimal expenses. In 2006 expenses were incurred as a result of acquisitions, organizational costs relating to establishing a corporate structure, expenditures related to being a public company, and the building of a corporate staff.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

NOTE 14  OTHER MATTERS

Separation Agreement dated January 13, 2006
-------------------------------------------

         In connection with the transactions contemplated by the Stock Exchange Agreement described elsewhere in this Report, DynEco and Dr. Thomas Edwards entered into a Separation Agreement dated January 13, 2006 under which:

      o The Employment Agreement dated as of January 1, 2004 by and between DynEco Corporation and Dr. Edwards was terminated;

      o Dr. Edwards irrevocably waived, forfeited and relinquished any right to receive any accrued or deferred compensation in connection with his prior services rendered to Dynamic. As of March 31, 2006, $283,625 in deferred compensation payable to Dr. Edwards was accrued;

      o The parties confirmed that they entered into a modification agreement relating to the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

      o DynEco irrevocably waived, forfeited and relinquished any right, title or interest in any intellectual property created by Dr. Edwards during the course of his services to DynEco, other than the intellectual property covered by the Exclusive Patent License and Know-How Agreement dated February 4, 2004;

      o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the lease covering Dynamic's facilities in Rockledge, Florida, and Dr. Edwards assumed all of Dynamic's obligations thereunder; and

      o DynEco transferred and assigned to Dr. Edwards, all of DynEco's right, title and interest in the furniture, property and equipment located at DynEco's facilities in Rockledge, Florida, and Dr. Edwards has assumed all of DynEco's obligations thereunder.

         The Separation Agreement resulted in the forfeiture of accrued compensation of $283,625 by Dr. Edwards in 2006, and the transfer to him of $33,418 recorded net value of fixed assets, both of these items were written off the balance sheet of DynEco prior to the recapitalization that occurred on January 13, 2006.

MANAGEMENT OF THE COMPANY
-------------------------

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Note, Thomas C. Edwards resigned as an officer (President and Chief Executive Officer) and director of DynEco Corporation, and Kevin Hooper resigned as a director of DynEco Corporation. In accordance with the terms of the Stock Exchange Agreement, Leonard Sculler, who served as a director of DynEco Corporation since June 2003, continued to serve as a director of the Company until his resignation on November 6, 2006. George R. Schell, who served as a director of DynEco since 1998, confirmed in a January 2006 telephone conversation with the Company's General Counsel that he had informally resigned as a director of DynEco Corporation, and was not re-elected at a January 31, 2006 Meeting of Shareholders.

         At the Meeting of Shareholders, the following persons were elected to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified:

         Daniel G. Brandano
         Thomas W. Busch
         Robert A.G. LeVine
         Leonard Sculler

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         In connection with the transactions contemplated by the Stock Exchange Agreement dated January 13, 2006 described elsewhere in this Report, the following persons were appointed to serve as officers of the Company, in the capacities indicated, until the next annual meeting of the board of directors and until their successors are duly elected and qualified:

         Daniel G. Brandano - President
         Thomas W. Busch - Vice President and Treasurer
         Robert A.G. LeVine - Secretary

         On June 5, 2006, Thomas W. Busch resigned as Director, Vice President, Treasurer and Chief Financial Officer of Dynamic Leisure Corporation. Daniel G. Brandano assumed the responsibilities of treasurer and chief financial officer. On November 6, 2006, Len Sculler and Robert LeVine submitted their resignations, effective immediately, from the Board of Directors of the Company. The resignations were not as a result of any disagreement with the Company on any matter relating to its operations, policies or practices. On November 6, 2006, the Company's Board appointed Mark E. Crone and Eric H. Winston to fill the Board vacancies created by the resignations of Mr. Sculler and Mr. LeVine. On December 1, 2006, the Board appointed Ben J. Dyer as a director. On January 8, 2007, Mark E. Crone resigned from the Board and David Shapiro was appointed by the Board to fill the vacancy left by Mr. Crone's resignation.

EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT DATED JANUARY 12, 2006
----------------------------------------------------------------------

         On January 12, 2006, DynEco and Dr. Thomas C. Edwards, the Company's then CEO entered into an Exclusive Patent and Know-How License Agreement that amended and superseded the Exclusive Patent and Know-How License Agreement dated February 4, 2004, by and between DynEco and Dr. Edwards. The 1994 Agreement granted DynEco the exclusive license to use certain patented technology owned by Dr. Edwards, in return for a royalty payment to Dr. Edwards based upon a percentage of revenues generated from sales of products incorporating the licensed technology. The Company subsequently granted the Parker-Hannifin Corporation an exclusive license to use the technology covered by 1994 License Agreement in UniVane(R) products developed by Parker-Hannifin.

         Under the January 12, 2006 Exclusive Patent and Know-How License Agreement, Dr. Edwards has relinquished any entitlement to royalty payments under the Exclusive Patent and Know-How License Agreement dated February 4, 2004 and has assigned and transferred to DynEco all of his right, title and interest under the Exclusive Patent and Know-How License Agreement dated February 4, 2004. The Company acquired the right, title and interest as part of the Stock Exchange Agreement.

         On October 5, 2006, the Company entered into an Assignment and Assumption Agreement, with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneers Exploration, Inc. all of the Company's right, title and interest in the Exclusive Worldwide License Agreement between the Company and Parker Hannifin Corporation dated May 1, 2003, and Buccaneer Exploration agreed to assume all of the Company's obligations under the License Agreement, including repayment of any amounts the Company expended in association with the License Agreement. The consummation of this transaction was subject to the approval of TRDA which was subsequently received.

         On October 5, 2006, the Company entered into a second Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the TRDA Funding Agreement dated November 20, 2002 with the Technology Research Development Authority of the State of Florida ("TRDA"), and Buccaneer Exploration has agreed to assume all of the Company's obligations under the Funding Agreement, including payment of the Company's TRDA loan payable - TRDA. The consummation of this transaction was subject to the approval of TRDA, which was subsequently received. A gain on sale of assets was recognized totaling $235,138 as a result of this transaction in 2006.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         On October 5, 2006, the Company entered into a third Assignment and Assumption Agreement with Buccaneer Exploration, Inc. pursuant to which the Company agreed to sell, assign and transfer to Buccaneer Exploration, Inc. all of the Company's right, title and interest in the Exclusive Patent and Know-How License Agreement dated January 12, 2006, by and between DynEco Corporation (n/k/a Dynamic) and Dr. Thomas C. Edwards, and Buccaneer Exploration agreed to assume all of the Company's obligations under the Edwards Patent Agreement.

ARTICLES OF CORRECTION TO CHANGE DYNECO CORPORATION'S NAME
----------------------------------------------------------

         On February 28, 2006, DynEco filed Articles of Correction with the Secretary of State of Minnesota, to change DynEco's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

         There was no financial effect related to this filing.


NOTE 15  COMMITMENTS AND CONTINGENCIES

         Neither the Company nor its subsidiaries have material commitments or contingencies for purchasing goods or services that are not reported in the Company's consolidated financial statements, notes, or other disclosures at December 31, 2006.

Operating Leases
---------------

         The Company currently leases office space in its Tampa, Florida, and New York City locations. Monthly rent expense under the Tampa, Florida lease is approximately $13,700 per month, and the lease expires June 2011. Monthly rent expense under the New York City lease is approximately $11,500 per month, and the lease expires April 2008. Rent expense for the years ending December 31, 2006 and 2005 were $268,143 and $18,465, respectively.

         Future lease obligations are as follows as of December 31, 2006:

         2007 .....   $302,304
         2008 .....   $210,270
         2009 .....   $163,798
         2010 .....   $163,798
         2011 .....   $ 95,549

Legal Proceedings
-----------------

         The Company has been named as a principal party to proceedings brought by Raymon Valdes and Changes in L'Attitudes, Inc. in Hillsborough County, Florida, Circuit Court. The proceedings began on November 13, 2006. The complaint seeks approximately $440,000 on breach of contract damages relating to the Company's acquisition of Changes in L'Attitudes. An acquisition payable of $440,000 and interest expense totaling $147,551 has been accrued as of December 31, 2006, relative to this claim. The Company has entered into settlement discussions with Raymon Valdes and has not yet resolved this matter.

         The Company has been named as a principal party to proceedings brought by MMA Capital, LLC in United States District Court for the Northern District of California. The proceedings began on November 22, 2006. The matter was resolved on March 5, 2007 when the parties entered into a Settlement Agreement that provided for the issuance of a warrant to MMA and MMA agreed to (i) extend the maturity date of the Company's outstanding promissory note payable to MMA to March 5, 2008; and (ii) to dismiss its action against the Company. Note 6 further describes the terms of settlement.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The Company has been named as a principal party to proceedings brought by MBN Consulting, LLC in Hillsborough County, Florida, Circuit Court. The proceedings began on November 22, 2006. The complaint seeks approximately $75,500 on the grounds of an alleged breach of consulting agreement. The Company has responded to this complaint and believes the consultant agreement was properly terminated in accordance with the terms of the agreement. As of December 31, 2006, the Company had included $29,333 related to this matter in accounts payable.

         The Company filed a lawsuit in Hillsborough County, Florida, Circuit Court on March 2, 2007 against Stephen Hicks. The complaint seeks recovery of damages or alternative relief arising from breach of a contract under which the Company acquired IRT/ITR. The complaint alleges non-compliance with certain terms and conditions providing for integration of the companies.

         On March 5, 2007, counsel for Stephen Hicks notified the registrant that it was allegedly in breach of a convertible debenture payable under the March 6, 2006 Purchase Agreement between the registrant and Hicks (the "Agreement") that provided for the registrant's acquisition of IRT/ITR. The Agreement calls for payment of a convertible debenture in the amount of $1,450,000 as of March 6, 2007. In the event of any failure to pay on the convertible debenture, the Agreement provides for a continuing obligation to pay interest at a nine percent annual rate. The Company has classified the convertible debenture as a current liability and has recorded accrued interest of $107,260 related to this obligation on its consolidated balance sheet as of December 31, 2006.

         The Company is currently in discussions with Mr. Hicks regarding the settlement of the matters arising on March 2, 2007 and March 5, 2007.

         From time to time, we may become subject to proceedings, lawsuits and unasserted claims in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. As of the date of this report, we do not believe that any of these matters would be material to the Company's financial condition or operation.


NOTE 16  SUBSEQUENT EVENTS AND CONTINGENCIES

         On January 5, 2007, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". This is the second tranche in the aggregate amount of $400,000 related to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of One Million Dollars ($1,000,000). The $1,000,000 was funded in two tranches ($600,000 on November 9, 2006, and $400,000 on January 5, 2007. The offering was made pursuant to Section 4(2) of the Act, as amended. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than $1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes mature and all unpaid principal and accrued interest is due on January 5, 2010. The Notes were convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20-trading-day period prior to conversion; provided, however, that (i) the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the resale of securities underlying the Notes ("Registration Statement") is filed on or before December 11, 2006; and
(ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. The Registration was filed on December 18, 2006; however, the purchasers waived the original filing deadline because of delays beyond the Company's control. As of December 31, 2006, the Notes were convertible at a 45% discount.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2006

         The conversion of the Notes is subject to an effective Registration Statement pursuant to the terms of a Registration Rights Agreement. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

         Due to the variable conversion price, the secured convertible term notes will be bifurcated and recorded as two liability instruments--a debt instrument and an embedded conversion option liability at fair value.

         On January 8, 2007, the Company's Board of Directors appointed David Shapiro as a Board member. The Company granted David Shapiro an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.485 per share, the average of the opening and closing price of the stock on the date of grant. 50,000 shares subject to the option vested immediately and an additional 50,000 shares subject to the option vest each quarter thereafter. The stock options have an expiration date of January 8, 2012. An expense for director fees of approximately $92,000 will be recognized 25% on January 8, 2008 with the balance recognized over the remaining vesting period based in a Black-Scholes option pricing model using the following assumptions: stock price $.485, expected term five (5) years, volatility 166%, zero expected dividends and a 4.78% discount rate.

         On March 5, 2007, the Company settled legal proceeding brought by MMA Capital, LLC (see Note 15).

                          CHANGES IN L'ATTITUDES, INC.

                          INDEX TO FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004




                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm                    F-80

Balance Sheets                                                             F-81

Statements of Operations                                                   F-82

Statements of Changes in Stockholder's Equity                              F-83

Statements of Cash Flows                                                   F-84

Notes to Financial Statements                                            F-85-90

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Changes in L'Attitudes, Inc.
Tampa, Florida


We have audited the accompanying balance sheets of Changes In L'Attitudes, Inc. as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the management of Changes In L'Attitudes, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Changes in L'Attitudes, Inc. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
April 21, 2006

                          Changes in L'Attitudes, Inc.
                                 Balance Sheets
                        As of December 31, 2005 and 2004


                                     ASSETS
                                                           2005          2004
                                                           ----          ----
Current Assets
   Cash ............................................    $  546,725    $  692,054
   Short term investments, restricted ..............        69,548        68,007
   Prepaid travel ..................................       142,110       733,954
   Other current assets ............................        18,467         9,441
                                                        ----------    ----------
      Total Current Assets .........................       776,850     1,503,456

Property and equipment, net ........................        54,455        67,160
                                                        ----------    ----------

      Total Assets .................................    $  831,305    $1,570,616
                                                        ==========    ==========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
   Accounts payable and other accrued liabilities ..    $   57,613    $   62,713
   Deferred revenue ................................       594,698     1,242,061
   Customer deposits ...............................       111,886        70,448
                                                        ----------    ----------

      Total Current Liabilities ....................       764,197     1,375,222
                                                        ----------    ----------

      Total Liabilities ............................    $  764,197    $1,375,222
                                                        ----------    ----------

Commitments and contingencies (see Note 5)

Stockholder's Equity
   Common stock, $1.00 par value, 7,500 shares
      authorized, issued and outstanding ...........    $    7,500    $    7,500
   Retained earnings ...............................        59,608       187,894
                                                        ----------    ----------

      Total Stockholder's Equity ...................        67,108       195,394
                                                        ----------    ----------

      Total Liabilities and Stockholder's Equity ...    $  831,305    $1,570,616
                                                        ==========    ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Operations
                 For the Years Ended December 31, 2005 and 2004


                                                      Years Ended December 31,
                                                      ------------------------
                                                       2005              2004
                                                       ----              ----

Revenues....................................        $5,737,408        $6,397,633

Cost of revenues ...........................         4,701,541         5,155,386
                                                    ----------        ----------

   Gross Profit ............................         1,035,867         1,242,247

Operating Expenses:
   General and administrative ..............           822,409           886,851
   Depreciation ............................            13,392            12,815
                                                    ----------        ----------

      Total Operating Expenses .............           835,801           899,666
                                                    ----------        ----------

      Income from Operations ...............           200,066           342,581

Other Income
   Interest income .........................            15,194             5,179
                                                    ----------        ----------

      Net Income ...........................        $  215,260        $  347,760
                                                    ==========        ==========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                  Statement of Changes in Stockholder's Equity
                 For the Years Ended December 31, 2005 and 2004


                                                                       Total
                                   Common Stock       Retained     Stockholder's
                                 Shares    Amount     Earnings        Equity
                                 ----------------    ----------    -------------

BALANCE AT DECEMBER 31, 2003     7,500     $7,500    $  18,739       $  26,239
Distributions to stockholder         -          -     (178,605)       (178,605)
Net Income .................         -          -      347,760         347,760
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2004     7,500      7,500      187,894         195,394

Distributions to stockholder         -          -     (343,546)       (343,546)
Net Income .................         -          -      215,260         215,260
                                 -----     ------    ----------      ---------

BALANCE AT DECEMBER 31, 2005     7,500     $7,500    $  59,608       $  67,108
                                 =====     ======    ==========      =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004


                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
   Net income ........................................   $ 215,260    $ 347,760
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation ...................................      13,392       12,815
   (Increase) decrease in current assets:
      Prepaid travel costs ...........................     591,844     (230,453)
      Other current assets ...........................      (9,026)       7,977
   Increase (decrease) in current liabilities:
      Accounts payable and other accrued liabilities .      (5,100)      20,873
      Deferred revenue ...............................    (647,363)      33,077
      Customer deposits ..............................      41,438       (7,096)
                                                         ---------    ---------

      Net Cash Provided By Operating Activities ......     200,445      184,953
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment .............        (687)      (2,545)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........        (687)      (2,545)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Investment in short term instrument ...............      (1,541)     (68,007)
   Distributions to stockholder ......................    (343,546)    (178,605)
                                                         ---------    ---------

      Net Cash Used in  Financing Activities .........    (345,087)    (246,612)
                                                         ---------    ---------

Net Decrease in Cash .................................    (145,329)     (64,204)

Cash at Beginning of Year ............................     692,054      756,258
                                                         ---------    ---------

Cash at End of Year ..................................   $ 546,725    $ 692,054
                                                         =========    =========

               See accompanying notes to the financial statements

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Changes in L'Attitudes, Inc. ("CIL" or "the Company") is in the travel industry, specializing in providing resort destination travel packages to the Caribbean and Eastern Mexico. Almost all of its business originates through the Internet via its on-line site. Founded in 1985, the Company was incorporated in the state of Florida with its office located at 3080 East Bay Drive, Largo, Florida.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates:

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            In addition, receivables from merchant banks for credit card transactions are included as a cash equivalent as they are considered deposits in transit.

            Cash is maintained with in a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Company has an investment in a certificate of deposit as part of an agreement to have a letter of credit issued from the bank. This certificate of deposit is classified as a short-term investment since its six month term is greater than the three month term used for consideration as a cash equivalent.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to ten years.

            Expenditures for additions and improvements greater then $500 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         Revenue Recognition:

            The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent". In general, our Company's revenue recognition policy is to report merchant sales transactions at the gross purchase price at the date of travel, except for trip insurance, which is recognized at the time of purchase, as the insurance is non-refundable. Since it is also the Company's policy to be paid by the customer in advance, monies received in advance of a scheduled travel date are recorded as either deferred revenue, in the case of payment for an entire trip, or as a customer deposit (liability), if only partial payment has been received. The Company believes that nearly all of its transactions should be recorded at gross, since among other things, it acts as the merchant of record in the wholesale transaction, is the primary obligor to the customer, controls sole authority over selling prices, and is solely responsible for making payments to vendors.

         Income Taxes:

            For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals since the income or loss in any given year are passed through to the owner of the Company.

         Concentration of Credit Risk and Other Concentrations:

            The Company has a diverse customer base since it sells to customers on the Internet regardless of point of origination. There are no customers who represent over ten percent of revenue. The Company does have geographical risk with destinations since over 95% percent of its business is travel to the Caribbean region with Jamaica typically being 70% or greater. This concentration potentially exposes the Company to both political and weather risks of this region.

            Two lodging suppliers, with 14 different properties, were responsible for a combined total of approximately 36% and 38% of total rooms provided in the years ended December 31, 2005 and 2004, respectively.

            The Company has very little credit risk since the vast majority of its travel products are paid for in advance. The primary risk of loss for the Company arises from potentially fraudulent purchases on credit cards and from credit given to customers by credit card companies. The loss for credit risk has historically been nominal, therefore there is no reserve for losses recorded.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

            The Company's financial instruments include cash, short-term investments, accounts payable, and accrued expenses. The fair values of cash, short-term investments, accounts payable and accrued expenses approximated carrying values due to the short-term nature of these instruments.

         Advertising:

            The primary vehicle for advertising the Company's products is its Internet website. The Company occasionally also produces some printed materials. Advertising expense is spent primarily on search engine optimizing and website enhancement to increase visibility for customers to find the website when searching for travel products, and improve the features and functionality. Advertising costs are expensed when incurred and amounted to approximately $28,441 and $16,381 for the years ended December 31, 2005 and December 31, 2004, respectively. Monies received from suppliers as co-operative advertising incentives were used to offset advertising expense in each of the years ending December 31, 2005 and 2004.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply, to the Company.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Company adopted this SFAS as of January 1, 2006. There is no current impact on the Company's financial statements with the adoption of this FASB.

NOTE 3   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

                                                                      ESTIMATED
                                                                     USEFUL LIFE
                                               2005        2004        IN YEARS
                                            ---------    --------    -----------
         Office furniture and equipment     $  32,639    $ 31,952       3-10
         Leasehold improvements                76,809      76,809        10
                                            ---------    --------
         Total property and equipment         109,448     108,761
         Less accumulated depreciation        (54,993)    (41,601)
                                            ---------    --------
         Property and equipment, net        $  54,455    $ 67,160
                                            =========    ========

         Depreciation expense was $13,392 in 2005 and $12,815 in 2004.

NOTE 4   PREPAID TRAVEL

         The Company is required to pay for hotels and airline tickets before the trip occurs. Payments made to vendors in advance are recorded to the prepaid travel account. The Company recognizes the expense when the trip is taken. The balances at December 31, 2005 and 2004 were $142,110 and $733,954, respectively

NOTE 5   COMMITMENTS AND CONTINGENCIES

         Letter of Credit

         The Company has a letter of credit outstanding with a balance at December 31, 2005 and 2004, of $70,000 and $67,600, respectively, payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, the Company is required to keep a certificate of deposit with the issuer of the letter of credit for approximately the amount of the letter of credit.

NOTE 6   RELATED PARTY TRANSACTIONS

         Office Rental

         The Company currently rents its office space from its owner on a month to month basis. The company paid rent of $42,616 and $42,579 in 2005 and 2004, respectively.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 7   DEFERRED REVENUE

         The Company currently carries large deferred revenue balances related to trips purchased and paid for by the customer, but for where the trip has not been taken as of year end. The Company recognizes the revenue when the trip is taken. The balances at December 31, 2005 and 2004 were $594,698 and $1,242,061, respectively.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

NOTE 8   CUSTOMER DEPOSITS

         Customer deposits represent money received for trips not fully paid for. When the trip is fully paid for the balance is transferred to deferred revenue. The balances at December 31, 2005 and 2004 were $111,886 and $70,448, respectively.

NOTE 9   INCOME TAXES

         For the years ending December 31, 2005 and 2004, the Company was an S-Corporation and therefore did not record income tax expense and related deferrals, since the income or loss in any given year are passed through to the owner of the Company.

         The following table presents summary pro-forma information for the years ended December 31, 2005 and 2004, as if the Company did not have an S-Corporation status, and provided for taxes using an estimated tax rate in each year of 37.63%

                                                    2005         2004
                                                    ----         ----
         Income before taxes, (audited) .......   $215,260     $347,760
         Provision for income taxes (pro forma)     81,002      130,862
                                                  --------     --------
         Net income (pro forma) ...............   $134,258     $216,898
                                                  ========     ========

NOTE 10  RETIREMENT PLAN

         During 2005 and 2004, the Company had a Simple IRA retirement savings plan available to employees. The Company provided a one for one match on saving by the employee up to one percent of gross salary. The expense related to this match for 2005 and 2004 was $2,771 and $3,084, respectively.

NOTE 11  SUBSEQUENT EVENTS

         On February 8, 2006 the owner of the Company consummated the sale of all of the issued and outstanding capital stock of the Company to Dynamic Leisure Corp., Inc (Dynamic Leisure), for a sale price of $1,750,000. The sales price consists of a combination of cash ($640,000), shares of Dynamic Leisure common stock (340,000 shares), and a one-year secured Convertible Debenture in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CIL for the years ended December 31, 2004, and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

         Additional shares of Dynamic Leisure common stock may be issued to the owner of the Company if Dynamic Leisure, as part of any subsequent business acquisitions on or before December 31, 2006, issues to an acquiree/seller Dynamic Leisure common stock at a rate of less than $1.50 per share.

                          Changes in L'Attitudes, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                     Years Ended December 31, 2005 and 2004

         The Debenture is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Debenture is convertible into Dynamic Leisure common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward if Dynamic Leisure, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share. Subsequent to the Closing Date, if Dynamic Leisure obtains cumulative net external financing of $2,500,000 or more, early repayment of 50% of the outstanding balance on the Debenture may be required. If Dynamic Leisure receives in excess of $5,000,000 in cumulative net external financing, an early repayment of the full outstanding balance on the Debenture may be required. Dynamic Leisure has agreed to include the sale of the shares issued, and those issuable upon conversion of the Debenture in the next registration statement filed by Dynamic Leisure. The Convertible Debenture is secured by a lien on the assets of CIL.

         Due to the sale noted above, the Company will lose its status as an S-Corporation per US Federal Income Tax guidelines. Therefore, the Company will be required to provide for any federal or state income taxes owed, instead of being passed through to the owner.

      ISLAND RESORT TOURS, INC., AND INTERNATIONAL TRAVEL AND RESORTS, INC.

                          COMBINED FINANCIAL STATEMENTS

                     Years Ended December 31, 2005 and 2004


                                      INDEX

                                                                         Page(s)
                                                                         -------

Report of Independent Registered Public Accounting Firm ...............    F-92

Combined Balance Sheets ...............................................    F-93

Combined Statements of Operations .....................................    F-94

Combined Statement of Changes in Stockholder's (Deficit) Equity .......    F-95

Combined Statements of Cash Flows .....................................    F-96

Notes to Combined Financial Statements ................................ F-97-104

             Report of Independent Registered Public Accounting Firm
________________________________________________________________________________

Board of Directors
Island Resort Tours, Inc. and International Travel and Resorts, Inc. New York, New York

We have audited the accompanying combined balance sheets of Island Resort Tours, Inc. and International Travel and Resorts, Inc. (the "Companies") as of December 31, 2005 and 2004 and the related combined statements of operations, changes in stockholder's (deficit) equity, and cash flows for the years then ended. These combined financial statements are the responsibility of the management of the Companies. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Companies are not required at this time to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Companies' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 2005 and 2004 and the results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements have been prepared assuming that the Companies will continue as going concerns. As discussed in Note 2, the Companies incurred net losses of $510,961 and $91,061 during the years ended December 31, 2005 and 2004, respectively, have used cash in operations of $252,422 and $504,911 for the years ended December 31, 2005 and 2004, respectively, and has a working capital deficiency of $384,384 and an accumulated deficit of $451,402 at December 31, 2005. These factors, among others, raise substantial doubt about the Companies' ability to continue as going concerns. Management's plans in regard to these matters are also described in Note 2. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
May 1, 2006

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                             Combined Balance Sheets
                        As of December 31, 2005 and 2004

                                     ASSETS
                                                              2005        2004
                                                              ----        ----
Current Assets
  Cash ..................................................  $ 201,174   $ 221,879
  Short term investments, restricted ....................     83,133      86,495
  Accounts Receivable, net of allowance for
    doubtful accounts of $14,515 at 2005 and 2004 .......    247,271     250,311
  Other current assets ..................................     75,356     119,533
  Taxes Receivable ......................................          -      55,000
                                                           ---------   ---------
    Total Current Assets ................................    606,934     733,218

Property and equipment, net .............................     32,558      35,835
                                                           ---------   ---------

Deposits ................................................     51,135      51,135
                                                           ---------   ---------

    Total Assets ........................................  $ 690,627   $ 820,188
                                                           =========   =========

                 LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY

Current Liabilities
  Accounts payable ......................................  $ 346,212   $ 213,231
  Other accrued liabilities .............................     77,907      66,562
  Deferred revenue ......................................     78,290      82,635
  Customer deposits .....................................    238,454     247,490
  Line of credit ........................................    200,000           -
  Due to stockholder ....................................     50,000           -
  Taxes payable .........................................        455           -
                                                           ---------   ---------

    Total Current Liabilities ...........................    991,318     609,918
                                                           ---------   ---------


    Total Liabilities ...................................  $ 991,318   $ 609,918
                                                           ---------   ---------

Commitments and contingencies (see note 6)

Stockholder's (Deficit) Equity
  Common stock ..........................................  $  11,000   $  11,000
  Contributed Capital ...................................    139,711     139,711
  Accumulated (Deficit) Retained Earnings ...............   (451,402)     59,559
                                                           ---------   ---------

    Total Stockholder's (Deficit)  Equity ...............   (300,691)    210,270
                                                           ---------   ---------

    Total Liabilities and Stockholder's (Deficit) Equity   $ 690,627   $ 820,188
                                                           =========   =========

           See accompanying notes to the combined financial statements

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Operations
                 For the Years Ended December 31, 2005 and 2004

                                                     Years Ended December 31,
                                                  -----------------------------
                                                      2005              2004
                                                      ----              ----

Total Revenues .............................      $ 2,579,641       $ 3,115,163

Cost of Revenues ...........................        1,518,548         1,370,386
                                                  -----------       -----------

Gross Profit ...............................        1,061,093         1,744,777

Operating Expenses
  General and administrative ...............        1,543,094         1,866,894
  Depreciation .............................           24,922            25,766
                                                  -----------       -----------

    Total Operating Expenses ...............        1,568,016         1,892,660
                                                  -----------       -----------

    Loss from Operations ...................         (506,923)         (147,883)

Other (income) expense
  Interest income ..........................           (2,235)           (1,296)
  Interest expense .........................            7,658                 -
                                                  -----------       -----------
    Total Other(Income)  Expense ...........            5,423            (1,296)
                                                  -----------       -----------

    Net loss before income taxes ...........         (512,346)         (146,587)

    Income tax benefit .....................            1,385            55,526

    Net Loss ...............................      $  (510,961)      $   (91,061)
                                                  ===========       ===========

           See accompanying notes to the combined financial statements

                 Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                    Combined Statement of Changes in Stockholder's (Deficit) Equity
                            For the Years Ended December 31, 2005 and 2004
                                                                           Retained
                                                                           Earnings          Total
                                      Common Stock                       ------------    Stockholders'
                                  -------------------     Contributed    (Accumulated       Equity
                                  Shares      Amount        Capital         Deficit)       (Deficit)
                                  ------     --------     -----------    ------------    -------------
Balance at December 31, 2003         300     $ 11,000      $ 139,711      $ 150,620        $ 301,331
Net loss ...................           -            -              -        (91,061)         (91,061)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2004         300       11,000        139,711         59,559          210,270

Net loss ...................           -            -              -       (510,961)        (510,961)
                                  ------     --------      ---------      ---------        ---------

Balance at December 31, 2005         300     $ 11,000      $ 139,711      $(451,402)       $(300,691)
                                  ======     ========      =========      =========        =========

                      See accompanying notes to the combined financial statements

                                                F-95

      Island Resort Tours, Inc. and International Travel and Resorts, Inc.
                        Combined Statements of Cash Flows
                 For the Years Ended December 31, 2005 and 2004

                                                         Year Ended December 31,
                                                         -----------------------
                                                            2005         2004
                                                            ----         ----
Cash Flows from Operating Activities:
  Net loss ...........................................   $(510,961)   $ (91,061)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation ...................................      24,922       25,766
    Changes in operating assets and liabilities
      Accounts receivable ............................       3,040      220,742
      Other current assets ...........................      44,177      (45,455)
      Other assets ...................................           -      (22,500)
      Taxes receivable ...............................      55,000      (55,000)
      Taxes payable ..................................         455     (106,986)
      Accounts payable ...............................     132,981     (298,654)
      Other accrued liabilities ......................      11,345      (64,491)
      Deferred revenue ...............................      (4,345)      46,770
      Customer deposits ..............................      (9,036)    (114,042)
                                                         ---------    ---------

      Net Cash Used By Operating Activities ..........    (252,422)    (504,911)
                                                         ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ..............     (21,645)     (16,064)
  Proceeds from short term instrument ................       3,362            -
  Investment in short term instrument ................           -       (6,415)
                                                         ---------    ---------

      Net Cash Used In Investing Activities ..........     (18,283)     (22,479)
                                                         ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from line of credit .......................     200,000            -
  Stockholder advances ...............................      50,000            -
                                                         ---------    ---------

      Net Cash Provided by Financing Activities ......     250,000            -
                                                         ---------    ---------

Net Decrease in Cash .................................     (20,705)    (527,390)

Cash at Beginning of Year ............................     221,879      749,269
                                                         ---------    ---------

Cash at End of Year ..................................   $ 201,174    $ 221,879
                                                         =========    =========

SUPPLEMENTAL DISCLOSURESE OF CASH FLOW INFORMATION
--------------------------------------------------
  Cash paid during the year for:
      Interest .......................................       7,658            -
      Income taxes ...................................           -      136,847

           See accompanying notes to the combined financial statements

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 1   NATURE OF BUSINESS

         Island Resort Tours, Inc.("IRT") and International Travel and Resorts, Inc. ("ITR") (combined to be known as the "Companies") are wholesalers of Caribbean travel primarily through established networks of travel agencies, and a provider of telephone and marketing support to a variety of Caribbean locations. International Travel and Resorts, Inc. was founded in 1975, and is incorporated in the state of New York. Island Resort Tours, Inc. was founded in 1989 and is also incorporated in the state of New York. Both companies are located at 300 East 40th Street, New York, New York.

NOTE 2   GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Companies as a going concern.

         However, the Companies have a net loss of $510,961 and $91,061 and net cash used in operations of $252,422 and $504,911 for the years ended December 31,2005 and December 31,2004, respectively. There is a working capital deficiency of $384,384, accumulated deficit of $451,402, and a stockholders' deficiency of $300,691 at December 31, 2005. These factors raise substantial doubt about the Companies' ability to continue as a going concern.

         Management believes that its profitability was unusually hindered in 2005 due to severe weather conditions in the Caribbean and Southeast region of the United States, and that with current plans to provide additional product content and expand its customer base that it will be able to provide more profitable operating results. However, because the Companies has had net loss from operations for the last two years, used most of their available credit line and given these financial results along with the Companies' expected cash requirements in 2006, unless the Companies quickly return to profitability, additional capital investment may be necessary to sustain the Company's operations.

         The financial statements do not contain any adjustments, which might be necessary if the Companies are unable to continue as a going concern.

         Subsequent to December 31, 2005, on March 6, 2006, the Companies were acquired by Dynamic Leisure Corporation (See Note 13)

NOTE 3   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         These combined statements as of December 31, 2005 and 2004 and for the years then ended, present the combined results of Island Resort Tours, Inc. and International Travel and Resorts, Inc. Accounting principles generally accepted in the United States of America require that combined financial statements of commonly owned companies within similar industries be combined when such presentation is more meaningful to the users. All significant intercompany accounts and transactions have been eliminated.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Use of Estimates:

            The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these combined financial statements.

         Cash and Cash Equivalents:

            For the purpose of the cash flow statement, the Companies consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

            Cash is maintained with a single financial institution in the United States. Deposits with this bank may exceed the amounts of insurance provided on such deposits. Generally, the deposits may be redeemed on demand and, therefore, bear minimal risk.

         Short-term Investments, Restricted:

            The Companies have investments in certificates of deposit as part of an agreement to have a letter of credit issued from the bank. These certificates of deposit are classified as a short-term investment since their six month terms are greater than the three month term used for consideration as a cash equivalent.

         Accounts Receivable:

            Accounts Receivable result from amounts for either the sale of travel products or agreements with various hotels, for amounts such as co-op advertising support. The Companies regularly evaluate the collectibility of accounts receivable on an individual customer or supplier level, based on factors such as recent payment history and create an allowance as considered necessary. At December 31, 2005 and December 31, 2004 the allowance for doubtful accounts was $14,515.

            Accounts receivable for co-op advertising is generally also recorded as deferred revenue at its full value until used. Therefore, there is typically no allowance recorded.

         Property and Equipment:

            Property and equipment is stated at cost.

            Depreciation is computed using the straight-line method and is expensed based upon the estimated useful lives of the assets, ranging from three to five years.

            Expenditures for additions and improvements greater than $1,000 are capitalized, while repairs and maintenance are expensed as incurred. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated deprecation account are relieved, and any gain or loss is included in operations.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Revenue Recognition:

            The Companies follow the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" in which we recognize revenue when it is earned and realizable based on the following criteria: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectibility is reasonably assured. The Company also follows EITF 99-19 "Reporting Revenue Gross as a Principal versus Net as an Agent".

            Merchant sales transactions are recorded at the gross selling price of travel products such as lodging on the date of customer travel. In a merchant sales transaction, the Companies provide travel products or services to consumers or travel agencies through a network of contractual arrangements with airlines, hotels, and other travel providers. Monies received by customers in advance of travel dates are recorded as a liability (Customer Deposits), until reported as revenue on the actual travel date.

            The Companies reported all other transactions at net, or the sales price of the product less the Companies' cost.

            Revenue from airline tickets is recognized when the tickets are issued. Revenue for other services paid as a retainer, fixed dollar, or fixed percentage amount are recognized when the service is provided.

         Income Taxes:

            The Companies account for income taxes under the Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

         Concentration of Credit Risk and Other Concentrations:

            The Companies' ability to provide airline service availability to it customers at favorable prices is a key component of its ability to provide customers with travel packages and products. Gross bookings from three Airlines, American Airlines, Continental and Delta airline tickets accounted for approximately 54%, 18%, and 13% respectively of all tickets sold in 2005 and 51% 20% and 10% respectively in 2004. The Companies have negotiated rates and products with the airlines, that allow it to price certain products more favorably than some of its competitors. The loss of such contracts could have a negative affect on the Companies' business.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            The Companies sell their travel products to travel agencies and also directly to the end user. In 2005, two agencies accounted for more than ten percent of total bookings. Magical Holidays accounted for 24.0% of bookings, while MCM Tour accounted for 17.0% of bookings. In 2004, Magical Holidays and MCM Tour were each responsible for 15.5% of total bookings.

            The Companies do have geographical risk with destinations since essentially all of its business is travel to the Caribbean region. This concentration potentially exposes the Companies to both political and weather risks of this region.

         Fair Value of Financial Instruments:

            Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

            The Companies' financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities. The fair values of cash, accounts receivable, accounts payable and accrued liabilities approximated carrying values due to the short-term nature of these instruments.

         Advertising:

            The primary vehicle for advertising the Companies' products has been printed materials such as informational or promotional brochures. Advertising costs are expensed when incurred and amounted to approximately $127,138 and $94,259 for the years ended December 31, 2005 and December 31, 2004, respectively.

         New Accounting Pronouncements:

            The Financial Accounting Standards Board has recently issued several new accounting pronouncements, which may apply to the Companies.

            In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented,

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

            this SFAS requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of equity or net assets for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this SFAS requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. The Companies adopted this SFAS as of January 1, 2006. There is no current impact on the Companies' financial statements with the adoption of this FASB.

NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at December 31:

                                                                     Estimated
                                                                    Useful Life
                                             2005         2004        in Years
                                          ---------    ---------    -----------
         Office furniture and equipment   $  99,086    $  89,108        3-5
         Software .....................      30,366       18,700        3-5
                                          ---------    ---------
         Total property and equipment .     129,452      107,808
         Less accumulated depreciation      (96,894)     (71,973)
                                          ---------    ---------
         Property and equipment, net ..   $  32,558    $  35,835
                                          =========    =========

         Depreciation expense was $24,922 in 2005 and $25,766 in 2004.

NOTE 5   LINE OF CREDIT

         IRT entered into a line of credit agreement with the Bank of New York ("the Bank") on December 5, 2001 for $200,000, which was later increased to $210,000. The agreement was for one year with extensions for a period of one year on the anniversary date unless the Bank elects not to extend the line of credit. The line of credit is collateralized by substantially all of the assets of IRT and a guarantee by the stockholder. As of December 31, 2005 and 2004, the loan balance was $200,000 and zero, respectively. The availability of the credit line was $10,000 and $210,000 for December 31, 2005 and 2004, respectively. The interest rate is variable and at December 31, 2005 was 8.25%.

NOTE 6   COMMITMENTS AND CONTINGENCIES

         Surety Bond

         IRT had outstanding at December 31, 2004 and 2005, a surety bond for $70,000 related to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement IRT is required to keep a collateral deposit in the amount of $22,500. The deposit is included in Other Assets - Deposits on the accompanying balance sheets.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

         Letters of Credit:

            There are two letters of credit outstanding at December 31, 2005 and 2004 totaling $80,000 each year and payable to the Airlines Reporting Corporation to allow the purchase of airline tickets through a computerized ticket system. As part of the letter of credit agreement, certificates of deposit are required with the issuer of the letter of credit for approximately the amount of the letters of credit and are reflected as short-term investments, restricted, on the accompanying balance sheets.

         Operating Lease:

            The Companies currently lease office space under a five year extension agreement effective April 2003. The Companies currently pay $11,167 per month. Rent expense for the years ending December 31, 2005 and 2004 were $139,166 and $138,821, respectively. Future lease obligations for 2006, 2007 and 2008 are $135,790 and $138,506
            and $46,472, respectively.

            The Companies currently leases two vehicles, both on which terms will end in 2007. Lease expense related to these vehicles was $19,436 and $22,393 in 2005 and 2004, respectively. Future lease obligations for 2006 and 2007 are $19,345 and $11,044, respectively.

NOTE 7   RELATED PARTY TRANSACTIONS

         As of the end of the year, IRT had outstanding a $50,000 payable to the stockholder of the Companies, classified as a short term liability. There are no contractual terms of a repayment date, and no interest is being accrued or expected to be paid related to the balance.

         The above related party transaction is not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

NOTE 8   DEFERRED REVENUE

         The Companies work close with suppliers that agree contractually to provide advertising or promotional support. The amount of the supplier commitment is recorded in Accounts Receivable and Deferred Revenue and amounted to $78,290 and $82,635 at December 31, 2005 and 2004 respectively.

NOTE 9   CUSTOMER DEPOSITS

         Customer deposits represent money received for hotel bookings, future dates of travel. The Companies recognize the revenue and the related costs of product when the travel occurs. The balances at December 31, 2005 and 2004 were $238,454 and $247,490 respectively.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 10  COMMON STOCK

         As of December 31, 2005 and 2004, IRT had 100 shares of no par common stock issued and outstanding. As of December 31, 2005 and 2004, ITR had 200 shares of no par common stock issued and outstanding.

NOTE 11  RETIREMENT PLAN

         During 2005 and 2004, the Companies had a 401K retirement savings plan available to employees. The Companies provided a uniform percentage of the amount of saving by the employee up to three percent of gross salary. The expense related to this match for 2005 and 2004 was $5,253 and $6,073, respectively.

NOTE 12  INCOME TAXES

         The effective tax rate varies from the federal statutory rate as a result of the following items:

                                                             2005         2004
                                                             ----         ----

         Tax benefit computed at the federal statutory
           rate ......................................    $(174,198)   $(49,840)
         State and local taxes, net of federal benefit      (57,485)    (16,447)
         Other .......................................       14,598     (13,439)
         Change in valuation allowance ...............      215,700      24,200
                                                          ---------    --------
         Income tax provision/(benefit) ..............    $  (1,385)   $(55,526)

         The tax effect of temporary differences at December 31 were as follows:

                                                             2005         2004
                                                             ----         ----
         Asset:
         Net operating loss carryforward                  $ 239,900    $ 24,200
         Less: Valuation allowance ...................     (239,900)    (24,200)
                                                          ---------    --------
         Deferred tax asset ..........................    $     0.0    $    0.0

         Management has determined it is more likely than not that the above carryforwards will not be realized, and accordingly a valuation allowance has been established for the full amount of the deferred tax asset. The change in the valuation allowance was an increase of approximately $215,700 in 2005. At December 31, 2005 the Companies had a net operating loss of approximately $534,389 available to offset future taxable income through the year 2025.

         The utilization of the carryforward is dependent upon the ability to generate sufficient taxable income during the carryforward period. In addition, utilization of the carryforward may be limited due to ownership changes as defined in the Internal Revenue Code.

       Island Resort Tours, Inc and International Travel and Resorts, Inc
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2005 and 2004

NOTE 13  SUBSEQUENT EVENTS

         On March 6, 2006, the Dynamic Leisure Corporation ("Dynamic") purchased all of the issued and outstanding capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc., for a purchase price of $4,783,300.

         The purchase price consists of a combination of cash ($1,500,000), 700,000 shares of Dynamic's common stock ($1,833,300 valued at the average closing price of the Dynamic's common stock for the five days before and five days after the acquisition dates), and a one-year secured Convertible Promissory Note in the principal amount of $1,450,000. The cash portion consists of $500,000 delivered at closing, with the balance to be delivered on or before May 5, 2006, following completion of audits of the financial statements of the Companies for the years ended December 31, 2004 and December 31, 2005. The balance of the cash payment will be reduced by any trade payables in excess of short-term liquid assets.

         Additional shares of common stock may be issued to the shareholder of the Companies, if as part of any subsequent business acquisitions on or before December 31, 2006, Dynamic issues its common stock to an acquiree/seller at a rate less than $1.50 per share. In such event, additional shares may be issued equivalent to the most favorable rate, but in no event at a rate less than $1.00 per share. Up to an additional 350,000 shares of common stock could be issued as a result of this adjustment provision.

         The Promissory Note is payable with interest at the rate of 9% per annum and matures on March 6, 2007 (the "Maturity Date"). The Note is convertible into Dynamic's common stock on or before the Maturity Date at a rate of $1.50 per share, and is secured by a lien on the assets of the Companies. The conversion rate may be adjusted downward if Dynamic, in subsequent acquisitions on or before December 31, 2006, provides consideration that includes convertible securities with a conversion rate of less than $1.50 per share. In the event of any such adjustment, the conversion rate will be adjusted to the most favorable rate offered, but no lower than $1.00 per share.

         Subsequent to the Closing Date, if Dynamic obtains cumulative net external financing of $3,500,000 or more prior to the maturity date, early repayment of 50% of the outstanding balance on the Note may be required by the stockholder. If Dynamic receives in excess of $7,000,000 in cumulative net external financing prior to the maturity date, an early repayment of the full outstanding balance on the Note may be required by the stockholder. Dynamic has agreed to include the sale of the shares issued and those issuable upon conversion of the
         Note in the next registration statement.

                  DYNAMIC LEISURE CORPORATION AND SUBSIDIARIES

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2006 and 2005


                                      INDEX


                                                                         Page(s)
                                                                         -------

Unaudited Pro Forma Combined Condensed Financial Statements
Description .......................................................... F-106-107

Unaudited Pro Forma Combined Condensed Statement of Operations for the
Period and Year Ended December 31, 2005 ..............................     F-108

Unaudited Pro Forma Combined Condensed Statement of Operations for the
Period and Year Ended December 31, 2006 ..............................     F-109

Notes to the Unaudited Pro Forma Combined Condensed Statement of
Operations ........................................................... F-110-111

                           DYNAMIC LEISURE CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements relate to DynEco Corporation, ("DynEco"), the acquisition of all the issued and outstanding shares of capital stock of Dynamic Leisure Group, Inc. ("DLG"), on January 13, 2006 in a transaction accounted for as a reverse merger and recapitalization where DLG was treated as the accounting acquirer of DynEco, the acquisition of all the issued and outstanding shares of capital stock of Changes in L'Attitudes, Inc ("CIL"), on February 8, 2006 and the acquisition of all the issued and outstanding shares of capital stock of Island Resort Tours, Inc. and International Travel and Resorts, Inc. ("IRT/ITR") on March 6, 2006. The following unaudited pro forma combined condensed financial statements refer to DLG as Dynamic Leisure Corporation ("Dynamic").

DynEco and DLG Share Exchange
-----------------------------

On January 13, 2006, DLG and DynEco consummated a share exchange agreement in which no cash or new additional liabilities were assumed other than those already recorded by DLG or DynEco.

The issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of DLG pursuant to the recapitalization resulted in a change in control of DynEco where (a) the former shareholders of DLG acquired voting rights over approximately 83% of the then outstanding voting securities of DynEco and (b) the designees of the former shareholders of DLG were appointed as the executive officers and a majority of the Board of Directors. The Series A Preferred Stock converted into 6,566,667 shares of DynEco's common stock. DynEco's Articles of incorporation were then amended to increase the number of shares of common stock DynEco is authorized to issue sufficiently to permit full conversion of the Series A Preferred Stock.

On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock, to be effective at the close of business on March 3, 2006. As a result of the reverse stock split, every thirty (30) shares of the Company's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split.

On February 28, 2006, the Company filed Articles of Correction with the Secretary of State of Minnesota, to change the Company's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

CIL Acquisition
---------------

On February 8, 2006, the Company acquired all the outstanding capital stock of CIL for a purchase price of $2,090,680 which consists of a combination of $200,000 in cash paid at closing; an acquisition payable of $440,000; 340,000 shares of the Company's common stock valued at $850,680 and a one-year secured convertible promissory note in the principal amount of $600,000 with interest at 9% per annum and a conversion rate of $1.50 per share. The cash portion of the purchase price consisted of $200,000 delivered at closing with the acquisition payable to be delivered after closing and adjusted for any short fall of trade payables in excess of short-term liquid assets.

IRT/ITR Acquisition
-------------------

On March 6, 2006, the Company acquired all the outstanding capital stock of IRT/ITR for a purchase price of $4,783,300 consisting of $500,000 in cash paid at closing; an acquisition payable of $1,000,000; 700,000 shares of common stock valued at $1,833,300 and a one-year secured convertible note in the principal amount of $1,450,000 with interest at 9% per annum and a conversion rate of $1.50 per share. The cash portion of the purchase price consisted of $500,000 delivered at closing with the acquisition payable to be delivered after closing and adjusted for any short fall of trade payables in excess of short-term liquid assets.

                           DYNAMIC LEISURE CORPORATION
           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Pro Forma Financial Statements and Pro Forma Adjustments
--------------------------------------------------------

The historical results presented in the unaudited pro forma statement of operations are as if the acquisitions had occurred at the beginning of 2005 or, for DLG/Dynamic, at its inception. The historical financial statements for DynEco are for the year ending December 31, 2005 and from January 1 to the date of the share exchange and recapitalization, January 13, 2006. The historical financial statements for CIL are for the year ending December 31, 2005 and from January 1 to the date of its acquisition, February 8, 2006. The historical financial statements for IRT/ITR are for the year ending December 31, 2005 and from January 1 to the date of its acquisition, March 6, 2006. The historical financial statements of DLG/Dynamic (the accounting acquirer in the merger and recapitalization with DynEco) are for the period from May 16, 2005 (Inception) to December 31, 2005 and from January 1 to December 31, 2006 which also includes the consolidated results of operations of DynEco, CIL and IRT/ITR from their acquisition dates through December 31, 2006.

Pro forma adjustments have been made to the historical results presented in the unaudited pro forma statement of operations to reflect as if the merger, recapitalization and acquisitions had occurred at the beginning of the 2005 or, for DLG/Dynamic, at its inception. Certain reclassifications were made from historical financial reports for comparability and consistency. The financial statements of DynEco and DLG have been adjusted for the affect of the 1:30 reverse stock split that occurred on January 31, 2006. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisitions, (b) factually supportable, and (c) expected to have a continuing effect.

These pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in DynEco's 2005 Form 10-KSB, Dynamic Leisure's audited financial statements, CIL's audited financial statements and IRT/ITR's audited financial statements.

The pro forma adjustments do not reflect anticipated additional benefits of revenue growth or cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisitions.

The unaudited pro forma combined condensed financial statements presented are for informational purposes only and do not necessarily represent what the Company's financial position or results of operations as of the dates or for the periods presented would have been had the acquisition occurred on such dates indicated, or to project the combined Company's results of operations for any future period. For purposes of preparing the Company's consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for CIL and IRT/ITR's assets and liabilities based upon the fair values thereof and the purchase price, including the costs of the acquisition. A final determination of the allocation of purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Therefore, the pro forma adjustments included in the pro forma combined condensed financial information should be treated as preliminary and being made solely for the purpose of preparing the pro forma combined condensed financial statements. Following an analysis of the fair value of CIL and IRT/ITR's assets and liabilities, any appropriate purchase accounting adjustments will be made and reported. The actual combined results of operations will likely differ, possibly significantly, from the pro forma amounts included herein.

                                                   DYNAMIC LEISURE CORPORATION
                                  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 2005

                                                      Historical
                                        Historical     Dynamic      Historical   Historical   Acquisitions
                                        Dyneco (a)   Leisure (a)    Changes(a)   IRT/ITR (a)  Adjustments(a)  Ref      Total
                                        ----------   ------------   ----------   -----------  --------------  ---   ------------
Revenue ..............................  $       --   $         --   $5,737,408   $2,579,641   $          --         $  8,317,049
Cost of revenue ......................          --             --    4,701,541    1,518,548              --            6,220,089
                                        ----------   ------------   ----------   ----------   -------------         ------------
Gross Profit .........................          --             --    1,035,867    1,061,093              --            2,096,960
General and administrative expenses ..     497,968        455,954      835,801    1,568,016         753,679   (b)      4,111,148
                                        ----------   ------------   ----------   ----------   -------------         ------------
Income (loss) from operations ........    (497,968)      (455,954)     200,066     (506,923)       (753,679)          (2,014,188)

Other Income (Expense)
  Interest income ....................       1,257             --       15,194        2,235              --               18,686
  Interest expense ...................    (276,619)       (29,360)          --       (7,658)     (1,367,003)  (c)     (1,680,640)
  Other Income .......................      83,879             --           --           --              --               82,879
  Warrant valuation income ...........      86,408             --           --           --              --   (d)         86,408
                                        ----------   ------------   ----------   ----------   -------------         ------------

    Total Other Income (Expense) .....    (106,075)       (29,360)      15,194       (5,423)     (1,367,003)          (1,492,667)
                                        ----------   ------------   ----------   ----------   -------------         ------------

Income before taxes ..................    (603,773)      (485,314)     215,260     (512,346)     (2,120,682)          (3,506,855)
Provision for income taxes ...........          --             --           --        1,385          (1,385)  (e)             --
                                        ----------   ------------   ----------   ----------   -------------         ------------

Net income ...........................  $ (603,773)  $   (485,314)  $  215,260   $ (510,961)  $  (2,122,067)        $ (3,506,855)
                                        ==========   ============   ==========   ==========   =============         ============

Net Loss per share - Basic and Diluted  $    (0.54)  $      (0.07)  $     0.63   $    (0.73)  $          --         $      (0.40)
                                        ==========   ============   ==========   ==========   =============         ============

Weighted average number of shares
 outstanding during the period
 - Basic and Diluted .................   1,125,327      6,566,667      340,000      700,000              --            8,731,994
                                        ==========   ============   ==========   ==========   =============         ============

                      See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                              F-108

                                                   DYNAMIC LEISURE CORPORATION
                                  UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 2006

                                                      Historical
                                        Historical       DLG/       Historical   Historical   Acquisitions
                                        DynEco (a)   Dynamic (a)     CIL (a)     IRT/ITR (a)  Adjustments(a)  Ref      Total
                                        ----------   ------------   ----------   -----------  --------------  ---   ------------
Revenue ..............................  $       --   $  5,817,252   $  459,088   $  456,011   $          --         $  6,732,351
Cost of Revenue ......................          --      4,336,889      374,672      159,448              --            4,871,009
                                        ----------   ------------   ----------   ----------   -------------         ------------
Gross Profit .........................          --      1,480,363       84,416      296,563              --            1,861,342
General and Administrative Expenses ..          --      7,040,989       73,708      314,572         308,731   (b)      7,738,000
                                        ----------   ------------   ----------    ---------   -------------         ------------
Income (Loss) from Operations ........          --     (5,560,626)      10,708      (18,009)       (308,731)          (5,876,658)

Other Income (Expense)
  Interest income ....................          --         19,494        4,082        1,010              --               24,586
  Interest expense ...................      (2,063)    (5,034,861)          --       (4,372)        966,095   (c)     (4,075,201)
  Other income .......................          --             --           --           --              --                   --
  Gain on disposal of assets .........          --        192,471           --           --              --              192,471
  Loss on extinguishment of debt .....          --       (208,452)          --           --              --             (208,452)
  Warrant valuation income (expense) .          --        249,662           --           --              --   (d)        249,662
  Conversion option expense ..........          --       (667,076)          --           --              --             (667,076)
                                        ----------   ------------   ----------   ----------   -------------         ------------

    Total Other Income (Expense), net       (2,063)    (5,448,762)       4,082       (3,362)        966,095           (4,484,010)
                                        ----------   ------------   ----------   ----------   -------------         ------------

    Net Income (Loss).................  $   (2,063)  $(11,009,388)  $   14,790   $  (21,371)  $     657,364         $(10,360,668)
                                        ==========   ============   ==========   ==========   =============         ============

Net Loss per share - Basic and Diluted  $       --   $      (1.38)  $     0.04   $    (0.03)  $          --         $      (1.02)
                                        ==========   ============   ==========   ==========   =============         ============

Weighted average number of shares
  outstanding during the period
  - basic and diluted ................   1,125,327      7,989,170      340,000      700,000              --           10,154,497
                                        ==========   ============   ==========   ==========   =============         ============

                      See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                              F-109

                           DYNAMIC LEISURE GROUP, INC.
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(a) The historical results presented in the unaudited pro forma statement of operations are as if the acquisitions had occurred at the beginning of 2005 or, for DLG/Dynamic, at its inception. The historical financial statements for DynEco are for the year ending December 31, 2005 and from January 1 to the date of the share exchange and recapitalization, January 13, 2006. The historical financial statements for CIL are for the year ending December 31, 2005 and from January 1 to the date of its acquisition, February 8, 2006. The historical financial statements for IRT/ITR are for the year ending December 31, 2005 and from January 1 to the date of its acquisition, March 6, 2006. The historical financial statements of DLG/Dynamic (the accounting acquirer in the merger and recapitalization with DynEco) are for the period from May 16, 2005 (Inception) to December 31, 2005 and from January 1 to December 31, 2006, which also includes the consolidated results of operations of DynEco, CIL and IRT/ITR from their acquisition dates through December 31, 2006.

Pro forma adjustments have been made to the historical results presented in the unaudited pro forma statement of operations to reflect as if the merger, recapitalization and acquisitions had occurred at the beginning of the 2005 or, for DLG/Dynamic, at its inception. Certain reclassifications were made from historical financial reports for comparability and consistency. The financial statements of DynEco and DLG have been adjusted for the affect of the 1:30 reverse stock split that occurred on January 31, 2006. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisitions, (b) factually supportable, and (c) expected to have a continuing effect.

(b) Amortization expense was increased related to the amortization of intangible assets acquired in the purchase of DLG, CIL and IRT/ITR as if the acquisitions had occurred on January 1, 2005 and amortization commenced as of that date. The pro forma adjustment for amortization expense for 2005 and 2006 was $753,679 and $308,731, respectively.

(c) The pro forma adjustments to interest expense resulted in interest expense in 2005 increasing by $1,367,003 and interest expense for the year ended December 31, 2006, decreasing by $966,095 as described below:

      o Interest expense was increased related to the $2,000,000 borrowed under a convertible promissory note from MMA Capital, LLC on January 13, 2006 at a rate of 10% per annum (the modified and amended interest rate) as if it had been outstanding since January 1, 2005. The pro forma adjustment to increase interest expense was $200,000 for the 12 months ended December 31, 2005 and $7,123 for the period from January 1 to January 13, 2006, the date the historical financial statements began accruing interest on this note.

      o Interest expense was increased related to the amortization of $2,000,000 in debt discount related to warrants issued with the MMA convertible note financing on January 13, 2006. The historical amortization period was pro forma adjusted from the 12 months ended January 13, 2007 to the period from January 1, 2005 to January 13, 2007. As a result, interest expense was increased by a pro forma adjustment of $982,503 for 12 months ended December 31, 2005, and $34,993 from January 1 to January 13, 2006, the date the historical financial statements began amortizing debt discount relative to this note. A pro forma adjustment was recorded to decrease the amortization of debt discount from January 13, 2006 to December 31, 2006 of $1,002,228 consisting of $947,510 pro forma amortization expense as compared to $1,949,738 of historical amortization for the same period. The pro forma reduction in interest expense is required to reflect the longer amortization period (January 1, 2005 to January 13, 2007) assumed in the pro forma statement of operations.

      o Interest expense was increased related to $2,050,000 in convertible promissory notes ($1,450,000 and $600,000 due on the 9% secured convertible promissory notes issued as a portion of the purchase price for CIL and IRT/ITR, respectively) as if the amount due under these convertible promissory notes were outstanding beginning on January 1, 2005. The pro forma adjustment for interest expense for 2005 was $184,500, $19,714 for the period form January 1 to February 8, 2006 and $9,296 for the period from February 8 to March 6, 2006 or $29,010 in the aggregate for the year ended December 31, 2006. February 8, 2006 and March 6, 2006 are the dates the historical financial statements of the Company begin to accrue interest on these convertible promissory notes.

(d) The Company recorded a warrant liability on January 13, 2006 in connection with the MMA Capital LLC $2,000,000 financing due to the liquidated damages provision in the registration rights agreement requiring liability treatment under EITF 00-19. A pro forma adjustment was made to record the $2,000,000 convertible promissory note as if the financing had occurred on January 1, 2005. However, a pro forma adjustment was not recorded for the related warrant to purchase 2,000,000 shares of the Company's common stock because a pro forma adjustment to record the warrant value at January 1, 2005 and subsequent change in the warrant liability would result in an inappropriate gain or warrant income being recorded as a pro forma adjustment for 2005 and for the period of January 1, 2006 to January 13, 2006. A pro forma adjustment of warrant income would have resulted through the remeasurement of the value of the warrant as of January 1, 2005 and the subsequent change in the value of the warrant liability in 2005 and for the period of January 1, 2006 to January 13, 2006 only because the January 1, 2005 market price of the Company's common stock was substantially greater than the historical market price of the Company's common stock on the actual date of grant, January 13, 2006, and the exercise price of the warrant, which was negotiated based on market conditions at January 13, 2006, would not have been pro forma adjusted.

If the warrants were to be remeasured on a pro forma basis as of January 1, 2005, the following are the Black-Scholes option pricing method assumptions that would apply:

As of January 1, 2005
---------------------
     Warrants ...............      2,000,000
     Exercise price .........          $1.00
     Market price ...........          $4.35
     Expected life (years) ..           3.00
     Volatility .............           159%
     Discount rate ..........           3.40

As of December 31, 2005
-----------------------
     Warrants ...............      2,000,000
     Exercise price .........          $1.00
     Market price ...........          $0.90
     Expected life (years) ..            2.0
     Volatility .............           235%
     Discount rate ..........           4.35

As of December 31, 2006
------------------------
     Warrants ...............      2,000,000
     Exercise price .........          $1.00
     Market price ...........          $0.65
     Expected life (years) ..            1.0
     Volatility .............           166%
     Discount rate ..........           4.78

(e) There is no provision or benefit for income taxes recorded, based on the historical operating losses previously reported by DynEco and Dynamic.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Section 302A.521, subdivision 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, Board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subdivision 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Other Expenses Of Issuance And Distribution

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling shareholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC Registration and Filing Fee ...........................        $       48.15
Legal Fees and Expenses ...................................        $   10,000.00
Accounting Fees and Expenses ..............................        $   10,000.00
Financial Printing ........................................        $    2,500.00
Transfer Agent Fees .......................................        $    1,500.00
Blue Sky Fees and Expenses ................................        $           -
Miscellaneous .............................................        $    3,451.85
                                                                   -------------
TOTAL .....................................................        $   27,500.00

                     RECENT SALES OF UNREGISTERED SECURITIES

DyneCo Transactions

During the period from December 7, 2004 to January 31, 2005, we sold an aggregate of 15,000 shares of common stock for an aggregate purchase price of $45,000, or $3.00 per share. For each two shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until December 31, 2006, at an exercise price of $4.50 per share. The proceeds from the sales are being used for general working capital purposes. The shares and warrants were sold to the following four persons, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. Each investor was provided access to business and financial information about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, each investor was also "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         Ralph A. Beinser      3,333     1,667
         Jason W. Sanders      1,667       833
         Mitchell Levy         1,667       833
         Norman Nick           8,333     4,167

On March 2, 2005, we completed a $300,000 financing consisting of our convertible promissory notes and common stock purchase warrants. The notes are convertible at the option of the holder into shares of our common stock, at a price of $3.00 per share, subject to adjustment. We also issued the investors common stock purchase warrants to purchase an aggregate of 250,000 shares of common stock, consisting of (a) five year warrants to purchase 100,000 shares at an exercise price of $4.31 per share, subject to adjustment, (b) five-year warrants to purchase 50,000 shares at an exercise price of $7.50 per share, subject to adjustment and (c) five year warrants to purchase 100,000 shares at $3.00 per share, subject to adjustment. The conversion of the notes and exercise of warrants is subject to a 4.99% cap on the beneficial ownership that each investor may have at any point in time while the notes and warrants are outstanding. Repayment of the notes is collateralized by a general security interest in all of our assets. The notes and warrants were sold to the following investors, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities
Act:

                    NAME                   NOTE PRINCIPAL  WARRANTS
         --------------------------------  --------------  --------
         Alpha Capital Aktiengesellschaft     $ 200,000     166,667
         JM Investors                         $ 100,000      83,333

Each investor was provided access to business and financial about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. We paid unaffiliated finders a total of $27,000, by the issuance of our promissory notes payable in the same manner as the investor notes, and issued the finders five-year warrants to purchase a total of 9,000 shares of common stock. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Sections 4(2) and 4(6) of the Act and the rules and regulations, including Rule 506 of Regulation D thereunder, as transactions by an issuer not involving a public offering.

On August 26, 2005, we sold an aggregate of 6,666 shares of common stock for an aggregate purchase price of $10,000, or $1.50 per share. For each share purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until September 23, 2008, at an exercise price of $3.00 per share. The proceeds from the sales were used for general working capital purposes. The shares and warrants were sold to the following two persons, each of whom we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act.

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         Margaret Galbraith    3,333     3,333
         Richard Galbraith     3,333     3,333

Each investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, each investor was also "sophisticated" within the meaning of federal securities laws. Each certificate evidencing securities issued to the investors includes a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 22, 2005, we sold an aggregate of 33,333 shares of common stock for an aggregate purchase price of $50,000, or $3.00 per share. For each shares purchased, the purchaser also received one warrant to purchase one additional share of common stock, exercisable until September 23, 2006, at an exercise price of $1.50 per share. The proceeds from the sales were used for general working capital purposes. The shares and warrants were sold to the following person, who we had reasonable grounds to believe was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

               NAME           SHARES   WARRANTS
         ------------------   ------   --------
         James Praggastis     33,333     33,333

The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

In June 2005, we issued common stock purchase warrants to purchase 10,000 shares to Investors Stock Daily as part of a consulting agreement. The warrants are exercisable for a period of five years at various exercise prices, with one-third at $3.75 per share, one-third at $7.50 per share and one-third at $11.25 per share. The consulting firm is in the financial consulting business, and therefore, has access to business and financial information about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of taking warrants from the Company in lieu of cash payment. The warrants contain a legend restricting transferability of the shares issuable upon exercise of the warrants unless the shares are registered under the Act of 1933, as amended. No placement agent was involved, no commissions were paid, and no general solicitation or advertising was used in connection with this transaction. The issue of the warrants was exempt from the registration requirements of the Act of 1933, as amended, by reason of Section 4(2) thereof and the rules and regulations thereunder.

Dynamic Leisure Group, Inc.

Prior to the Stock Exchange Agreement of January 13, 2006, Dynamic Leisure Group, Inc., a privately held Florida corporation ("DLG"), issued securities to several investors in exchange for financing. Those securities were automatically converted into securities of the Company on January 13, 2006 upon closing of the Stock Exchange Agreement and related transactions.

On June 15, 2005, DLG issued to Richard T. Fisher a Convertible Promissory Note in the amount of $100,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder were issued 133,200 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. On March 15, 2006, the security holder converted the note and exercised the warrants and was issued 252,525 shares of the Company's common stock. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On June 23, 2005, DLG issued a Convertible Promissory Note in the amount of $50,000 to GRQ Consultants, Inc. 401K Plan. That Note has been fully paid by the Company. The security holder still was issued 133,200 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share, equivalent to 133,200 shares upon exercise. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 27, 2005, DLG issued to Timothy Minnehan a Convertible Promissory Note in the amount of $75,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On April 3, 2006, the security holder converted the note into 88,953 shares of the Company's common stock. In addition, the security holder was issued 99,900 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 1, 2005, DLG issued to Paul D. Bemiss a Convertible Promissory Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On March 15, 2006, the security holder converted the note into 29,470 shares of the Company's common stock. In addition, the security holder was issued 36,963 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 2, 2005, DLG issued to Gary Anderson a Convertible Promissory Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. On March 8, 2006, the security holder converted the note into 29,415 shares of the Company's common stock. In addition, the security holder was issued 36,963 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 5, 2005, DLG issued to Diversified Acquisition Trust a Convertible Promissory Note in the amount of $400,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder was issued 444,000 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 932,400 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 11, 2005, DLG issued to the Denno Family Limited Partnership a Convertible Promissory Note in the amount of $50,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at a conversion price of ninety cents ($0.90) per share. In addition, the security holder was issued 66,600 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68)) per share. On April 14, 2006, the security holder converted the note and exercised the warrants. The Company has issued a total of 128,205 shares to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 21, 2005, DLG issued to James D. Davidson a Convertible Promissory
Note in the amount of $25,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 33,300 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws.

The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering. In October 2006, Mr. Davidson converted all of the outstanding principal and interest under the note into 29,110 shares of the Company's common stock.

On October 27, 2005, DLG issued to Monarch Capital Fund, Ltd. a Convertible Promissory Note in the amount of $75,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 99,900 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 188,728 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 21, 2005, DLG issued a Convertible Promissory Note to Andrew Allen in the amount of $10,000, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, as a result of the November 21, 2005 transaction, the security holder was issued 13,320 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. On February 3, 2006, the Company issued a Convertible Promissory Note to this security holder in the amount of $10,000, with interest at the rate of ten percent (10%) per annum, convertible into shares of the Company's common stock at the rate of one dollar ($1.00) per share. The Company also issued the security holder 10,000 warrants to purchase shares of the Company's common stock at an exercise price of one dollar ($1.00) per share. Should the security holder decide to convert both notes on their maturity dates and exercise all of his warrants, the Company would issue a total of 46,097 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On December 20, 2005, DLG issued a Convertible Promissory Note to Paul Welch in the amount of $12,500, with interest at the rate of ten percent (10%) per annum, due and payable on June 30, 2006 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 13,875 warrants to purchase shares of the Company's common stock at an exercise price of sixty-eight cents ($0.68) per share. Should the security holder decide to convert the note on the maturity date and exercise his warrants, the Company would issue a total of 28,472 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 3, 2006, DLG issued a Convertible Promissory Note to Street Venture Partners, LLC in the amount of $350,000, with interest at the rate of ten percent (10%) per annum, due and payable on January 3, 2007 but convertible into shares of the Company's common stock at the rate of ninety cents ($0.90) per share. In addition, the security holder was issued 388,500 warrants to purchase shares of the Company's common stock at an exercise price of ninety cents ($0.90) per share. Should the security holder decide to convert the note on the maturity date and exercise its warrants, the Company would issue a total of 427,350 shares of common stock to the security holder. The Company has reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 13, 2006, the Company entered into the Stock Exchange Agreement (the "reverse merger") with all of the shareholders of Dynamic Leisure Group, Inc.

As part of the reverse merger transaction, the Company issued preferred shares to the former shareholders of Dynamic Leisure Group, which preferred shares automatically converted each into 1,000 shares of common stock of the Company. As a result, the following security holders have received the following shares of common as a result of the reverse merger:

Daniel G. Brandano...................................        833,333
Thomas W. Busch......................................        866,666
Robert A.G. LeVine...................................        266,666
Brian Brandano.......................................        333,333
Diversified Acquisition Trust........................      1,906,666
Claudale Ltd.........................................        693,333
GRQ Consultants, Inc.................................        400,000
MBN Consulting, LLC..................................        200,000
Street Venture Partners, LLC.........................      1,066,666

Each investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

As part of the reverse merger transaction, and to cure a default with two of the selling security holders, the Company entered into a Modification and Waiver Agreement under which 100,000 (post-reverse split) shares of common stock were issued to Alpha Capital Aktiengesellschaft and another 100,000 (post-reverse split) shares of common stock were issued to JM Investors, LLC. In connection with the reverse stock split effective at the close of business on March 3, 2006, the Company issued additional warrants for the Company's common stock, exercisable at one dollar ($1.00) per share, pursuant to the anti-dilution provisions of the Restructured Financing, as follows: 29,800 warrants to Alpha Capital Aktiengesellschaft, and 15,700 warrants to JM Investors, LLC. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Securities Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

Also as part of the reverse merger transaction, the Company issued a Secured Convertible Promissory Note to MMA Capital LLC, a Delaware limited liability company, in the amount of $2,000,000, with simple interest at the rate of eight percent (8%) per annum, convertible into shares of the Company's common stock at a conversion price of one dollar ($1.00) per share. In addition, the Company issued warrants to MMA Capital, LLC to purchase 2,000,000 shares of the Company's common stock at an exercise price of one dollar ($1.00) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 16, 2006, the Company entered into a Consulting Agreement with MBN Consulting, LLC, under which the consultant was granted 200,000 warrants to purchase shares of the Company's common stock at an exercise price of one dollar twenty-five cents ($1.25) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On January 25, 2006, the Company issued a Convertible Promissory Note in the amount of $50,000 to Peter H. Clark in exchange for financing. On March 9, 2006, the security holder converted the note, and the Company has issued 55,500 shares to the security holder. In addition, the security holder was issued 50,000 warrants to purchase common stock of the Company at an exercise price of one dollar ($1.00) per share. The Company had reasonable grounds to believe that the security holder was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On February 8, 2006, the Company entered into a Purchase Agreement with Raymond Valdes to purchase all of the shares of Changes in L'Attitudes, Inc., a Florida corporation. As a result of that transaction, the security holder has been issued 340,000 shares of the Company's common stock and may be issued up to an additional 170,000 shares of common stock if, in a future acquisition, another person or entity is issued shares at a rate less than $1.50 per share. In addition, as a result of that transaction, the security holder was issued a Convertible Promissory Note in the amount of $600,000, with interest at the rate of nine percent (9%) per annum, convertible to up to 654,000 shares of the Company's common stock. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On March 6, 2006, the Company entered into a Purchase Agreement with Stephen A. Hicks to purchase all of the shares of Island Resort Tours, Inc. and International Travel and Resorts, Inc., both New York corporations. As a result of that transaction, the security holder has been issued 700,000 shares of the Company's common stock and may be issued an additional 350,000 shares of common stock if, in a future acquisition, another person or entity is issued shares at a rate less than $1.50 per share. In addition, as a result of that transaction, the security holder was issued a Convertible Promissory Note in the amount of $1,450,000, with interest at the rate of nine percent (9%) per annum, convertible up to 1,580,500 shares of the Company's common stock. The investor was provided access to business and financial about us and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Accordingly, the investor was also "sophisticated" within the meaning of federal securities laws. The certificate evidencing securities issued to the investor included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption therefrom. No general solicitation or advertising was used in connection with the transactions. No commissions, similar compensation or other remuneration was paid in connection with the sales. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On April 25, 2006, the Company entered into a Subscription Agreement with David Halperin, pursuant to which the Company issued and sold 50,000 shares of common stock for an aggregate purchase price of $50,000 and warrants exercisable for 50,000 shares of common stock of the Company at an exercise price of $1.00 per share. The investor was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On May 31, 2006, the Company entered into a Subscription Agreement with Peter L. Johnson, pursuant to which the Company issued and sold 10,000 shares of its common stock for an aggregate purchase price of $10,000 and warrants exercisable for 10,000 shares of its common stock at an exercise price of $1.00 per share. The investor was provided access to business and financial information about the Company and had such knowledge and experience in business and financial matters that it was able to evaluate the risks and merits of an investment. Each certificate evidencing securities issued to the investors included a legend to the effect that the securities were not registered under the Act and could not be resold absent registration or the availability of an applicable exemption from registration. No general solicitation or advertising was used in connection with the transactions. The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On June 29, 2006, the Company entered into a Common Stock Purchase Agreement with MMA Capital, LLC, a Delaware Limited Liability Company, pursuant to which the Company issued and sold 100,000 shares of its common stock for an aggregate purchase price of $100,000.00. The offer and sale of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transaction by an issuer not involving any public offering.

On July 10, 2006, the Company entered into a second Common Stock Purchase Agreement with MMA Capital, LLC, pursuant to which MMA agreed to purchase, and the Company agreed to issue and sell 400,000 shares of the Company's common stock, at the aggregate purchase price of $400,000.00. These shares of common stock pursuant to this agreement were issued and sold on July 12, 2006 (100,000 shares), August 21, 2006 (225,000 shares) and September 6, 2006 (75,000 shares). The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 1, 2006, the Company issued 400,000 shares of its common stock to Redwood Consultants, LLC for consulting services valued at $500,000 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 10, 2006, the Company entered into a Subscription Agreement with David
O. Jensen pursuant to which the Company issued and sold 15,000 shares of its common stock for an aggregate purchase price of $15,000 and warrants exercisable for 15,000 of the Company's common stock at $1.00 per share. The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 11, 2006, the Company issued 80,000 shares of its common stock to The Research Works, LLC for services rendered through August 2007 valued at $128,000 or $1.60 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On July 28, 2006, the Company entered into a stock purchase agreement with Miller Investments, LLC pursuant to which the Company issued and sold 250,000 shares of its common stock for an aggregate purchase price of $250,000 and warrants exercisable for up to 250,000 shares of the Company's common stock at an exercise price of $1.00 per share, subject to potential adjustment(s) in the exercise price as set forth in the warrant. The warrants are exercisable for a period of five (5) years from the date of issuance. The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 8, 2006 the Company entered into an agreement with MMA to defer interest payments due each quarter until the end of the term of the loan on January 11, 2007. In consideration for this deferral the Company agreed to increase the interest rate retroactively from 8% to 10% and to issue MMA 100,000 shares of the Company's stock. The stock was valued at $1.25 per share or an aggregate $125,000 based on contemporaneous cash sales of Company common stock. In accordance with EITF 96-19, this transaction was treated a modification of debt since the extra consideration give in the agreement did not amount to more than a ten percent change in the present value of the amount due to MMA over the life of the promissory note. This means that the increase in interest rate and the additional consideration will be accounted for prospectively from the date of the modification. The value of the shares was recognized immediately as a modification expense classified as interest. The retroactive portion of the increase in interest of $22,685 was also recognized immediately.

On August 9, 2006, the Company issued and sold 20,000 shares of common stock for an aggregate purchase price of $20,000 and warrants exercisable for 10,000 shares at an exercise price of $1.00 per share. The offer and sale of the shares and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 21, 2006, the Company issued 30,000 shares of common stock to MMA Capital for consulting services rendered valued at $36,900 or $1.23 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 29, 2006, the Company issued 170,000 shares of common stock to Forte Capital for consulting services rendered valued at $212,500 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 1, 2006, the Company issued 200,000 shares of its common stock to a director of the Company valued at $270,000 or $1.35 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On September 5, 2006, the Company issued a total of 488,400 shares of common stock on conversion of a related party convertible note aggregating $400,000 plus accrued interest of $39,560, based on a conversion rate of $0.90 per share. The issuance of the shares was exempt from the registration requirements of the Act by reason of Section 3(a)(9) of the Act and the rules and regulations thereunder.

On September 20, 2006, the Company issued 100,000 shares of common stock to IMS-GA, LLC, an entity affiliated through common management with MMA for consulting services valued at $125,000 or $1.25 per share (the closing market price of the Company's common stock on the day of issuance). The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 12, 2006, the Company issued and sold 10,000 shares of its common stock for an aggregate purchase price of $10,000. The offer and sale of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On October 25, 2006, the Company received proceeds of $50,000 towards the purchase of 50,000 shares of the Company's common stock for $1.00 per share. These shares are recorded as issuable common stock at December 31, 2006. The issuance of the shares was made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 6, 2006, the Company issued one member of the Board of Directors 200,000 shares of common stock valued at $140,000 or $0.70 per share (based on the closing price of the Company's common stock on the date of issuance). The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant. The issuance of the common stock was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 6, 2006, the Company issued one member of the Board of Directors an option to purchase 200,000 shares of the Company's common stock at a purchase price of $0.70 per share, the closing price of the Company's common stock on the date of grant. The issuance of the options was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 6, 2006, the Company granted an option to purchase 800,000 shares of its common stock at an exercise price of $0.70 per share, the closing price of the Company's common stock on the date of grant, to its attorneys as compensation for professional fees. The issuance of the options was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On November 9, 2006, the Company entered into a Securities Purchase Agreement with AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Pursuant to the Securities Purchase Agreement, the Company issued and sold to the Purchasers Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of $1,000,000. The $1,000,000 was to be funded in two tranches ($600,000 on November 9, 2006, and $400,000 upon the filing of a Registration Statement registering the sale of the shares underlying the Notes). On January 5, 2007, the Company entered into a Securities Purchase Agreement for the second tranche in an aggregate amount of $400,000. The Notes bear interest at 6% per annum, unless the common stock of the Company is greater than 1.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion; provided, however, that the Notes are convertible into common stock of the Company at a 45% discount in the event that the Registration Statement covering the sale of securities underlying the Notes ("Registration Statement"), is filed on or before December 11, 2006; and (ii) a 40% discount in the event that the Registration Statement becomes effective on or before March 9, 2007. In connection with the offering, the Company issued an aggregate of 5,000,000 warrants to purchase common stock at a price of $1.50 per share ("Warrants"). The Warrants are exercisable for a period of seven years. The number of shares subject to the Warrant and the exercise price are subject to adjustment for stock splits, stock combinations and certain dilutive issuances, including the issuance of shares of common stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the 5-day average of the last reported sales of the Company's common stock. In addition, in certain circumstances the warrant exercise price will be adjusted if after the Registration Statement is declared effective, the closing price for the Company's common stock closes below $1.00. The issuance of the shares and warrants was exempt from the registration requirements of the Act by reason of
Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

The conversion of the Notes is subject to an effective Registration Statement pursuant to the terms of a Registration Rights Agreement. The Company has the right to redeem the Notes under certain circumstances, as well as the right to pay monthly cash payments to prevent any conversion of the Notes during such month. The Notes are secured by all of the Company's assets pursuant to the terms of a Security Agreement and Intellectual Property Security Agreement. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

The offer and sale of the Notes and warrants were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On December 1, 2006, the Company issued one member of the Board of Directors 200,000 shares of common stock valued at $110,000 or $0.55 per share (based on the closing price of the Company's common stock on the date of issuance. The shares are subject to a repurchase right in favor of the Company which right lapses as to 50,000 shares each quarter beginning on the date of grant. The issuance of the common stock was exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

For the year ended December 31, 2006, the Company issued a total of 413,245 shares of its common stock pursuant to the conversion of six convertible promissory notes in the aggregate principal amount of $350,000 plus accrued interest of $23,291, at a conversion rate of $0.90 per share. The issuance of the common stock was exempt from the registration requirements of the Act by reason of Section 3(a)(9) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On March 5, 2007, the Company entered into a Settlement Agreement with MMA pursuant to which in consideration for the Company's issuance to MMA of a warrant exercisable for 3,000,000 shares of the Company's Common Stock with an exercise price of $1.50 per share (the "MMA Warrant"), MMA agreed to (i) extend the maturity date of the Company's outstanding promissory note payable to MMA to March 5, 2008; and (ii) to dismiss its action against the Company filed on November 22, 2006 in the United States District Court for the Northern District of California entitled MMA Capital, LLC v. Dynamic Leisure Corporation, Case No. C 06 7263 CRB (the "Action") with prejudice and to fully and finally waive all contract breaches alleged in the Action. The fair value of the warrant to purchase 3,000,000 shares of the Company's common stock of $1,266,122 was recorded as debt discount and warrant liability on the Company's consolidated balance sheet and the debt discount is being amortized over the remaining term of the promissory note. The MMA Warrant is exercisable for a term of three years for up to 3,000,000 shares of the Company's Common Stock at an initial exercise price of $1.50 per share. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares") are subject to adjustment for stock splits, stock combinations and certain reorganizations. The Warrant exercise price, but not the number of Warrant Shares is subject to a "full-ratchet" adjustment upon the issuance by the Company of shares of Common Stock for no consideration or for a consideration per share less than the Warrant exercise price, subject to certain enumerated exceptions. The Company has agreed to register the sale of the Warrant Shares on a registration statement pursuant to the Securities Act. The MMA Warrant was issued in a private placement transaction, exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On March 8, 2007, the Company issued 10,000 shares of its common stock to Uptick Capital, LLC for consulting services valued at $5,500 or $.55 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On April 1, 2007, the Company issued 300,000 shares of its common stock to Peter
H. Clark for consulting services valued at $135,000 or $.45 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On April 1, 2007, the Company issued 100,000 shares of its common stock to Brett Gold for consulting services valued at $45,000 or $.45 per share (the closing market price of the Company's common stock on the day of issuance). The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On April 12, 2007, the Company issued a total of 120,000 shares of common stock on conversion of a convertible note aggregating $75,000, accrued interest of $10,870 and damages totaling of $34,130, based on a conversion rate of $1.00 per share. The issuance of the shares was exempt from the registration requirements of the Act by reason of Section 3(a)(9) of the Act and the rules and regulations thereunder.

On April 13, 2007, the Company issued a total of 770,000 shares of common stock on conversion of a convertible note aggregating $600,000 and accrued interest of $61,730. The additional stock consideration of 328,847 shares, after considering the original note conversion terms of $1.50 per share, was valued at $245,235 based on the $0.75 quoted trading price on the settlement date and resulted in a loss on settlement of $76,635. The aggregate value of this settlement was $908,365. The issuance of the shares was exempt from the registration requirements of the Act by reason of Section 3(a)(9) of the Act and the rules and regulations thereunder.

On April 16, 2007, the Company issued an unsecured convertible promissory note in the principal amount of $100,000 to Miller Investments, LLC, a preexisting accredited investor (the "Holder"). The note bears interest at 8% per annum and matured August 13, 2007. At the option of the Holder, the note is convertible at any time into shares of the Company's common stock at the lesser of (i) $1.00 per share or (ii) the price per share paid by investors in the Company's next financing transaction. The Holder is entitled to piggyback registration rights, subject to certain limitations as described in the note. In addition, the Company has granted the Holder the right to purchase additional notes from the Company in the principal amount of $150,000 on the same terms and conditions within thirty (30) days after the date of this note.

On May 1, 2007, the Company entered into an agreement with Pro345, LLC to provide financial and management consulting services to the Company. Pursuant to this agreement, the Company issued Pro345, LLC 150,000 vested shares of the Company's common stock valued at $127,500 or $0.85 per share determined using the market stock price as of the date of the agreement. The offer and sale of the shares were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On June 4, 2007, the Company entered into a second Modification and Waiver Agreement with the holders of 5% convertible promissory notes that combined all accrued interest and penalties on these notes as of June 4, 2007, aggregating $268,134 with the outstanding principal amount of the Notes of $155,158 and provided that interest would accrue on the new principal amount at the rate of 5% per annum beginning June 4, 2007. Penalties of $142,236 were recorded as interest expense on the settlement date. Interest is payable on any conversion date or on the maturity dates of the Notes, which have been extended to December 4, 2007. All principal and accrued interest is convertible at any time into shares of the Company's common stock at a fixed conversion price of $0.75, subject to adjustment. As long as the Notes are outstanding, if the Company issues any Common Stock, other than for certain enumerated exceptions as set forth in the Modification and Waiver Agreement, prior to the complete conversion of the Notes for a consideration less than $0.485 per share, the conversion price shall be reduced to such other lower issue price. In addition, the purchase price of the warrants is subject to adjustment if the Company issues any Common Stock other than for certain enumerated exceptions set forth in the Modification and Waiver Agreement, for a consideration less than $0.485 per share. In connection with the June 4, 2007 Modification and Waiver Agreement, the investors agreed to convert an aggregate of $150,000 due and payable under the Notes into 200,000 shares of the Company's common stock at a conversion rate of $0.75 per share effective as of June 4, 2007. The offer and sale of the securities were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On June 15, 2007, the Company issued unsecured convertible promissory notes in the aggregate principal amount of $200,000 to two preexisting accredited investors (the "Holders"). The notes bears interest at 10% per annum and mature October 15, 2007. In the event the Company consummates, prior to the maturity date, an equity or debt financing pursuant to which it sells shares of its common stock (or securities convertible into or exercisable for shares of its common stock) with an aggregate sales price of not less than $1,000,000, excluding these notes (a "Qualified Financing"), then the outstanding principal amount of and all accrued interest under these notes shall automatically convert into securities identical to and at the same price and on the same terms as the securities issued to the investors that participate in the Qualified Financing. If no Qualified Financing takes place prior to the maturity date, then all or a portion of the outstanding principal amount of and all accrued interest under these notes shall be convertible at the option of the Holders into shares of the Company's common stock determined by multiplying 50% times the average of the trading price of the Company's common stock during the twenty (20) days trading day period prior to conversion.

The Company entered into a Securities Purchase Agreement (the "Agreement")with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") with respect to the purchase by Trafalgar of up to $2,400,000 of secured convertible debentures. On July 11, 2007, the Company issued a two-year $700,000 convertible debenture to Trafalgar pursuant to the Agreement and on August 18, 2007, the Company issued two (s) two-year convertible debentures aggregating $610,000 to Trafalgar. The debentures are convertible into common stock at the lesser of (a) an amount equal to 100% of the Volume Weighted Average Price ("VWAP") as quoted by Bloomberg L.P. as of June 29, 2007 (the "Fixed Conversion Price"), or (b) an amount equal to 80% of the lowest daily closing bid price of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately prior to conversion. In connection with the offering, the Company issued an aggregate of 3,000,000 warrants to purchase common stock at a price of 85% of the Fixed Conversion Price component of the convertible debentures, per share. The warrants are exercisable for a period of five years. The offer and sale of the securities were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

On August 1, 2007, the Company entered into an Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg ("Trafalgar") under which (i) the exercise price of the Warrants issued to Trafalgar pursuant to the convertible debt financing which closed on July 11, 2007 (the "Financing") was reduced to $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trade above $0.75 per share for 30 consecutive trading days, the exercise price of the Warrants will be increased to $0.50 per share; (ii) the Company agreed to issue to Trafalgar a warrant exercisable for an additional 5 million shares at $0.23 per share, provided, however, that if after registration of the shares issuable upon exercise of the Warrants, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the exercise price of this Warrant will be increased to $0.646 per share and the number of shares exercisable pursuant to the Warrant will be reduced to 2 million; and
(iii) the Fixed Price component of the variable conversion price discussed above of the Convertible Debenture was reduced to $0.23, provided, however, that if after registration of the shares issuable upon conversion of the debentures, shares of the Company's common stock trades above $0.75 per share for 30 consecutive trading days, the fixed conversion price component of the variable conversion price of this Warrant will be increased to $0.646 per share.

On July 31, 2007, the Company entered into a settlement agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC, (collectively, the "Subscribers"). Pursuant to which the Company issued an aggregate of 500,000 shares of the Company's common stock to the Subscribers. The offer and sale of the securities were made pursuant to an exemption from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder, as transactions by an issuer not involving any public offering.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit
No.      Description of Document
-------  -----------------------

3.1      Amended and Restated Articles of Incorporation (1)

3.2      Bylaws (1)

3.3      Articles of Amendment Designating Series A Preferred Stock (6)

3.4 Certificate of Amendment of Amended Articles of Incorporation, filed and effective February 2, 2006 (7)

3.5 Articles of Correction, filed on February 28, 2006 and effective at close of business on March 3, 2006 (9)

3.6 Articles of Correction, filed on February 28, 2006 and effective at close of business on March 3, 2006 (9)

5.1      Legal Opinion of Crone Rozynko, LLP dated August 31, 2007

10.1     2001 Equity Compensation Plan (1) *

10.2     1993 Corporate Stock Option Plan (1) *

10.3     1993 Advisors Option Plan (1) *

10.4 Amended and Restated Business Advisory and Consulting Agreement dated August 17, 2004 with MBN Consulting, LLC (3)

10.5 License Agreement dated February 4, 2004 between DynEco Corporation and Dr. Thomas Edwards (3)

10.6 Funding Agreement dated November 20, 2002 between DynEco Corporation and the Florida Technological Research and Development Authority (1)

10.7 Employment Agreement dated January 1, 2004 with Thomas C. Edwards, Ph.D. (1) *

10.8 Exclusive Worldwide License Agreement dated May 1, 2003 between DynEco Corporation and Parker-Hannifin Corporation (1)

10.9     Agreements dated August 1, 2001 and February 5, 2004 with Mark Vieno
         (2)

10.10    Supply Agreement dated August 6, 2004 with Parker-Hannifin Corporation
         (3)

10.11 Subscription Agreement dated March 2, 2005 used in connection with $300,000 financing transaction (4)

10.12 Form of Convertible Promissory Note dated March 2, 2005 used in connection with $300,000 financing transaction (4)

10.13 Security Agreement dated March 2, 2005 used in connection with $300,000 financing transaction (4)

10.14 Collateral Agent Agreement dated March 2, 2005 used in connection with $300,000 financing transaction (4)

10.15 Form of Non-Callable Warrant used in connection with $300,000 financing transaction (4)

10.16 Form of Callable Warrant used in connection with $300,000 financing transaction (4)

10.17 Stock Exchange Agreement dated January 13, 2006 by and between DynEco Corporation and the former shareholders of Dynamic Leisure Group, Inc.(6)

10.18 Separation Agreement dated January 13, 2006 by and between DynEco Corporation and Dr. Thomas Edwards (6)

10.19 Modification and Waiver Agreement dated January 13, 2006 by and between DynEco Corporation and Alpha Capital Aktiengesellschaft, JM Investors, LLC, Libra Finance, S.A. and RJ Prager Corporation (6)

10.20 Exclusive Patent and Know-How License Agreement dated January 12, 2006 by and between DynEco Corporation and Dr. Thomas Edwards (6)

10.21 Secured Convertible Promissory Note dated January 13, 2006 to MMA Capital, LLC (6)

10.22    Security Agreement dated January 13, 2006 with MMA Capital, LLC (6)

10.23    Common Stock Purchase Warrant dated January 13, 2006 to MMA Capital,
         LLC (6)

10.24 Purchase Agreement, dated February 8, 2006 between Dynamic Leisure Group, Inc. and Raymon Valdes (8)

10.25 Security Agreement, dated February 8, 2006 between Dynamic Leisure Group, Inc and Raymon Valdes (8)

10.26 Purchase Agreement, dated March 6, 2006 between Dynamic Leisure Group, Inc. and Stephen A. Hicks, Island Resort Tours, Inc. and International Travel and Resorts, Inc. (10)

10.27    Consulting Agreement dated January 16, 2006 with MBN Consulting, LLC
         (11)

10.28 Employment Agreement between the Company and Nigel Osborne dated October 5, 2006 (12)

10.29 Assignment and Assumption Agreement dated October 5, 2006 regarding License Agreement (12)

10.30 Assignment and Assumption Agreement dated October 5, 2006 regarding TRDA Funding Agreement (12)

10.31 Assignment and Assumption Agreement dated October 5, 2006 regarding Edwards Patent Agreement (12)

10.32 Securities Purchase Agreement dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC.
         (13)

10.33 Form of Stock Purchase Warrant dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC.
         (13)

10.34 Form of Secured Convertible Term Note dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC.
         (13)

10.35 Security Agreement dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC. (13)

10.36 Intellectual Property Security Agreement dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC. (13)

10.37 Registration Rights Agreement dated as of November 9, 2006, by and among the Company, and AJW Partners, LLC., AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners, II, LLC.
         (13)

10.38 Settlement Agreement dated March 5, 2007 between Dynamic Leisure Corporation and MMA Capital, LLC (14)

10.39 Form of Stock Purchase Warrant dated March 5, 2007 between Dynamic Leisure Corporation and MMA Capital, LLC (14)

10.40 Unsecured Convertible Promissory Note dated March 16, 2007 to Miller Investments, LLC (15)

10.41    Dynamic Leisure Corporation 2007 Equity Incentive Plan. (16) *

10.42 Modification and Waiver Agreement dated June 4, 2007 with Alpha Capital Aktiengesellschaft, JM Investors, LLC, and Libra Finance, S.A. (17)

10.43 Securities Purchase Agreement dated as of June 29, 2007 by and between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (18)

10.44 Form of Secured Convertible Debenture to Trafalgar Capital Specialized Investment Fund, Luxembourg (18)

10.45 Form of Warrant to Trafalgar Capital Specialized Investment Fund, Luxembourg (18)

10.46 Investor Registration Rights Agreement dated as of June 29, 2007 by and between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (18)

10.47 Settlement Agreement dated July 31, 2007 by and between the Company and the Subscribers named therein and Form of Amended and Restated Stock Purchase Warrant (19)

10.48 Unsecured Convertible Promissory Note dated June 15, 2007 to Michael Pisani (20)

10.49 Unsecured Convertible Promissory Note dated June 15, 2007 to Seaside Capital II, LLC (20)

10.50 Amendment to Securities Purchase Agreement, Secured Convertible Debenture and Security Agreement dated August 1, 2007, with Trafalgar Capital Specialized Investment Fund, Luxembourg (20)

14       Code of Ethics (5)

23.1     Consent of Salberg & Company, P.A. dated October 2, 2007

23.2     Consents of Pender Newkirk & Company, LLP dated October 2, 2007
_____________

*        Compensatory Agreement.

(1) Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on February 6, 2004.

(2) Incorporated by reference from the Company's registration statement on Form SB-2/A1, filed with the Securities and Exchange Commission on June 18, 2004.

(3) Incorporated by reference from the Company's registration statement on Form SB-2/A2, filed with the Securities and Exchange Commission on August 23, 2004.

(4) Incorporated by reference from the Company's Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on March 31, 2005.

(5) Incorporated by reference from the Company's registration statement on Form SB-2, filed with the Securities and Exchange Commission on April 22, 2005.

(6) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 23, 2006.

(7) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 3, 2006.

(8) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2006.

(9) Incorporated by reference to the Company's Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on March 3, 2006.

(10) Incorporated by reference to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 8, 2006.

(11) Incorporated by reference from the Company's Annual Report on Form 10-KSB/A1, filed with the Securities and Exchange Commission on September 5, 2006.

(12) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 10, 2006.

(13) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 15, 2006.

(14) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 9, 2006.

(15) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on May 21, 2007.

(16) Incorporated by reference from the Company's registration statement on Form S-8, filed with the Securities and Exchange Commission on May 23, 2007.

(17) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 8, 2007.

(18) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 12, 2007.

(19) Incorporated by reference from the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 6, 2007.

(20) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB, filed with the Securities and Exchange Commission on August 14, 2007.

                                  UNDERTAKINGS

The undersigned Registrant also undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

The legality of the securities offered by this prospectus was passed upon for us by Crone Rozynko LLP, San Francisco, California. See Exhibit 5. Members of Crone Rozynko, LLP and their affiliates beneficially own an aggregate of 850,000 shares of our common stock issuable upon the exercise of outstanding options.

The legality of the securities offered by this prospectus was originally passed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida. Members of Schneider Weinberger & Beilly LLP and their affiliates beneficially own an aggregate of 2,500 shares of our common stock, including 1,666 shares issuable upon the exercise of outstanding common stock purchase warrants, the sale of which is covered by a currently effective registration statement.

                                     EXPERTS

The consolidated financial statements of Dynamic Leisure Corporation as of and for the year ended December 31, 2006 and for the period from May 16, 2005 (inception) to December 31, 2005 appearing in this prospectus and registration statement have been audited by Salberg & Company, P.A., Independent Registered Public Accounting Firm, as set forth in their reports thereon appearing elsewhere in this prospectus, and are included in reliance upon these reports given on the authority of such firm as experts in auditing and accounting.

The financial statements of Changes in L'Attitudes, Inc., Island Resort Tours, Inc. and International Travel and Resorts, Inc., for the years ended December 31, 2005 and 2004 have been audited by Pender Newkirk & Company, LLP, Independent Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form SB-2 under the Act for the common stock offered by this prospectus, which became effective on May 6, 2005. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement, and these statements are qualified in their entirety by reference to the contract or document.

The registration statement, including all exhibits, and other materials we file with the SEC, may be inspected without charge at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 100 F. Street, N.E., Washington, D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. We file periodic reports with the SEC; copies of all of our filings with the SEC may be viewed on the SEC's Internet website at http://www.sec.gov.

For so long as we are a reporting company, we will be required to file annual reports with the SEC, containing audited financial statements. However, unless we register our common stock under Section 12(g) of the Exchange Act, we will not be required to deliver an annual report containing audited financial statements to security holders. We currently have no plans to register our common stock under Section 12(g) of the Exchange Act. If we are not required to deliver an annual report to security holders, we do not intend to voluntarily deliver annual reports to security holders containing audited financial statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on October 2, 2007.


                                        DYNAMIC LEISURE CORPORATION

                                        By: /s/ Daniel G. Brandano
                                        -------------------------------------
                                        President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                     TITLE                       DATE
        ---------                     -----                       ----


 /s/ Daniel G. Brandano          President, Chief             October 2, 2007
-------------------------        Executive Officer
   Daniel G. Brandano            and Director


    /s/ David Shapiro                Director                 October 2, 2007
-------------------------
      David Shapiro


   /s/ Eric H. Winston               Director                 October 2, 2007
-------------------------
     Eric H. Winston


     /s/ Ben J. Dyer                 Director                 October 2, 2007
-------------------------
       Ben J. Dyer